                                                    REGISTRATION NO. 333-223714
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                         PRE-EFFECTIVE AMENDMENT NO. 1
                                  FORM S-3/A
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                     AXA EQUITABLE LIFE INSURANCE COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               -----------------

                                   NEW YORK
        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                  13-5570651
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)

             1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                (212) 554-1234
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  SHANE DALY
                 VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                     AXA EQUITABLE LIFE INSURANCE COMPANY
             1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                (212) 554-1234
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -----------------

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus(es) contained herein also relate(s) to Registration Statement No. 333-216083. Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier Registration Statement.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer","smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [_]                                                 Accelerated filer          [_]

Non-accelerated filer    [X]  (do not check if a smaller reporting company)  Smaller reporting company  [_]

                                                                             Emerging growth company    [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [_]

                               -----------------

                        CALCULATION OF REGISTRATION FEE


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------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED          PROPOSED
                                                    AMOUNT          MAXIMUM           MAXIMUM         AMOUNT OF
              TITLE OF EACH CLASS                    TO BE       OFFERING PRICE      AGGREGATE       REGISTRATION
        OF SECURITIES TO BE REGISTERED           REGISTERED (1)  PER UNIT (1)    OFFERING PRICE (1)    FEE (2)
------------------------------------------------------------------------------------------------------------------
Interests in Structured Capital Strategies PLUS. $4,566,668,000      100%              100%           $568,550
------------------------------------------------------------------------------------------------------------------
AXA Equitable Life Insurance Company............       --             --                --              None
===============================================================================================================

(1)An indeterminate number or amount of interests in the Structured Capital Strategies PLUS of AXA Equitable Life Insurance Company that may from time to time be issued at indeterminate prices, in U.S. dollars. Units of interest are only sold in U.S. dollar amounts. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $4,566,668,000.
(2)Prior to the filing of this Registration Statement, $566,668,000 of units of interest of the registrant (for a filing fee of $70,550) remained registered and unsold, pursuant to Registration Statement File No. 333- 216083 on
   Form S-3 which was filed with the Commission on February 15, 2017, and are being carried forward pursuant to Rule 415(a)(6). A payment of $498,000 for an additional $4,000,000,000 of units of interest has been wired to U.S. Bank of St. Louis, MO for deposit into the Commission's account.
                               -----------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

Structured Capital Strategies(R) PLUS GuardSM

A variable and index-linked deferred annuity contract

PROSPECTUS DATED MAY 1, 2018

PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE PURCHASING OR TAKING ANY OTHER ACTION UNDER YOUR CONTRACT. YOU SHOULD READ THE PROSPECTUSES FOR EACH TRUST WHICH CONTAIN IMPORTANT INFORMATION ABOUT THE PORTFOLIOS.

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WHAT IS STRUCTURED CAPITAL STRATEGIES(R) PLUS GUARD/SM/?

Structured Capital Strategies(R) PLUS Guard/SM/ is a variable and index-linked deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. The Structured Capital Strategies(R) contract provides for the accumulation of retirement savings. The contract also offers several payout options and an optional death benefit. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, in one or more of the Segments comprising the Structured Investment Option or in our Dollar Cap Averaging Program. See "Definition of key terms" later in this Prospectus for a more detailed explanation of terms associated with the Structured Investment Option.

This Prospectus is a disclosure document and describes the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. The contract should also be read carefully.

The contract may not currently be available in all states. In addition, certain features described in this Prospectus may vary in your state. Not all Indices are available in all states. For a state-by-state description of all material variations to this contract, see "Appendix II" later in this Prospectus. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.

WE RESERVE THE RIGHT TO DISCONTINUE THE ACCEPTANCE OF, AND/OR PLACE ADDITIONAL LIMITATIONS ON, CONTRIBUTIONS INTO CERTAIN INVESTMENT OPTIONS, INCLUDING ANY OR ALL OF THE SEGMENTS COMPRISING THE STRUCTURED INVESTMENT OPTION. IF WE EXERCISE THIS RIGHT, YOUR ABILITY TO INVEST IN YOUR CONTRACT, INCREASE YOUR ACCOUNT VALUE AND, CONSEQUENTLY, INCREASE YOUR ACCOUNT VALUE DEATH BENEFIT OR RETURN OF PREMIUM DEATH BENEFIT, IF ELECTED, WILL BE LIMITED.

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PLEASE REFER TO PAGE 14 OF THIS PROSPECTUS FOR A DISCUSSION OF RISK FACTORS.
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Our variable investment options are subaccounts offered through Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of the EQ Advisors Trust (the "Trust"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. Below is a complete list of the variable investment options:

VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
.. AXA Balanced Strategy
.. EQ/Money Market
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We also offer our Structured Investment Option, which permits you to invest in one or more Segments, each of which provides performance tied to the performance of an Index for a set period (6 years or 1 year when available). The Structured Investment Option does not involve an investment in any underlying portfolio. Instead, it is an obligation of AXA Equitable Life Insurance Company. Unlike an index fund, the Structured Investment Option provides a return at Segment maturity designed to provide a combination of protection against certain decreases in the Index and a limitation on participation in certain increases in the Index through the use of Performance Cap Rates. Our minimum Performance Cap Rate is 2%. WE WILL NOT OPEN A SEGMENT WITH A PERFORMANCE CAP RATE BELOW THE APPLICABLE MINIMUM PERFORMANCE CAP RATE. The downside protection at Segment maturity for a Segment, is equal to the first 10% of loss. All guarantees are subject to AXA Equitable's claims paying ability. THERE IS A RISK OF A SUBSTANTIAL LOSS OF YOUR PRINCIPAL BECAUSE YOU AGREE TO ABSORB ALL LOSSES TO THE EXTENT THEY EXCEED THE DOWNSIDE PROTECTION PROVIDED BY THE STRUCTURED INVESTMENT OPTION AT SEGMENT MATURITY. IF YOU WOULD LIKE A GUARANTEE OF PRINCIPAL, WE OFFER OTHER PRODUCTS THAT PROVIDE SUCH GUARANTEES.


The total amount earned on an investment in a Segment of the Structured Investment Option is only applied at Segment maturity. If you take a withdrawal from a Segment on any date prior to Segment maturity, we calculate the interim value of the Segment as described in "Appendix III -- Segment Interim Value." This amount may be less than the amount invested and may be less than the amount you would receive had you held the investment until Segment maturity. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, interest rate increases, and by poor market performance. All other factors being equal, the Segment Interim Value would be lower the earlier a withdrawal or surrender is made during a Segment. Also, participation in upside performance for early withdrawals is pro-rated based on the period those amounts were invested in a Segment. This means you participate to a lesser extent in upside performance the earlier you take a withdrawal.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                 SCS PLUS Guard
                                                                        #444677

We currently offer the Structured Investment Option using the following Indices:

INDICES
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.. S&P 500 Price Return Index
.. Russell 2000(R) Price Return Index
.. iShares(R) MSCI EAFE ETF
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TYPES OF CONTRACTS. We offer the contracts for use as:

..   A nonqualified annuity ("NQ") for after-tax contributions only.

..   An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.

..   An annuity that is an investment vehicle for a qualified plan ("QP")
    (whether defined contribution or defined benefit; transfer contributions only).

A minimum contribution of $25,000 is required to purchase a contract.

The principal underwriters of the contract are AXA Advisors, LLC and AXA Distributors, LLC. The offering of the contract is intended to be continuous.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2018, is a part of the registration statement filed on Form N-4. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

Contents of this Prospectus

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             Who is AXA Equitable?                               5
             Definitions of key terms                            6
             Structured Capital Strategies(R) PLUS Guard/SM/
               at a glance -- key features                       8

             ------------------------------------------------------
             FEE TABLE                                          11
             ------------------------------------------------------

             Examples                                           12
             Condensed financial information                    13

             ------------------------------------------------------
             1. RISK FACTORS                                    14
             ------------------------------------------------------
             Cybersecurity                                      17
             Fiduciary Rule                                     17

             ------------------------------------------------------
             2. HOW TO REACH US                                 18
             ------------------------------------------------------

             ------------------------------------------------------
             3. CONTRACT FEATURES AND BENEFITS                  20
             ------------------------------------------------------
             How you can purchase and contribute to your
               contract                                         20
             Owner and annuitant requirements                   23
             How you can make your contributions                23
             Allocating your contributions                      24
             What are your investment options under the
               contract?                                        24
             Portfolios of the Trust                            25
             Structured Investment Option                       27
             Dollar Cap Averaging Program                       35
             Your right to cancel within a certain number of
               days                                             36

             ------------------------------------------------------
             4. DETERMINING YOUR CONTRACT'S VALUE               37
             ------------------------------------------------------
             Your account value and cash value                  37
             Your contract's value in the variable investment
               options, Segment Type Holding Accounts and the
               Dollar Cap Averaging Account                     37
             Your contract's value in the Structured
               Investment Option                                37

             ------------------------------------------------------
             5. TRANSFERRING YOUR MONEY AMONG INVESTMENT
               OPTIONS                                          38
             ------------------------------------------------------
             Transferring your account value                    38
             Disruptive transfer activity                       38


-------------
"We," "our," and "us" refer to AXA Equitable.
When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.


When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                          CONTENTS OF THIS PROSPECTUS

             ------------------------------------------------------
             6. ACCESSING YOUR MONEY                            40
             ------------------------------------------------------
             Withdrawing your account value                     40
             How withdrawals are taken from your account value 41 Surrendering your contract to receive its cash
               value                                            41
             Withdrawals treated as surrenders                  41
             When to expect payments                            41
             Signature Guarantee                                42
             Your annuity payout options                        42

             ------------------------------------------------------
             7. CHARGES AND EXPENSES                            44
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             Charges that AXA Equitable deducts                 44
             Charges under the contracts                        44
             Charges that the Trust deducts                     46
             Group or sponsored arrangements                    46
             Other distribution arrangements                    47

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             8. PAYMENT OF DEATH BENEFIT                        48
             ------------------------------------------------------
             Your beneficiary and payment of benefit            48
             Non-spousal joint owner contract continuation      50
             Spousal continuation                               50
             Beneficiary continuation option                    50

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             9. TAX INFORMATION                                 53
             ------------------------------------------------------
             Overview                                           53
             Buying a contract to fund a retirement arrangement 53
             Transfers among investment options                 53
             Taxation of nonqualified annuities                 53
             Individual retirement arrangements ("IRAs")        55
             Traditional individual retirement annuities
               ("traditional IRAs")                             56
             Roth individual retirement annuities ("Roth IRAs") 60
             Tax withholding and information reporting          63
             Impact of taxes to AXA Equitable                   64

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             10. MORE INFORMATION                               65
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             About Separate Account No. 49                      65
             About Separate Account No. 68                      65
             About the Trust                                    65
             About the general account                          66
             About other methods of payment                     66
             Dates and prices at which contract events occur    66
             About your voting rights                           67
             Statutory compliance                               67
             About legal proceedings                            67
             Financial statements                               67
             Transfers of ownership, collateral assignments,
               loans, and borrowing                             68
             About Custodial IRAs                               68
             Distribution of the contracts                      68


             ------------------------------------------------------
             11. INCORPORATION OF CERTAIN DOCUMENTS BY
               REFERENCE                                        71
             ------------------------------------------------------


        ----------------------------------------------------------------
        APPENDICES
        ----------------------------------------------------------------
          I  --  Condensed financial information                     I-1
         II  --  State contract availability and/or variations of
                   certain features and benefits                    II-1
        III  --  Segment Interim Value                             III-1
         IV  --  Index Publishers                                   IV-1
          V  --  Segment Maturity Date and Segment Start Date
                   examples                                          V-1
         VI  --  Purchase considerations for defined benefit and
                   defined contribution plans                       VI-1

        ----------------------------------------------------------------
        STATEMENT OF ADDITIONAL INFORMATION
          Table of contents
        ----------------------------------------------------------------

                          CONTENTS OF THIS PROSPECTUS

Who is AXA Equitable?

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We are AXA Equitable Life Insurance Company ("AXA Equitable") a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable Life Insurance Company is an indirect wholly owned subsidiary of AXA Equitable Holdings, Inc., which is an indirect majority owned subsidiary of AXA S.A. ("AXA"), a French holding company for an international group of insurance and related financial services companies. As the majority shareholder of AXA Equitable, AXA exercises significant influence over the operations and capital structure of AXA Equitable. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts. AXA Equitable is solely responsible for paying all amounts owed to you under your contract.


AXA Equitable Holdings, Inc. and its consolidated subsidiaries managed approximately $669.9 billion in assets as of December 31, 2017. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

                             WHO IS AXA EQUITABLE?

Definitions of key terms


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ACCOUNT VALUE -- Your "account value" is the total of: (i) the values you have in the variable investment options, (ii) the values you have in the Segment Type Holding Accounts and (iii) your Segment Interim Values.

ANNUAL LOCK ANNIVERSARY -- The end of each Annual Lock Period.

ANNUAL LOCK ANNIVERSARY ENDING AMOUNT -- The amount on an Annual Lock Anniversary calculated for the first Annual Lock Period by adding the Annual Lock Yearly Return Amount to the Segment Investment, as adjusted for any withdrawals from that Segment. For subsequent Annual Lock Periods the amount is calculated by adding the Annual Lock Yearly Return Amount to the previous Annual Lock Anniversary Starting Amount, as adjusted for any withdrawals from that Segment. The Annual Lock Anniversary Ending Amount is used solely to calculate the Segment Maturity Value for Annual Lock Segments. The Annual Lock Anniversary Ending Amount is not credited to the contract, is not the Segment Interim Value and cannot be received upon surrender or withdrawal.

ANNUAL LOCK ANNIVERSARY STARTING AMOUNT -- The Annual Lock Anniversary Starting Amount for the first Annual Lock Period is equal to the Segment Investment, as adjusted for any withdrawals from that Segment. For subsequent Annual Lock Periods, it is equal to the Annual Lock Anniversary Ending Amount for the prior Annual Lock Period, as adjusted for any withdrawals from that Segment. The Annual Lock Anniversary Starting Amount is not credited to the contract, is not the Segment Interim Value and cannot be received upon surrender or withdrawal.

ANNUAL LOCK PERIOD -- Each of the one-year periods during an Annual Lock
Segment.

ANNUAL LOCK YEARLY RETURN AMOUNT -- Equals the Segment Investment multiplied by the Annual Lock Yearly Rate of Return for the first Annual Lock Period. For subsequent Annual Lock Periods, it is equal to the Annual Lock Anniversary Starting Amount multiplied by the corresponding Annual Lock Yearly Rate of Return.

ANNUAL LOCK SEGMENT -- Any multi-year duration Segment belonging to a Segment Type whose name includes "Annual Lock". Unlike other Segments, your return is cumulatively calculated based on Index performance each Annual Lock Period subject to the Performance Cap Rate and Segment Buffer.

ANNUAL LOCK YEARLY RATE OF RETURN -- The Rate of Return for an Annual Lock Segment during an Annual Lock Period as calculated on the Annual Lock Anniversary. If the Index Performance Rate is positive, then the Annual Lock Yearly Rate of Return is a rate equal to the Index Performance Rate, but not more than the Performance Cap Rate. If the Index Performance Rate is negative, but declines by a percentage less than or equal to the Segment Buffer, then the Annual Lock Yearly Rate of Return is 0%. If the Index Performance Rate is negative, and declines by more than the Segment Buffer, then the Annual Lock Yearly Rate of Return is negative, but will not reflect the amount of the Segment Buffer (i.e., the first -10% of downside performance).

ANNUITANT -- The "annuitant" is the person who is the measuring life for determining the contract's maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life for determining contract benefits, except for the Return of Premium Death Benefit.

BUSINESS DAY -- Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). If the Securities and Exchange Commission determines the existence of emergency conditions on any day, and consequently, the NYSE does not open, then that day is not a business day.

CASH VALUE -- At any time before annuity payments begin, your contract's cash value is equal to the account value less any applicable withdrawal charges.

CONTRACT DATE -- The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract.

CONTRACT DATE ANNIVERSARY -- The end of each 12 month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.

CONTRACT YEAR -- The 12 month period beginning on your contract date and each 12 month period after that date is a "contract year."

DOLLAR CAP AVERAGING PROGRAM -- Our Dollar Cap Averaging Program allows for the systematic transfer of amounts in the dollar cap averaging account into the Segment Type Holding Accounts.

INDEX -- An Index is used to determine the Segment Rate of Return for a Segment. We currently offer Segment Types based on the performance of (1) securities indices or (2) exchange-traded funds. Throughout this Prospectus, we refer to these indices and exchange-traded funds using the term "Index" or, collectively, "Indices." In the future, we may offer Segment Types based on other types of Indices.

INDEX PERFORMANCE RATE -- For a Segment, the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity Date or from the Segment Start Date to the first Annual Lock Anniversary (and thereafter from one Annual Lock Anniversary to the next) for Annual Lock Segments. The Index Performance Rate may be positive, negative or zero.

IRA -- Individual retirement annuity contract, either traditional IRA or Roth IRA (may also refer to an individual retirement account or an individual retirement arrangement).

IRS -- Internal Revenue Service.

NQ CONTRACT -- Nonqualified contract.

OWNER -- The "owner" is the person who is the named owner in the contract and, if an individual, is the measuring life for determining contract benefits, except for the Return of Premium Death Benefit.

                           DEFINITIONS OF KEY TERMS

PERFORMANCE CAP RATE -- For Standard Segments the Performance Cap Rate is the highest Segment Rate of Return that can be credited on a Segment Maturity Date. For Annual Lock Segments the Performance Cap Rate is the highest Annual Lock Yearly Rate of Return that can be applied on an Annual Lock Anniversary. The Performance Cap Rate is not an annual rate of return.

PERFORMANCE CAP THRESHOLD -- A minimum rate you may specify as a participation requirement that the Performance Cap Rate for a new Segment must equal or exceed in order for amounts to be transferred from a Segment Type Holding Account into a new Segment.

QP CONTRACT -- An annuity contract that is an investment vehicle for a qualified plan.

REFERENCE LIFE (LIVES) -- The Reference Life (or Reference Lives) is the individual or individuals on whose life we base the optional Return of Premium Death Benefit. We establish the Reference Life (or Reference Lives) at contract issue and the Reference Life (or Reference Lives) generally does not change. For contracts with a natural owner, the Reference Life (or Reference Lives) is the original owner (or original joint owners). For contracts with a non-natural owner, the Reference Life is the original annuitant. The Reference Life or Reference Lives may also be referred to as the Measuring Life or Measuring Lives in certain documents.

SAI -- Statement of Additional Information.

SEC -- Securities and Exchange Commission.

SEGMENT -- An investment option we establish with the Index, Segment Duration and Segment Buffer of a specific Segment Type, and for which we also specify a Segment Maturity Date and Performance Cap Rate. We currently offer Standard Segments and Annual Lock Segments.

SEGMENT BUFFER -- The portion of any negative Index Performance Rate that we absorb on a Segment Maturity Date or each Annual Lock Anniversary for a particular Segment. Any percentage decline in a Segment's Index Performance Rate in excess of the Segment Buffer reduces your Segment Maturity Value and any Annual Lock Anniversary Ending Amount. We currently offer Segment Buffers of -10%.

SEGMENT BUSINESS DAY -- A business day that all Indices underlying available Segments are scheduled to be open and to publish prices. A scheduled holiday for any one Index disqualifies that day from being scheduled as a Segment Business Day for all Segments. We use Segment Business Days in this manner so that, based on published holiday schedules, we mature all Segments on the same day and start all new Segments on a subsequent day. This design, among other things, facilitates the roll over of maturing Segment Investments into new Segments.


SEGMENT DURATION -- The period from the Segment Start Date to the Segment Maturity Date.


SEGMENT INTERIM VALUE -- The value of your investment in a Segment prior to the Segment Maturity Date.

SEGMENT INVESTMENT -- The amount transferred to a Segment on its Segment Start Date, as adjusted for any withdrawals from that Segment.

SEGMENT MATURITY DATE -- The Segment Business Day on which a Segment ends.

SEGMENT MATURITY DATE REQUIREMENT -- You will not be permitted to invest in a Segment if the Segment Maturity Date is later than your contract maturity date.

SEGMENT MATURITY VALUE -- The value of your investment in a Segment on the Segment Maturity Date.

SEGMENT PARTICIPATION REQUIREMENTS -- The requirements that must be met before we transfer amounts from a Segment Type Holding Account to a new Segment on a Segment Start Date.

SEGMENT RATE OF RETURN -- The rate of return earned by a Segment as calculated on the Segment Maturity Date. The Segment Rate of Return is calculated differently for Standard Segments and Annual Lock Segments.

SEGMENT RETURN AMOUNT -- Equals the Segment Investment multiplied by the Segment Rate of Return.

SEGMENT START DATE -- The Segment Business Day on which a new Segment is established.

SEGMENT TYPE -- Comprises all Standard Segments or Annual Lock Segments having the same Index, Segment Duration and Segment Buffer. Each Segment Type has a corresponding Segment Type Holding Account.

SEGMENT TYPE HOLDING ACCOUNT -- An account that holds all contributions and transfers allocated to a Segment Type pending investment in a Segment. There is a Segment Type Holding Account for each Segment Type. The Segment Type Holding Accounts are part of the EQ/Money Market variable investment option.

STANDARD SEGMENT -- Any Segment that is not an Annual Lock Segment.

STRUCTURED INVESTMENT OPTION -- An investment option that permits you to invest in various Segments, each tied to the performance of an Index, and participate in the performance of that Index.

                           DEFINITIONS OF KEY TERMS

Structured Capital Strategies(R) PLUS GuardSM at a glance -- key features

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VARIABLE INVESTMENT OPTIONS  The variable investment options invest in portfolios sub-advised by professional investment advisers. The
                             contract currently offers two variable investment options.
                             Depending upon the performance of the variable investment
                             options, you could lose money by investing in one or more
                             variable investment options.
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STRUCTURED INVESTMENT        See "Definition of key terms" on the prior page and
OPTION                       "Contract features and benefits" later in this Prospectus
                             for more detailed explanations of terms associated with the
                             Structured Investment Option.
                             ------------------------------------------------------------
                             .   Investments in Segments are not investments in
                                 underlying mutual funds; Segments are not "index
                                 funds." Each Segment Type offers an opportunity to
                                 invest in a Segment that is tied to the performance of
                                 a Securities Index or exchange-trade fund. Throughout
                                 this Prospectus, we refer to these indices and
                                 exchange-traded funds using the term "Index" or,
                                 collectively, "Indices." You participate in the
                                 performance of that Index by investing in the Segment.
                                 You do not participate in the investment results of any
                                 assets we hold in relation to the Segments. We hold
                                 assets in a "non-unitized" separate account we have
                                 established under the New York Insurance Law to support
                                 our obligations under the Structured Investment Option.
                                 We calculate the results of an investment in a Segment
                                 pursuant to one or more formulas described later in
                                 this Prospectus. Depending upon the performance of the
                                 Indices, you could lose money by investing in one or
                                 more Segments.
                             .   An "Index" is used to determine the Segment Rate of
                                 Return for a Segment. We currently offer Segment Types
                                 based on the performance of (1) securities Indices and
                                 (2) exchange-traded funds. In the future, we may offer
                                 Segment Types based on other types of Indices. The
                                 Indices are as follows:
                                -- S&P 500 Price Return Index;
                                -- Russell 2000(R) Price Return Index; and
                                -- iShares(R) MSCI EAFE ETF.
                             .   The Segment Return Amount will only be applied on the
                                 Segment Maturity Date.
                             .   The Segment Rate of Return could be positive, zero, or
                                 negative. THERE IS A RISK OF A SUBSTANTIAL LOSS OF YOUR
                                 PRINCIPAL BECAUSE YOU AGREE TO ABSORB ALL LOSSES TO THE
                                 EXTENT THEY EXCEED THE SEGMENT BUFFER.
                             .   We will usually declare a Performance Cap Rate for each
                                 Segment. The Performance Cap Rate for the same Segment
                                 may be different for owners who elect that Segment
                                 during their first Contract Year than for owners who
                                 are in their second or later Contract Year. The
                                 Performance Cap Rate is the maximum Segment Rate of
                                 Return that can be credited on the Segment Maturity
                                 Date or used to calculate the maximum Annual Lock
                                 Yearly Rate of Return on an Annual Lock Anniversary for
                                 that Segment. The Performance Cap Rate may limit your
                                 participation in any increases in the underlying Index
                                 associated with a Segment. Our minimum Performance Cap
                                 Rate is 2%. WE WILL NOT OPEN A SEGMENT WITH A
                                 PERFORMANCE CAP RATE BELOW THE MINIMUM PERFORMANCE CAP
                                 RATE. In some cases, we may decide not to declare a
                                 Performance Cap Rate for a Segment, in which case there
                                 is no maximum Segment Rate of Return for that Segment.
                             .   On any date prior to Segment maturity, we calculate the
                                 Segment Interim Value for each Segment as described in
                                 "Appendix III -- Segment Interim Value". This amount
                                 may be less than the amount invested, may be less than
                                 the Annual Lock Anniversary Ending Amount on each
                                 Annual Lock Anniversary and may be less than the amount
                                 you would receive had you held the investment until
                                 Segment maturity. The Segment Interim Value will
                                 generally be negatively affected by increases in the
                                 expected volatility of index prices, interest rate
                                 increases, and by poor market performance. All other
                                 factors being equal, the Segment Interim Value would be
                                 lower the earlier a withdrawal or surrender is made
                                 during a Segment. Also, participation in upside
                                 performance for early withdrawals is pro-rated based on
                                 the period those amounts were invested in a Segment.
                                 This means you participate to a lesser extent in upside
                                 performance the earlier you take a withdrawal.
                             .   You can set a Performance Cap Threshold for any Segment
                                 Type in which you plan to invest. By doing so, amounts
                                 you allocate to a Segment Type Holding Account will
                                 only be transferred into a new Segment if the
                                 Performance Cap Rate we declare for that Segment is
                                 equal to or exceeds your Performance Cap Threshold.
                                A Performance Cap Threshold will remain in effect
                                through the first scheduled Segment Start Date that is
                                at least two months after your Performance Cap Threshold
                                election (the "PCT Expiry Date"). For example, if a
                                Performance Cap Threshold becomes effective on Tuesday,
                                August 1st, it is effective through Thurs- day, October
                                5th. If a Performance Cap Threshold becomes effective on
                                December 29th, 30th, 31st, or July 31st, then the PCT
                                Expiry Date will be the day of the first scheduled
                                Segment Start Date in March or
-----------------------------------------------------------------------------------------

  STRUCTURED CAPITAL STRATEGIES(R) PLUS GUARD/SM/ AT A GLANCE -- KEY FEATURES

-------------------------------------------------------------------------------------
STRUCTURED INVESTMENT     October, respectively. This means that if the declared
OPTION (CONTINUED)        Performance Cap Rate for a Segment has not matched or
                          exceeded your Performance Cap Threshold on any of the
                          scheduled Segment Start Dates on or before the PCT
                          Expiry Date, any amounts in the applicable Segment Type
                          Holding Account (including any funds transferred to that
                          holding account after the Performance Cap Threshold
                          becomes effective) on the business day immediately
                          preceding the next scheduled Segment Start Date after
                          the PCT Expiry Date will automatically be transferred
                          into the Segment created on that Segment Start Date,
                          unless you specify a new Performance Cap Threshold prior
                          to that date.
                          If you do not specify a Performance Cap Threshold, or
                          your Performance Cap Threshold expires, you run the risk
                          that you will be automatically transferred into a
                          Segment with a Performance Cap Rate that is not
                          acceptable to you. Performance Cap Thresholds are not
                          available if you invest in the Dollar Cap Averaging
                          Program. For more information about the operation of
                          Performance Cap Thresholds, see "Segment Partic- ipation
                          Requirements" in "Contract features and benefits" later
                          in this Prospectus.

  . The following chart provides a comparison of certain differences between Segment Types.

        ---------------------------------------------------------------
                                                            MINIMUM
                   SEGMENT             SEGMENT    SEGMENT  PERFORMANCE
                    TYPE               DURATIONS  BUFFERS  CAP RATES
        ---------------------------------------------------------------
        Annual Lock                     6 year     -10%        2%
        ---------------------------------------------------------------
        Standard*                       1 year     -10%        2%
        ---------------------------------------------------------------
        *  Standard Segments have limited availability. The iShares(R)
           MSCI EAFE EFT is not available with the Standard Segments.

                      .   BOTH THE PERFORMANCE CAP RATE AND THE SEGMENT BUFFER
                          ARE RATES OF RETURN FROM THE SEGMENT START DATE TO THE
                          SEGMENT MATURITY DATE OR FROM THE SEGMENT START DATE TO
                          THE FIRST ANNUAL LOCK ANNIVERSARY (AND THEREAFTER FROM
                          EACH ANNUAL LOCK ANNIVERSARY TO THE NEXT) FOR ANNUAL
                          LOCK SEGMENTS, NOT ANNUAL RATES OF RETURN, EVEN IF THE
                          SEGMENT DURATION IS LONGER THAN ONE YEAR. YOUR
                          PERFORMANCE CAP THRESHOLD IS ALSO NOT AN ANNUAL RATE OF
                          RETURN.
                      .   THIS PRODUCT GENERALLY OFFERS GREATER UPSIDE POTENTIAL,
                          BUT LESS DOWNSIDE PROTECTION, ON A SEGMENT MATURITY
                          DATE THAN FIXED INDEXED ANNUITIES, WHICH PROVIDE A
                          GUARANTEED MINIMUM RETURN.
----------------------------------------------------------------------------------

TAX CONSIDERATIONS  .   On earnings inside the      No tax until you make withdrawals
                        contract                    from your contract or receive
                                                    annuity payments.
                    --------------------------------------------------------------------
                    .   On transfers inside the     No tax on transfers among
                        contract                    investment options, including on a
                                                    Segment Maturity Date.
                    --------------------------------------------------------------------
                    If you are purchasing an annuity contract as an Individual
                    Retirement Annuity (IRA) or to fund an employer retirement plan
                    (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already
                    provided by the Internal Revenue Code for individual retirement arrangements. Before purchasing this contract, you should
                    consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of this contract with any other investment that you may use in connection with your
                    individual retirement arrangement. You should also be aware that income received under the contract is taxable as ordinary income and not as capital gain. For more information, see "Tax
                    information" later in this Prospectus.
----------------------------------------------------------------------------------------

CONTRIBUTION AMOUNTS  .   NQ
                         $25,000 (initial) (minimum)
                         $500 (subsequent) (minimum)
                      .   Traditional or Roth IRA
                         $25,000 (initial) (minimum)
                         $50 (subsequent) (minimum)
                      .   QP (defined contribution or defined benefit)
                         $25,000 (initial) (minimum)
                         $500 (subsequent) (minimum)
                      .   Maximum contribution limitations apply to all contracts.
                      --------------------------------------------------------------
                      In general, contributions are limited to $1.5 million under all Structured Capital Strategies(R) contracts with the
                      same owner or annuitant and $2.5 million under all AXA
                      Equitable annuity accumulation contracts with the same
                      owner or annuitant. Higher contributions may only be made
                      with our prior approval. Upon advance notice to you, we may exercise certain rights we have under the contract
                      regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and
                      limitations, and (ii) discontinue acceptance of
                      contributions including contributions in general, or to
                      particular investment options. In addition, we may, at any time, exercise our right to limit or terminate transfers
                      into any variable investment option. For more information, see "How you can purchase and contribute to your contract"
                      in "Contract features and benefits" later in this
                      Prospectus. For contracts issued to qualified plans, see
                      "Appendix VI" later in this Prospectus.
------------------------------------------------------------------------------------

  STRUCTURED CAPITAL STRATEGIES(R) PLUS GUARD/SM/ AT A GLANCE -- KEY FEATURES

-----------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY       .   Partial withdrawals
                           .   Contract surrender
                           .   You may be subject to tax on any income you receive
                               and, unless you are age 59 1/2 or another exception
                               applies, an additional 10% federal income tax penalty.
                               You may also incur a withdrawal charge for certain
                               withdrawals or if you surrender your contract.
-----------------------------------------------------------------------------------------
ADDITIONAL FEATURES        .   Dollar Cap Averaging Program
-----------------------------------------------------------------------------------------
DEATH BENEFITS             .   Return of Premium Death Benefit (for an additional
                               charge)
                              The optional Return of Premium Death Benefit is payable
                              upon the death of the Reference Life (or surviving
                              Reference Life if there are joint Reference Lives). The
                              Reference Life will not generally change even if the
                              owner or annuitant is changed. If elected, the death
                              benefit payable is the greater of the Return of Premium
                              Death Benefit amount (calculated as total contributions
                              reduced pro rata by any withdrawals) or the account
                              value. The guaranteed benefits under the contract are
                              supported by AXA Equitable's general account and are
                              subject to AXA Equitable's claims paying ability.
                              Contract owners should look to the financial strength of
                              AXA Equitable for its claims paying ability.

                           .   Account value death benefit (no additional charge)
-----------------------------------------------------------------------------------------
FEES AND CHARGES           Please see "Fee table" later in this section for complete
                           details.
-----------------------------------------------------------------------------------------
OWNER AND ANNUITANT ISSUE  0-85
AGES
-----------------------------------------------------------------------------------------
YOUR RIGHT TO CANCEL       To exercise your cancellation right you must notify us,
                           with a signed letter of instruction electing this right, to our processing office within 10 days after you receive your contract. If state law requires, this "free look" period
                           may be longer. See "Your right to cancel within a certain
                           number of days" in "Contract features and benefits" later
                           in this Prospectus for more information.
-----------------------------------------------------------------------------------------

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. ALL SEGMENT TYPES MAY NOT BE AVAILABLE IN ALL STATES. FOR A STATE-BY-STATE DESCRIPTION OF ALL MATERIAL VARIATIONS TO THIS CONTRACT, SEE "APPENDIX II" LATER IN THIS PROSPECTUS.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, and have fees and charges, that are different from those in the contracts offered by this Prospectus. Not every contract we issue is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

Some selling broker-dealers may require you to elect certain features or options, including features or options that have an additional cost. Other broker-dealers may not require you to elect those features or options. You can contact us to find out more about the availability of any of the AXA Equitable annuity contracts, features and options.

You should work with your financial professional to decide whether this contract is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

  STRUCTURED CAPITAL STRATEGIES(R) PLUS GUARD/SM/ AT A GLANCE -- KEY FEATURES

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, request special services or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply./(1)/

----------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST
 CERTAIN TRANSACTIONS
----------------------------------------------------------------------
Maximum withdrawal charge as a percentage of
contributions withdrawn (deducted if you
surrender your contract or make certain
withdrawals or apply your cash value to certain
payout options).                                       6.00%/(2)/

Charge for each additional transfer in excess of   Maximum Charge: $35
12 transfers per contract year:/(3)/               Current Charge: $0

SPECIAL SERVICES CHARGES

..   Wire transfer charge       Current and Maximum Charge:  $90

..   Express mail charge        Current and Maximum Charge:  $35

..   Duplicate contract charge  Current and Maximum Charge:  $35/(5)/

..   Check preparation          Maximum Charge               $85
    charge/(4)/                Current Charge               $0

..   Charge for third-party     Maximum Charge               $125
    transfer or exchange/(4)/  Current Charge               $65/(5)/
---------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.

--------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS
 (INCLUDING THE SEGMENT TYPE HOLDING ACCOUNTS) EXPRESSED AS AN
 ANNUAL PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:
--------------------------------------------------------------------
   Variable Investment Option fee/(6)/                         1.15%
   This fee does not apply to amounts held in a Segment.
--------------------------------------------------------------------
   OPTIONAL SEPARATE ACCOUNT EXPENSES:
--------------------------------------------------------------------
     Return of Premium Death Benefit charge/(7)/               0.20%
--------------------------------------------------------------------
TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES WITH HIGHEST
OPTIONAL SEPARATE ACCOUNT ANNUAL EXPENSES                      1.35%
--------------------------------------------------------------------
--------------------------------------------------------------------
 CHARGES WE DEDUCT FROM SEGMENTS IF YOU ELECT THE OPTIONAL RETURN
 OF PREMIUM DEATH BENEFIT, EXPRESSED AS AN ANNUAL PERCENTAGE OF
 THE SEGMENT INVESTMENT
--------------------------------------------------------------------
Return of Premium Death Benefit charge/(8)/                    0.20%
--------------------------------------------------------------------

---------------------------------------------------------
 ADJUSTMENTS FOR EARLY SURRENDER OR WITHDRAWAL FROM A
 SEGMENT
---------------------------------------------------------
 WHEN CALCULATION IS MADE                    MAXIMUM
                                           AMOUNT THAT
                                         MAY BE LOST/(9)/
---------------------------------------------------------
                                           -10% BUFFER
---------------------------------------------------------
Segment Interim Value is applied on      90% of Segment
surrender or withdrawal from a Segment   Investment
prior to its Segment Maturity Date
---------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust Prospectus for the portfolio.


-----------------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-----------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses (expenses that are deducted from portfolio assets  Lowest Highest
including management fees, 12b-1 fees, service fees, and/or other expenses)/(10)/            0.71%  1.04%
-----------------------------------------------------------------------------------------------------------


(1)The current tax charge that might be imposed varies by jurisdiction and currently ranges from 0% to 3.5%.

                                   FEE TABLE

(2)Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

   The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal, surrender your contract to receive its cash value, or surrender your contract to apply your cash value to a non-life contingent annuity payment option. For each contribution, we consider the contract year in which we receive that contribution to be "contract year 1".

Contract Year
-------------
     1........ 6.00%
     2........ 6.00%
     3........ 5.00%
     4........ 5.00%
     5........ 4.00%
     6........ 3.00%
     7+....... 0.00%

(3)Currently, we do not charge for transfers among variable investment options under the contract. However, we reserve the right to charge for transfers in excess of 12 transfers per contract year. We will charge no more than $35 for each variable transfer at the time each transfer is processed. See "Transfer charge" in "Charges and expenses" later in this Prospectus. We will not count transfers from Segment Type Holding Accounts into Segments on a Segment Start Date, or the allocation of Segment Maturity Value on a Segment Maturity Date in calculating the number of transfers subject to this charge.

(4)The charge will not exceed 2% of the amount disbursed or transferred.

(5)This charge is currently waived. This waiver may be discontinued at any time, with or without notice.

(6)On a non-guaranteed basis, we may waive any portion of the variable investment option fee as it applies to the EQ/Money Market variable investment option (including any amounts in the Segment Type Holding Accounts and dollar cap averaging account) to the extent that the fee exceeds the income distributed by the underlying EQ/Money Market Portfolio. This waiver is limited to the variable investment option fee, and it is not a fee waiver or performance guarantee for the underlying EQ/Money Market Portfolio. See "Variable Investment Option fee" in "Charges and expenses" later in this Prospectus.

(7)On a non-guaranteed basis, we may waive any portion of the Return of Premium Death Benefit charge as it applies to the EQ/Money Market variable investment option (including any amounts in the Segment Type Holding Accounts and dollar cap averaging account) to the extent that the charge exceeds the income distributed by the underlying EQ/Money Market Portfolio. This waiver is limited to the Return of Premium Death Benefit charge, and it is not a fee waiver or performance guarantee for the underlying EQ/Money Market Portfolio. See "Return of Premium Death Benefit charge" in "Charges and expenses" later in this Prospectus.

(8)The Return of Premium Death Benefit charge is deducted from each Segment on the Segment Maturity Date as part of the Segment Rate of Return calculation. If the contract is surrendered or annuitized, a withdrawal is taken, or a death benefit is paid, on any date other than the Segment Maturity Date, we will deduct a pro rata portion of the charge from each Segment.

(9)The actual amount of the Segment Interim Value is determined by a formula that depends on, among other things, the Segment Buffer and how the Index has performed since the Segment Start Date, as discussed in "Appendix III" later in this Prospectus. The maximum loss would occur if there is a total distribution for a Segment at a time when the Index price has declined to zero. For Annual Lock Segments, this is the maximum amount you could lose during each Annual Lock Period. The maximum loss for an Annual Lock Segment could be greater than 90%. If you surrender or cancel your contract, die or make a withdrawal from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date or Annual Lock Anniversary, any upside performance will be limited to a percentage lower than the Performance Cap Rate.

(10)"Total Annual Portfolio Operating Expenses" may be based, in part, on estimated amounts of such expenses.

EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). These examples do not reflect charges for any special service you may request. For a complete description of portfolio charges and expenses, please see the prospectuses for the Trust.

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated.

The Dollar Cap Averaging Program is not covered by the fee table and examples. While there is no fee for using the Dollar Cap Averaging Program, any applicable variable investment option fee amount and withdrawal charges do apply to amounts residing in the dollar cap averaging account.

You can find examples illustrating the Structured Investment Option under "Structured Investment Option" in "Contract Features and Benefits." Withdrawal charges, if any, also apply to the Structured Investment Option.

These examples should not be considered a representation of past or future expenses for any variable investment option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

                                   FEE TABLE

The example assumes that you invest $10,000 in the contract (and allocate the entire amount to the specified variable investment options and not to any Segments) for the time periods indicated and that your investment has a 5% return each year and you elected the Return of Premium Death Benefit. The example also assumes (i) the total annual expenses of the portfolios set forth in the previous tables; and (ii) there is no waiver of any withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


---------------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE CONTRACT AT THE END OF THE APPLICABLE
                                    END OF THE APPLICABLE TIME PERIOD               TIME PERIOD
---------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------------
AXABalanced Strategy                 $850    $1,270    $1,717    $2,806    $250     $770     $1,317    $2,806
---------------------------------------------------------------------------------------------------------------
EQ/MoneyMarket                       $816    $1,166    $1,543    $2,457    $216     $666     $1,143    $2,457
---------------------------------------------------------------------------------------------------------------


The example assumes that you invest $10,000 in the contract (and allocate the entire amount to the specified variable investment options and not to any Segments) for the time periods indicated and that your investment has a 5% return each year and you did not elect the Return of Premium Death Benefit. The example also assumes (i) the total annual expenses of the portfolios set forth in the previous tables; and (ii) there is no waiver of any withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


---------------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE CONTRACT AT THE END OF THE APPLICABLE
                                    END OF THE APPLICABLE TIME PERIOD               TIME PERIOD
---------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------------
AXABalanced Strategy                 $830    $1,209    $1,614    $2,600    $230     $709     $1,214    $2,600
---------------------------------------------------------------------------------------------------------------
EQ/MoneyMarket                       $795    $1,104    $1,438    $2,244    $195     $604     $1,038    $2,244
---------------------------------------------------------------------------------------------------------------


CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2017.

                                   FEE TABLE

1. Risk factors

--------------------------------------------------------------------------------

This section discusses risks associated with some features of the contract. See "Definition of key terms" earlier in this Prospectus and "Contract features and benefits" later in this Prospectus for more detailed explanations of terms associated with the Structured Investment Option.

..   There is a risk of a substantial loss of your principal because you agree to absorb all losses from the portion of any negative Index Performance Rate that exceeds the Segment Buffer on the Segment Maturity Date or Annual Lock Anniversary.

   FOR ANNUAL LOCK SEGMENTS. The -10% Segment Buffer protects against the first 10% of loss each Annual Lock Period. If the Index Performance Rate declines by more than the Segment Buffer during an Annual Lock Period, you will lose an amount equal to 1% of your Segment Investment (if the decline occurs during the first Annual Lock Period and of your Annual Lock Anniversary Starting Amount thereafter) for every 1% that the Index Performance Rate declines below the Segment Buffer. This means that during an Annual Lock Period you could lose up to 90% of your Segment Investment (if the decline occurs during the first Annual Lock Period and of your Annual Lock Anniversary Starting Amount thereafter) with the -10% Segment Buffer. The cumulative result means that you could lose more than 90% of your principal in an Annual Lock Segment. Each time you roll over your Segment Maturity Value into a new Annual Lock Segment you are subject to the same risk of loss as described above.

   FOR STANDARD SEGMENTS. The -10% Segment Buffer protects your Segment Investment against the first 10% of loss. If the Index Performance Rate declines by more than the Segment Buffer, you will lose an amount equal to 1% of your Segment Investment for every 1% that the Index Performance Rate declines below the Segment Buffer. This means that you could lose up to 90% of your principal. Each time you roll over your Segment Maturity Value into a new Standard Segment you are subject to the same risk of loss as described above.

..   For Annual Lock Segments, your Annual Lock Yearly Rate of Return for any
    Segment is limited by its Performance Cap Rate, which could cause your Annual Lock Yearly Rate of Return and Segment Rate of Return to be lower than it would otherwise be if you invested in a mutual fund or exchange-traded fund designed to track the performance of the applicable Index. For Standard Segments, your Segment Rate of Return for any Segment is limited by its Performance Cap Rate, which could cause your Segment Rate of Return to be lower than it would otherwise be if you invested in a mutual fund or exchange-traded fund designed to track the performance of the applicable Index.

..   We declare a Performance Cap Rate for each Segment, which is the maximum
    Segment Rate of Return that can be credited on the Segment Maturity Date or used to calculate the maximum Annual Lock Yearly Rate of Return on each Annual Lock Anniversary for that Segment. The Performance Cap Rate may limit your participation in any increases in the underlying Index associated with a Segment. Our minimum Performance Cap Rate is 2%. WE WILL NOT OPEN A SEGMENT WITH A PERFORMANCE CAP RATE BELOW THE APPLICABLE MINIMUM PERFORMANCE CAP RATE. In some cases, we may decide not to declare a Performance Cap Rate for a Segment, in which case there is no maximum Segment Rate of Return for that Segment.

..   If the Performance Cap Rate is determined on the Segment Start Date, then you will not know the rate in advance. The Performance Cap Rate for the same Segment may be higher for owners who elect that Segment during their first Contract Year than for owners who are in their second or later Contract Year. Prior to the Segment Start Date, you may elect a Performance Cap Threshold. The threshold represents the minimum Performance Cap Rate you find acceptable for a particular Segment. If we declare a cap that is lower than the threshold you specify, you will not be invested in that Segment and your contribution will remain in that Segment Type Holding Account, for as long as the Performance Cap Threshold is in effect.

   A Performance Cap Threshold will be in effect until the PCT Expiry Date. This means that if the declared Performance Cap Rate for a Segment has not matched or exceeded your Performance Cap Threshold on any of the scheduled Segment Start Dates before the PCT Expiry Date, any amounts in the applicable Segment Type Holding Account (including any funds transferred to that holding account after your election) on the business day immediately preceding the next scheduled Segment Start Date after your PCT Expiry Date will be transferred into the Segment created on that Segment Start Date, unless you specify a new the Performance Cap Threshold prior to that date. YOU MUST SET A NEW PERFORMANCE CAP THRESHOLD PRIOR TO THE NEXT SCHEDULED SEGMENT START DATE AFTER YOUR PERFORMANCE CAP THRESHOLD EXPIRES TO AVOID HAVING AMOUNTS AUTOMATICALLY TRANSFERRED INTO THE ASSOCIATED SEGMENT, WHICH MAY HAVE A PERFORMANCE CAP RATE THAT DOES NOT MEET YOUR INVESTMENT OBJECTIVES. In addition, if your Performance Cap Threshold was satisfied on a scheduled Segment Start Date before the PCT Expiry Date and amounts in the applicable Segment Type Holding Account were transferred into a Segment, the Performance Cap Threshold will continue to apply to any amounts you subsequently transfer into that Segment Type Holding Account until the PCT Expiry Date. A "scheduled Segment Start Date" includes any date on which a Segment was scheduled to start but was not offered as of that date. A suspension of the Segment Type will not extend the PCT Expiry Date.

   If you do not specify a threshold or your Performance Cap Threshold has expired, you risk the possibility that the Performance Cap Rate established will have a lower cap than you would find acceptable. Performance Cap Thresholds are not available if you invest in the Dollar Cap Averaging Program. The Performance Cap Rate is a rate of return from the Segment Start Date to

                                 RISK FACTORS
   the Segment Maturity Date or from the Segment Start Date to the first Annual Lock Anniversary (and thereafter from each Annual Lock Anniversary to the next), NOT an annual rate of return, even if the Segment Duration is longer than one year.

..   The method we use in calculating your Segment Interim Value may result in an amount lower than your Segment Investment, even if the corresponding Index has experienced positive investment performance since the Segment Start Date. Also, this amount may be less than the amount you would receive had you held the investment until the Segment Maturity Date.

   -- If you take a withdrawal, including required minimum distributions, and there is insufficient value in the variable investment options, the Segment Type Holding Accounts and the dollar cap averaging account, we will withdraw amounts from any active Segments in your contract. Amounts withdrawn from active Segments will be valued using the formula for calculating the Segment Interim Value and will reduce your Segment Investment.

   -- If you die or cancel or surrender your contract before the Segment
      Maturity Date, we will pay the Segment Interim Value.

   -- Any calculation of the Segment Interim Value will generally be affected by changes in both the volatility and level of the relevant Index, as well as interest rates. The calculation of the Segment Interim Value is linked to various factors, including the value of hypothetical fixed instruments and derivatives as described in "Appendix III" of this Prospectus. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, interest rate increases, and by poor market performance. Prior to the Segment Maturity Date you will not receive the full potential of the Performance Cap since the participation in upside performance for early withdrawals is pro-rated based on the period those amounts were invested in a Segment or Annual Lock Period. Generally, you will not receive the full protection of the Segment Buffer prior to the Segment Maturity Date because the Segment Interim Value only reflects a portion of the downside protection expected to be provided on the Segment Maturity Date or Annual Lock Anniversary. As a Segment moves closer to the Segment Maturity Date or Annual Lock Anniversary, the Segment Interim Value would generally reflect higher realized gains of the Index performance or, in the case of negative performance, increased downside Segment Buffer protection. All other factors being equal, the Segment Interim Value would be lower the earlier a withdrawal or surrender is made during a Segment or Annual Lock Period. This means you participate to a lesser extent in upside performance and downside protection the earlier you take a withdrawal.

   -- The Company's decision to use investment rates, which are generally higher than swap rates, to calculate the Fair Value of Hypothetical Fixed Instruments component of the Segment Interim Value will result in a lower value for that component relative to using swap rates to calculate that component and, all other things being equal, will result in a lower recalculated Segment Investment if a partial withdrawal is taken from a Segment or a lower withdrawal amount if a full withdrawal is taken from a Segment.

..   You cannot transfer out of a Segment prior to its maturity to another investment option. You can only make withdrawals out of a Segment or surrender your contract. The amount you would receive would be calculated using the formula for the Segment Interim Value.

..   We may not offer new Segments of any or all Segment Types, so a Segment may
    not be available for you to transfer your Segment Maturity Value into after the Segment Maturity Date.


..   If a beneficiary elects the "5-year rule" under the Beneficiary continuation option (i.e., the entire account value must be fully withdrawn by the end of the calendar year which contains the fifth anniversary of the owner's death), that beneficiary is not permitted to transfer any account value that is in a variable investment option into any 6-year Annual Lock Segment nor are they permitted to transfer any account value from a maturing Segment into any 6-year Annual Lock Segment. This generally means that such a beneficiary can only transfer account value to the variable investment options, unless they are at least 91 years old and younger than 97 years old and the next Segment Start Date is more than one year from the end of the calendar year which contains the fifth anniversary of your death.

..   Standard Segments are only available if you are at least 91 years old and younger than 97 years old. This means that you can only invest in Segments with a Segment Duration of 6 years until you are 91 years old. Once the next Segment Start Date is less than six years from your contract's maturity date you can only invest in Standard Segments (and the iShares(R) MSCI EAFE EFT is not available). Once you are 97 years old, you can no longer invest in new Segments.


..   We have the right to substitute an alternative Index prior to Segment
    Maturity if the publication of one or more Indices is discontinued or at our sole discretion we determine that our use of such Indices should be discontinued or if the calculation of one or more of the Indices is substantially changed. If we substitute an index for an existing Segment, we would not change the Segment Buffer or Performance Cap Rate. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced Index.

..   If a Segment cannot be matured until after the scheduled Segment Start
    Date, we may create new Segments of Segment Types that utilize unaffected Indices on the scheduled Segment Start Date. This may occur if the Segment Maturity Date for a Segment is delayed more than once because the value for the relevant underlying Index of the Segment is not published on the designated Segment Maturity Date. If your instructions include an allocation from a Segment whose Segment Maturity Date has been delayed to a new Segment whose underlying Index is unaffected, we will not be able to transfer that portion of your Segment Maturity Value from the affected Segment to the unaffected Segment. We will use reasonable efforts to allocate your Segment Maturity Value in accordance with your instructions, which may include holding amounts in Segment Type Holding Accounts until the next Segment Start Date.

                                 RISK FACTORS

..   The amounts held in a Segment Type Holding Account may earn a return that is less than the return you might have earned if those amounts were held in another variable investment option.

..   The value of your variable investment options will fluctuate and you could lose some or all of your account value.

..   The level of risk you bear and your potential investment performance will differ depending on the investments you choose.

..   If your account value falls below the applicable minimum account size as a result of a withdrawal, the contract will terminate.

..   If you surrender your contract, any applicable withdrawal charge is calculated as a percentage of contributions, not account value. It is possible that the percentage of account value withdrawn could exceed the applicable withdrawal charge percentage. For example, assume you make a onetime contribution of $1,000 at contract issue. If your account value is $800 in contract year 3 and you surrender your contract, a withdrawal charge percentage of 5% is applied. The withdrawal charge would be $50 (5% of the $1,000 contribution). This is a 6.25% reduction of your account value, which results in a cash value of $750 paid to you.

..   No company other than AXA Equitable has any legal responsibility to pay amounts that AXA Equitable owes under the contract. An owner should look to the financial strength of AXA Equitable for its claims-paying ability.

..   The Segments track the performance of an Index. By investing in the
    Structured Investment Option, you are not actually invested in an Index, an exchange-traded fund that tracks an index, or any underlying securities.

..   Your Segment Maturity Value is subject to application of the Performance
    Cap Rate and the Segment Buffer. For Standard Segments, your Segment Maturity Value is not affected by the price of the Index on any date between the Segment Start Date and the Segment Maturity Date. For Annual Lock Segments, your Annual Lock Anniversary Ending Amount is not affected by the price of the Index on any date between the Segment Start Date and the first Annual Lock Anniversary (and thereafter from each Annual Lock Anniversary to the next).

..   As an investor in the Segment, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the shares of the funds or holders of securities comprising the indices would have.

..   Values of securities can fluctuate, and sometimes wildly fluctuate, in response to changes in the financial condition of a company as well as general market, economic or political conditions.

   -- Foreign securities involve risks not associated with U.S. securities.
      Foreign markets may be less liquid, more volatile and subject to less government supervision than domestic markets. Differences between U.S. and foreign legal, political and economic systems, regulatory regimes and market practices also may impact security values. There are greater risks involved with investments linked to emerging market countries and/or their securities markets. Investments in these countries and/or markets may present market, credit, currency, liquidity, legal, political, technical and other risks different from, or greater than, the risks of investing in developed countries.

..   If you invest in a Segment that provides performance tied to the performance of the iShares(R) MSCI EAFE ETF, you should consider the following:

   -- The performance of the iShares(R) MSCI EAFE ETF may not replicate the performance of, and may underperform the MSCI EAFE Index (the "underlying Index"). The price of the iShares(R) MSCI EAFE ETF will reflect expenses and fees that will reduce its relative performance. Moreover, it is also possible that the iShares(R) MSCI EAFE ETF may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the underlying Index. Because the return on your Segment Investment (subject to the Performance Cap and downside Segment Buffer protection) is linked to the performance of the iShares(R) MSCI EAFE ETF and not the underlying Index, the return on your Segment Investment may be less than that of an alternative investment linked directly to the underlying Index or the components of the underlying Index.

   -- The investment objective and strategies of the iShares(R) MSCI EAFE ETF are potentially subject to change.

   -- The iShares(R) MSCI EAFE ETF invests in foreign securities.

..   Past performance of an Index is not an indication of its future performance.

..   You cannot terminate the Return of Premium Death Benefit once you elect it.
    This means that you cannot avoid paying the charge for the Return of Premium Death Benefit even if you no longer want or need the protection offered by the Return of Premium Death Benefit. This also means you cannot avoid paying the charge when the account value is higher than your adjusted contributions.

..   If you elect the Return of Premium Death Benefit, then you cannot make contributions to the contract once the oldest living Reference Life reaches age 76 (or the first contract date anniversary if later). This means that you will not be able to increase the Return of Premium Death Benefit amount after this date.

..   If the owner of the contract is changed, the original owner(s) will remain as the Reference Life (Reference Lives) for the Return of Premium Death Benefit. This means that if the new owner dies before the Reference Life (Reference Lives), the Return of Premium Death Benefit is not payable. Also, the Return of Premium Death Benefit is not payable if the new owner elects an annuity payout option, which terminates the benefit.

..   If you elect the Return of Premium Death Benefit and subsequently divorce:

   -- if a portion of the account value is withdrawn due to divorce, the value of your Return of Premium Death Benefit will be reduced by an amount that may be more than the amount withdrawn;

   -- the sole Reference Life for this death benefit will not change even if the ownership does which may result in the beneficiary (or beneficiaries) not receiving the Return of Premium Death Benefit; and

                                 RISK FACTORS

   -- the joint Reference Lives will not change unless one ex-spouse is awarded sole ownership of the contract and all necessary documentation is provided to change the ownership of the contract to that ex-spouse before either one of the joint Reference Lives dies which may result in the beneficiary (or beneficiaries) not receiving the Return of Premium Death Benefit.

CYBERSECURITY

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Such systems failures and cyber-attacks affecting us, any third party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your account value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account unit values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cybersecurity risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future, we take reasonable steps to mitigate these risks and secure our systems from such failures and attacks.

FIDUCIARY RULE


In 2016, the Department of Labor issued a final rule that significantly expanded the definition of "investment advice" and increased the circumstances in which companies and broker-dealers, insurance agencies and other financial institutions that sell our products could be deemed a fiduciary when providing investment advice with respect to plans under the Employee Retirement Income Security Act of 1974 ("ERISA") or individual retirement accounts ("IRAs"). The Department of Labor also introduced amendments to longstanding exemptions from the prohibited transaction provisions under ERISA that increased fiduciary requirements in connection with transactions involving ERISA plans, plan participants and IRAs, and applied more onerous disclosure and contract requirements to such transactions. The Department of Labor partially implemented the rule in June 2017. Full implementation of the rule is scheduled for July 2019 and may likely have an adverse impact on the level and type of services we provide. However, in March 2018 a federal appeals court issued a decision vacating the rule. The court's decision will not take effect until after the date of this prospectus, and there is a possibility that the Department of Labor may ask for a rehearing or appeal the decision. At this time, we do not currently plan any immediate changes to our approach to selling products and providing services to ERISA plans and IRAs.

                                 RISK FACTORS

2. How to reach us

--------------------------------------------------------------------------------

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.

 REPORTS WE PROVIDE:

..   written confirmation of financial transactions and certain non-financial transactions, including when money is transferred into a Segment from a Segment Type Holding Account; when money is not transferred from a Segment Type Holding Account into a Segment on a Segment Start Date for any reason; when a Segment matures; when you change a Performance Cap Threshold; or when you change your current instructions; and

..   at the close of each calendar quarter and statement of your contract values at the close of each calendar year.

See "Definition of key terms" earlier in this Prospectus for a more detailed explanation of terms associated with the Structured Investment Option.

 ONLINE ACCOUNT ACCESS SYSTEM:

Online Account Access is designed to provide you with up-to-date information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   your Performance Cap Threshold;

..   your instructions on file for allocating the Segment Maturity Value on the
    Segment Maturity Date;

..   the number of units you have in the variable investment options and the
    Segment Type Holding Accounts;

..   the daily unit values for the variable investment options and the Segment
    Type Holding Accounts; and

..   performance information regarding the variable investment options.

You can also:

..   change your allocation percentages and/or transfer among the variable investment options (not available for transfers to Segment Type Holding Accounts);

..   change your password;

..   elect to receive certain contract statements electronically;

..   change your address;

..   elect or change your Performance Cap Threshold; and

..   access "Frequently Asked Questions" and certain service forms.

Online Account Access is normally available seven days a week, 24 hours a day. You may use Online Account Access by visiting our website at www.axa.com and clicking on Online Account Access. Of course, for reasons beyond our control, this service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated through the Internet are genuine. For example, we will require certain personal identification information before we will act on Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable

                                HOW TO REACH US
procedures to confirm the genuineness of Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to this service if we determine that you engaged in a disruptive transfer activity such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (1-877-899-3743) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days.

..   Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

..   Friday from 8:30 a.m. until 5:30 p.m., Eastern time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)authorization for transfers, including transfers of your Segment Maturity Value on a Segment Maturity Date, by your financial professional;

(2)conversion of a traditional IRA to a Roth IRA contract;

(3)tax withholding elections (see withdrawal request form);

(4)election of the beneficiary continuation option;

(5)election of a predetermined form of death benefit payout;

(6)IRA contribution recharacterizations;

(7)Section 1035 exchanges;

(8)direct transfers and specified direct rollovers;

(9)death claims;

(10)change in ownership (NQ only, if available under your contract);

(11)purchase by, or change of ownership to, a non-natural owner;

(12)requests to transfer, re-allocate, make subsequent contributions and change your future allocations (except that certain transactions may be permitted through the Online Account Access systems);

(13)establishing and changing a Performance Cap Threshold;

(14)providing instructions for allocating the Segment Maturity Value on the Segment Maturity Date;

(15)requests for withdrawals, including withdrawals of the Segment Maturity Value on the Segment Maturity Date; and

(16)requests for contract surrender.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)instructions on file for allocating the Segment Maturity Value on the Segment Maturity Date; and

(2)instructions to withdraw your Segment Maturity Value on the Segment Maturity Date.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)beneficiary changes; and

(2)dollar cap averaging.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)the date annuity payments are to begin; and

(2)dollar cap averaging.

                              -------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.

                                HOW TO REACH US

3. Contract features and benefits

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HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We can refuse to accept any contribution from you at any time, including after you purchase the contract. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change. For a traditional IRA contract, your initial contribution must be a direct transfer from another traditional IRA or a rollover from an eligible retirement plan (including another traditional IRA). For a Roth IRA contract, your initial contribution must be a direct transfer from another Roth IRA or a rollover from an eligible retirement plan including traditional IRA or another Roth IRA. For a QP contract, your initial contribution and any subsequent contributions must be a direct transfer from other investments within an existing qualified plan trust. Both the owner and annuitant named in the contract must meet the issue age requirements shown in the table, and contributions are based on the age of the older of the original owner and annuitant. Subsequent contributions may not be permitted in your state. Please see Appendix II later in this Prospectus for any applicable state variations.

--------------------------------------------------------------------------------
WE RESERVE THE RIGHT TO CHANGE OUR CURRENT LIMITATIONS ON YOUR CONTRIBUTIONS
AND TO DISCONTINUE ACCEPTANCE OF CONTRIBUTIONS.
--------------------------------------------------------------------------------

We currently do not accept any contribution if (i) the aggregate contributions under one or more Structured Capital Strategies(R) contracts with the same owner or annuitant would then total more than $1,500,000; or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria we determine, including issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix II later in this Prospectus for more information on state variations.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to:

..   Change our contribution requirements and limitations and our transfer rules, including to:

   -- increase or decrease our minimum contribution requirements and increase or decrease our maximum contribution limitations;

   -- discontinue the acceptance of subsequent contributions to the contract;

   -- discontinue the acceptance of subsequent contributions and/or transfers into one or more of the variable investment options; and

   -- discontinue the acceptance of subsequent contributions and/or transfers into one or more of the Segment Type Holding Accounts or the Segments.

..   Further limit the number of Segment Type Holding Accounts and Segments you may invest in at any one time.

..   Limit or terminate new contributions or transfers to any variable investment option, Segment Type Holding Account or Segment ("investment options").

WE RESERVE THE RIGHT IN OUR SOLE DISCRETION TO DISCONTINUE THE ACCEPTANCE OF, AND/OR PLACE ADDITIONAL LIMITATIONS ON CONTRIBUTIONS AND TRANSFERS INTO CERTAIN INVESTMENT OPTIONS, INCLUDING ANY OR ALL OF THE SEGMENT TYPES. IF WE EXERCISE THIS RIGHT, YOUR ABILITY TO INVEST IN YOUR CONTRACT, INCREASE YOUR ACCOUNT VALUE AND, CONSEQUENTLY, INCREASE YOUR ACCOUNT VALUE DEATH BENEFIT, OR RETURN OF PREMIUM DEATH BENEFIT, IF ELECTED, WILL BE LIMITED.

                        CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------------------
                                                                                    ADDITIONAL
                 AVAILABLE FOR OWNER AND  MINIMUM              SOURCE OF            LIMITATIONS ON
 CONTRACT TYPE   ANNUITANT ISSUE AGES     CONTRIBUTIONS        CONTRIBUTIONS        CONTRIBUTIONS TO YOUR CONTRACT/(1)/
-----------------------------------------------------------------------------------------------------------------------
NQ                    0 through 85        .   $25,000          .   After-tax money.         .   You may make
                                              (initial)        .   Paid to us by                subsequent
                                          .   $500                 check or                     contributions
                                              (subsequent)         transfer of                  to the contract
                                                                   contract value               until the later
                                                                   in a tax                     of the older of
                                                                   deferred                     the original
                                                                   exchange under               annuitant's (if
                                                                   Section 1035 of              applicable) or
                                                                   the Internal                 owner's (or
                                                                   Revenue Code.                older original
                                                                                                joint owner's
                                                                                                if applicable)
                                                                                                attained age 86
                                                                                                (76 if you have
                                                                                                elected the
                                                                                                Return of
                                                                                                Premium Death
                                                                                                Benefit) or the
                                                                                                first contract
                                                                                                date
                                                                                                anniversary.
-----------------------------------------------------------------------------------------------------------------------
Traditional IRA       0 through 85        .   $25,000          .   Eligible                 .   You may make
                                              (initial)            rollover                     subsequent
                                          .   $50 (subsequent)     distributions                contributions
                                                                   from 403(b)                  to the contract
                                                                   plans,                       until the later
                                                                   qualified plans              of the older of
                                                                   and                          the original
                                                                   governmental                 annuitant's (if
                                                                   employer 457(b)              applicable) or
                                                                   plans.                       owner's (or
                                                               .   Rollovers from               older original
                                                                   another                      joint owner's
                                                                   traditional                  if applicable)
                                                                   individual                   attained age 86
                                                                   retirement                   (76 if you have
                                                                   arrangement.                 elected the
                                                               .   Direct                       Return of
                                                                   custodian-to-                Premium Death
                                                                   custodian                    Benefit) or the
                                                                   transfers from               first contract
                                                                   another                      date
                                                                   traditional                  anniversary.
                                                                   individual               .   You may make
                                                                   retirement                   rollover or
                                                                   arrangement.                 direct transfer
                                                               .   Regular IRA                  contributions
                                                                   contributions.               to the contract
                                                               .   Additional                   until the later
                                                                   catch-up                     of the older of
                                                                   contributions.               the original
                                                                                                annuitant's (if
                                                                                                applicable) or
                                                                                                owner's (or
                                                                                                older original
                                                                                                joint owner's
                                                                                                if applicable)
                                                                                                attained age 86
                                                                                                (76 if you have
                                                                                                elected the
                                                                                                Return of
                                                                                                Premium Death
                                                                                                Benefit) or the
                                                                                                first contract
                                                                                                date
                                                                                                anniversary.
                                                                                            .   Contributions
                                                                                                made after age
                                                                                                70 1/2 must be
                                                                                                net of required
                                                                                                minimum
                                                                                                distributions.
                                                                                            .   Although we
                                                                                                accept regular
                                                                                                IRA
                                                                                                contributions
                                                                                                (limited to
                                                                                                $5,500 per
                                                                                                calendar year)
                                                                                                under
                                                                                                traditional IRA
                                                                                                contracts, we
                                                                                                intend that the
                                                                                                contract be
                                                                                                used primarily
                                                                                                for rollover
                                                                                                and direct
                                                                                                transfer
                                                                                                contributions.
                                                                                            .   Subsequent
                                                                                                catch-up
                                                                                                contributions
                                                                                                of up to $1,000
                                                                                                per calendar
                                                                                                year where the
                                                                                                owner is at
                                                                                                least age 50
                                                                                                but under age
                                                                                                70 1/2 at any
                                                                                                time during the
                                                                                                calendar year
                                                                                                for which the
                                                                                                contribution is
                                                                                                made.
-----------------------------------------------------------------------------------------------------------------------

(1)Subsequent contributions may not be permitted under certain conditions in your state. Please see Appendix II later in this Prospectus for more information on contribution limitations in your state. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the contract at any time or change our contribution limits and requirements. We further reserve the right to discontinue the acceptance of, or place additional limitations on, contributions to the contract or contributions and/or transfers into any investment option at any time.

                        CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------------------
                                                                                    ADDITIONAL
                 AVAILABLE FOR OWNER AND  MINIMUM              SOURCE OF            LIMITATIONS ON
 CONTRACT TYPE   ANNUITANT ISSUE AGES     CONTRIBUTIONS        CONTRIBUTIONS        CONTRIBUTIONS TO YOUR CONTRACT/(1)/
-----------------------------------------------------------------------------------------------------------------------
Roth IRA         0 through 85             .   $25,000          .   Rollovers from   .   You may make
                                              (initial)            another Roth         subsequent
                                          .   $50 (subsequent)     IRA.                 contributions
                                                               .   Rollovers from       to the contract
                                                                   a designated         until the later
                                                                   Roth                 of the older of
                                                                   contribution         the original
                                                                   account under        annuitant's (if
                                                                   specified            applicable) or
                                                                   retirement           owner's (or
                                                                   plans.               older original
                                                               .   Conversion           joint owner's
                                                                   rollovers from       if applicable)
                                                                   a traditional        attained age 86
                                                                   IRA or other         (76 if you have
                                                                   eligible             elected the
                                                                   retirement plan.     Return of
                                                               .   Direct               Premium Death
                                                                   custodian-to-        Benefit) or the
                                                                   custodian            first contract
                                                                   transfers from       date
                                                                   another Roth         anniversary.
                                                                   individual       .   You may make
                                                                   retirement           rollover or
                                                                   arrangement.         direct transfer contributions
                                                               .   Regular Roth         to the contract
                                                                   IRA                  until the later
                                                                   contributions.       of the older of
                                                               .   Additional           the original
                                                                   catch-up             annuitant's (if
                                                                   contributions.       applicable) or
                                                                                        owner's (or
                                                                                        older original
                                                                                        joint owner's
                                                                                        if applicable)
                                                                                        attained age 86
                                                                                        (76 if you have
                                                                                        elected the
                                                                                        Return of
                                                                                        Premium Death
                                                                                        Benefit) or the
                                                                                        first contract
                                                                                        date
                                                                                        anniversary.
                                                                                    .   Conversion
                                                                                        rollovers after
                                                                                        age 70 1/2 must
                                                                                        be net of
                                                                                        required
                                                                                        minimum
                                                                                        distributions
                                                                                        for the
                                                                                        traditional IRA
                                                                                        or other
                                                                                        eligible
                                                                                        retirement plan
                                                                                        that is the
                                                                                        source of the
                                                                                        conversion
                                                                                        rollover.
                                                                                    .   Although we
                                                                                        accept Roth IRA
                                                                                        contributions
                                                                                        (limited to
                                                                                        $5,500 per
                                                                                        calendar year)
                                                                                        under Roth IRA
                                                                                        contracts, we
                                                                                        intend that the
                                                                                        contract be
                                                                                        used primarily
                                                                                        for rollover
                                                                                        and direct
                                                                                        transfer
                                                                                        contributions.
                                                                                    .   Subsequent
                                                                                        catch-up
                                                                                        contributions
                                                                                        of up to $1,000
                                                                                        per calendar
                                                                                        year where the
                                                                                        owner is at
                                                                                        least 50 at any
                                                                                        time during the
                                                                                        calendar year
                                                                                        for which the
                                                                                        contribution is
                                                                                        made.
-----------------------------------------------------------------------------------------------------------------------
QP (defined      20-75                    .   $25,000          .   Only transfer    .   For 401(k)
benefit and                                   (initial)            contributions        plans,
defined                                   .   $500                 from other           transferred
contribution)                                 (subsequent)         investments          contributions
                                                                   within an            may not include
                                                                   existing             any after-tax
                                                                   qualified plan       contributions,
                                                                   trust.               including
                                                               .   The plan must        designated Roth
                                                                   be qualified         contributions.
                                                                   under Section    .   We do not
                                                                   401(a) of the        accept
                                                                   Internal             contributions
                                                                   Revenue Code.        directly from
                                                                                        the employer.
                                                                                    .   We reserve the
                                                                                        right to limit
                                                                                        aggregate
                                                                                        contributions
                                                                                        made each
                                                                                        contract year
                                                                                        after the first
                                                                                        contract year
                                                                                        to 100% of the
                                                                                        first contract
                                                                                        year
                                                                                        contributions.
-----------------------------------------------------------------------------------------------------------------------

(1)Subsequent contributions may not be permitted under certain conditions in your state. Please see Appendix II later in this Prospectus for more information on contribution limitations in your state. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the contract at any time or change our contribution limits and requirements. We further reserve the right to discontinue the acceptance of, or place additional limitations on, contributions to the contract or contributions and/or transfers into any investment option at any time.

                        CONTRACT FEATURES AND BENEFITS

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. We reserve the right to prohibit availability of this contract to any non-natural owner.

Owners which are not individuals may be required to complete the appropriate Form W-8 describing the entity type to avoid 30% FATCA withholding from U.S.-source income.

For NQ contracts (with a single owner, joint owners, or a non-natural owner) we permit the naming of joint annuitants only when the contract is purchased through an exchange that is intended not to be taxable under Section 1035 of the Internal Revenue Code and only where the joint annuitants are spouses.

Under all IRA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.

For the Spousal continuation feature to apply, the spouses must either be joint owners, or, for single owner contracts, the surviving spouse must be the sole primary beneficiary. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules. Certain same-sex civil union and domestic partners may not be eligible for tax benefits under federal law and may be required to take post-death distributions.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.

Under QP contracts, the owner must be the qualified plan trust and the annuitant must be the plan participant/employee. See Appendix VI later in this Prospectus for more information on QP contracts.

In certain states, where QP contracts are not available, we permit defined benefit and defined contribution plan trusts to use pooled plan assets to purchase NQ contracts. See "Appendix VI: Purchase considerations for defined benefit and defined contribution plans" later in this Prospectus.

In this Prospectus, when we use the terms OWNER and JOINT OWNER, we intend these to be references to ANNUITANT and JOINT ANNUITANT, respectively, if the contract has a non-natural owner. Unless otherwise stated, if the contract is jointly owned or is issued to a non-natural owner, benefits are based on the age of the older joint owner or older joint annuitant, as applicable.

PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST

If you are purchasing the contract to fund a charitable remainder trust and allocate any account value to the Structured Investment Option, you should strongly consider "split-funding": that is the trust holds investments in addition to this Structured Capital Strategies(R) contract. Charitable remainder trusts are required to make specific distributions. The charitable remainder trust annual distribution requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Structured Capital Strategies(R) contract is the only source for such distributions, you may need to take withdrawals from Segments before their Segment Maturity Dates. See the discussion of the Structured Investment Option later in this section.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made for NQ contracts, pursuant to an intended Section 1035 tax-free exchange or for IRA contracts, pursuant to a direct transfer. For a traditional IRA contract, your initial contribution must be a direct transfer from another traditional IRA or a rollover from an eligible retirement plan (including a traditional IRA). For a Roth IRA contract, your initial contribution must be a direct transfer from another Roth IRA or a rollover from an eligible retirement plan including a traditional IRA or another Roth IRA. For QP contracts, all contributions must be transfers from another investment within an existing qualified plan trust. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form or not in accordance with our administrative procedures.

For your convenience, we will accept initial and subsequent contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. These methods of payment are discussed in detail in "More information" later in this Prospectus.

If your contract is sold by a financial professional of AXA Advisors, AXA Advisors will direct us to hold your initial contribution, whether received via check or wire, in a non-interest bearing "Special Bank Account for the Exclusive Benefit of Customers" while AXA Advisors ensures your application is complete and that suitability standards are met. AXA Advisors will either complete this process or instruct us to return your contribution to you within the time requirements set by applicable rules of the Financial Industry Regulatory Authority ("FINRA"). Upon timely and successful completion of this review, AXA Advisors will instruct us to transfer your contribution into our non-interest bearing suspense account and transmit your application to us, so that we can consider your application for processing. If the period for obtaining this information extends through a Segment Start Date, your initial investment will not be allocated to new Segments until the next Segment Start Date.

If your application is in good order when we receive it from AXA Advisors for application processing purposes, your contribution will be applied within two business days. If any information we require to issue your contract is missing or unclear, we will hold your contribution while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you, unless you or your financial professional acting on your behalf, specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information. If the period for obtaining this information extends through a Segment Start Date, your initial investment will not be allocated to new Segments until the next Segment Start Date.

If your financial professional is with a selling broker-dealer other than AXA Advisors, your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are

                        CONTRACT FEATURES AND BENEFITS
unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you or your financial professional on your behalf, specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information. If the period for obtaining this information extends through a Segment Start Date, your initial investment will not be allocated to new Segments until the next Segment Start Date.

ALLOCATING YOUR CONTRIBUTIONS

Your allocation instructions determine how your contributions are allocated, which may be among one or more of the investment options. The maximum number of Segments that may be active in your contract at any time is 136. If a transfer from a Segment Type Holding Account into a Segment will cause a contract to exceed that limit, such transfers will be defaulted to the EQ/Money Market variable investment option. If there are multiple Segments scheduled to be established on a Segment Start Date, new Segments will be established in the order of those that would have the largest initial Segment Investment first until the limit is reached. Any remaining amount that is not transferred into a Segment will then be defaulted to the EQ/Money Market variable investment option. We will notify you that your allocation instructions have exceeded the maximum number of Segments and request new instructions when the proceeds are defaulted into the EQ/Money Market Account. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. Subsequent contributions are allocated according to instructions on file unless you provide new instructions. We discuss account value in "Determining your contract's value" later in this Prospectus.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract.

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the Segments comprising the Structured Investment Option and the Dollar Cap Averaging Program. The term variable investment options includes the Segment Type Holding Accounts unless otherwise noted. The Segment Type Holding Accounts are part of the EQ/Money Market variable investment option. The Structured Investment Option and the Segment Type Holding Accounts are discussed later in this section under "Structured Investment Option." The Dollar Cap Averaging Program invests in the dollar cap averaging account, which is part of the EQ/Money Market variable investment option. See "Dollar Cap Averaging Program" later in this section for more information.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Because the variable investment options are not Segments, they are not subject to any Segment Buffer. You can lose all of your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their sub-advisers. We may, at any time, exercise our rights to limit or terminate your contributions, allocations and transfers into any of the variable investment options and to limit the number of variable investment options you may elect.

                        CONTRACT FEATURES AND BENEFITS

PORTFOLIOS OF THE TRUST

We offer an affiliated Trust, which in turn offers one or more Portfolios. AXA Equitable Funds Management Group, LLC ("AXA FMG"), a wholly owned subsidiary of AXA Equitable, serves as the investment adviser of the Portfolios of EQ Advisors Trust. For some Portfolios, AXA FMG has entered into sub-advisory agreements with one or more other investment advisers (the "sub-advisers") to carry out investment decisions for the Portfolios. As such, among other responsibilities, AXA FMG oversees the activities of the sub-advisers with respect to the Trust and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from the Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. In addition, AXA FMG receives management fees and administrative fees in connection with the services it provides to the Portfolios.


As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments, as well as the Portfolios' investment management fees and administrative expenses, will reduce the underlying Portfolios' investment returns. AXA Equitable and/or its affiliates may profit from these fees and payments. AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.

The AXA Balanced Strategy Portfolio invests in other affiliated Portfolios (the "AXA Fund of Fund Portfolio"). The AXA Fund of Fund Portfolio offers contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the AXA Fund of Fund Portfolio by AXA FMG. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolio to contract owners and/or suggest that contract owners consider whether allocating some or all of their account value to such Portfolio is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Fund of Fund Portfolio than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.


As described in more detail in the Portfolio prospectuses, the AXA Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by AXA FMG (the "AXA volatility management strategy") and, in addition, certain AXA Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The AXA volatility management strategy uses futures and options, such as exchange-traded futures and options contracts on securities indices, to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the AXA volatility management strategy, the manager of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio's exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio's participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high.

The AXA Managed Volatility Portfolios that include the AXA volatility management strategy as part of their investment objective and/or principal investment strategy, and the AXA Fund of Fund Portfolios that invest in Portfolios that use the AXA volatility management strategy, are identified below in the chart by a "(check mark)" under the column entitled "Volatility Management."

ASSET TRANSFER PROGRAM. Portfolio allocations in certain AXA variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program
(ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the AXA Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:

(a)By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio's investment performance and the ability of the sub-adviser to fully implement the Portfolio's investment strategy could be negatively affected; and

(b)By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the AXA Ultra Conservative Strategy Portfolio investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.

                        CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                    INVESTMENT ADVISER
 (CLASS IB SHARES)                                                    (OR SUB-ADVISER(S),            VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                        AS APPLICABLE                  MANAGEMENT
------------------------------------------------------------------------------------------------------------------
AXA BALANCED         Seeks long-term capital appreciation and         .   AXA Equitable Funds        (check mark)
  STRATEGY           current income.                                      Management Group, LLC
------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET      Seeks to obtain a high level of current income,  .   The Dreyfus Corporation
                     preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUST CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF THE TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-877-899-3743.

                        CONTRACT FEATURES AND BENEFITS

STRUCTURED INVESTMENT OPTION

The Structured Investment Option consists of a number of Segment Types, each of which provides a rate of return tied to the performance of a specified Securities Index or exchange-traded fund. You generally have the opportunity to invest in any of the Segment Types described below, subject to the requirements, limitations and procedures disclosed in this section. You participate in the performance of an Index by investing in the corresponding Segment. Investments in Segments are not investments in underlying mutual funds; Segments are not "index funds."

SEGMENT TYPES

You can only invest in Annual Lock Segment Types until the next Segment Start Date is less than six years from your maturity date and thereafter you can only invest in Standard Segment Types. We are not obligated to offer any one particular Segment Type. Also, we are not obligated to offer any Segment Types. Each investment in a Segment Type that starts on a particular Segment Start Date is referred to as a Segment.

A Segment Type refers to all Standard Segments or Annual Lock Segments that have the same Index, Segment Duration, and Segment Buffer. Each Segment Type has a corresponding Segment Type Holding Account. Please refer to the "Definitions of key terms" section earlier in this Prospectus for a discussion of these terms.

The following chart lists the current Annual Lock Segment Types:

--------------------------------------------------------------------------------------------------------------------------
                 INDEX                              SEGMENT DURATION                           ANNUAL BUFFER
--------------------------------------------------------------------------------------------------------------------------
S&P 500 Price Return Index Annual Lock                   6 year                                    -10%
--------------------------------------------------------------------------------------------------------------------------
Russell 2000(R) Price Return Index                       6 year                                    -10%
Annual Lock
--------------------------------------------------------------------------------------------------------------------------
iShares(R) MSCI EAFE EFT Annual Lock                     6 year                                    -10%
--------------------------------------------------------------------------------------------------------------------------

The following chart lists the current Standard Segment Types*:

------------------------------------------------------------------------------------------------------
            INDEX                    SEGMENT DURATION                     SEGMENT BUFFER
------------------------------------------------------------------------------------------------------
S&P 500 Price Return Index                1 year                               -10%
------------------------------------------------------------------------------------------------------
Russell 2000(R) Price Return              1 year                               -10%
Index
------------------------------------------------------------------------------------------------------


* Standard Segments have limited availability (see "Segment Participation Requirements" later in this section for more information).


The Indices are described in more detail below, under the heading "Indices."

Each Segment has a Performance Cap Rate. See "Performance Cap Rate" below. The Performance Cap Rate for the same Segment may be higher for owners who elect that Segment during their first Contract Year than for owners who are in their second or later Contract Year.

ANNUAL LOCK SEGMENT EXAMPLE: For the S&P 500 Price Return Index Annual Lock/6 year annual lock/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Annual Lock/6 year annual lock/-10% with a 10% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for six one-year periods starting from the Segment Start Date. If the Index performs positively during an Annual Lock Period, your Rate of Return could be as much as 10% for that Annual Lock Period. If the Index performs negatively during an Annual Lock Period, at that Annual Lock Anniversary you will be protected from the first 10% of the Index's decline. If the Index performance is between -10% and 0% for that Annual Lock Period, your Annual Lock Anniversary Ending Amount on that Annual Lock Anniversary will be equal to the Annual Lock Anniversary Starting Amount (or Segment Investment for the first Annual Lock Period).

STANDARD SEGMENT EXAMPLE: For the S&P 500 Price Return Index/1 year/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index/1 year/ -10% with a 10% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for one year starting from the Segment Start Date. If the Index performs positively during this period, your Segment Rate of Return could be as much as 10% for that Segment Duration. If the Index performs negatively during this period, at maturity you will be protected from the first 10% of the Index's decline. If the Index performance is between -10% and 0%, your Segment Maturity Value on the Segment Maturity Date will be equal to your Segment Investment.

BOTH THE PERFORMANCE CAP RATE AND THE SEGMENT RATE OF RETURN ARE RATES OF RETURN FROM THE SEGMENT START DATE TO THE SEGMENT MATURITY DATE (OR FROM THE SEGMENT START DATE TO THE FIRST ANNUAL LOCK ANNIVERSARY AND THEREAFTER FROM EACH ANNUAL LOCK ANNIVERSARY TO THE NEXT FOR ANNUAL LOCK SEGMENTS), NOT ANNUAL RATES OF RETURN, EVEN IF THE SEGMENT DURATION IS LONGER THAN ONE YEAR. THEREFORE THE INDEX PERFORMANCE RATE AND THE PERFORMANCE CAP THRESHOLD ARE ALSO NOT ANNUAL RATES. The performance of the Index, the Performance Cap Rate and the Segment Buffer are all measured from the Segment Start Date to the Segment Maturity Date (or from the Segment Start Date to the first Annual Lock Anniversary and thereafter from each Annual Lock Anniversary to the next for Annual Lock Segments), and the Performance Cap Rate and Segment Buffer apply if you hold the Segment until the Segment Maturity Date (or from the Segment Start Date to the first Annual Lock Anniversary and thereafter from each Annual Lock Anniversary to the next for Annual Lock Segments). If you surrender or cancel your contract, die or make a withdrawal from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date (or Annual Lock Anniversary for Annual Lock Segments), and any upside performance will be limited to a percentage lower than the Performance Cap Rate. Please see "Your contract's value in the Structured Investment Option" in "Determining your contract's value" later in this Prospectus. A partial withdrawal from a Segment does not affect the Performance Cap Rate and Segment Buffer that apply to any remaining amounts that are held in the Segment through the Segment Maturity Date (or from the Segment Start Date to the first Annual Lock Anniversary and thereafter from each Annual Lock Anniversary to the next for Annual Lock Segments).

We reserve the right to offer any or all Segment Types more or less frequently or to stop offering any or all of them or to suspend offering any or all of them temporarily for some or all contracts. Please see "Suspension, termination and changes to Segment Types" later in

                        CONTRACT FEATURES AND BENEFITS
this section. All Segment Types may not be available in all states. We may also add Segment Types in the future.

We may limit the total number of Segments that may be active on a contract at any time.

INDICES

Each Segment Type references an Index that determines the performance of its associated Segments. We currently offer Segment Types based on the performance of (1) securities indices or (2) exchange-traded funds. Throughout this Prospectus, we refer to these indices and exchange-traded funds using the term "Index" or, collectively, "Indices." Not all Indices may be available under your contract. Please see "Appendix II: State contract availability and/or variations of certain features and benefits" later in this Prospectus.

SECURITIES INDICES. The following Securities Indices are currently available:

S&P 500 PRICE RETURN INDEX. The S&P 500 Price Return Index was established by Standard & Poor's. The S&P 500 Price Return Index includes 500 leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities. The S&P 500 Price Return Index does not include dividends declared by any of the companies included in this Index.

RUSSELL 2000(R) PRICE RETURN INDEX. The Russell 2000(R) Price Return Index was established by Russell Investments. The Russell 2000(R) Price Return Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000(R) Price Return Index is a subset of the Russell 3000(R) Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000(R) Price Return Index does not include dividends declared by any of the companies included in this Index.

EXCHANGE-TRADED FUNDS. The following exchange-traded funds are currently available:

ISHARES(R) MSCI EAFE ETF. The iShares(R) MSCI EAFE ETF seeks investment results that correspond generally to the performance of the MSCI EAFE Index, which is the underlying index. The underlying index is composed of large and mid-capitalization developed market equities including Europe, Australasia and the Far East and excluding the United States and Canada. The iShares(R) MSCI EAFE ETF is an exchange traded fund. The price of the iShares(R) MSCI EAFE ETF will reflect expenses and fees that will reduce its relative performance. Moreover, it is also possible that the iShares(R) MSCI EAFE ETF may not fully replicate the performance of the underlying index, may underperform the underlying index, or may, in certain circumstances, diverge significantly from the performance of the underlying index. Because the return on your Segment Investment (subject to the Performance Cap and downside Segment Buffer protection) is linked to the performance of the iShares(R) MSCI EAFE ETF and not the underlying index, the return on your Segment Investment may be less than that of an alternative investment linked directly to the underlying index or the components of the underlying index. The investment performance of the iShares(R) MSCI EAFE ETF Segment is only based on the closing share price of the Index Fund. The iShares(R) MSCI EAFE ETF Segment does not include dividends and other distributions declared by the Index Fund.

Please see Appendix IV later in this Prospectus for important information regarding the publishers of the Indices.

SEGMENT TYPE HOLDING ACCOUNTS

Any contribution or transfer designated for a Segment Type will be allocated to the corresponding Segment Type Holding Account until the Segment Start Date. The Segment Type Holding Accounts are part of the EQ/Money Market variable investment option. The Segment Type Holding Accounts have the same rate of return as the EQ/Money Market variable investment option. You must transfer or contribute to the Segment Type Holding Account for the corresponding Segment Type if you want to invest in a Segment; you cannot transfer or contribute directly to a Segment.

You can transfer amounts from a Segment Type Holding Account into any of the variable investment options, or another Segment Type Holding Account at any time up to the close of business on the last business day before the Segment Start Date.

SEGMENT START DATE

Each Segment will have a Segment Start Date. Segments generally start on the first or third Thursday of each month. However, the Segment Start Date may sometimes be a different day under certain circumstances. Please see "Setting the Segment Maturity Date and Segment Start Date" below. Also, we may offer Segments more or less frequently and on different days for some or all contracts.

PERFORMANCE CAP RATE

The Performance Cap Rate determines the maximum Segment Rate of Return that each Segment will be credited with on the Segment Maturity Date or the maximum Annual Lock Yearly Rate of Return on each Annual Lock Anniversary. If we declare a Performance Cap Rate for a Segment, we will declare it before the Segment Start Date. The Performance Cap Rate for each Segment, including each Annual Lock Segment, will not change throughout the Segment Duration. The Performance Cap Rate for the same Segment may be higher or lower for owners who elect that Segment during their first Contract Year than for owners who are in their second or later Contract Year.

You may not transfer out of a Segment before the Segment Maturity Date. For more information regarding transfer restrictions, please see "Transferring your account value" later in this Prospectus.

The Performance Cap Rate may limit your participation in any increases in the underlying Index associated with a Segment. Our minimum Performance Cap Rate is 2%. We guarantee that for the life of your contract we will not open a Segment with a Performance Cap Rate below the minimum Performance Cap Rate. In some cases, we may decide not to declare a Performance Cap Rate for a Segment, in which case there is no maximum Segment Rate of Return for that Segment and you will receive the Index Performance Rate for that Segment subject to the Segment Buffer.

PLEASE NOTE THAT THE PERFORMANCE CAP RATE AND SEGMENT RATE OF RETURN ARE CUMULATIVE RATES OF RETURN FROM THE SEGMENT START DATE TO THE SEGMENT MATURITY DATE OR FROM THE SEGMENT START DATE TO THE FIRST ANNUAL LOCK ANNIVERSARY AND THEREAFTER FROM EACH ANNUAL LOCK ANNIVERSARY TO THE NEXT FOR ANNUAL LOCK SEGMENTS, NOT ANNUAL RATES, EVEN IF THE SEGMENT DURATION IS LONGER THAN ONE YEAR. THE PERFORMANCE CAP RATE IS SET AT OUR SOLE DISCRETION.

                        CONTRACT FEATURES AND BENEFITS

SEGMENT PARTICIPATION REQUIREMENTS

Provided that all participation requirements are met, all amounts allocated to a Segment Type that are in the associated Segment Type Holding Account as of the close of business on the business day preceding the Segment Start Date, plus any earnings on those amounts, will be transferred into the new Segment on the Segment Start Date. However, amounts transferred into the Segment Type Holding Account on the Segment Start Date itself will not be included in any new Segment created that day. These amounts will remain in the Segment Type Holding Account until they are transferred out or the next Segment Start Date on which the participation requirements are met for the amounts to be transferred into a new Segment.

The participation requirements are as follows: (1) Segment is available;
(2) Segment Maturity Date Requirement is met; and (3) Performance Cap Threshold is met. If these requirements are met, your account value in the Segment Type Holding Account will be transferred into a new Segment. This amount is your initial Segment Investment. Once your account value has been swept from a Segment Type Holding Account into a Segment, transfers into or out of that Segment before its Segment Maturity Date are not permitted.

(1) SEGMENT IS AVAILABLE. The Segment must actually be created on the Segment Start Date as scheduled. We may suspend or terminate any Segment Type, at our sole discretion, at any time. If we terminate a Segment Type, no new Segments of that Segment Type will be created, and the amount that would have been transferred to the Segment will be transferred to the EQ/Money Market variable investment option instead. If we suspend a Segment Type, no new Segments of that Segment Type will be created until the suspension ends, and the amount that would have been transferred to the Segment will remain in the Segment Type Holding Account.

(2) SEGMENT MATURITY DATE REQUIREMENT IS MET. The Segment Maturity Date must occur on or before the contract maturity date. If the Segment Maturity Date is after the contract maturity date, your account value in the Segment Type Holding Account will be transferred to the EQ/Money Market variable investment option.


In addition, 1-year Standard Segments are only available if you are at least 91 years old and younger than 97 years old.


(3) PERFORMANCE CAP THRESHOLD IS MET. When you allocate a contribution or transfer account value to a Segment Type, you may also specify a Performance Cap Threshold. The Performance Cap Threshold represents the minimum Performance Cap Rate you find acceptable for a particular Segment. As long as it remains in effect, the Performance Cap Threshold will prevent your value in the Segment Type Holding Account from being transferred into the corresponding Segment unless the Performance Cap Threshold is equal to or exceeded by the Performance Cap Rate we declare, assuming the other participation requirements are also met. Performance Cap Thresholds are expressed as whole percentage rates.

For example, for a given Segment Type, you may specify a Performance Cap Threshold of 10%. If we set a Performance Cap Rate of 10% or higher for the next available Segment of that Segment Type, then we will transfer your account value in the applicable Segment Type Holding Account to the new Segment on the Segment Start Date, provided all other participation requirements are met. However, if we set the Performance Cap Rate at 9.9% for that Segment, your account value will not be transferred to the new Segment.

A Performance Cap Threshold applies to a single Segment Type only. If you have allocated amounts to multiple Segment Types, you may specify a different Performance Cap Threshold for each Segment Type. Performance Cap Thresholds will not apply to uncapped Segments. This means that if you allocate amounts to a Segment Type Holding Account and we subsequently open an associated Segment without specifying a Performance Cap Rate, those amounts will automatically be transferred to that Segment on the Segment Start Date.

The Performance Cap Threshold operates in the same manner for Standard Segments and Annual Lock Segments.

Performance Cap Thresholds help you manage the risk that your money will not be inadvertently invested in a Segment with a Performance Cap Rate that is lower than you find acceptable.

If you do not specify a Performance Cap Threshold or your Performance Cap Threshold has expired, we will transfer your account value from the Segment Type Holding Account into a Segment if the other participation requirements are met, regardless of the Performance Cap Rate that we set.

In order for a new Performance Cap Threshold to be effective for a forthcoming Segment, you must set it at least one day prior to the Segment Start Date. Similarly, while you can change an existing Performance Cap Threshold at any time, the revised Performance Cap Threshold will only apply to a Segment if you make the change at least one day prior to the Segment Start Date. This means that if you set a new or change an existing Performance Cap Threshold on a Segment Start Date, that new or revised Performance Cap Threshold will not affect the participation requirements for any Segment created that day. For example if you have a Performance Cap Threshold on file of 12%, but change it to 15% on a Segment Start Date, any amounts in that Segment Type Holding Account will be transferred into a new Segment of that Segment Type that we create that day with a Performance Cap Rate of 13%, if the other participation requirements are met.

PERFORMANCE CAP THRESHOLD DURATION

A Performance Cap Threshold will remain in effect until the PCT Expiry Date. This means that if the declared Performance Cap Rate for a Segment has not matched or exceeded your Performance Cap Threshold on any of the scheduled Segment Start Dates before the PCT Expiry Date, any amounts in the applicable Segment Type Holding Account (including any funds transferred to that holding account after your election) on the business day immediately preceding the next scheduled Segment Start Date after the PCT Expiry Date will automatically be transferred into the Segment created on that Segment Start Date, unless you specify a new Performance Cap Threshold prior to that date. You must set a new Performance Cap Threshold prior to the next scheduled Segment Start Date after your Performance Cap Threshold expires to avoid having amounts automatically transferred into the associated Segment, which may have a Performance Cap Rate that does not meet your investment objectives.

In addition, if your Performance Cap Threshold was satisfied on a scheduled Segment Start Date before the PCT Expiry Date and amounts in the applicable Segment Type Holding Account were transferred into a Segment, the Performance Cap Threshold will continue to apply to any amounts you subsequently transfer into that Segment Type Holding Account until the PCT Expiry Date. A

                        CONTRACT FEATURES AND BENEFITS

"scheduled Segment Start Date" includes any date on which a Segment was scheduled to start but was not offered as of that date. A suspension of the Segment Type will not extend the PCT Expiry Date.

EXAMPLE 1: Assume you purchase your contract and set a Performance Cap Threshold of 14% for the S&P 500 Price Return Index/6 year/-10% Annual Lock Segment Type on Wednesday March 1st and allocate $25,000 to the holding account for that Segment Type. If for each of the Segment Start Dates before the PCT Expiry Date we declare Performance Cap Rates of less than 14%, your $25,000 allocation will not be transferred to any of those Segments. Your Performance Cap Threshold will then expire on Thursday May 4th and your $25,000 allocation will be transferred to that Segment on the next Segment Start Date regardless of whether the Performance Cap Rate we declare is higher, equal to or lower than 14%.

EXAMPLE 2: Assume you purchase your contract and set a Performance Cap Threshold of 14% for the S&P 500 Price Return Index/6 year/-10% Annual Lock Segment Type on Wednesday March 1st and allocate $25,000 to the holding account for that Segment Type. If for the next Segment Start Date we declare a Performance Cap Rate of 14% for the Segment, your $25,000 allocation will be transferred to that Segment. Assume you then allocate another $10,000 to the holding account for that Segment Type on March 20th. Your existing Performance Cap Threshold of 14% remains in effect and will not expire until Thursday
May 4th. If for the next Segment Start Date after March 20th we declare a Performance Cap Rate of 12% for the Segment, your $10,000 allocation will not be transferred to that Segment.

In all cases, if you complete a new Performance Cap Threshold election, it will override any existing Performance Cap Threshold then in effect. Transferring funds from a Segment Type Holding Account to one of the variable investment options will not terminate a Performance Cap Threshold you may have set for the Segment Type associated with that Segment Type Holding Account.

You can renew a Performance Cap Threshold by completing the appropriate form or using Online Account Access. If you do not renew a Performance Cap Threshold for a Segment, your account value in the associated Segment Type Holding Account will be transferred into a Segment on the next Segment Start Date after the PCT Expiry Date if the other participation requirements are met, even if the Performance Cap Rate that we set does not meet your investment objectives.

You will receive confirmation of any Performance Cap Threshold you set that indicates the date on which the Performance Cap Threshold expires. You can also monitor your Performance Cap Thresholds, including their expiry dates, using Online Account Access. We do not provide you with specific advance notice of the expiry of a Performance Cap Threshold.

If you elect to invest in the Dollar Cap Averaging Program, you may not specify a Performance Cap Threshold and any Performance Cap Threshold previously established will no longer be valid. By making this election, you agree that your investment will be transferred into your selected Segments at any declared Performance Cap Rate, which could include Segments with Performance Cap Rates that are not acceptable to you.

SEGMENT MATURITY DATE

Your Segment Maturity Date is the Segment Business Day on which a Segment ends. You will receive advance notice of maturing Segments in which you are currently invested in your quarterly statement. You will generally also receive a second advance notice of maturing Segments in which you are currently invested. The additional notice is available by mail or electronically and is generally provided at least 30 days before a Segment Maturity Date. You can instruct us to stop delivering this second notice to you at any time. We reserve the right to discontinue this second notice at any time.

SEGMENT MATURITY INSTRUCTIONS. You may specify maturity instructions that tell us how to allocate the Segment Maturity Value among the investment options and you can change these instructions at any time. You may tell us either to follow your instructions on file for new contributions, to withdraw all or part of your Segment Maturity Value, or to transfer your Segment Maturity Value to the next available Segment of the same Segment Type, provided the participation requirements are met. While you may specify or change your maturity instructions for maturing Segments at any time until the close of business on the Segment Maturity Date, we recommend submitting new or revised instructions at least five business days prior to the Segment Maturity Date.

As stated above, you may elect to have maturing Segments invested according to your instructions on file, and those instructions may include allocations to different Segment Types, or you may elect to transfer your Segment Maturity Value to the next available Segment of the same Segment Type in which you are currently invested. If you take either of these steps, then the designated portion of your Segment Maturity Value will be transferred to the corresponding Segment Type Holding Account, as of the close of business on the Segment Maturity Date. Assuming that all participation requirements are met, the designated amounts will be treated like any other amounts in a Segment Type Holding Account. On the next Segment Start Date, the designated amounts in the Segment Type Holding Account will be transferred into the corresponding Segment. Typically, this means the designated amounts would be held in a Segment Type Holding Account for at least one business day.

If you have not provided us with maturity instructions for a maturing Segment, then by default the Segment Maturity Value will be transferred to the Segment Type Holding Account for the same Segment Type as the maturing Segment. Your Segment Maturity Value would then be transferred from that Segment Type Holding Account into the next Segment of that Segment Type on the Segment Start Date except that:

..   if the next Segment to be created in the Segment Type would not meet the
    Segment Maturity Date Requirement or that Segment Type has been terminated, we will instead transfer your Segment Maturity Value to the EQ/Money Market variable investment option; and

..   if you designate a Performance Cap Threshold that is not met on the next
    Segment Start Date or if the Segment Type has been suspended, your Segment Maturity Value will remain in the Segment Type Holding Account.

                        CONTRACT FEATURES AND BENEFITS

If you are impacted by these delays, you may transfer your Segment Maturity Value into another Segment Type Holding Account or any other variable investment option at any time before the next Segment Start Date.

SEGMENT MATURITY VALUE

We calculate your Segment Maturity Value on the Segment Maturity Date using your Segment Investment and the Segment Rate of Return.

Your Segment Maturity Value for all Segments is calculated as follows:

We multiply your Segment Investment by your Segment Rate of Return to get your Segment Return Amount. Your Segment Maturity Value is equal to your Segment Investment plus your Segment Return Amount. Your Segment Return Amount may be negative, in which case your Segment Maturity Value will be less than your Segment Investment.

For Annual Lock Segments, the Segment Rate of Return is equal to the cumulative result of each successive Annual Lock Yearly Rate of Return, minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected. The Annual Lock Yearly Rate of Return is equal to the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the first Annual Lock Anniversary and thereafter from one Annual Lock Anniversary to the next), subject to the Performance Cap Rate and Segment Buffer, as follows:

-------------------------------------------------------------
                               YOUR ANNUAL LOCK YEARLY RATE
IF THE INDEX PERFORMANCE RATE  OF RETURN FOR THAT ANNUAL
 FOR THE ANNUAL LOCK PERIOD:   LOCK PERIOD WILL BE:
-------------------------------------------------------------
exceeds the                    equal to the Performance Cap
Performance Cap Rate           Rate
-------------------------------------------------------------
is positive but less than the  equal to the Index
Performance Cap Rate           Performance Rate
-------------------------------------------------------------
is flat or negative by a       equal to 0%
percentage equal to or less
than the Segment Buffer
-------------------------------------------------------------
is negative by a percentage    negative, equal to the extent
greater than the Segment       of the percentage exceeding
Buffer                         the Segment Buffer
-------------------------------------------------------------

We first multiply your Segment Investment by your Annual Lock Yearly Rate of Return for the first year (first Annual Lock Period) to get your Annual Lock Yearly Return Amount for that year (Annual Lock Period). Your Annual Lock Anniversary Ending Amount for the first Annual Lock Period is equal to your Segment Investment plus or minus your Annual Lock Yearly Return Amount for that Annual Lock Period. Your Annual Lock Yearly Return Amount for that period may be negative, in which case your Annual Lock Anniversary Ending Amount for that period will be less than your Segment Investment. The Annual Lock Anniversary Ending Amount on the first Annual Lock Anniversary is the Annual Lock Anniversary Starting Amount for the second year (second Annual Lock Period) that we multiply by the Annual Lock Yearly Rate of Return for that Annual Lock Period and so on for the remaining Annual Lock Periods until the Segment Maturity Date (sixth Annual Lock Anniversary). These values are based on the change in the value of the relevant Index during the relevant Annual Lock Period. Any fluctuation in the value of the Index between a Segment Start Date and the first Annual Lock Anniversary (and between each successive Annual Lock Anniversary thereafter) is ignored when calculating the Annual Lock Anniversary Ending Amount.

Please note: (i) the Annual Lock Anniversary Starting Amount (and each subsequent Annual Lock Anniversary Starting and Ending Amount) is adjusted for any withdrawals (including any withdrawal charge and Return of Premium Death Benefit charge) from the Segment and (ii) the Annual Lock Anniversary Starting and Ending Amounts are used solely to calculate the Segment Maturity Value for Annual Lock Segments, are not credited to the contract, are not the Segment Interim Value, and cannot be received upon surrender or withdrawal.

For Standard Segments, the Segment Rate of Return is equal to the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity Date), subject to the Performance Cap Rate and Segment Buffer, minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected, as follows:

-------------------------------------------------------------
                               YOUR SEGMENT RATE OF
IF THE INDEX PERFORMANCE RATE: RETURN WILL BE:
-------------------------------------------------------------
exceeds the                    equal to the Performance Cap
Performance Cap Rate           Rate minus the Return of
                               Premium Death Benefit charge
                               if the Return of Premium
                               Death Benefit is elected
-------------------------------------------------------------
is positive but less than the  equal to the Index
Performance Cap Rate           Performance Rate minus the
                               Return of Premium Death
                               Benefit charge if the Return
                               of Premium Death Benefit is
                               elected
-------------------------------------------------------------
is flat or negative by a       equal to 0% minus the Return
percentage equal to or less    of Premium Death Benefit
than the Segment Buffer        charge if the Return of
                               Premium Death Benefit is
                               elected
-------------------------------------------------------------
is negative by a percentage    negative, equal to the extent
greater than the Segment       of the percentage exceeding
Buffer                         the Segment Buffer minus the
                               Return of Premium Death
                               Benefit charge if the Return
                               of Premium Death Benefit is
                               elected
-------------------------------------------------------------

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return.

ANNUAL LOCK SEGMENT EXAMPLE

Assume that you invest $1,000 in a S&P 500 Price Return Index, 6-year Annual Lock Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 12%, you make no withdrawal from the Segment and you did not elect the Return of Premium Death Benefit.

                        CONTRACT FEATURES AND BENEFITS

Below is a table summarizing the various Index Performance Rates, Annual Lock Yearly Rates of Return, Annual Lock Yearly Return Amounts and Annual Lock Anniversary Starting and Ending Amounts for the Annual Lock example that is described immediately following the table.

--------------------------------------------------------------------------------
                                               ANNUAL                  ANNUAL
                                   ANNUAL       LOCK       ANNUAL       LOCK
                        INDEX    LOCK YEARLY ANNIVERSARY LOCK YEARLY ANNIVERSARY
                     PERFORMANCE   RATE OF    STARTING     RETURN      ENDING
       YEAR             RATE       RETURN      AMOUNT      AMOUNT      AMOUNT
--------------------------------------------------------------------------------
         1              13%           12%     $1,000.00*   $120.00    $1,120.00
--------------------------------------------------------------------------------
         2              -5%            0%     $1,120.00    $  0.00    $1,120.00
--------------------------------------------------------------------------------
         3              10%           10%     $1,120.00    $112.00    $1,232.00
--------------------------------------------------------------------------------
         4              -12%          -2%     $1,232.00   -$ 24.64    $1,207.36
--------------------------------------------------------------------------------
         5              11%           11%     $1,207.36    $132.81    $1,340.17
--------------------------------------------------------------------------------
         6              14%           12%     $1,340.17    $160.82    $1,500.99
--------------------------------------------------------------------------------

* This is also the Segment Investment.

If the S&P 500 Price Return Index is 13% higher on the first Annual Lock Anniversary than on the Segment Start Date, you will receive a 12% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount would be $1,120. We reach that amount as follows:

..   The Index Performance Rate (13%) for the first Annual Lock Period is greater than the Performance Cap Rate (12%), so the Annual Lock Yearly Rate of Return (12%) for the first Annual Lock Period is equal to the Performance Cap Rate.

..   The Annual Lock Yearly Return Amount ($120) for the first Annual Lock
    Period is equal to the Segment Investment ($1,000), which is also the first Annual Lock Anniversery Starting Amount, multiplied by the Annual Lock Yearly Rate of Return (12%) for the first Annual Lock Period.

..   The Annual Lock Anniversary Ending Amount ($1,120) on the first Annual Lock
    Anniversary is equal to the Segment Investment ($1,000) plus the Annual
    Lock Yearly Return Amount ($120) for that Annual Lock Period.

..   The first Annual Lock Anniversary Ending Amount is also the second Annual
    Lock Anniversary Starting Amount ($1,120).

If the S&P 500 Price Return Index is 5% lower during the second Annual Lock Period, then you will receive a 0% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount on the second Annual Lock Anniversary would be $1,120. We reach that amount as follows:

..   The Index Performance Rate (-5%) for the second Annual Lock Period is less than the Segment Buffer which absorbs the first 10% of negative performance, so the Annual Lock Yearly Rate of Return for that Annual Lock Period is 0%.

..   The Annual Lock Yearly Return Amount for the Annual Lock Period ($0) is
    equal to the second Annual Lock Anniversary Starting Amount ($1,120) multiplied by the Annual Lock Yearly Rate of Return for that Annual Lock Period (0%).

..   The Annual Lock Anniversary Ending Amount on the second Annual Lock
    Anniversary ($1,120) is equal to the second Annual Lock Anniversary Starting Amount ($1,120) plus the Annual Lock Yearly Return Amount for the second Annual Lock Period ($0).

If the S&P 500 Price Return Index is 10% higher during the third Annual Lock Period, then you will receive a 10% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount on the third Annual Lock Anniversary would be $1,232. We reach that amount as follows:

..   The Index Performance Rate (10%) for the third Annual Lock Period is less than the Performance Cap Rate (12%), so the Annual Lock Yearly Rate of Return (10%) for that Annual Lock Period is equal to the Index Performance Rate.

..   The Annual Lock Yearly Return Amount for that Annual Lock Period ($112) is equal to the third Annual Lock Anniversary Starting Amount ($1,120) multiplied by the Annual Lock Yearly Rate of Return for that Annual Lock Period (10%).

..   The Annual Lock Anniversary Ending Amount on the third Annual Lock
    Anniversary ($1,232) is equal to the third Annual Lock Anniversary Starting Amount ($1,120) plus the Annual Lock Yearly Return Amount for the third Annual Lock Period ($112).

If the S&P 500 Price Return Index is 12% lower during the fourth Annual Lock Period, then you will receive a -2% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount on the fourth Annual Lock Anniversary would be $1207.36. We reach that amount as follows:

..   The Index Performance Rate (-12%) for the fourth Annual Lock Period is greater than the Segment Buffer which absorbs the first 10% of negative performance, so the Annual Lock Yearly Rate of Return for that Annual Lock Period is -2%.

..   The Annual Lock Yearly Return Amount for that Annual Lock Period (-$24.64)
    is equal to the fourth Annual Lock Anniversary Starting Amount ($1,232) multiplied by the Annual Lock Yearly Rate of Return for that Annual Lock Period (-2%).

..   The Annual Lock Anniversary Ending Amount on the fourth Annual Lock
    Anniversary ($1,207.36) is equal to the fourth Annual Lock Anniversary Starting Amount ($1,232) plus the Annual Lock Yearly Return Amount for the fourth Annual Lock Period (-$24.64).

If the S&P 500 Price Return Index is 11% higher during the fifth Annual Lock Period, then you will receive a 11% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount on the fifth Annual Lock Anniversary would be $1,340.17. We reach that amount as follows:

..   The Index Performance Rate (11%) for the fifth Annual Lock Period is less than the Performance Cap Rate (12%), so the Annual Lock Yearly Rate of Return (11%) for that Annual Lock Period is equal to the Index Performance Rate.

..   The Annual Lock Yearly Return Amount for that Annual Lock Period ($132.81)
    is equal to the fifth Annual Lock Anniversary Starting Amount ($1,207.36) multiplied by the Annual Lock Yearly Rate of Return for that Annual Lock Period (11%).

                        CONTRACT FEATURES AND BENEFITS

..   The Annual Lock Anniversary Ending Amount on the fifth Annual Lock
    Anniversary ($1,340.17) is equal to the fifth Annual Lock Anniversary Starting Amount ($1,207.36) plus the Annual Lock Yearly Return Amount for the fifth Annual Lock Period ($132.81).

If the S&P 500 Price Return Index is 14% higher during the sixth Annual Lock Period, then you will receive a 12% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount on the sixth Annual Lock Anniversary (which is also the Segment Maturity Date) would be $1,500.99. We reach that amount as follows:

..   The Index Performance Rate (14%) for the sixth Annual Lock Period is greater than the Performance Cap Rate (12%), so the Annual Lock Yearly Rate of Return for that Annual Lock Period is 12%.

..   The Annual Lock Yearly Return Amount for that Annual Lock Period ($160.82)
    is equal to the sixth Annual Lock Anniversary Starting Amount ($1,340.17) multiplied by the Annual Lock Yearly Rate of Return for that Annual Lock Period (12%).

..   The Annual Lock Anniversary Ending Amount on the sixth Annual Lock
    Anniversary ($1,500.99) is equal to the sixth Annual Lock Anniversary Starting Amount ($1,340.17) plus the Annual Lock Yearly Return Amount for the sixth Annual Lock Period ($160.82).

..   The Annual Lock Anniversary Ending Amount on the sixth Annual Lock
    Anniversary is also the Segment Maturity Value ($1,500.99).

The Segment Rate of Return for the above example is 50.099%.

Now assume that you did elect the Return of Premium Death Benefit.

If the S&P 500 Price Return Index returns are as stated in the table above, then you will receive a 48.899% Segment Rate of Return, and your Segment Maturity Value would be $1,488.99. We reach that amount as follows:

..   The Segment Rate of Return (48.899%) is equal to the cumulative result of each successive Annual Lock Yearly Rate of Return (50.099%) minus the Return of Premium Death Benefit charge (1.20%). The cumulative result, also sometimes referred to as the percentage change, can also be calculated as (($1,500.99 - $1,000.00) / $1,000.00) * 100).

..   The Segment Return Amount ($488.99) is equal to the Segment Investment
    ($1,000) multiplied by the Segment Rate of Return (48.899%).

..   The Segment Maturity Value ($1,488.99) is equal to the Segment Investment
    ($1,000) plus the Segment Return Amount ($488.99).

Below is a table summarizing the various Index Performance Rates, Annual Lock Yearly Rates of Return, Annual Lock Yearly Return Amounts and Annual Lock Anniversary Starting and Ending Amounts for an Annual Lock example using different Index Performance Rate assumptions.

-------------------------------------------------------------------------
                                 ANNUAL    ANNUAL     ANNUAL    ANNUAL
                                  LOCK      LOCK       LOCK      LOCK
                        INDEX    YEARLY  ANNIVERSARY  YEARLY  ANNIVERSARY
                     PERFORMANCE RATE OF  STARTING    RETURN    ENDING
       YEAR             RATE     RETURN    AMOUNT     AMOUNT    AMOUNT
-------------------------------------------------------------------------
         1              13%        12%    $1,000.00*  $120.00  $1,120.00
-------------------------------------------------------------------------
         2              -5%          0%   $1,120.00   $  0.00  $1,120.00
-------------------------------------------------------------------------
         3               8%          8%   $1,120.00   $ 89.60  $1,209.60
-------------------------------------------------------------------------
         4              -20%       -10%   $1,209.60  -$120.96  $1,088.64
-------------------------------------------------------------------------
         5              -19%        -9%   $1,088.64  -$ 97.98  $  990.66
-------------------------------------------------------------------------
         6              -6%          0%   $  990.66   $  0.00  $  990.66
-------------------------------------------------------------------------

* This is also the Segment Investment.

STANDARD SEGMENT EXAMPLES

Assume that you invest $1,000 in an S&P 500 Price Return Index, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 11%, you make no withdrawal from the Segment and you did not elect the Return of Premium Death Benefit.

If the S&P 500 Price Return Index is 13% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 11% Segment Rate of Return, and your Segment Maturity Value would be $1,110. We reach that amount as follows:

..   The Index Performance Rate (13%) is greater than the Performance Cap Rate
    (11%), so the Segment Rate of Return (11%) is equal to the Performance Cap Rate.

..   The Segment Return Amount ($110) is equal to the Segment Investment
    ($1,000) multiplied by the Segment Rate of Return (11%).

..   The Segment Maturity Value ($1,110) is equal to the Segment Investment
    ($1,000) plus the Segment Return Amount ($110).

If the S&P 500 Price Return Index is only 6% higher on the Segment Maturity Date than on the Segment Start Date, then you will receive a 6% Segment Rate of Return, and your Segment Maturity Value would be $1,060. We reach that amount as follows:

..   The Index Performance Rate (6%) is less than the Performance Cap Rate
    (11%), so the Segment Rate of Return (6%) is equal to the Index Performance Rate.

..   The Segment Return Amount ($60) is equal to the Segment Investment ($1,000)
    multiplied by the Segment Rate of Return (6%).

..   The Segment Maturity Value ($1,060) is equal to the Segment Investment
    ($1,000) plus the Segment Return Amount ($60).

If the S&P 500 Price Return Index is 10% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 0% Segment Rate of Return, and your Segment Maturity Value would be $1,000. We reach that amount as follows:

..   The Index Performance Rate is -10% and the Segment Buffer absorbs the first
    10% of negative performance, so the Segment Rate of Return is 0%.

                        CONTRACT FEATURES AND BENEFITS

..   The Segment Return Amount ($0) is equal to the Segment Investment ($1,000)
    multiplied by the Segment Rate of Return (0%).

..   The Segment Maturity Value ($1,000) is equal to the Segment Investment
    ($1,000) plus the Segment Return Amount ($0).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -5% Segment Rate of Return, and your Segment Maturity Value would be $950. We reach that amount as follows:

..   The Index Performance Rate is -15% and the Segment Buffer absorbs the first
    10% of negative performance, so the Segment Rate of Return is -5%.

..   The Segment Return Amount (-$50) is equal to the Segment Investment
    ($1,000) multiplied by the Segment Rate of Return (-5%).

..   The Segment Maturity Value ($950) is equal to the Segment Investment
    ($1,000) plus the Segment Return Amount (-$50).

Assume that you invest $1,000 in an S&P 500 Price Return Index, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 11%, you make no withdrawal from the Segment and you did elect the Return of Premium Death Benefit.

If the S&P 500 Price Return Index is 13% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 10.8% Segment Rate of Return, and your Segment Maturity Value would be $1,108. We reach that amount as follows:

..   The Index Performance Rate (13%) is greater than the Performance Cap Rate
    (11%), so the Segment Rate of Return (10.8%) is equal to the Performance Cap Rate (11%) minus the Return of Premium Death Benefit charge (0.20%).

..   The Segment Return Amount ($108) is equal to the Segment Investment
    ($1,000) multiplied by the Segment Rate of Return (10.8%).

..   The Segment Maturity Value ($1,108) is equal to the Segment Investment
    ($1,000) plus the Segment Return Amount ($108).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -5.2% Segment Rate of Return, and your Segment Maturity Value would be $948. We reach that amount as follows:

..   The Index Performance Rate is -15% and the Segment Buffer absorbs the first
    10% of negative performance, so the Segment Rate of Return (-5.2%) is equal to -5% minus the Return of Premium Death Benefit charge (0.20%).

..   The Segment Return Amount (-$52) is equal to the Segment Investment
    ($1,000) multiplied by the Segment Rate of Return (-5.2%).

..   The Segment Maturity Value ($948) is equal to the Segment Investment
    ($1,000) plus the Segment Return Amount (-$52).

SETTING THE SEGMENT MATURITY DATE AND SEGMENT START DATE

There will generally be two or more Segment Maturity Dates and Segment Start Dates each month that the contract is outstanding. The Segment Maturity Date for Segments maturing and the Segment Start Date for new corresponding Segments will generally be scheduled to occur on consecutive Business Days that are also Segment Business Days.

If a Segment Maturity Date falls on a holiday, the Segment Maturity Date will generally be the preceding Segment Business Day. If a Segment Start Date falls on a holiday, the Segment Start Date will generally be the preceding Segment Business Day unless that preceding Segment Business Day is not in the same month. In these instances, no Segment will begin until the next scheduled Segment Start Date. Please see Appendix V later in this prospectus for a demonstration of the effects that scheduled holidays can have on the Segment Maturity Date and the Segment Start Date.

EFFECT OF AN EMERGENCY CLOSE. Segments are scheduled to mature and start on Segment Business Days. The Segment Maturity Date for Segments maturing and the Segment Start Date for new corresponding Segments starting will generally occur on consecutive Business Days that are also Segment Business Days. It is possible that an Index could be affected by an emergency close on a Segment Business Day, thereby affecting the Index's ability to publish a price and our ability to mature or start Segments based on the affected Index. Emergency closes can have two consequences.

1. If the New York Stock Exchange ("NYSE") experiences an emergency close and cannot publish any prices, we will delay the maturity or start of all Segments for all Indices.

2. If any Index other than the NYSE experiences an emergency close, we will delay the maturity and start of the Segments using the affected Index and mature or start Segments for all unaffected Indices.

The emergency closure of an INDEX OTHER THAN THE NYSE can have a different effect if it occurs on a Segment Maturity Date rather than a Segment Start Date. We do not currently offer any such Index, but may in the future.

..   IF AN EMERGENCY CLOSE OCCURS ON A SCHEDULED SEGMENT MATURITY DATE, then the
    Segment Maturity Date for that Segment will be delayed until the next Segment Business Day. The next Segment Business Day would be the Segment Start Date. If the emergency close only lasted that one day, the Segment Start Date and the Segment Maturity Date for the affected Segment would occur on the same day.

..   IF AN EMERGENCY CLOSE OCCURS ON AN INDEX OTHER THAN THE NYSE ON A SCHEDULED
    SEGMENT START DATE, then we would not create Segments that utilize the affected Index. However, on that day we would create Segments that utilize unaffected Indices. Consequently, Segment Maturity Values designated for Segment Types that utilize an affected Index would not be allocated to Segments and would remain in the corresponding Segment Type Holding Account.

If the conditions that cause an emergency close persist, we will use reasonable efforts to calculate the Segment Maturity Value of any affected Segments. If the affected Index cannot be priced within eight days, we will contact a calculating agency, normally a bank we have a contractual relationship with, which will determine a price to reflect a reasonable estimate of the Index level.

                        CONTRACT FEATURES AND BENEFITS

SUSPENSION, TERMINATION AND CHANGES TO SEGMENT TYPES AND INDICES

We may decide at any time until the close of business on each Segment Start Date whether to offer any or all of the Segment Types described in this Prospectus on a Segment Start Date for a particular Segment. We may suspend a Segment Type for a week, month or a period of several months, or we may terminate a Segment Type entirely.

If a Segment Type is suspended, your account value will remain in the Segment Type Holding Account until a Segment of that Segment Type is offered or you transfer out of the Segment Type Holding Account. We will provide you with written confirmation when money is not transferred from a Segment Type Holding Account into a segment due to the suspension of a Segment Type.

If a Segment Type is terminated, your account value in the corresponding Segment Type Holding Account will be defaulted into the EQ/Money Market variable investment option on the date that would have been the Segment Start Date.

We have the right to substitute an alternative index prior to Segment maturity if the publication of one or more Indices is discontinued or at our sole discretion we determine that our use of such Indices should be discontinued or if the calculation of one or more of the Indices is substantially changed. In addition, we reserve the right to use any or all reasonable methods to end any outstanding Segments that use such Indices. We also have the right to add additional Indices under the contract at any time. We would provide notice about the use of additional or alternative Indices, as soon as practicable, in a supplement to this Prospectus. If an alternative index is used, its performance could impact the Index Performance Rate, Segment Rate of Return, Segment Maturity Value, Annual Lock Yearly Rate of Return, Annual Lock Anniversary Starting and Ending Amounts and Segment Interim Value. An alternative index would not change the Segment Buffer or Performance Cap Rate for an existing Segment. If a similar index cannot be found, we will end the affected Segments prematurely by applying the Segment Performance Cap Rate and Segment Buffer to the actual gains or losses on the original Index as of the date of termination. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced index. For example, if the Russell 2000(R) Index were not available, we might use the NASDAQ.

We reserve the right to offer any or all Segment Types more or less frequently than we have been or to stop offering any or all of them or to suspend offering any or all of them temporarily for some or all contracts. If we stop offering or suspend certain Segment Types, each existing Segment of those Segment Types will remain invested until its respective Segment Maturity Date.

DOLLAR CAP AVERAGING PROGRAM

Our Dollar Cap Averaging Program ("Program") is an administrative service designed to systematically invest in any of the available Segments over a period of either three or six months. The Program invests in the dollar cap averaging account, which is part of the EQ/Money Market variable investment option. The dollar cap averaging account has the same rate of return as the EQ/Money market variable investment option. The Program allows you to gradually allocate amounts to available Segment Type Holding Accounts by periodically transferring approximately the same dollar amount to your selected Segment Type Holding Accounts. Regular allocations to the Segment Type Holding Accounts will allow you to invest in the Segments at different Performance Cap Rates. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. We may, at any time, exercise our right to terminate transfers to any of the Segment Type Holding Accounts, limit the number of Segments which you may elect or discontinue offering the Program.

Under the Dollar Cap Averaging Program:

..   The minimum initial contribution required to establish a Program is $25,000.

..   There is no minimum contribution requirement for subsequent contributions to an existing Program. Subsequent contributions do not extend the time period of the Program. Subsequent contributions will increase the amount of each periodic transfer into the designated Segment Type Holding Account(s) for the remainder of the Program.

..   The Program can be funded from both new contributions to your contract and transfers from the investment options, including the EQ/Money Market variable investment option.

..   If you elect to invest in the Program at contract issue, 100% of your initial contribution must be allocated to the Program. In other words, your initial contribution cannot be split between your Program and any other investment option available under the contract.

..   Your allocation instructions for the Program must match your instructions on file on the day the Program is established. If you change your allocation instructions on file, the instructions for your Program will change to match your new allocation instructions.

..   You may not specify a Performance Cap Threshold if you elect to invest in the Program. This means you will invest in the Segment(s) based on the Performance Cap Rate declared, which could include Segments with Performance Cap Rates that are not acceptable to you.

..   We offer time periods of 3 and 6 months. We may also offer other time periods. You may only have one time period in effect at any time and once you select a time period, you may not change it.

..   Currently, your account value will be transferred from the Program into your designated Segment Type Holding Account(s) on a monthly basis (using the first transfer into a Segment as the starting point for the monthly transfers). For example, if the first Segment Start Date is the first Thursday in June, each subsequent Dollar Cap Averaging transfer will generally occur on the first Thursday of the month until the requested duration is met. We may offer the Program in the future with transfers on a different basis. You can learn more about the Program by contacting your financial professional or our processing office.

..   Transfers from the dollar cap averaging account into the designated Segment
    Type Holding Account(s) will occur the business day preceding the next Segment Start Date. For example, if a contract is issued on January 10th and the next Segment Start

                        CONTRACT FEATURES AND BENEFITS

   Date is January 16th and January 15th is a Business Day, the first transfer from the dollar cap averaging account into the designated Segment Type Holding Account(s) will generally occur on January 15th.

..   Any transfers or withdrawals from the dollar cap averaging account will terminate the Program. Upon termination, all funds will be transferred to the investment options according to your allocation instructions. However, any forced withdrawals from the dollar cap averaging account as a result of an RMD will not terminate the Program.

..   If a Segment Type is suspended, any amount in the dollar cap averaging account destined for that Segment will be transferred to the Segment Type Holding Account. It will remain there until the next Segment Start Date on which the Segment is not suspended. If one of the Segment Types is terminated or discontinued, the value in the terminated Segment Type Holding Account will be moved to the EQ/Money Market variable investment option and the Program will continue.

   If there are multiple Segments being transferred into as part of the Program and on the first Segment Start Date one of the Segment Types is suspended, the Suspended Segment Type will transfer on the next Segment Start Date and all subsequent transfers will generally occur on the same Thursday of the month established by the non-suspended transfers.

..   You may cancel your participation in the Program at any time by notifying us in writing. If you terminate your Program, we will transfer any amount remaining in the dollar cap averaging account to the investment options according to your allocation instructions.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may exercise your cancellation right under the contract to receive a refund. To exercise this cancellation right, you must notify us with a signed letter of instruction electing this right, to our processing office within 10 days after you receive your contract. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix II to find out what applies in your state.

Generally, your refund will equal your account value under the contract on the day we receive written notification of your decision to cancel the contract and will reflect any investment gain or loss in the investment options (less the daily charges we deduct) through the date we receive your contract. This includes the Segment Interim Value for amounts allocated to existing Segments. Some states, however, require that we refund the full amount of your contribution (not reflecting investment gain or loss). In addition, in some states, the amount of your refund (either your account value or the full amount of your contributions), and the length of your "free look" period, depend on whether you purchased the contract as a replacement. Please refer to your contract or supplemental materials or contact us for more information. For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. When required by applicable law to return the full amount of your contribution, we will return the greater of your contribution or your contract's cash value.

We may require that you wait six months before you may apply for a contract with us again if:

..   you cancel your contract during the free look period; or

..   you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

If you fully convert an existing traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see "Tax information," later in this Prospectus.

                        CONTRACT FEATURES AND BENEFITS

4. Determining your contract's value

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YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of: (i) the values you have in the variable investment options, (ii) the values you have in the Segment Type Holding Accounts, (iii) the values you have in the Dollar Cap Averaging Program and
(iv) your Segment Interim Values.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less any applicable withdrawal charges. Please see "Surrender of your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS, SEGMENT TYPE HOLDING ACCOUNTS AND THE DOLLAR CAP AVERAGING ACCOUNT

Each variable investment option (including the Segment Type Holding Accounts and dollar cap averaging account) invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

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UNITS MEASURE YOUR VALUE IN EACH VARIABLE INVESTMENT OPTION.
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The unit value for each variable investment option depends on the investment performance of that option minus daily charges for the variable investment option fee and, if the Return of Premium Death Benefit is elected, minus the Return of Premium Death Benefit charge (which is added to the variable investment option fee and the combined amount is deducted). Each Segment Type Holding Account and the dollar cap averaging account are part of the EQ/Money Market variable investment option. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless it is:

(i)increased to reflect additional contributions;

(ii)decreased to reflect a withdrawal (including applicable withdrawal charges); or

(iii)increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option.

A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE STRUCTURED INVESTMENT OPTION

Your value in each Segment on the Segment Maturity Date is calculated as described under "Segment Rate of Return" in "Contract Features and Benefits" earlier in this Prospectus.

In setting the Performance Cap Rate that we use in calculating the Segment Maturity Value or Annual Lock Anniversary Starting and Ending Amounts for Annual Lock Segments, we assume that you are going to hold a Segment until the Segment Maturity Date. However, you have the right under the contract to access amounts in the Segments before the Segment Maturity Date under certain circumstances. Therefore, we calculate a Segment Interim Value on each business day, which is also a Segment Business Day, between the Segment Start Date and the Segment Maturity Date. The method we use to calculate the Segment Interim Value is different than the method we use to calculate the value of the Segment on the Segment Maturity Date. Prior to the Segment Maturity Date, we use the Segment Interim Value to calculate (1) your account value; (2) the amount your beneficiary would receive as a death benefit; (3) the amount you would receive if you make a withdrawal from a Segment; (4) the amount you would receive if you surrender your contract; or (5) the amount you would receive if you cancel your contract and return it to us for a refund within your state's "free look" period (unless your state requires that we refund the full amount of your contribution upon cancellation).

The Segment Interim Value is calculated based on a formula that provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. Appendix III later in this Prospectus sets forth the calculation formula as well as numerous hypothetical examples. The formula is calculated by adding the fair value of three components. These components provide us with a market value estimate of the risk of loss and the possibility of gain at the end of a Segment. These components are used to calculate the Segment Interim Value. The three components are:

(1)Fair value of hypothetical fixed instruments; plus

(2)Fair value of hypothetical derivatives; plus

(3)Cap calculation factor.

We then compare the sum of the three components above with a limitation based on the Performance Cap Rate. In particular, the Segment Interim Value is never greater than the Segment Investment (or most recent Annual Lock Anniversary Starting Amount, if applicable) multiplied by the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration (or Annual Lock Period for Annual Lock Segments) that has elapsed. This limitation is imposed to discourage owners from withdrawing from a Segment before the Segment Maturity Date where there may have been significant increases in the relevant Index early in the Segment Duration. If you elect the optional Return of Premium Death Benefit, a pro rata portion of the Return of Premium Death Benefit charge is also deducted from the lesser of these two values. For more information, please see Appendix III.

EVEN IF THE CORRESPONDING INDEX HAS EXPERIENCED POSITIVE INVESTMENT PERFORMANCE SINCE THE SEGMENT START DATE, BECAUSE OF THE FACTORS WE TAKE INTO ACCOUNT IN THE CALCULATION ABOVE, YOUR SEGMENT INTERIM VALUE MAY BE LOWER THAN YOUR SEGMENT INVESTMENT.

                       DETERMINING YOUR CONTRACT'S VALUE

5. Transferring your money among investment options

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TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following current limitations:

..   You may not transfer out of a Segment before its Segment Maturity Date.

..   You may not transfer out of a Segment Type Holding Account on a Segment
    Start Date.

..   A contribution or transfer into a Segment Type Holding Account on a Segment
    Start Date will not be transferred into the Segment that is created on that Segment Start Date. Your money will be transferred into a Segment on the next Segment Start Date, provided you meet the participation requirements.

..   You may not contribute or transfer money into a Segment Type Holding
    Account and designate a Segment Start Date. The account value in the Segment Type Holding Account will be transferred on the first Segment Start date on which you meet the participation requirements.

..   You may not contribute or transfer into a Segment Type Holding Account if the Segment Maturity Date of the Segment that will be created on the Segment Start Date would be after the maturity date of your contract.

..   You may not transfer to a Segment if the total number of Segments that would be active in your contract after such transfer would be greater than
    136. If a transfer from a Segment Type Holding Account into a Segment will cause a contract to exceed this limit, such transfers will be defaulted to the EQ/Money Market variable investment option. If there are multiple Segments scheduled to be established on a Segment Start Date, new Segments will be established in the order of those that would have the largest initial Segment Investment first until the limit is reached. Any remaining amount that is not transferred into a Segment will then be defaulted to the EQ/Money Market variable investment option.

..   Transfers from a Segment Type Holding Account to a Segment will not occur if you do not meet the participation requirements. See "Segment Participation Requirements" in "Contract features and benefits" earlier in this Prospectus.

Upon advance notice to you, via a client communication mailing, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. In addition, we may, at any time, exercise our right to limit or terminate transfers into any of the variable investment options and to limit the number of variable investment options which you may elect. We currently do not impose any transfer restrictions among the variable investment options. A transfer request does not change your allocation instructions on file. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

You may request a transfer in writing using the specified form or on line using Online Account Access. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1)the contract number,

(2)the dollar amounts or percentage to be transferred, and

(3)the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

We may charge a transfer charge for any transfers among the variable investment options in excess of 12 transfers in a contract year. We do not deduct a transfer charge for any transfer made in connection with our Dollar Cap Averaging Program. For more information, see "Transfer charge" in "Charges and expenses" later in this Prospectus.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of the EQ Advisors Trust (the "trust"). The trust has adopted policies and procedures regarding disruptive transfer activity. The trust discourages frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. The trust aggregates inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trust currently considers transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In most cases, the trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trust for more information.

When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

6. Accessing your money

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WITHDRAWING YOUR ACCOUNT VALUE

You have two ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this Prospectus.

METHOD OF WITHDRAWAL

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                                         LIFETIME
                                         REQUIRED
                                         MINIMUM
 CONTRACT                      PARTIAL DISTRIBUTION
---------------------------------------------------
NQ                               Yes       No
---------------------------------------------------
Traditional IRA                  Yes       Yes
---------------------------------------------------
Roth IRA                         Yes       No
---------------------------------------------------
QP/(1)/                          Yes       No
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/(1)/All payments are made to the plan trust, as the owner of the contract. See
     "Appendix VI: Purchase considerations for defined benefit and defined contribution plans" later in this Prospectus.

Withdrawals may be subject to income tax and, unless the taxpayer is over age 59 1/2 or another exception applies, an additional 10% federal income tax penalty, as described in "Tax information" later in this Prospectus.

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ALL REQUESTS FOR WITHDRAWALS MUST BE MADE ON A SPECIFIC FORM THAT WE PROVIDE. PLEASE SEE "HOW TO REACH US" EARLIER IN THIS PROSPECTUS FOR MORE INFORMATION.
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PARTIAL WITHDRAWALS

You may take partial withdrawals from your account value at any time before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves you with an account value of less than $500, we reserve the right to terminate the contract and pay you the cash value. See "Surrender of your contract to receive its cash value" below.

Partial withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

Partial withdrawals out of Segments are permitted, subject to certain restrictions. See "How withdrawals are taken from your account value" later in this section. If you elect the optional Return of Premium Death Benefit, a pro rata portion of the Return of Premium Death Benefit charge will be deducted as part of the Segment Interim Value calculation at the time you take a partial withdrawal out of a Segment. A partial withdrawal from a Segment will reduce your Segment Investment in that Segment and, therefore, your Segment Maturity Value for that Segment. For Annual Lock Segments, a partial withdrawal will also reduce each Annual Lock Anniversary Starting and Ending Amount. The reduction in the Segment Investment and each Annual Lock Anniversary Starting and Ending Amount may be greater than the dollar amount of your withdrawal. For more information, see Appendix III. Withdrawals reduce the Return of Premium Death Benefit amount on a pro rata basis by the same proportion that the account value is reduced on the date of the withdrawal. The Segment Investment is also adjusted on a pro rata basis for withdrawals, withdrawal charges and the portion of the Return of Premium Death Benefit charge, if applicable, that is attributable to the amount withdrawn.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(TRADITIONAL IRA CONTRACTS ONLY -- SEE "TAX INFORMATION" LATER IN THIS PROSPECTUS.)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions (we refer to them as "RMDs") yourself and request partial withdrawals. In such a case, a withdrawal charge could apply. Before electing this account-based withdrawal option, you should consider whether annuitization might be better in your situation. Please refer to "Required minimum distributions" under "Individual Retirement Arrangements ("IRAs")" in "Tax information" later in this Prospectus.

This service is not available to qualified plan trust owned contracts.

You may elect this service in the calendar year in which you reach age 70 1/2 or in any later year (other than the first calendar year that your contract is in force). The minimum amount we will pay out is $250. Currently, RMD payments will be made annually each December.

We do not impose a withdrawal charge on the RMD payment taken through our automatic RMD service even if, when added to a partial withdrawal previously taken in the same contract year, the RMD payments exceed the free withdrawal amount.

This service does not generate an automatic RMD payment during the first contract year. Therefore, if you are making a rollover or transfer contribution to the contract after age 70 1/2, you must take an RMD before the rollover or transfer. If you do not, any withdrawals that you take during the first contract year to satisfy your RMD amount may be subject to withdrawal charges, if applicable, if they exceed the free withdrawal amount.

The RMD amount is based on your entire interest in your traditional IRA contract whether your investments are allocated to one or more variable investment options and/or one or more Segments. We will withdraw your RMD amount from the variable investment options first on a pro rata basis. If there is insufficient account value in the variable investment options, then we will withdraw the balance of the RMD amount from the Segment Type Holding Accounts on a pro rata basis. If there is insufficient value in the variable investment options and the Segment Type Holding Accounts, we will withdraw amounts from the Segments on a pro rata basis.

As you approach age 70 1/2 you should consider the effect of allocations to any Segment. You should consider whether you have a sufficient amount allocated to the variable investment options under this contract and/or sufficient liquidity under other traditional IRAs that you maintain in order to satisfy your RMD for this contract without affecting amounts allocated to a Segment under this contract.

We will send to traditional IRA owners a form outlining the minimum distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).

                             ACCESSING YOUR MONEY

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

WITHDRAWALS

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options (excluding the Segment Type Holding Accounts and dollar cap averaging account). If there is insufficient value or no value in the variable investment options (excluding the Segment Type Holding Accounts and dollar cap averaging account), any additional amount of the withdrawal required or the total amount of the withdrawal will be taken on a pro rata basis from the Segment Type Holding Accounts. If there are insufficient funds in the Segment Type Holding Accounts, any additional amount of the withdrawal required will be taken from the dollar cap averaging account. If there is insufficient value in the dollar cap averaging account, we will deduct all or a portion of the withdrawal from the Segments on a pro rata basis. A partial withdrawal from the Dollar Cap Averaging Program will terminate the program.

If you specify the investment options from which you want us to deduct your withdrawal, the following restrictions apply: If the amount of your withdrawal is equal to or less than your account value in the variable investment options and Segment Type Holding Accounts, the entire withdrawal must come from the account value in the variable investment options and Segment Type Holding Accounts, and the withdrawal cannot be pro rata; you must specify the dollar amount or percentage withdrawal for the variable investment options and Segment Type Holding Accounts from which to take the withdrawal. In other words, you cannot take a withdrawal from the Segments if there is any value remaining in the variable investment options and Segment Type Holding Accounts.

After 100% of the value has been taken from the variable investment options and Segment Type Holding Accounts, you can specify the dollar amount or percentage of the withdrawal to be taken from any Segment.

If you have amounts in a Segment Type Holding Account and you make a withdrawal on a Segment Start Date, that amount will not be transferred into the Segment created on that date.

Withdrawals prior to your Segment Maturity Date reduce the Segment Investment on a pro rata basis by the same proportion that the Segment Interim Value is reduced on the date of the withdrawal. For Annual Lock Segments, each Annual Lock Anniversary Ending Amount and Annual Lock Anniversary Starting Amount is also recalculated. Below is a table summarizing the impact of a withdrawal during the second Annual Lock Period of an Annual Lock Segment on the Annual Lock Anniversary Starting Amount (which is equal to the Segment Investment) and Annual Lock Anniversary Ending Amount that is described in greater detail immediately following the table.

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                              BEFORE WITHDRAWAL              AFTER WITHDRAWAL
                           ---------------------------    -------------------------
                   ANNUAL
                   LOCK                    ANNUAL                        ANNUAL
                   YEARLY                   LOCK                          LOCK
        INDEX      RATE                  ANNIVERSARY                   ANNIVERSARY
      PERFORMANCE   OF       SEGMENT       ENDING          SEGMENT       ENDING
YEAR     RATE      RETURN   INVESTMENT*    AMOUNT         INVESTMENT*    AMOUNT
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 1       13%        12%     $1,000.00    $1,120.00         $900.00     $1,008.00
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1.5           $110.00 withdrawal** (Segment Interim Value at time of
                             withdrawal is $1,100.00)
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* The first Annual Lock Anniversary Starting Amount is equal to the Segment Investment.
** $110 is the total amount withdrawn (including any withdrawal charge and Return of Premium Death Benefit charge).

Assume $1,000.00 is invested in an Annual Lock Segment. The Index Performance Rate for the first Annual Lock Period is 13% which is greater than the Performance Cap Rate of 12%. Therefore, the first Annual Lock Anniversary Ending Amount is $1,120.00 ($1,000.00 + ($1,000.00 * 12%)). If a withdrawal of
$110.00 is taken during the second Annual Lock Period and the Segment Interim Value on the date of the withdrawal is $1,100.00) then the recalculated first Annual Lock Anniversary Starting Amount (which is equal to the Segment Investment) is $900.00 ($1,000.00 - ($1,000.00 * ($110.00/$1,100.00))). The
recalculated Annual Lock Anniversary Ending Amount is $1,008.00 ($900.00 + ($900.00 * 12%)).

You can request, in advance of your Segment Maturity Date, a withdrawal of your Segment Maturity Value on the Segment Maturity Date, which is not subject to the restrictions described above regarding the need to withdraw amounts in variable investment options and Segment Type Holding Accounts before withdrawing amounts from Segments. We will only accept a request to withdraw your Segment Maturity Value if you submit the request within 12 months of the Segment Maturity Date.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while an owner is living (or for contracts with non-natural owners, while the annuitant is living) and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

If applicable, a pro rata portion of the Return of Premium Death Benefit charge is imposed when calculating the Segment Interim Value of any Segments.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

When a contract is surrendered in certain states, the free withdrawal amount is not taken into account when calculating the amount of the withdrawal. See "10% free withdrawal amount" under "Charges under the contract" in "Charges and expenses" later in this Prospectus.

WITHDRAWALS TREATED AS SURRENDERS

If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

                             ACCESSING YOUR MONEY

(2)the SEC determines that an emergency exists as a result of which sales of securities or determination of fair value of an investment option's assets is not reasonably practicable, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.


SIGNATURE GUARANTEE

As a protection against fraud, we require a signature guarantee (i.e., Medallion Signature Guarantee as required by us) for the following transaction requests:

..   disbursements, including but not limited to partial withdrawals, surrenders, transfers and exchanges, over $250,000;

..   any disbursement requested within 30 days of a change to the address;

..   any disbursement when we do not have an originating or guaranteed signature on file or where we question a signature or perceive any inconsistency between the signature on file and the signature on the request;

..   any other transaction we require.

We may change the specific requirements listed above, or add signature guarantees in other circumstances, at our discretion if we deem it necessary or appropriate to help protect against fraud. For current requirements, please refer to the requirements listed on the appropriate form or call us at the number listed in this prospectus.

You can obtain a Medallion Signature Guarantee from more than 7,000 financial institutions that participate in a Medallion Signature Guarantee program. The best source of a Medallion Signature Guarantee is a bank, brokerage firm or credit union with which you do business. A NOTARY PUBLIC CANNOT PROVIDE A MEDALLION SIGNATURE GUARANTEE. NOTARIZATION WILL NOT SUBSTITUTE FOR A MEDALLION SIGNATURE GUARANTEE.


YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.

Deferred annuity contracts such as Structured Capital Strategies(R) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Structured Capital Strategies(R) contract and all its benefits will terminate and will be converted to a supplemental payout annuity contract ("payout option") that provides for periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Structured Capital Strategies(R) contract at the time of annuitization, the annuity payout option that you select, and the annuity purchase factor to which that value is applied, as described below. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Structured Capital Strategies(R) contract guarantees that upon annuitization, your account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. Any change to the annuity purchase factor will only apply to contributions made after the date of the change. (Please see your contract and SAI for more information). In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We may offer other payout options not outlined here. Your financial professional can provide details.

Annuitization terminates the Return of Premium Death Benefit including if your contract reaches the maturity date. See "Annuity maturity date" later in this section.

Structured Capital Strategies(R) currently offers you several choices of annuity payout options.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own and the annuitant's age at contract issue. We reserve the right to add, remove or change these annuity payout options at any time.

ANNUITY PAYOUT OPTIONS

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Fixed annuity payout options             .   Life annuity
                                         .   Life annuity with period certain
                                         .   Life annuity with refund certain
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..   LIFE ANNUITY: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

..   LIFE ANNUITY WITH PERIOD CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

..   LIFE ANNUITY WITH REFUND CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor.

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors

                             ACCESSING YOUR MONEY
in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies depending on the payout option that you choose and the timing of your purchase as it relates to any withdrawal charges that apply under your contract.

There is no withdrawal charge imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain. If we are offering non-life contingent forms of annuities, the withdrawal charge will be imposed. If applicable, a pro rata portion of the Return of Premium Death Benefit charge is applied when calculating the Segment Interim Value of any Segments.

PARTIAL ANNUITIZATION. Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the life-contingent annuity payout options described here. We no longer offer a period certain option for partial annuitization. We require you to elect partial annuitization on the form we specify. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "How withdrawals are taken from your account value" earlier in this section and also the discussion of "Partial annuitization" in "Tax information" for more information.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a maximum period certain of 10 years. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the Structured Capital Strategies(R) contract date. You can change the date your annuity payments are to begin any time. The date may not be later than your contract's maturity date. Your contract's maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 98th birthday.

We will send you a notice with your contract statement one year prior to your maturity date. Once you have selected an annuity payout option and payments have begun, no change can be made. If you do not respond to the notice within 30 days following your maturity date, your contract will be annuitized automatically.

We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts (such as monthly) because of the increased administrative expenses associated with more frequent payouts. Also, in general, the longer the period over which we expect to make payments, the lower will be your payment each year.

The amount of the annuity payments will depend on:

(1)the amount applied to purchase the annuity;

(2)the type of annuity chosen;

(3)in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4)in certain instances, the sex of the annuitant(s).

The amount applied to provide the annuity payments will be (1) the account value for any life annuity form, or (2) the cash value for any annuity certain (an annuity form that does not guarantee payments for a person's lifetime) except that if the period certain is more than five years, the amount applied will be no less than 95% of the account value.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

Please see Appendix II later in this Prospectus for state variations.

ANNUITY MATURITY DATE

Your contract has a maturity date. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed other than in conformance with applicable law, even if you name a new annuitant. The maturity date is generally the contract date anniversary that follows the annuitant's 98th birthday (or older joint annuitant's, if your contract has joint annuitants). The maturity date may not be less than thirteen months from your contract date, unless otherwise stated in your contract. We will send a notice with the contract statement one year prior to the maturity date. The notice will include the date of maturity, describe the available annuity payout options, state the availability of a lump sum payment option, and identify the default payout option if you do not provide an election by the time of your contract maturity date. The default payout option is a life annuity with a maximum period certain of 10 years.

                             ACCESSING YOUR MONEY

7. Charges and expenses

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CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option (including the Segment Type Holding Account and dollar cap averaging account). These charges are reflected in the unit values of each variable investment option:

..   a variable investment option fee; and

..   a Return of Premium Death Benefit charge (if applicable).

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

..   at the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge.

..   at the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

..   at the time you request a transfer in excess of 12 transfers in a contract year -- a transfer charge (currently, there is no transfer charge).

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

CHARGES UNDER THE CONTRACTS

VARIABLE INVESTMENT OPTION FEE

We deduct a daily charge from the net assets in each variable investment option (including the Segment Type Holding Account and dollar cap averaging account) to compensate us for administrative expenses, sales expenses and certain expense risks we assume under the contracts. The daily charge shown as an annual rate of the net assets in each variable investment option is 1.15%.

The expense risk we assume is the risk that our expenses in providing the benefits and administering the contracts will be greater than we expect. To the extent that the expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts. This charge also compensates us for administrative expenses and a portion of our sales expenses, under the contract.

On a non-guaranteed basis, we may waive this fee under certain conditions. If the return on the EQ/Money Market variable investment option on any day is positive, but lower than the amount of this fee, then we will waive the difference between the two, so that you do not receive a negative return. If the return on the EQ/Money Market variable investment option on any day is negative, we will waive this fee entirely for that day, although your account value would be reduced by the negative performance of the EQ/Money Market variable investment option itself. We reserve the right to change or cancel this provision at any time.

This fee does not apply to amounts held in a Segment.

TRANSFER CHARGE

Currently, we do not charge for transfers among variable investment options under the contract. However, we reserve the right to charge for any transfers among variable investment options in excess of 12 per contract year. We will provide you with advance notice if we decide to assess the transfer charge, which will never exceed $35 per transfer. The transfer charge is designed to compensate the company with respect to adminstering the transaction. The charge is also designed to deter disruptive transfer activity. The transfer charge (if applicable), will be assessed at the time that the transfer is processed. Each time you request a transfer from one variable investment option to another, we will assess the transfer charge (if applicable). Separate requests submitted on the same day will each be treated as a separate transfer. Any transfer charge will be deducted from the variable investment options from which the transfer is made. We will not count transfers from Segment Type Holding Accounts into Segments on a Segment Start Date, or the allocation of Segment Maturity Value on a Segment Maturity Date in calculating the number of transfers subject to this charge. We will also not charge for transfers made in connection with our Dollar Cap Averaging Program.

RETURN OF PREMIUM DEATH BENEFIT CHARGE

If you elect the Return of Premium Death Benefit, we deduct:

..   A daily charge from the net assets in each variable investment option
    (including each Segment Type Holding Account and the dollar cap averaging account). The charge is equal to an annual rate of 0.20% of the net assets in each investment option. We add the Return of Premium Death Benefit charge to the variable investment option fee and deduct the combined amount on a daily basis from the net assets in each variable investment option. On a non-guaranteed basis, we may waive this fee under certain conditions. If the return on the EQ/Money Market variable investment option on any day is positive, but lower than the sum of the Return of Premium Death Benefit charge and the variable investment option fee, then we will waive the difference between the return on the EQ/Money Market variable investment option and the sum of the variable investment option fee and the Return of Premium Death Benefit charge, so that you do not receive a negative return. If the return on the EQ/Money Market variable investment option on any day is negative, we will waive the sum of the Return of Premium Death Benefit charge and the variable investment option fee entirely for that day, although your account value would be reduced by the negative performance of the EQ/Money Market variable investment option itself. We reserve the right to change or cancel this provision at any time.

                             CHARGES AND EXPENSES
   and

..   A charge from each Segment as part of the Segment Rate of Return. The charge is equal to an annual rate of 0.20% of the Segment Investment in each Segment for the Segment Duration and is deducted when calculating the Segment Rate of Return on the Segment Maturity Date. A pro rata portion of this charge is deducted as part of the Segment Interim Value calculation if a partial withdrawal is taken from a Segment on a date other than the Segment Maturity Date or if the contract is surrendered, annuitized or a death benefit paid on a date other than the Segment Maturity Date. The Segment Investment is also reduced if a portion of the Return of Premium Death Benefit charge is deducted as part of the Segment Interim Value calculation.

The Return of Premium Death Benefit charge is designed to compensate us for providing the Return of Premium Death Benefit amount.

SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

DUPLICATE CONTRACT CHARGE. We charge $35 for providing a copy of your contract. The charge for this service can be paid (i) using a credit card acceptable to AXA Equitable, (ii) by sending a check to our processing office, or (iii) by any other means we make available to you.

CHECK PREPARATION CHARGE. The standard form of payment for all withdrawals is direct deposit. If direct deposit instructions are not provided, payment will be made by check. Currently, we do not charge for check preparation, however, we reserve the right to impose a charge, which would be deducted from the amount you request following imposition of such a charge. We reserve the right to charge a maximum of $85.

CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE. Currently, we are waiving the $65 charge for each third-party transfer or exchange; this waiver may be discontinued at any time, with or without notice. Absent this waiver, we deduct a charge from the amount you request for direct rollovers or direct transfers of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. We reserve the right to increase this charge to a maximum of $125.

WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the 10% free withdrawal amount applies, and the availability of one or more exceptions.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

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                       CONTRACT YEAR
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                                         1   2   3   4   5   6   7+
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Percentage of contribution               6%  6%  5%  5%  4%  3%  0%
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For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn that are not subject to the withdrawal charge are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information" later in this Prospectus.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage.

We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options (excluding the Segment Type Holding Accounts and dollar cap averaging account). If those amounts are insufficient, we will deduct all or a portion of the required amounts pro rata from the Segment Type Holding Accounts. If the amounts in the Segment Type Holding Accounts are still insufficient, we will deduct all or a portion of the required amounts from the dollar cap averaging account. If the amount in the dollar cap averaging account is still insufficient, we deduct all or a portion of the required amounts from the Segments on a pro rata basis. If you specify that your withdrawal be taken from specific investment options, the amount of the withdrawal charge will first be taken from the investment options you specify. If there is insufficient value in those options to pay the withdrawal charge after your withdrawal is deducted, then the remainder of the withdrawal charge is deducted as described above.

Withdrawals from a Segment or a Segment Type Holding Account are subject to the same withdrawal charge calculations as a withdrawal from any other investment option. Any withdrawal from a Segment will reduce the Segment Interim Value. A withdrawal from a Segment Type Holding Account reduces the amount that will be transferred to a Segment. For more information, see "Structured Investment Option" in "Contract features and benefits," earlier in this Prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of the contract year. When a contract is surrendered in certain states, the free withdrawal amount is not taken into account when calculating the amount of the withdrawal.


Assume you made an initial contribution of $100,000 to a 6-year Segment and a subsequent contribution of $40,000 in contract year 2 to another 6-year Segment. At the beginning of the seventh contract

                             CHARGES AND EXPENSES
year, if your account value is $200,000, your withdrawal charge free amount is $120,000 ($20,000 from the 10% free withdrawal amount plus $100,000 from contributions which are no longer subject to withdrawal charges). If you withdraw the entire Segment Maturity Value of the first Segment when it matures (assume $150,000), you would pay a withdrawal charge of $900 on the $30,000 of contributions deemed to be withdrawn from the contract (3% of ($150,000 - $20,000 - $100,000)). As this example shows, for purposes of calculating withdrawal charges, all contributions (both initial and subsequent) are deemed withdrawn before any earnings, even earnings from Segments where the associated contributions are no longer subject to withdrawal charges.


DEATH. The withdrawal charge does not apply if the owner dies and a death benefit is payable to the beneficiary.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i)An owner (or older joint owner, if applicable) has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii)We receive proof satisfactory to us (including certification by a licensed physician) that an owner's (or older joint owner's, if applicable) life expectancy is six months or less; or

(iii)An owner (or older joint owner, if applicable) has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

   -- its main function is to provide skilled, intermediate, or custodial nursing care;

   -- it provides continuous room and board to three or more persons;

   -- it is supervised by a registered nurse or licensed practical nurse;

   -- it keeps daily medical records of each patient;

   -- it controls and records all medications dispensed; and

   -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity pay out option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

ADJUSTMENTS WITH RESPECT TO EARLY WITHDRAWALS FROM SEGMENTS

We calculate the Segment Interim Value when a withdrawal is taken, whether a partial withdrawal or a full contract surrender, from a Segment prior to the Segment Maturity Date. The Segment Interim Value is calculated based on a formula that provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. For more information on the calculation of the Segment Interim Value, please see Appendix III.

CHARGES THAT THE TRUST DEDUCTS

The Trust deducts charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of the Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the variable investment option fee, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of a Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales and administration generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of

                             CHARGES AND EXPENSES

1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

                             CHARGES AND EXPENSES

8. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary during your lifetime and while the contract is in force. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Any part of a death benefit for which there is no named or designated beneficiary living at your death will be payable in a single sum to your surviving spouse, if any; if there is no surviving spouse, then to the surviving children in equal shares; if there are no surviving children, then to your estate. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. In a QP contract, the beneficiary must be the plan trust. If the contract is owned by a qualified plan trust or other entity, the death benefit is payable to the entity owner. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor.

Subject to applicable laws and regulations, you may impose restrictions on the timing and manner of the payment of the death benefit to your beneficiary. For example, your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. However, you should be aware that (i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

DEATH BENEFIT

The base death benefit is equal to the account value as of the date we receive satisfactory proof of the owner's death, any required instructions for the method of payment, and all information and forms necessary to effect payment. If you elected the Return of Premium Death Benefit, you will receive the greater of the Return of Premium Death Benefit amount or the account value as of the date we receive satisfactory proof of the Reference Life's death, any required instructions for the method of payment, and all information and forms necessary to effect payment.

RETURN OF PREMIUM DEATH BENEFIT

At issue, you may elect the optional Return of Premium Death Benefit for an additional charge. Once elected, the Return of Premium Death Benefit may not be voluntarily terminated.

The Return of Premium Death Benefit amount is equal to your initial contribution and any subsequent contributions to the contract less a deduction that reflects any withdrawals you make from the contract (including any withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Return of Premium Death Benefit" later in this section. The amount of any withdrawal charge is described in "Charges and expenses -- Withdrawal charge". The death benefit payable if the Return of Premium Death Benefit is elected is the greater of the Return of Premium Death Benefit amount or the account value on the date we receive satisfactory proof of the Reference Life's death, any required instructions for the method of payment, and all information and forms necessary to effect payment.

The Return of Premium Death Benefit is payable prior to annuitization upon the death of the Reference Life (or surviving Reference Life if there are joint Reference Lives). While the owner of the contract can be changed, the Reference Life cannot generally be changed. After the contract is issued the Reference Life (Lives) can only change as follows:

..   if you provide the required forms to remove an original joint owner due to divorce, we also remove that joint owner as a Reference Life; or

..   if the sole beneficiary is the surviving spouse, is under age 76, and elects to continue the contract upon the death of the sole Reference Life who was also the sole owner, that surviving spouse will become the new Reference Life.

If the contract has a non-natural owner, changing the annuitant will be treated as the death of the owner (but not as the death of the Reference Life) and the Return of Premium Death Benefit will not be payable but federal income tax rules will generally require payment of amounts under the contract within five years of changing the annuitant.

The Return of Premium Death Benefit is not available for issue ages 76 and higher. If the contract has joint owners, they must be spouses to elect the Return of Premium Death Benefit and both be less than 76 years old at issue. The Return of Premium Death Benefit is not available if the contract has a non-natural owner and joint annuitants. No contributions are allowed after age 75 (or the first contract anniversary if later) if you elect the Return of Premium Death Benefit.

A pro rata portion of the Return of Premium Death Benefit charge is deducted when calculating the Segment Interim Value if you withdrawal amounts from Segments on any day other than the Segment Maturity Date or if the contract is surrendered, annuitized or a death benefit paid on a date other than the Segment Maturity Date. The Segment Investment is also reduced if a portion of the Return of Premium Death Benefit charge is deducted as part of the Segment Interim Value calculation.

HOW WITHDRAWALS AFFECT YOUR RETURN OF PREMIUM DEATH BENEFIT

Withdrawals through the date of death of the Reference Life (or surviving Reference Life if there are joint Reference Lives) reduce the Return of Premium Death Benefit amount on a pro rata basis by the same proportion that the account value is reduced on the date of the

                           PAYMENT OF DEATH BENEFIT
withdrawal. If you take a withdrawal from your contract, you will reduce the Return of Premium Death Benefit amount and the reduction may be greater than the amount withdrawn. For example, if your account value is $30,000 and you withdraw $12,000 (including any withdrawal charge and Return of Premium Death Benefit charge), you have withdrawn 40% of your account value. If your Return of Premium Death Benefit amount was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 * 40%) and your new Return of Premium Death Benefit amount after the withdrawal would be $24,000 ($40,000 - $16,000). Withdrawals after the date of death of the Reference Life (or surviving Reference Life if there are joint Reference Lives) reduce the Return of Premium Death Benefit by the dollar amount your account value is reduced.

A pro rata portion of the Return of Premium Death Benefit charge is deducted when calculating the Segment Interim Value if you withdrawal amounts from Segments on any day other than the Segment Maturity Date.

HOW DIVORCE MAY AFFECT YOUR RETURN OF PREMIUM DEATH BENEFIT

If you and your spouse become divorced after you purchase a contract with the Return of Premium Death Benefit, we will not divide the Return of Premium Death Benefit as part of the divorce settlement or judgement. If you are the sole owner (and Reference Life) of a contract with the Return of Premium Death Benefit, we will not remove you as the Reference Life even if your ex-spouse becomes the sole owner of the contract as part of the divorce settlement or judgement. If you and your spouse are joint Reference Lives and you subsequently divorce, only upon submission of the necessary documentation to change the ownership of the contract to only one of the ex-spouses will we drop the other ex-spouse as a Reference Life. IF THE OWNERSHIP IS NOT CHANGED BEFORE ONE OF THE EX-SPOUSES DIES, THE RETURN OF PREMIUM DEATH BENEFIT WILL NOT BE PAYABLE. As noted earlier, the charge for the Return of Premium Death Benefit does not end on the transfer of ownership.

As a result of the divorce, you may be required to withdraw amounts from the contract to be paid to your ex-spouse. Any such withdrawal will reduce the Return of Premium Death Benefit amount pro rata (and therefore possibly by more than the amount withdrawn), and a withdrawal charge and Return of Premium Death Benefit charge may also apply.

EFFECT OF THE OWNER'S DEATH

THE RETURN OF PREMIUM DEATH BENEFIT WAS NOT ELECTED. In general, if the owner dies while the contract is in force, but before annuitization the contract terminates and the applicable death benefit is paid. If the contract is jointly owned, the death benefit is payable upon the death of the older owner. If the contract is owned by a non-natural person, the death of the primary annuitant triggers rules regarding the death of an owner.

Once we have received notice of the owner's death, we will not make any transfers from Segment Type Holding Accounts to Segments. Amounts in the Segment Type Holding Accounts will be defaulted into the EQ/Money Market variable investment option. When Segments mature, the Segment Maturity Value will be transferred to the EQ/Money Market variable investment option.

There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option ("BCO"). For contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the "Spousal continuation" feature, or under our Beneficiary continuation option, as discussed below. For contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under "Non-spousal joint owner contract continuation." If you are the sole owner and your spouse is the sole primary beneficiary, your surviving spouse can continue the contract as a successor owner, under "Spousal continuation" or under our Beneficiary continuation option, as discussed below.

If the surviving joint owner is not the surviving spouse, or, for single owner contracts, if the beneficiary is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner's death (the "5-year rule"). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not to exceed his/her life expectancy) if payments commence within one year of the owner's death. Any such election must be made in accordance with our rules at the time of death.

THE RETURN OF PREMIUM DEATH BENEFIT WAS ELECTED. In general, if the owner, who is also the sole Reference Life, dies while the contract is in force but before annuitization, the contract terminates and the death benefit is paid. If the contract is jointly owned at issue and the Reference Lives are spouses when the first Reference Life dies, the Return of Premium Death Benefit is payable upon the death of the surviving Reference Life. If the contract is owned by a non-natural person, the annuitant will be the Reference Life and the death of the annuitant triggers the same rules that apply to the death of an owner.

If the original owner is changed to a new owner, and the new owner (who is not the Reference Life) dies before the Reference Life (or surviving Reference Life, if applicable), the Return of Premium Death Benefit is not payable and the post-death distribution rules discussed above apply. SEE "The Return of Premium Death Benefit was not elected" above. Likewise, if a joint owner is added to the contract and that new joint owner (who is not the Reference Life) dies before the Reference Life, the Return of Premium Death Benefit is not payable and the post-death distribution rules apply.

Once we have notice of the Reference Life's death (or surviving Reference Life's death, if applicable), we will not make any transfers from Segment Type Holding Accounts to Segments. Amounts in the Segment Type Holding Accounts will be defaulted into the EQ/Money Market variable investment option. When Segments mature, the Segment Maturity Value will be transferred to the EQ/Money Market variable investment option.

There are certain circumstances, however, in which the contract can be continued by a successor owner or under the Beneficiary continuation option ("BCO"). If you are the sole Reference Life and your spouse is the sole primary beneficiary, your surviving spouse may be able to continue the contract as a successor owner, under "Spousal continuation" if your surviving spouse is not yet 76 years old. If your eligible surviving spouse continues the contract and the Return of Premium Death Benefit amount is greater than the account value, the difference will be added to the EQ/Money Market variable investment option unless your surviving spouse provides different allocation instructions.

If the beneficiary is not the surviving spouse, Spousal continuation is not available, but other post-death payout options under the BCO may be available.

                           PAYMENT OF DEATH BENEFIT

NON-SPOUSAL JOINT OWNER CONTRACT CONTINUATION

Upon the death of either owner, the surviving joint owner becomes the sole owner.

Any amount payable under the contract must be fully paid to the surviving joint owner within five years, unless one of the exceptions described here applies. The surviving owner may instead elect to take an installment payout or an annuity payout option we may offer at the time under the contract, provided payments begin within one year of the deceased owner's death. If an annuity or installment payout is elected, the contract terminates and a supplemental contract is issued.

If the older owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) take an installment payout or an annuity payout option we may offer at the time under the contract within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option discussed below. If the contract continues, withdrawal charges will no longer apply if you did not elect the Return of Premium Death Benefit, and no additional contributions will be permitted.

If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) take an installment payout or annuity within one year;
(3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option discussed below. If the contract continues, withdrawal charges will continue to apply and no additional contributions will be permitted. If you did not elect the Return of Premium Death Benefit, the account value death benefit becomes payable to the beneficiary if the older owner dies within five years after the death of the younger owner.

SPOUSAL CONTINUATION

RETURN OF PREMIUM DEATH BENEFIT WAS NOT ELECTED. If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own the contract with your younger spouse, or if the contract owner is a non-natural person and you and your younger spouse are joint annuitants, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse's death to continue the contract under Spousal continuation. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

Upon your death, the younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a single owner contract) may elect to receive the death benefit, continue the contract under our Beneficiary continuation option (as discussed below in this section) or continue the contract, as follows:

..   In general, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made.

..   If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

Where a NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trust, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

..   If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

..   The withdrawal charge schedule remains in effect.

The transfer restrictions on amounts in Segments prior to election of Spousal continuation remain in place. Any amounts in Segments may not be transferred out of the Segments until their Segment Maturity Dates. The Segment Maturity Value may be reinvested in other investment options. However, if the beneficiary chooses the "5-year rule" they are not permitted to transfer any account value to any Segment but instead can only transfer account value to a variable investment option.

If you divorce, Spousal continuation does not apply.

RETURN OF PREMIUM DEATH BENEFIT WAS ELECTED. If you are the original contract owner (and Reference Life) and your spouse is the sole primary beneficiary, your spouse may elect to continue the contract, including the Return of Premium Death Benefit, as successor owner (and the new Reference Life) upon your death under certain conditions. The Return of Premium Death Benefit charge will continue to apply. Spousal beneficiaries (who were not also a Reference Life) must be 75 or younger as of the date of the deceased spouse's death to continue the contract under Spousal continuation. If you jointly own the contract with your spouse and you are joint Reference Lives, the contract continues with your spouse as the surviving Reference Life. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If you divorce, Spousal continuation does not apply.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the amount payable under the contract in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix II later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

                           PAYMENT OF DEATH BENEFIT

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death. If the beneficiary chooses this option, they are not permitted to transfer any account value to a 6-year Segment but instead can only transfer account value to a variable investment option, unless they are at least 91 years old and younger than 97 years old and the next Segment Start Date is more than one year from the end of the calendar year which contains the fifth anniversary of your death, in which case the 1-year Standard Segments would be available.


Under the beneficiary continuation option for IRA and Roth IRA contracts:

..   The contract continues with your name on it for the benefit of your beneficiary.

..   The beneficiary replaces the deceased owner as annuitant.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.


..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   Transfer restrictions on amounts in Segments prior to election of the beneficiary continuation option remain in place. Any amounts in Segments may not be transferred out of the Segments until their Segment Maturity Dates. The Segment Maturity Value may be reinvested in certain investment options.


..   A beneficiary who chooses to receive annual payments over his life expectancy should consult his tax adviser about selecting Segments that provide sufficient liquidity to satisfy the payout requirements under this option.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the variable investment options but no additional contributions will be permitted.

..   The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, "beneficiary" refers to the successor owner or the surviving joint owner who elects this feature. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death. If the beneficiary chooses this option, they are not permitted to transfer any account value to a 6-year Segment but instead can only transfer account value to a variable investment option, unless they are at least 91 years old and younger than 97 years old and the next Segment Start Date is more than one year from the end of the calendar year which contains the fifth anniversary of your death, in which case the 1-year Standard Segments would be available.


Under the beneficiary continuation option for NQ contracts:

..   This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

..   The beneficiary automatically replaces the existing annuitant.

..   The contract continues with your name on it for the benefit of your beneficiary.


..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

..   Transfer restrictions on amounts in Segments prior to the election of the beneficiary continuation option remain in place. Any amounts in

                           PAYMENT OF DEATH BENEFIT

   Segments may not be transferred out of the Segments until their Segment Maturity Dates. The Segment Maturity Value may be reinvested in certain investment options.


..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the variable investment options but no additional contributions will be permitted.

..   If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

..   Any partial withdrawals must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If the amount payable under the contract is a death benefit:

..   No withdrawal charges will apply to withdrawals of the death benefit by the beneficiary.

If the amount payable under the contract is the cash value:

..   The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free withdrawal amount will continue to apply to withdrawals but does not apply to surrenders.

..   We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free withdrawal amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

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A beneficiary should speak to his or her tax professional about which continuation option is appropriate for him or her. Factors to consider include, but are not limited to, the beneficiary's age, need for immediate income and a desire to continue the contract.

                           PAYMENT OF DEATH BENEFIT

9. Tax information

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OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Structured Capital Strategies(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA Roth IRA or QP, and the characteristics of the owner. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and IRS interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. In addition to legislation enacted in December 2017, Congress may also consider further proposals to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 (ERISA). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or an individual retirement custodial or trusteed account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code. How these arrangements work, including special rules applicable to each, are noted in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options you elect.

TRANSFERS AMONG INVESTMENT OPTIONS

If permitted under the terms of the contract, you can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

..   if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

..   if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

..   if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

..   if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a typical grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See "Partial annuitization" below.

Annuitization under a Structured Capital Strategies(R) contract occurs when your entire interest under the contract is or has been applied to one or more payout options intended to amortize amounts over your life or over a period certain generally limited by the period of your life expectancy. (We do not currently offer a period certain option without life contingencies.) Annuity payouts can also be determined on a joint life basis. After annuitization, no further contributions to the contract may be made, the annuity payout amount must be paid at least annually, and annuity payments cannot be stopped except by death or surrender (if permitted under the terms of the contract).

                                TAX INFORMATION

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this Structured Capital Strategies(R) contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to an annuity payout option we may offer at the time under the contract. If no affirmative choice is made, we will apply any remaining account value or interest in the contract to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this Structured Capital Strategies(R) contract constitutes an annuity contract under current federal tax rules.

PARTIAL ANNUITIZATION

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date. We do not currently offer a period certain option without life contingencies.

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

Collateral assignments are taxable to the extent of any earnings in the contract at the time any portion of the contract's value is assigned as collateral. Therefore, if you assign your contract as collateral for a loan with a third party after the contract is issued, you may have taxable income even though you receive no payments under the contract. AXA Equitable will report any income attributable to a collateral assignment on Form 1099-R. Also, if AXA Equitable makes payments or distributions to the assignee pursuant to directions under the collateral assignment agreement, any gains in such payments may be taxable to you and reportable on Form 1099-R even though you do not receive them.

1035 EXCHANGES

You may purchase a nonqualified deferred annuity through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

..   the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

..   the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

If you are purchasing your contract through a Section 1035 exchange, you should be aware that AXA Equitable cannot guarantee that the exchange from the source contract to the contract you are applying for will be treated as a Section 1035 exchange; the insurance company issuing the source contract controls the tax information reporting of the transaction as a Section 1035 exchange. Because information reports are not provided and filed until the calendar year after the exchange transaction, the insurance company issuing the source contract shows its agreement that the transaction is a 1035 exchange by providing to us the cost basis of the exchanged source contract when it transfers the money to us on your behalf.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

                                TAX INFORMATION

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See "Payment of death benefit".

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

ADDITIONAL TAX ON NET INVESTMENT INCOME

Taxpayers who have modified adjusted gross income ("MAGI") over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the "Net Investment Income Tax" or "NIIT"). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxed on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Also we do not believe that these rules apply to the assets of Separate Account No. 68, because contract owners have no interest in the performance of those assets.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No 49.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   traditional IRAs, typically funded on a pre-tax basis; and

..   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A ("Contributions to Individual Retirement Arrangements (IRAs)") and 590-B ("Distributions from Individual Retirement Arrangements (IRAs)"). These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. We offer the Structured Capital Strategies(R) contract in both traditional IRA and Roth IRA versions.

                                TAX INFORMATION

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers
Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contracts. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have not applied for opinion letters approving the respective forms of the traditional IRA and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

You can cancel either version of the Structured Capital Strategies(R) IRA contract (traditional IRA or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA, or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES ("TRADITIONAL IRAS")

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

..   "regular" contributions out of earned income or compensation; or

..   tax-free "rollover" contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

Because the minimum initial contribution AXA Equitable requires to purchase this contract is larger than the maximum regular contribution you can make to an IRA for a taxable year, this contract must be purchased through a rollover or direct transfer contribution.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,500 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2018, after adjustment for cost-of-living changes. When your earnings are below $5,500, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the taxable year in which you reach age 70 1/2 or any taxable year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch up contributions" of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $5,500, married individuals filing jointly can contribute up to $11,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,500 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $5,500 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70 1/2 at any time during the taxable year for which the contribution is being made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590-A, ("CONTRIBUTIONS TO INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)") which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $5,000 per person limit for the applicable taxable year ($5,500 for 2018 after adjustment). The dollar limit is $1,000 higher for people eligible to make age 50-70 1/2 "catch-up" contributions ($6,500 for 2018). You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

                                TAX INFORMATION

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year. Make sure you designate the year for which you are making the contribution.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

..   qualified plans;

..   governmental employer 457(b) plans;

..   403(b) plans; and

..   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

..   Do it yourself:

   You receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

..   Direct rollover:

   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

..   "required minimum distributions" after age 70 1/2 or retirement from service with the employer; or

..   substantially equal periodic payments made at least annually for your life
    (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

..   substantially equal periodic payments made for a specified period of 10 years or more; or

..   hardship withdrawals; or

..   corrective distributions that fit specified technical tax rules; or

..   loans that are treated as distributions; or

..   certain death benefit payments to a beneficiary who is not your surviving spouse; or

..   qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

Rollovers from an eligible retirement plan to a traditional IRA are not subject to the "one-per-year limit" noted later in this section.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of payments" later in this Prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this the "one-per-year limit." It is the IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

                                TAX INFORMATION

EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

..   regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

..   regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

..   rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See Publications 590-A and 590-B for further details.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of certain excess contributions, as described in IRS Publications 590-A and 590-B; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and direct transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457 plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457 plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

IRA DISTRIBUTIONS DIRECTLY TRANSFERRED TO CHARITY. Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1/2 or older. We no longer permit you to direct AXA Equitable to make a distribution directly to a charitable organization you request, in accordance with an interpretation of recent non-tax regulatory changes.

REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS

Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits. This could increase the amount required to be distributed from the contracts if you take annual withdrawals instead of annuitizing. Currently we believe that these provisions would not apply to Structured Capital Strategies(R) contracts because of the type of benefits provided under the contracts. However, if you take annual withdrawals instead of annuitizing, please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.

                                TAX INFORMATION

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

If you choose an account-based method, the RMD amount for your Structured Capital Strategies(R) traditional IRA contract is calculated with respect to your entire interest in the contract, including your allocations to one or more variable investment options and one or more of the Segments in the Structured Investment Option.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, if you are taking account-based withdrawals from all of your traditional IRAs, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

If you are at an age where you are required to take lifetime required minimum distributions from traditional IRAs you should consider the effect of allocations to the Structured Investment Option under a Structured Capital Strategies(R) traditional IRA contract. You should consider whether you have a sufficient amount allocated to the Variable Investment Options under this contract and/or sufficient liquidity under other traditional IRAs that you maintain in order to satisfy your RMD for this contract without affecting amounts allocated to the Structured Investment Option under this contract.

Particularly if you hold any portion of your Structured Capital Strategies(R) IRA account value in Segments, you should make sure to have money invested in the variable investment options and/or other traditional IRAs in order to have enough liquidity in the contract or elsewhere to satisfy your RMD withdrawals without dipping into a Segment.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

                                TAX INFORMATION

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SPOUSAL CONTINUATION

If the contract is continued under Spousal continuation, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions:

..   made on or after your death; or

..   made because you are disabled (special federal income tax definition); or

..   used to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

..   used to pay certain first-time home buyer expenses (special federal income tax definition -- there is a $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

..   used to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and document eligibility for the exception to the IRS.

ROTH INDIVIDUAL RETIREMENT ANNUITIES ("ROTH IRAS")

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Structured Capital Strategies(R) Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

..   regular after-tax contributions out of earnings; or

..   taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion" rollover contributions); or

..   tax-free rollover contributions from other Roth individual retirement arrangements (or designated Roth accounts under defined contribution plans); or

..   tax-free direct custodian-to-custodian transfers from other Roth IRAs
    ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Because the minimum initial contribution AXA Equitable requires to purchase this contract is larger than the maximum regular contribution you can make to an IRA for a taxable year, this contract must be purchased through a rollover or direct transfer contribution.

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REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,500 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2018, after adjustment for cost-of-living changes. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,500, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach
70 1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590-A, ("CONTRIBUTIONS TO INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)") for the rules applicable to the current year.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

..   another Roth IRA;

..   a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

..   a "designated Roth contribution account" under a 401(k) plan, 403(b) plan or governmental employer Section 457(b) plan (direct or 60-day); or

..   from non-Roth accounts under another eligible retirement plan as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. We call this the "one-per-year limit." It is the Roth IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

Conversion rollover contributions to Roth IRAs are not subject to the "one-per-year limit" noted earlier in this section.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

The IRS and Treasury have issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the

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traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

Conversion rollover contributions to Roth IRAs cannot be recharacterized.

To recharacterize a contribution you must use our forms.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

..   rollovers from a Roth IRA to another Roth IRA;

..   direct transfers from a Roth IRA to another Roth IRA;

..   qualified distributions from a Roth IRA; and

..   return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

..   you are age 59 1/2 or older; or

..   you die; or

..   you become disabled (special federal income tax definition); or

..   your distribution is a "qualified first-time homebuyer distribution"
    (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)Regular contributions.

(2)Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a)Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b)Nontaxable portion.

(3)Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1)All distributions made during the year from all Roth IRAs you maintain -- within any custodian or issuer -- are added together.

(2)All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)All conversion contributions made during the year are added together.

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Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS

Lifetime minimum distribution requirements do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Generally the same as traditional IRA, except that regular contributions made after age 70 1/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

TAX WITHHOLDING AND INFORMATION REPORTING

STATUS FOR INCOME TAX PURPOSES; FATCA. In order for us to comply with income tax withholding and information reporting rules which may apply to annuity contracts and tax-qualified or tax-favored plan participation, we request documentation of "status" for tax purposes. "Status" for tax purposes generally means whether a person is a "U S. person" or a foreign person with respect to the United States; whether a person is an individual or an entity, and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If we do not have appropriate certification or documentation of a person's status for tax purposes on file, it could affect the rate at which we are required to withhold income tax, and penalties could apply. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act ("FATCA"), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, we may be required to report contract values and other information for certain contractholders. For this reason we and our affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.

TAX WITHHOLDING. We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

..   we might have to withhold and/or report on amounts we pay under a free look or cancellation.

..   we are required to withhold on the gross amount of a distribution from a
    Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U. S. entity recipients which are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute

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election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

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10. More information

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ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account
No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account No. 49 invests in shares issued by the corresponding Portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1)to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5)to deregister Separate Account No. 49 under the Investment Company Act of
   1940;

(6)to restrict or eliminate any voting rights as to Separate Account No. 49;

(7)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies;

(8)to limit or terminate contributions or transfers into any variable investment option; and

(9)to limit the number of variable investment options you may select.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.

ABOUT SEPARATE ACCOUNT NO. 68

We hold assets in a "non-unitized" separate account we have established under the New York Insurance Law to support our obligations under the Structured Investment Option. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We are obligated to pay all money we owe under the contract. If the obligation exceeds the assets of Separate Account No. 68, funds will be transferred to Separate Account No. 68 from the general account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the Structured Investment Option, regardless of whether assets supporting the Structured Investment Option are held in a separate account or our general account. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. For more information, see "About the general account" below.

Our current plans are to invest separate account assets in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues. We may also invest in interest rate swaps. Although the above generally describes our plans for investing the assets supporting our obligations under the Structured Investment Option, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

ABOUT THE TRUST

The Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. The Trust issues different shares relating to each of its portfolios.

The Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on the Trust's shares are reinvested in full. The Board of Trustees of the Trust serves for the benefit of the Trust's shareholders. The Board of Trustees may take many actions regarding the Portfolios (for example, the Board of

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Trustees can establish additional Portfolios or eliminate existing Portfolios; change Portfolio investment objectives; and change Portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for each Trust, and other information about the Portfolios, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectuses for the Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or the Structured Investment Option with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and the Structured Investment Option. The general obligations and the Structured Investment Option under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests in the Structured Investment Option under the contracts in the general account are issued by AXA Equitable and are registered under the Securities Act of 1933. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC TRANSACTIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt Form. We may also require additional information. Until we receive the Acknowledgement of Receipt Form, (i.e. withdrawals and surrenders) financial transactions will not be permitted unless you request them in writing, sign the request and have it signature guaranteed. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, subsequent contributions may be transmitted by wire.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the NYSE is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). If the Securities and Exchange Commission determines the existence of emergency conditions on any day, and consequently, the NYSE does not open, then that day is not a business day. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

   -- on a non-business day;

   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

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..   If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

..   When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

..   If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions and/or transfers, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.

CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS

..   Contributions allocated to the variable investment options (including the
    Segment Type Holding Accounts and dollar cap averaging account) are invested at the unit value next determined after the receipt of the contribution.

..   Transfers to or from the variable investment options (including the Segment
    Type Holding Accounts and dollar cap averaging account) will be made at the unit value next determined after the receipt of the transfer request.

..   Requests for withdrawals or surrenders from the variable investment options
    (including the Segment Type Holding Accounts and dollar cap averaging account) will be made at the unit value next determined on the business day that we receive the information that we require.

ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

..   the election of trustees;

..   the formal approval of independent auditors selected for each Trust; or

..   any other matters described in the Prospectus for the Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.

The Trust sells its shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. EQ Advisors Trust also sells its shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of the Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is part of the registration statement filed on Form N-4. The

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financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin, subject to our acceptance. We will continue to treat you as the owner until we receive written notification of any change at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

We may refuse to process a change of ownership of an NQ contract without appropriate documentation of status on IRS Form W-9 (or, if IRS Form W-9 cannot be provided because the entity is not a U.S. entity, on the appropriate type of Form W-8).

Following a change of ownership, the existing beneficiary designations will remain in effect until the new owner provides new designations.

You cannot assign or transfer ownership of a traditional IRA or Roth IRA contract except by surrender to us. This rule also generally applies to QP contracts.

In certain circumstances, you may collaterally assign all or a portion of the value of your NQ contract as collateral or security for a loan with a third party lender. The terms of the assignment are subject to our approval. Loans are also not available under your contract. For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your traditional IRA or Roth IRA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge if one applies.

ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.


AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Equitable Holdings, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts may also be sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with AXA Distributors ("Selling broker-dealers").


AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.5% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.0% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock

                               MORE INFORMATION
options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contract your financial professional for information about the compensation he or she receives and any related incentives, as described immediately below.

AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.


DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals and/or managerial personnel include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA and other federal and state regulatory authorities, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you and, for certain accounts depending on applicable rules, that are in your best interest, based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.


AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributors' Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributors' Selling broker-dealers. Contribution-compensation will generally not exceed 7.0% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.0% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, AXA Distributors increases the marketing allowance as certain sales thresholds are met. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as

                               MORE INFORMATION

"compensation enhancements"). AXA Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain AXA Equitable contracts exclusively.

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2017) received additional payments. These additional payments ranged from $2,068.25 to $5,709,995.36. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corporation
Allstate Financial Services, LLC
American Portfolios Financial Services
Ameriprise Financial Services
BBVA Securities, Inc.
Cambridge Investment Research
Capital Investment Group
Centaurus Financial, Inc.
CETERA Financial Group
Citigroup Global Markets, Inc.
Citizens Investment Services
Commonwealth Financial Network
CUNA Brokerage Services
CUSO Financial Services, L.P.
Equity Services, Inc.
Farmer's Financial Solution
FTB Advisors, Inc.
Geneos Wealth Management
Gradient Securities, LLC
H.D. Vest Investment Securities, Inc.
Independent Financial Group, LLC
Infinex Investments Inc.
Investment Professionals, Inc.
Janney Montgomery Scott LLC
Kestra Investments, LLC
Key Investment Services LLC
Ladenburg Thalmann Advisor Network, LLC
Lincoln Financial Advisors Corp.
Lincoln Financial Securities Corp.
Lincoln Investment Planning
LPL Network
Lucia Securities, LLC
MML Investors Services, LLC
Morgan Stanley Smith Barney
Mutual of Omaha Investment Services, Inc.
National Planning Holding Corp.
PlanMember
PNC Investments
Primerica Financial Services, Inc.
Questar Capital Corporation
Raymond James
RBC Capital Markets Corporation
Robert W Baird & Company
Santander Securities Corporation
SIGMA Financial Corporation
Signator Investors, Inc.
The Advisor Group (AIG)
U.S. Bank Center
UBS Financial Services, Inc.
Valmark Securities, Inc.
Voya Financial
Wells Fargo

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11. Incorporation of certain documents by reference

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AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2017 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the Structured Investment Option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The consolidated financial statements of AXA Equitable Life Insurance Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to AXA Equitable as permitted by the applicable SEC independence rules, and as disclosed in AXA Equitable's Form 10-K. PricewaterhouseCoopers LLP's address is 300 Madison Avenue, New York, New York 10017.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: Condensed financial information

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The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.15%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2017.

-------------------------------------------------------------------------
                                         FOR THE YEAR ENDING DECEMBER 31,
                                         --------------------------------
                                                       2017
-------------------------------------------------------------------------
AXA BALANCED STRATEGY
-------------------------------------------------------------------------
   Unit value                                         $10.49
-------------------------------------------------------------------------
   Number of units outstanding (000's)                    38
-------------------------------------------------------------------------
EQ/MONEY MARKET
-------------------------------------------------------------------------
   Unit value                                         $10.25
-------------------------------------------------------------------------
   Number of units outstanding (000's)                    --
-------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.35%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2017.


-------------------------------------------------------------------------
                                         FOR THE YEAR ENDING DECEMBER 31,
                                         --------------------------------
                                                       2017
-------------------------------------------------------------------------
AXA BALANCED STRATEGY
-------------------------------------------------------------------------
   Unit value                                         $10.14
-------------------------------------------------------------------------
   Number of units outstanding (000's)                    --
-------------------------------------------------------------------------
EQ/MONEY MARKET
-------------------------------------------------------------------------
   Unit value                                         $27.18
-------------------------------------------------------------------------
   Number of units outstanding (000's)                    --
-------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

Appendix II: State contract availability and/or variations of certain features and benefits

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The following information is a summary of the states where the Structured Capital Strategies(R) contract or certain features and/or benefits are either not available as of the date of this Prospectus or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and cannot be added. Please contact your financial professional for more information about availability in your state.

STATES WHERE CERTAIN STRUCTURED CAPITAL STRATEGIES(R) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

----------------------------------------------------------------------------
 STATE      FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
----------------------------------------------------------------------------
ARIZONA     See "Your right to cancel within  If you reside in the state of
            a certain number of days" in      Arizona and you purchased
            "Contract features and benefits"  your contract as a
                                              replacement for a different
                                              variable annuity contract or
                                              you are age 65 or older at
                                              the time the contract is
                                              issued, you may return your
                                              variable annuity contract
                                              within 30 days from the date
                                              you receive it and receive a
                                              refund of account value. This
                                              is also referred to as the
                                              "free look" period.
----------------------------------------------------------------------------
CALIFORNIA  See "We require that the          You are not required to use
            following types of                our forms when making a
            communications be on specific     transaction request. If a
            forms we provide for that         written request contains all
            purpose" in "How to reach us"     the information required to
                                              process the request, we will
                                              honor it.

            See "Contract features and        If you reside in California
            benefits" -- "Your right to       and you are age 60 or older
            cancel within a certain number    at the time the contract is
            of days"                          issued, you may return your
                                              variable annuity contract
                                              within 30 days from the date
                                              that you receive it and
                                              receive a refund as described
                                              below.

                                              If you allocate your entire
                                              initial contribution to the
                                              EQ/Money Market option, the
                                              amount of your refund will be
                                              equal to your contribution,
                                              unless you make a transfer,
                                              in which case the amount of
                                              your refund will be equal to
                                              your account value on the
                                              date we receive your request
                                              to cancel at our processing
                                              office. This amount could be
                                              less than your initial
                                              contribution. If you allocate
                                              any portion of your initial
                                              contribution to the variable
                                              investment options (other
                                              than the EQ/Money Market
                                              option), your refund will be
                                              equal to your account value
                                              on the date we receive your
                                              request to cancel at our
                                              processing office.

                                              "RETURN OF CONTRIBUTION" FREE
                                              LOOK TREATMENT AVAILABLE
                                              THROUGH CERTAIN SELLING
                                              BROKER-DEALERS

                                              Certain selling
                                              broker-dealers offer an
                                              allocation method designed to
                                              preserve your right to a
                                              return of your contributions
                                              during the free look period.
                                              At the time of application,
                                              you will instruct your
                                              financial professional as to
                                              how your initial contribution
                                              and any subsequent
                                              contributions should be
                                              treated for the purpose of
                                              maintaining your free look
                                              right under the contract.
                                              Please consult your financial
                                              professional to learn more
                                              about the availability of
                                              "return of contribution" free
                                              look treatment.

                                              If you choose "return of
                                              contribution" free look
                                              treatment of your contract,
                                              we will allocate your entire
                                              contribution and any
                                              subsequent contributions made
                                              during the 30 day period
                                              following the Contract Date,
                                              to the EQ/Money Market
                                              investment option. In the
                                              event you choose to exercise
                                              your free look right under
                                              the contract, you will
                                              receive a refund equal to
                                              your contributions.
----------------------------------------------------------------------------

     APPENDIX II: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN
                             FEATURES AND BENEFITS

-----------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
-----------------------------------------------------------------------------
CALIFORNIA                                     If you choose the "return of
(CONTINUED)                                    contribution" free look
                                               treatment and your contract
                                               is still in effect on the
                                               30th day (or next business
                                               day) following the Contract
                                               Date, we will automatically
                                               reallocate your account value
                                               to the investment options
                                               chosen on your application.

                                               Any transfers made prior to
                                               the expiration of the 30 day
                                               free look will terminate your
                                               right to "return of
                                               contribution" treatment in
                                               the event you choose to
                                               exercise your free look right
                                               under the contract. Any
                                               transfer made prior to the
                                               30th day following the
                                               Contract Date will cancel the
                                               automatic reallocation on the
                                               30th day (or next business
                                               day) following the Contract
                                               Date described above. If you
                                               do not want AXA Equitable to
                                               perform this scheduled
                                               one-time reallocation, you
                                               must call one of our customer
                                               service representatives at 1
                                               (877) 899-3743 before the
                                               30th day following the
                                               Contract Date to cancel.

                                               If you purchased your
                                               contract from a financial
                                               professional whose firm
                                               submits applications to AXA
                                               Equitable electronically, the
                                               Dollar Cap Averaging Program
                                               may not be available at the
                                               time your contract is issued.
                                               If this is the case and you
                                               wish to participate in the
                                               program after your contract
                                               has been issued, you must
                                               make your election on the
                                               applicable paper form and
                                               submit it to us separately.
                                               Depending on when we receive
                                               your form, you may miss the
                                               first available date on which
                                               your account value would
                                               otherwise be transferred to
                                               your designated Segment Type
                                               Holding Accounts.

             See "Dollar Cap Averaging         If you elect to invest in the
             Program" and "Your right to       Dollar Cap Averaging Program,
             cancel within a certain number    you will not be eligible for
             of days" in "Contract features    the "return of contribution"
             and benefits"                     free look treatment. By
                                               electing the Dollar Cap
                                               Averaging Program, you would
                                               only be eligible to receive a
                                               return of account value if
                                               you free look your contract.

             See "Charges and expenses" --     Items (i)-(iii) under this
             "Disability, terminal illness,    section are deleted in their
             or confinement to a nursing home" entirety and replaced with:

                                               (i)We receive proof
                                                  satisfactory to us
                                                  (including certification
                                                  by a U.S. licensed
                                                  physician) that the Owner
                                                  has a chronic illness as
                                                  defined pursuant to either
                                                  (a) or (b) below;

                                                  (a)unable to perform two
                                                     activities of daily
                                                     living (bathing,
                                                     continence, dressing,
                                                     eating, toileting and
                                                     transferring), meaning
                                                     the Owner needs human
                                                     assistance, or needs
                                                     continual substantial
                                                     supervision; or

                                                  (b)impairment of cognitive
                                                     ability, meaning a
                                                     deterioration or loss
                                                     of intellectual
                                                     capacity due to mental
                                                     illness or disease,
                                                     including Alzheimer's
                                                     disease or related
                                                     illnesses, that
                                                     requires con- tinual
                                                     supervision to protect
                                                     oneself or others.

                                               (ii)We receive proof
                                                   satisfactory to us
                                                   (including certification
                                                   by a U.S. licensed
                                                   physician) that the
                                                   Owner's life expectancy
                                                   is twelve months or less.
-----------------------------------------------------------------------------

     APPENDIX II: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN
                             FEATURES AND BENEFITS

-----------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
-----------------------------------------------------------------------------
CALIFORNIA                                     (iii)The Owner is receiving,
(CONTINUED)                                         as prescribed by a
                                                    physician, registered
                                                    nurse, or licensed
                                                    social worker, home care
                                                    or community-based
                                                    services (including
                                                    adult day care, personal
                                                    care, homemaker
                                                    services, hospice
                                                    services or respite
                                                    care) or, is confined in
                                                    a skilled nursing
                                                    facility, convalescent
                                                    nursing home, or
                                                    extended care facility,
                                                    which shall not be
                                                    defined more
                                                    restrictively than as in
                                                    the Medicare program, or
                                                    is confined in a
                                                    residential care
                                                    facility or residential
                                                    care facility for the
                                                    elderly, as defined in
                                                    the Health and Safety
                                                    Code. Out-of-state
                                                    providers of services
                                                    shall be defined as
                                                    comparable in licensure
                                                    and staffing
                                                    requirements to
                                                    California providers.

             See "More information" --         You can transfer ownership of
             "Transfers of ownership,          an NQ contract at any time
             collateral assignments, loans,    before annuity payments
             and borrowing"                    begin. You may assign your
                                               contract, unless otherwise
                                               restricted for tax
                                               qualification purposes.
-----------------------------------------------------------------------------
CONNECTICUT  See "Charges for each additional  The charge for transfers does
             transfer in excess of 12          not apply.
             transfers per contract year" in
             "Fee table" and "Transfer
             charge" in "Charges and expenses"

             See "Special services charges"    The maximum charge for check
             in "Fee table" and under          preparation is $9 per
             "Charges and expenses"            occurrence.

                                               The charge for third-party
                                               transfers or exchanges does
                                               not apply.

             See "Charges and expenses --      Waiver (i) is not available.
             Disability, terminal illness, or
             confinement to a nursing home"
-----------------------------------------------------------------------------
FLORIDA      See "How you can purchase and     In the third paragraph of
             contribute to your contract" in   this section, item (i) now
             "Contract features and benefits"  reads: "(i) contributions under a Structured Capital
                                               Strategies(R) contract would
                                               then total more than
                                               $1,500,000;" and item (ii)
                                               regarding the $2,500,000
                                               limitation on contributions
                                               is deleted. The remainder of
                                               this section is unchanged.

             See "Your right to cancel within  If you reside in the state of
             a certain number of days" in      Florida, you may cancel your
             "Contract features and benefits"  variable annuity contract and return it to us within 21
                                               days from the date that you
                                               receive it. You will receive
                                               an unconditional refund equal
                                               to the greater of the cash
                                               surrender value provided in
                                               the annuity contract, plus
                                               any fees or charges deducted
                                               from the contributions or
                                               imposed under the contract,
                                               or a refund of all
                                               contributions paid.

             See "Selecting an annuity payout  The following sentence
             option" under "Your annuity       replaces the first sentence
             payout options" in "Accessing     of the second paragraph in
             your money"                       this section:

                                               You can choose the date
                                               annuity payments are to
                                               begin, but it may not be
                                               earlier than twelve months
                                               from the contract date.

             See "Special service charges"     We will not impose a charge
             under "Charges and expenses"      for third-party transfers or
                                               exchanges.

             See "Withdrawal charge" in        If you are age 65 or older at
             "Charges and expenses"            the time your contract is
                                               issued, the applicable
                                               withdrawal charge will not
                                               exceed 10% of the amount
                                               withdrawn.
-----------------------------------------------------------------------------
HAWAII       See "Your right to cancel within  If you live in Hawaii, you
             a certain number of days" in      will receive a refund of your
             "Contract features and benefits"  contributions.
-----------------------------------------------------------------------------
IDAHO        See "Your right to cancel within  If you reside in the state of
             a certain number of days" under   Idaho, you may return your
             "Contract features and benefits"  contract within 20 days from the date that you receive it
                                               and receive a refund of your
                                               initial contribution.
-----------------------------------------------------------------------------
ILLINOIS     See "Selecting an annuity payout  You can choose the date
             option" under "Your annuity       annuity payments are to
             payout options" in "Accessing     begin, but it may not be
             your money"                       earlier than twelve months
                                               from the contract date.
-----------------------------------------------------------------------------

     APPENDIX II: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN
                             FEATURES AND BENEFITS

-------------------------------------------------------------------------------
 STATE         FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
-------------------------------------------------------------------------------
MARYLAND       Contract exchanges                Withdrawal charges will not
                                                 apply if an eligible AXA
                                                 Equitable contract is
                                                 exchanged for a Structured
                                                 Capital Strategies(R)
                                                 contract.
-------------------------------------------------------------------------------
MASSACHUSETTS  See "Disability, terminal         This section is deleted in
               illness or confinement to         its entirety.
               nursing home" under "Withdrawal
               charge" in "Charges and expenses"
-------------------------------------------------------------------------------
NEW HAMPSHIRE  See "Disability, terminal         Waiver (iii) regarding the
               illness, or confinement to a      definition of a nursing home
               nursing home" under "Withdrawal   is deleted, and replaced with
               charge" in "Charges and expenses" the following:
                                                 You are confined to a nursing
                                                 home for more than 90 days
                                                 (or such other period, as
                                                 required in your state) as
                                                 verified by a licensed
                                                 physician. A nursing home for
                                                 this purpose means one that
                                                 is (a) approved by Medicare
                                                 as a provider of skilled
                                                 nursing care services, or
                                                 qualified to receive approval
                                                 of Medicare benefits, or (b)
                                                 operated pursuant to law as a
                                                 skilled nursing home by the
                                                 state or territory in which
                                                 it is located (it must be
                                                 within the United States,
                                                 Puerto Rico, U.S. Virgin
                                                 Islands, or Guam) and meets
                                                 all of the following:

                                                 .   its main function is to
                                                     provide skilled,
                                                     intermediate, or
                                                     custodial nursing care;
                                                 .   it provides continuous
                                                     room and board;
                                                 .   it is supervised by a
                                                     registered nurse or
                                                     licensed practical nurse;

                                                 .   it keeps daily medical
                                                     records of each patient;
                                                 .   it controls and records
                                                     all medications
                                                     dispenses; and
                                                 .   its primary service is
                                                     other than to provide
                                                     housing for residents.
-------------------------------------------------------------------------------
NEW JERSEY     See "Owner and annuitant          Joint owners or joint
               requirements" in "Contract        annuitants are not required
               features and benefits"            to be spouses.

               See "Withdrawals treated as       We will not terminate a
               surrenders" under "Accessing      contract if there have been
               your money"                       no contributions made during
                                                 the last three completed
                                                 contract years and the
                                                 account value is less than
                                                 $500.
-------------------------------------------------------------------------------
NORTH DAKOTA   See "Your right to cancel within  To exercise your cancellation
               a certain number of days" in      right, you must return the
               "Contract features and benefits"  certificate directly to our processing office within 20
                                                 days after you receive it.
-------------------------------------------------------------------------------
PENNSYLVANIA   Contributions                     Your contract refers to
                                                 contributions as premiums.
               Terminal illness                  Your contract refers to
                                                 "terminal illness" as
                                                 "6-month life expectancy".

               Required disclosure for           Any person who knowingly and
               Pennsylvania customers            with intent to defraud any
                                                 insurance company or other
                                                 person files an application
                                                 for insurance or statement of
                                                 claim containing any
                                                 materially false information
                                                 or conceals for the purpose
                                                 of misleading, information
                                                 concerning any fact material
                                                 thereto commits a fraudulent
                                                 insurance act, which is a
                                                 crime and subjects such
                                                 person to criminal and civil
                                                 penalties.
-------------------------------------------------------------------------------

     APPENDIX II: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN
                             FEATURES AND BENEFITS

------------------------------------------------------------------------------
 STATE        FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
------------------------------------------------------------------------------
RHODE ISLAND  See "Your right to cancel within  If you reside in the state of
              a certain number of days" under   Rhode Island, you may return
              "Contract features and benefits"  your contract within 20 days from the date that you
                                                receive it and receive a
                                                refund of your initial
                                                contribution.
------------------------------------------------------------------------------
SOUTH DAKOTA  See "Your right to cancel within  If you reside in the state of
              a certain number of days" under   South Dakota, you may return
              "Contract features and benefits"  your contract within 30 days from the date that you
                                                receive it and receive a
                                                refund of your initial
                                                contribution.
------------------------------------------------------------------------------
TEXAS         See "How you can purchase and     In the third paragraph of
              contribute to your contract" in   this section, item (i) now
              "Contract features and benefits"  reads: "(i) contributions under a Structured Capital
                                                Strategies(R) contract would
                                                then total more than
                                                $1,500,000." The $2,500,000
                                                limitation on the sum of all
                                                contributions under all AXA
                                                Equitable annuity
                                                accumulation contracts with
                                                the same owner or annuitant
                                                does not apply.
              See "Your right to cancel within  If you reside in the state of
              a certain number of days" under   Texas, you may return your
              "Contract features and benefits"  contract within 20 days from the date that you receive it
                                                and receive a refund of your
                                                initial contribution.
              See "Disability, terminal         There is no 12 month waiting
              illness or confinement to         period following a
              nursing home" in "Charges and     contribution for the Six
              expenses"                         Month Life Expectancy Waiver.
                                                The withdrawal charge can be
                                                waived even if the condition
                                                begins within 12 months of
                                                the remittance of the
                                                contribution.
                                                The first sentence in Waiver
                                                (iii) regarding the
                                                definition of a nursing home
                                                is deleted and replaced with
                                                the following: You are
                                                confined to a nursing home as
                                                verified by a licensed
                                                physician.
------------------------------------------------------------------------------
UTAH          See "Your right to cancel within  If you reside in the state of
              a certain number of days" under   Utah, and you purchased your
              "Contract features and benefits"  contract as a replacement, you may return your contract
                                                within 30 days from the date
                                                that you receive it.

              See "Transfers of ownership,      Unless restricted for tax
              collateral assignments, loans or  purposes, your contract may borrowing" in "More information"  be assigned.
------------------------------------------------------------------------------
VIRGINIA      See "Charges and expenses" --     The first sentence of the
              Disability, terminal illness, or  last paragraph of this
              confinement to a nursing home"    section will now read as
                                                follows: We reserve the right
                                                to impose a withdrawal
                                                charge, in accordance with
                                                your contract and applicable
                                                state law, if the conditions
                                                described in (i), (ii) or
                                                (iii) above existed at the
                                                time the contract was issued
                                                or if the condition began
                                                within 12 months of the
                                                contract issue date.
------------------------------------------------------------------------------
WASHINGTON    See "10% free withdrawal amount"  The 10% free withdrawal
              under "Withdrawal charge" in      amount applies to full
              "Charges and expenses"            surrenders.

              See "When to expect payments" in  For any payment upon
              "Accessing your money"            surrender we defer more than
                                                30 days, we will pay interest
                                                from the date we receive your
                                                surrender request to the date
                                                of payment.

              See "Disability, terminal         The owner (or older joint
              illness, or confinement to        owner, if applicable) has
              nursing home" in "Charges and     qualified to receive Social
              expenses"                         Security disability benefits
                                                as certified by the Social
                                                Security Administration or a
                                                statement from an independent
                                                U.S. licensed physician
                                                stating that the owner (or
                                                older joint owner, if
                                                applicable) meets the
                                                definition of total
                                                disability for at least 6
                                                continuous months prior to
                                                the notice of claim. Such
                                                disability must be
                                                re-certified every 12 months.
------------------------------------------------------------------------------

     APPENDIX II: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN
                             FEATURES AND BENEFITS

Appendix III: Segment Interim Value

--------------------------------------------------------------------------------

We calculate the Segment Interim Value for each Segment on each Segment Business Day that falls between the Segment Start Date and Segment Maturity Date. The calculation is a formula designed to measure the fair value of your Segment Investment on the particular interim date, and is based on the downside protection provided by the Segment Buffer, the limit on participation in investment gain provided by the Performance Cap Rate, and an adjustment for the effect of a withdrawal prior to the Segment Maturity Date. The formula we use, in part, derives the fair value of hypothetical investments in fixed instruments and derivatives. These values provide us with protection from the risk that we will have to pay out account value related to a Segment prior to the Segment Maturity Date. The hypothetical put option provides us with a market value of the potential loss at Segment Maturity, and the hypothetical call options provide us with a market value of the potential gain at Segment Maturity. This formula provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. We are not required to hold such investments in relation to Segments and may or may not choose to do so. You are not affected by the performance of any of our investments (or lack thereof) relating to Segments. The formula also includes an adjustment relating to the Cap Calculation Factor. This is a positive adjustment of the percentage of the estimated expenses corresponding to the portion of the Segment Duration that has not elapsed. Appendix III sets forth the actual calculation formula, an overview of the purposes and impacts of the calculation, and detailed descriptions of the specific inputs into the calculation. You should note that even if a corresponding Index has experienced positive growth, the calculation of your Segment Interim Value may result in an amount lower than your Segment Investment. We have included examples of calculations of Segment Interim Values under various hypothetical situations at the end of this Appendix.

CALCULATION FORMULA

Your Segment Interim Value is equal to the lesser of (A) or (B).

(A)equals the sum of the following three components:

   (1)Fair Value of hypothetical Fixed Instruments; plus

   (2)Fair Value of hypothetical Derivatives; plus

   (3)Cap Calculation Factor.

(B)equals the Segment Investment (or the most recent Annual Lock Anniversary Starting Amount for an Annual Lock Segment) multiplied by (1 + the Performance Cap Rate limiting factor).

If you elect the optional Return of Premium Death Benefit, a pro rata portion of the Return of Premium Death Benefit charge is also deducted from the lesser of these two values.

OVERVIEW OF THE PURPOSES AND IMPACTS OF THE CALCULATION

FAIR VALUE OF HYPOTHETICAL FIXED INSTRUMENTS. The Segment Interim Value formula includes an element designed to compensate us for the fact that when we have to pay out account value related to a Segment before the Segment Maturity Date, we forgo the opportunity to earn interest on the Segment Investment from the date of withdrawal or surrender until the Segment Maturity Date. We accomplish this estimate by calculating the present value of the Segment Investment using an investment rate widely used in financial markets.

FAIR VALUE OF HYPOTHETICAL DERIVATIVES. For Standard Segments we use hypothetical put and call options that are designated for each Segment to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the value of the downside protection that would be provided at maturity by the Segment Buffer as well as the upper limit that would be placed on gains at maturity due to the Performance Cap Rate. For Annual Lock Segments, we use a hypothetical derivatives contract where the final payout equals the compounded Annual Lock Yearly Rate of Return (i.e., the Index Performance Rate for each successive Annual Lock Period, subject to the Performance Cap Rate and Segment Buffer), to estimate the market value of the Segment at the time the Segment Interim Value is calculated. This hypothetical derivatives contract reflects the value of the downside protection that would be provided at each Annual Lock Anniversary by the Segment Buffer as well as the upper limit that would be placed on gains at each Annual Lock Anniversary due to the Performance Cap Rate. When valuing the hypothetical Derivatives as part of the Segment Interim Value calculation, we use inputs that are consistent with market prices that reflect the estimated cost of exiting the hypothetical Derivatives before Segment Maturity. See the "Fair Value of Hypothetical Derivatives" in "Detailed Descriptions of Specific Inputs to the Calculation" below. Our fair market value methodology, including the market standard model we use to calculate the fair value of the hypothetical Derivatives for each particular Segment, may result in a fair value that is higher or lower than the fair value other methodologies and models would produce. Our fair value may also be higher or lower than the actual market price of the identical derivatives. As a result, the Segment Interim Value you receive may be higher or lower than what other methodologies and models would produce.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Standard Segments is calculated using three different hypothetical options. These hypothetical options are designated for each Segment and are described in more detail later in this Appendix.

                                     III-1

                      APPENDIX III: SEGMENT INTERIM VALUE

AT-THE-MONEY STANDARD SEGMENT CALL OPTION (STRIKE PRICE EQUALS THE INDEX VALUE AT SEGMENT INCEPTION). For Standard Segments, the potential for gain is estimated using the value of this hypothetical option.

OUT-OF-THE-MONEY CALL OPTION (STRIKE PRICE EQUALS THE INDEX INCREASED BY THE PERFORMANCE CAP RATE). The potential for gain in excess of the Performance Cap Rate is estimated using the value of this hypothetical option.

..   For Standard Segments, the net amount of the At-the-Money Standard Segment
    Call Option less the value of the Out-of-the-Money Call Option is an estimate of the market value of the possibility of gain at the end of the Segment as limited by the Performance Cap Rate.

OUT-OF-THE-MONEY PUT OPTION (STRIKE PRICE EQUALS THE INDEX DECREASED BY THE SEGMENT BUFFER). The risk of loss is estimated using the value of this hypothetical option.

..   IT IS IMPORTANT TO NOTE THAT THIS PUT OPTION VALUE WILL ALMOST ALWAYS
    REDUCE THE PRINCIPAL YOU RECEIVE, EVEN WHERE THE INDEX IS HIGHER AT THE TIME OF THE WITHDRAWAL THAN AT THE TIME OF THE ORIGINAL INVESTMENT. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

CAP CALCULATION FACTOR. In setting the Performance Cap Rate, we take into account that we incur expenses in connection with a contract, including insurance and administrative expenses. The Segment Interim Value formula includes item (A)(3) above, the Cap Calculation Factor, which is designed to reflect the fact that we will not incur those expenses for the entire duration of the Segment if you withdraw your investment prior to the Segment Maturity Date. Therefore, the Cap Calculation Factor is always positive and declines during the course of the Segment.

PERFORMANCE CAP RATE LIMITING FACTOR. The formula provides that the Segment Interim Value is never greater than (B) above, which is the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration that has elapsed. This limitation is imposed to discourage owners from withdrawing from a Segment before the Segment Maturity Date where there may have been significant increases in the relevant Index early in the Segment Duration (or Annual Lock Period). Although the Performance Cap Rate limiting factor pro-rates the upside potential on amounts withdrawn early, there is no similar adjustment to pro-rate the downside protection. THIS MEANS, IF YOU SURRENDER OR CANCEL YOUR CONTRACT, DIE OR MAKE A WITHDRAWAL FROM A SEGMENT BEFORE THE SEGMENT MATURITY DATE, THE SEGMENT BUFFER WILL NOT NECESSARILY APPLY TO THE EXTENT IT WOULD ON THE SEGMENT MATURITY DATE (OR EACH ANNUAL LOCK ANNIVERSARY), AND ANY UPSIDE PERFORMANCE WILL BE LIMITED TO A PERCENTAGE LOWER THAN THE PERFORMANCE CAP RATE.

DETAILED DESCRIPTIONS OF SPECIFIC INPUTS TO THE CALCULATION

(A)(1) FAIR VALUE OF HYPOTHETICAL FIXED INSTRUMENTS. The Fair Value of Hypothetical Fixed Instruments in a Segment is currently based on the investment rate associated with the Segment's remaining time to maturity. Investment rates are interest rates associated with investment grade fixed income instruments which can be used to back the Segment. The investment rate will seek to approximate the bond yields which are used in the fixed instrument strategy (e.g., pricing, hedging) for this product. The investment rate will be determined based on an investment grade index selected to approximately correspond to the quality profile of bonds used in the fixed instrument strategy for this product. To apply the investment grade index values to the Fair Value of Hypothetical Fixed Instruments component of Segment Interim Value calculation, the spread over risk-free rates for selected investment grade index maturity points will be added to the risk-free rates used in other components of the Segment Interim Value calculation.

The Fair Value of Hypothetical Fixed Instruments is defined as its present value, as expressed in the following formula:

(Segment Investment)/(1 + rate)/(time to maturity)/

The Company's decision to use investment rates, which are generally higher than swap rates, to calculate the Fair Value of Hypothetical Instruments component of the Segment Interim Value will result in a lower value for that component relative to using swap rates to calculate that component and, all other things being equal, will result in a lower recalculated Segment Investment if a partial withdrawal is taken from a Segment or a lower withdrawal amount if a full withdrawal is taken from a Segment. The time to maturity is expressed as a fraction, in which the numerator is the number of days remaining in the Segment Duration and the denominator is the average number of days in each year of the Segment Duration for that Segment.

(A)(2) FAIR VALUE OF HYPOTHETICAL DERIVATIVES. We utilize a fair market value methodology to determine the Fair Value of Hypothetical Derivatives.

For each Standard Segment, we designate and value three hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Standard Segments, these are: (1) the At-the-Money Standard Segment Call Option, (2) the Out-of-the-Money Call Option and (3) the Out-of-the-Money Put Option. At Segment Maturity, the Put Option is designed to value the loss below the buffer, while the call options are designed to provide gains up to the Performance Cap Rate. These options are described in more detail below. For each Annual Lock Segment, we designate and value a hypothetical derivatives contract which is tied to the compounded performance of the Index underlying the Segment in which you are invested.

In addition to the inputs discussed above, the Fair Value of Hypothetical Derivatives is also affected by the time remaining until the Segment Maturity Date (or each remaining Annual Lock Anniversary). More information about the designated hypothetical options is set forth below:

(1)AT-THE-MONEY STANDARD SEGMENT CALL OPTION: This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the Standard Segment At-the-Money Call Option represents the market value of the potential to receive an amount in excess of the

                                     III-2

                      APPENDIX III: SEGMENT INTERIM VALUE

   Segment Investment on the Segment Maturity Date equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(2)OUT-OF-THE-MONEY CALL OPTION: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date increased by a percentage equal to the Performance Cap Rate. At any time during the Segment Duration, the fair value of the Out-of-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date in excess of the Performance Cap Rate, multiplied by the Segment Investment. The value of this option is used to offset the value of the AT-THE-MONEY STANDARD SEGMENT CALL OPTION (for Standard Segments), thus recognizing in the Interim Segment Value a ceiling on gains at Segment Maturity imposed by the Performance Cap Rate.

(3)OUT-OF-THE-MONEY PUT OPTION: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of this option reduces the Interim Segment Value, as it reflects losses that may be incurred in excess of the Segment Buffer at Segment Maturity.

For Standard Segments, the Fair Value of Derivatives is equal to (1) minus
(2) minus (3), as defined above.

We determine the fair value of each of the three designated hypothetical options for a Standard Segment using a market standard model for valuing a European option on the Index, assuming a continuous dividend yield or net convenience value, with inputs that are consistent with market prices that reflect the estimated cost of exiting the hypothetical Derivatives prior to Segment Maturity (e.g., the estimated ask price). If we did not take into account the estimated exit price, your Segment Interim Value would be greater. In addition, the estimated fair value price used in the Segment Interim Value calculation may vary higher or lower from other estimated prices and from what the actual selling price of identical derivatives would be at any time during each Segment. If our estimated fair value price is lower than the price under other fair market estimates or for actual transactions, then your Segment Interim Value will be less than if we used those other prices when calculating your Segment Interim Value. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment Type to Segment Type and may also change from day to day. Each hypothetical option has a notional value on the Segment Start Date equal to the Segment Investment on that date. The notional value is the price of the underlying Index at the inception of the contract. In the event that a number of options, or a fractional number of options, are being valued, the notional value would be the number of hypothetical options multiplied by the price of the Index at inception. For an Annual Lock Segment we determine the fair value of the hypothetical derivatives contract tied to the compounded performance of the Index underlying the Annual Lock Segment using a market standard model for valuing an extended exotic option that periodically settles and resets in strike price on the Index using the assumptions, inputs and values discussed above but applied to the hypothetical derivatives contract instead of the hypothetical options.

We use the following model inputs:

(1)Implied Volatility of the Index -- This input varies with (i) how much time remains until the Segment Maturity Date of the Segment, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the Index at the time of the calculation (including the potential for resets each Annual Lock Period).

   This relationship is referred to as the "moneyness" of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early distribution are generally not available, because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to correspond precisely to the Segment Maturity Date (or remaining Annual Lock Periods) and moneyness of the designated option that we use for purposes of the calculation.

   Accordingly, we use the following method to estimate the implied volatility of the Index. We use daily quotes of implied volatility from independent third-parties using the model described above and based on the market prices for certain options. Specifically, implied volatility quotes are obtained for options with the closest maturities above and below the actual time remaining in the Segment at the time of the calculation and, for each maturity, for those options having the closest moneyness value above and below the actual moneyness of the designated option, given the level of the Index at the time of the calculation. In calculating the Segment Interim Value, we will derive a volatility input for your Segment's time to maturity (including each remaining Annual Lock Period time to maturity) and strike price by linearly interpolating between the implied volatility quotes that are based on the actual adjacent maturities and moneyness values described above, as follows:

   (a)We first determine the implied volatility of an option that has the same moneyness as the designated option but with the closest available time to maturity shorter than your Segment's remaining time to maturity (including each remaining Annual Lock Period time to maturity). This volatility is derived by linearly interpolating between the implied volatilities of options having the times to the applicable maturity that are above and below the moneyness value of the hypothetical option.

   (b)We then determine the implied volatility of an option that has the same moneyness as the designated option but with the closest available time to maturity longer than your Segment's remaining time to the applicable maturity (including each remaining Annual Lock Period time to maturity). This volatility is derived by linearly interpolating between the implied volatilities of options having the times to maturity that are above and below the moneyness value of the designated option.

                                     III-3

                      APPENDIX III: SEGMENT INTERIM VALUE

   (c)The volatility input for your Segment's time to maturity (including each remaining Annual Lock Period time to maturity) will then be determined by linearly interpolating between the volatilities derived in steps (a) and
      (b).

(2)Swap Rate -- We use key derivative swap rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Swap rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early distribution. We use linear interpolation to derive the exact remaining duration rate needed as the input.

(3)Index Dividend Yield -- On a daily basis, we use the projected annual dividend yield across the entire Index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.

Generally, a put option has an inverse relationship with its underlying Index, while a call option has a direct relationship. In addition to the inputs discussed above, the Fair Value of Derivatives is also affected by the time to the Segment Maturity Date (including each Annual Lock Period remaining to maturity).

(A)(3) CAP CALCULATION FACTOR. In setting the Performance Cap Rate, we take into account that we incur expenses in connection with a contract, including insurance and administrative expenses. If you withdraw your investment prior to the Segment Maturity Date, we will not incur expenses for the entire duration of the Segment. Therefore, we provide a positive adjustment as part of the calculation of Segment Interim Value, which we call the Cap Calculation Factor. The Cap Calculation Factor represents a return of estimated expenses for the portion of the Segment Duration that has not elapsed. For example, if the estimated expenses for a one year Segment are calculated by us to be $10, then at the end of 146 days (with 219 days remaining in the Segment), the Cap Calculation Factor would be $6, because $10 x 219/365 = $6. A Segment is not a variable investment option with an underlying portfolio, and therefore the percentages we use in setting the performance caps do not reflect a daily charge against assets held on your behalf in a separate account.

(B) PRO RATA SHARE OF PERFORMANCE CAP RATE. In setting the Performance Cap Rate, we assume that you are going to hold the Segment for the entire Segment Duration. If you hold a Segment until its Segment Maturity Date, the Segment Return will be calculated subject to the Performance Cap Rate. For Standard Segments, prior to the Segment Maturity Date, your Segment Interim Value will be limited by the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration that has elapsed. For example, if the Performance Cap Rate for a one-year Standard Segment is 10%, then at the end of 146 days, the Pro Rata Share of the Performance Cap Rate would be 4%, because 10% x 146/365 = 4%; as a result, the Segment Interim Value at the end of the 146 days could not exceed 104% of the Segment Investment. For Annual Lock Segments, prior to the Segment Maturity Date, your Segment Interim Value will be limited by the portion of the Performance Cap Rate corresponding to the portion of the current Annual Lock Period that has elapsed. For example, if the Performance Cap Rate for a 6-year Annual Lock Segment is 10%, then at the end of 73 days in the third Annual Lock Period, the Pro Rata Share of the Performance Cap Rate would be 2%, because 10% x 73/365 = 2%; as a result, the Interim Value at the end of the 73 days in the third Annual Lock Period could not exceed 102% of the third Annual Lock Anniversary Starting Amount.

EXAMPLE: SEGMENT INTERIM VALUE -- ANNUAL LOCK SEGMENTS

-------------------------------------------------------------
 ITEM                                 6-YEAR SEGMENT
-------------------------------------------------------------
Segment Duration (in months)                72
Valuation Date                    Annual Lock Anniversary
Segment Investment                        $1,000
Segment Buffer                             -10%
Performance Cap Rate                        10%
Time to Maturity (in months)                60
-------------------------------------------------------------

ASSUMING THE CHANGE IN THE INDEX VALUE DURING THE FIRST ANNUAL LOCK PERIOD THE SIV CALCULATION IS OCCURRING IS 13% (FOR EXAMPLE FROM 100.00 TO 113.00)

-------------------------------------------------------------
Fair Value of Hypothetical
Fixed Instrument                          $891.72
Fair Value of Hypothetical
Derivatives                               $132.09
Cap Calculation Factor                    $61.50
Sum of above                             $1,085.31
Annual Lock Anniversary
  Starting Amount multiplied
  by prorated Performance Cap
  Rate                                   $1,100.00
Segment Interim Value                    $1,085.31
-------------------------------------------------------------

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:
(1)Implied volatility surface used for calibration of pricing model.
(2)Investment rate corresponding to remainder of Segment term is 2.44%.
(3)Swap rate corresponding to remainder of Segment term is 1.68%.
(4)Index dividend yield is 1.70%.
(5)One-half estimated Bid-Ask Spread of 112.5 bps.

                                     III-4

                      APPENDIX III: SEGMENT INTERIM VALUE

EXAMPLES: EFFECT OF WITHDRAWALS ON SEGMENT INTERIM VALUE, SEGMENT INVESTMENT AND ANNUAL LOCK ANNIVERSARY STARTING AMOUNT -- ANNUAL LOCK SEGMENTS

---------------------------------------------------------------------------------------------------------------------------
                                     1/ST/ ANNUAL LOCK              2/ND/ ANNUAL LOCK                 WITHDRAWAL
 ITEM                                   ANNIVERSARY                    ANNIVERSARY                      OCCURS
---------------------------------------------------------------------------------------------------------------------------
Segment Duration (in months)                72                             72                             72
Valuation Date (Months since
  Segment Start Date)                       12                             24                             30
Segment Investment                        $1,000                         $1,000                         $1,000
Segment Buffer                             -10%                           -10%                           -10%
Performance Cap Rate                        10%                            10%                            10%
Time to Maturity (in months)                60                             48                             42
Amount Withdrawn/(1)/                       $0                             $0                            $110

---------------------------------------------------------------------------------------------------------------------------
 CHANGE IN INDEX VALUE                     +13%                            -5%                            +2%
---------------------------------------------------------------------------------------------------------------------------
Segment Interim Value                                                                               $1,100.00/(2)/
Annual Lock
  Anniversary Starting Amount            $1,100.00                      $1,100.00
Percent Withdrawn/(3)/                                                                                  10.00%
New Segment Investment/(4)/                                                                             $900.00
New Segment Interim Value/(5)/                                                                          $990.00
New Annual Lock Anniversary
  Starting Amount                         $990.00                        $990.00
---------------------------------------------------------------------------------------------------------------------------

(1)Amount withdrawn is net of applicable withdrawal charge.
(2)Value immediately before withdrawal.
(3)Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 - Percent Withdrawn).
(5)New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 - Percent Withdrawn).

EXAMPLES: SEGMENT INTERIM VALUE -- STANDARD SEGMENTS


---------------------------------------------------------------------
 ITEM                                         1-YEAR SEGMENT
---------------------------------------------------------------------
Segment Duration (in months)                        12

  Valuation Date (Months since Segment
  Start Date)                                        9
Segment Investment                                $1,000
Segment Buffer                                     -10%
Performance Cap Rate                                8%
Time to Maturity (in months)                         3
---------------------------------------------------------------------
ASSUMING THE CHANGE IN THE INDEX VALUE IS -40% (FOR EXAMPLE
FROM 100.00 TO 60.00)
---------------------------------------------------------------------
Fair Value of Hypothetical
Fixed Instrument                                  $998.05
Fair Value of Hypothetical
Derivatives                                      -$301.88
Cap Calculation Factor                             $5.00
Sum of above                                      $701.17
Segment Investment multiplied
  by prorated Performance Cap
  Rate                                           $1,060.00
Segment Interim Value                             $701.17
---------------------------------------------------------------------
ASSUMING THE CHANGE IN THE INDEX VALUE IS -10% (FOR EXAMPLE
FROM 100.00 TO 90.00)
---------------------------------------------------------------------
Fair Value of Hypothetical
Fixed Instrument                                  $998.05
Fair Value of Hypothetical
Derivatives                                       -$31.22
Cap Calculation Factor                             $5.00
Sum of above                                      $971.83
Segment Investment multiplied
  by prorated Performance Cap
  Rate                                           $1,060.00
Segment Interim Value                             $971.83
---------------------------------------------------------------------


                                     III-5

                      APPENDIX III: SEGMENT INTERIM VALUE

---------------------------------------------------------------
 ITEM                                  1-YEAR SEGMENT
---------------------------------------------------------------
ASSUMING THE CHANGE IN THE INDEX VALUE IS 10% (FOR EXAMPLE
FROM 100.00 TO 110.00)
---------------------------------------------------------------
Fair Value of Hypothetical
Fixed Instrument                           $998.05
Fair Value of Hypothetical
Derivatives                                $53.98
Cap Calculation Factor                      $5.00
Sum of above                              $1,057.03
Segment Investment multiplied
  by prorated Performance Cap
  Rate                                    $1,060.00
Segment Interim Value                     $1,057.03
---------------------------------------------------------------
ASSUMING THE CHANGE IN THE INDEX VALUE IS 40% (FOR EXAMPLE
FROM 100.00 TO 140.00)
---------------------------------------------------------------
Fair Value of Hypothetical
Fixed Instrument                           $998.05
Fair Value of Hypothetical
Derivatives                                $79.24
Cap Calculation Factor                      $5.00
Sum of above                              $1,082.29
Segment Investment multiplied
  by prorated Performance Cap
  Rate                                    $1,060.00
Segment Interim Value                     $1,060.00
---------------------------------------------------------------



The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:
(1)Implied volatility of 19.1% is assumed.
(2)Investment rate corresponding to remainder of Segment term is 0.79% (3 months to maturity).
(3)Swap rate corresponding to remainder of Segment term is assumed 0.69% (3 months to maturity).
(4)Index dividend yield is 1.95% annually.
(5)One-half estimated Bid-Ask Spread of 5 bps.


EXAMPLES: EFFECT OF WITHDRAWALS ON SEGMENT INTERIM VALUE -- STANDARD SEGMENTS


-------------------------------------------------------------
 ITEM                                 1-YEAR SEGMENT
-------------------------------------------------------------
Segment Duration (in months)                12
Valuation Date (Months since
Segment Start Date)                          9
Segment Investment                        $1,000
Segment Buffer                             -10%
Performance Cap Rate                        8%
Time to Maturity (in months)                 3
Amount Withdrawn/(1)/                      $100
-------------------------------------------------------------
ASSUMING THE CHANGE IN THE INDEX VALUE IS -40% (FOR EXAMPLE
FROM 100.00 TO 60.00)
-------------------------------------------------------------
Segment Interim Value/(2)/                $701.17
Percent Withdrawn/(3)/                    14.26%
New Segment Investment/(4)/               $857.38
New Segment Interim Value/(5)/            $601.17
-------------------------------------------------------------
ASSUMING THE CHANGE IN THE INDEX VALUE IS -10% (FOR EXAMPLE
FROM 100.00 TO 90.00)
-------------------------------------------------------------
Segment Interim Value/(2)/                $971.83
Percent Withdrawn/(3)/                    10.29%
New Segment Investment/(4)/               $897.10
New Segment Interim Value/(5)/            $871.83
-------------------------------------------------------------
ASSUMING THE CHANGE IN THE INDEX VALUE IS 10% (FOR EXAMPLE
FROM 100.00 TO 110.00)
-------------------------------------------------------------
Segment Interim Value/(2)/               $1,057.03
Percent Withdrawn/(3)/                     9.46%
New Segment Investment/(4)/               $905.40
New Segment Interim Value/(5)/            $957.03
-------------------------------------------------------------


                                     III-6

                      APPENDIX III: SEGMENT INTERIM VALUE

-------------------------------------------------------------
 ITEM                                 1-YEAR SEGMENT
-------------------------------------------------------------
ASSUMING THE CHANGE IN THE INDEX VALUE IS 40% (FOR EXAMPLE
FROM 100.00 TO 140.00)
-------------------------------------------------------------
Segment Interim Value/(2)/               $1,060.00
Percent Withdrawn/(3)/                     9.43%
New Segment Investment/(4)/               $905.66
New Segment Interim Value/(5)/            $960.00
-------------------------------------------------------------



(1)Amount withdrawn is net of applicable withdrawal charge.
(2)Segment Interim Value immediately before withdrawal.
(3)Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 - Percent Withdrawn).
(5)New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 - Percent Withdrawn).


                                     III-7

                      APPENDIX III: SEGMENT INTERIM VALUE

Appendix IV: Index Publishers

--------------------------------------------------------------------------------

The Structured Investment Option of the Structured Capital Strategies(R) contract tracks certain Securities Indices and Index Funds that are published by third parties. AXA Equitable uses these Securities Indices and Index Funds under license from the Indices' and Index Funds respective publishers. The following information about the Indices and Index Funds is included in this Prospectus in accordance with AXA Equitable's license agreements with the publishers of the Indices and Index Funds:

S&P Dow Jones Indices LLC requires that the following disclaimer be included in the Prospectus:

The S&P 500 Price Return Index (the "Index") is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by AXA Equitable. Standard & Poor's(R) and S&P(R) are registered trademarks of Standard & Poor's Financial Services LLC ("S&P"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by AXA Equitable. The Structured Capital Strategies(R) contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Structured Capital Strategies(R) contract or any member of the public regarding the advisability of investing in securities generally or in the Structured Capital Strategies(R) contract particularly or the ability of the Indexes to track general market performance. S&P Dow Jones Indices' only relationship to AXA Equitable with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The Indexes are determined, composed and calculated by S&P Dow Jones Indices without regard to AXA Equitable or the Structured Capital Strategies(R) contract. S&P Dow Jones Indices have no obligation to take the needs of AXA Equitable or the owners of the Structured Capital Strategies(R) contract into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the Structured Capital Strategies(R) contract or the timing of the issuance or sale of such contract or in the determination or calculation of the equation by which such contract is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of AXA Equitable's products. There is no assurance that investment products based on the Indexes will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY AXA EQUITABLE, OWNERS OF THE STRUCTURED CAPITAL STRATEGIES(R) CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND AXA EQUITABLE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The name "S&P 500 Price Return Index" is a trademark of Standard & Poor's and has been licensed for use by AXA Equitable.

Frank Russell Company requires that the following disclosure be included in this Prospectus:

The Structured Capital Strategies(R) contract is not sponsored, endorsed, sold or promoted by Frank Russell Company ("Russell"). Russell makes no representation or warranty, express or implied, to the owners of the Structured Capital Strategies(R) contract or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly or the ability of the Russell 2000(R) Price Return Index to track general stock market performance or a segment of the same. Russell's publication of the Russell 2000(R) Price Return Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000(R) Price Return Index is based. Russell's only relationship to AXA Equitable is the licensing of certain trademarks and trade names of Russell and of the Russell 2000(R) Price Return Index which is determined, composed and calculated by Russell without regard to AXA Equitable or the Structured Capital Strategies(R) contract. Russell is not responsible for and has not reviewed the Structured Capital Strategies(R) contract nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Structured Capital Strategies(R) contract. Russell has no obligation or liability in connection with the administration, marketing or trading of the Structured Capital Strategies(R) contract.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000(R) PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES

                         APPENDIX IV: INDEX PUBLISHERS

NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY AXA EQUITABLE, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000(R) PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000(R) PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

MSCI Inc. requires that the following disclosure be included in this Prospectus:

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY LICENSEE. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

S&P does not guarantee the accuracy and/or completeness of the S&P 500 or any data included therein.

S&P makes no warranty, express or implied, as to results to be obtained by the Index Compilation Agent, the Trust, owners of the product, or any other person or entity from the use of the S&P 500 or any data included therein in connection with the rights licensed under the license agreement or for any other use. S&P makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the S&P 500 or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

The shares are not sponsored or promoted by either the Index Calculation Agent or the Index Compilation Agent.

Although BofA Merrill Lynch -- as the Index Compilation Agent -- shall obtain and provide information to S&P -- as the Index Calculation Agent -- from sources which it considers reliable, the Index Compilation Agent and the Index Calculation Agent do not guarantee the accuracy and/or the completeness of any Select Sector Index or any data included therein. The Index Compilation Agent and the Index Calculation Agent make no warranty, express or implied, as to results to be obtained by the Trust as licensee, licensee's customers and counterparties, owners of the shares, or any other person or entity from the use of the Select Sector Indexes or any data included therein in connection with the rights licensed as described herein or for any other use. The Index Compilation Agent and the Index Calculation Agent make no express or implied warranties, and each hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Select Sector Indexes or any data included therein. Without limiting any of the foregoing, in no event shall the Index Compilation Agent and the Index Calculation Agent have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

                         APPENDIX IV: INDEX PUBLISHERS

Appendix V: Segment Maturity Date and Segment Start Date examples

--------------------------------------------------------------------------------

The Segment Maturity Date for Segments maturing and the Segment Start Date for new corresponding Segments will generally be scheduled to occur on consecutive business days that are also Segment Business Days. However, as described earlier in this Prospectus, the Segment Maturity Date and Segment Start Date may sometimes occur on other dates.

Set forth below are representative examples of how the Segment Maturity Date and Segment Start Date may be moved to a different date due to holidays, which are not Segment Business Days.

Assume that the scheduled Segment Maturity Date falls on a holiday, and the preceding and following days are both Segment Business Days:

--------------------------------------------------------------------------------------------
IF THE SCHEDULED SEGMENT             THEN THE SEGMENT         AND THE CORRESPONDING SEGMENT
MATURITY DATE IS A HOLIDAY:          MATURITY DATE IS:               START DATE IS:
--------------------------------------------------------------------------------------------
Wednesday the 16th                   Tuesday the 15th               Thursday the 17th
--------------------------------------------------------------------------------------------

Assume that the scheduled Segment Start Date falls on a holiday, and the preceding two days are both Segment Business Days:

--------------------------------------------------------------------------------------------
IF THE SCHEDULED SEGMENT             THEN THE SEGMENT         AND THE CORRESPONDING SEGMENT
START DATE IS A HOLIDAY:             MATURITY DATE IS:               START DATE IS:
--------------------------------------------------------------------------------------------
Thursday the 1st                    Wednesday the 31st         no Segment will start until
                                                               the next scheduled Segment
                                                                       Start Date
--------------------------------------------------------------------------------------------
Thursday the 17th                    Tuesday the 15th              Wednesday the 16th
--------------------------------------------------------------------------------------------

       APPENDIX V: SEGMENT MATURITY DATE AND SEGMENT START DATE EXAMPLES

Appendix VI: Purchase considerations for defined benefit and defined contribution plans

--------------------------------------------------------------------------------

We offer the QP contract as a funding vehicle for defined benefit and defined contribution plans. In certain states the QP contract is not offered. In those states defined benefit and defined contribution plans may purchase NQ contracts as a plan funding vehicle. The plan and trust, if properly qualified, contain the requisite provisions of the Internal Revenue Code to maintain their tax exempt status. The most significant difference between the use of the QP contract and the NQ contract as a funding vehicle is that the QP contract may be converted into an IRA contract for the benefit of a plan participant under specified circumstances; an NQ contract cannot be so converted. The advantage of the IRA conversion feature is that the participant's benefit amount remains invested: no amounts need to be withdrawn from Segments prior to maturity, the investment options remain available to the participant, and the aging of contributions for purposes of contingent withdrawal charges remains intact. If the plan's funding vehicle is an NQ contract, a withdrawal must be made from the NQ contract in order for the plan to pay the rollover distribution to the plan participant for application to an IRA, or directly to an IRA provider at the direction of the plan participant.

Trustees who are considering the purchase of a Structured Capital Strategies(R) contract as a plan funding vehicle should discuss with their tax and ERISA advisers whether such a contract is an appropriate investment vehicle for the employer's plan. Whether the contract is a QP contract or an NQ contract in certain states, there are significant issues in the purchase of Structured Capital Strategies(R) contract for a qualified plan. The QP contract (or the NQ contract in certain states) and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP or NQ contract, and the payment of death benefits in accordance with the requirements of the federal income tax rules. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by Structured Capital Strategies(R) QP or NQ contract, or any other annuity contract. Therefore, plan trusts should purchase a Structured Capital Strategies(R) QP or NQ contract to fund a plan for the contract's features and benefits and not for tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. Trustees should consider the liquidity needs of the plan (defined contribution or defined benefit) because Segments in the Structured Investment Option may not be mature at the time plan benefits or required minimum distributions must be paid. Finally, because of the method of purchasing the contract, including the large initial contribution and the requirement that contributions may only be in the form of transfers from existing funds of the qualified plan trust, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

POOLING PLAN ASSETS

We do not permit plans to pool plan assets attributable to the benefits of multiple plan participants in one Structured Capital Strategies(R) QP contract, because of the IRA conversion possibility for the QP contract noted in the first paragraph of this Appendix. Therefore we require that a separate QP contract be purchased for each covered plan participant. In states where only the NQ contract is available as a funding vehicle, defined benefit plans and defined contribution plans may invest plan assets attributable to the benefits of multiple plan participants in one Structured Capital Strategies(R) NQ contract. There is no requirement to apply for multiple Structured Capital Strategies(R) NQ contracts.

CONTRIBUTIONS

We accept only transfer contributions from the existing funds of the qualified plan trust, regardless of the type of contract used as the funding vehicle. No contributions will be accepted directly from the employer sponsoring the plan. We will not accept ongoing payroll contributions. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in either the QP contract or the NQ contract in certain states. Checks written on accounts held in the name of the employer instead of the plan or the trust will not be accepted. Except for NQ contracts, only one additional transfer contribution may be made per contract year. If amounts attributable to an excess or mistaken contribution must be withdrawn, withdrawal charges may apply.

PAYMENTS

Trustees considering the purchase of a Structured Capital Strategies(R) contract as a qualified plan funding vehicle should also consider the following:

..   There is no loan feature offered under the Structured Capital Strategies(R)
    contract (whether the funding vehicle is a QP contract or an NQ contract in certain states), so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. If the plan's other funding vehicle has insufficient assets to make any loan, amounts withdrawn from the NQ or QP contract will be subject to the Segment Interim Value calculation and may be subject to contingent withdrawal charges.

..   The plan trust must be designated as the beneficiary and payment of death benefits from the contract must be distributed in accordance with the requirements of the federal income tax rules. Under a QP contract (but not under an NQ contract in certain states) after the plan participant's death, but before the death benefit is paid, the plan may substitute the beneficiary under the plan at death as the beneficiary under the contract.

..   All payments under an NQ contract will be made to the plan trust owner. All payments under a QP contract will be made to the plan trust owner until such time as the plan trust owner changes ownership to the plan participant as part of an IRA conversion.

                                     VI-1

     APPENDIX VI: PURCHASE CONSIDERATIONS FOR DEFINED BENEFIT AND DEFINED
                              CONTRIBUTION PLANS

CONSIDERATIONS FOR DEFINED BENEFIT PLAN PURCHASES

SPLIT FUNDING REQUIREMENT. The maximum percentage of the value of the plan's total assets that should be invested in a Structured Capital Strategies(R) contract at any time is 80%. Whether the funding vehicle is a QP contract or an NQ contract in certain states, at least 20% of the plan's assets should be invested in one or more other funding vehicles to provide liquidity for the plan because Segments in the Structured Investment Option may not be mature at the time plan benefits become payable.

IF THE DEFINED BENEFIT PLAN PURCHASES A QP CONTRACT. In order to purchase the QP contract for a defined benefit plan, the plan's actuary will be required to determine a current dollar value of each plan participant's accrued benefit so that individual contracts may be established for each plan participant. We do not permit defined benefit plans to pool plan assets attributable to the accrued benefits of multiple plan participants.

The value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant. AXA Equitable does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If amounts attributable to an excess or mistaken contribution must be withdrawn, withdrawal charges may apply. If in a defined benefit plan the plan's actuary determines that an overfunding in the QP contract has occurred, then any transfers from the QP contract may also result in withdrawal charges.

The plan's fiduciaries are responsible for ensuring that the plan has enough liquidity to pay benefits when required and should discuss anticipated liquidity needs with the plan's actuary. Any withdrawal from the Structured Capital Strategies(R) QP contract to pay benefits, or to address plan overfunding, excess or mistaken contributions, any required minimum distribution requirement, or for any other plan or benefit purpose will be treated as a normal withdrawal for purposes of withdrawal charges and all other contractual provisions.

While the contract is owned by the plan trust, all payments under the contract will be made to the plan trust owner. If the plan rolls over a contract into an IRA for the benefit of a former plan participant through a contract conversion, it is the plan's responsibility to adjust the value of the contract to the actuarial equivalent of the participant's benefit, prior to the contract conversion.

IF THE DEFINED BENEFIT PLAN PURCHASES AN NQ CONTRACT. Defined benefit plans may pool plan assets attributable to the accrued benefits of multiple plan participants in one NQ contract. The Structured Capital Strategies(R) contract is merely a funding vehicle and is not "benefit sensitive" like some contracts or other funding vehicles that may be offered to qualified plan sponsors.

The plan's fiduciaries are responsible for ensuring that the plan has enough liquidity to pay benefits when required and should discuss anticipated liquidity needs with the plan's actuary. Amounts must be withdrawn from the contract or the contract must be liquidated to pay benefits; benefits payable under the plan cannot be satisfied through a transfer of ownership of the NQ contract to any person or entity. Any withdrawal from the Structured Capital Strategies(R) NQ contract to pay benefits, or to address plan overfunding, excess or mistaken contributions, any required minimum distribution requirement, or for any other plan or benefit purpose will be treated as a normal withdrawal for purposes of withdrawal charges and all other contractual provisions.

NQ CONTRACT AS A FUNDING VEHICLE IN CERTAIN STATES

If the plan's funding vehicle is an NQ contract, a withdrawal must be made from the NQ contract or the contract must be liquidated in order to roll over to an IRA or other eligible retirement plan. There may be significant tax consequences if the plan transfers ownership of the NQ contract to an employee after the employee separates from service.

FUNDING VEHICLE ONLY

AXA Equitable's only role is that of the issuer of the contract. AXA Equitable is not the plan administrator. AXA Equitable will not perform or provide any plan administrative, recordkeeping or actuarial valuation services with respect to plan assets invested in Structured Capital Strategies(R) contracts, whether QP (or NQ in certain states). The plan's administrator will be solely responsible for performing or providing for all such services.

                                     VI-2

     APPENDIX VI: PURCHASE CONSIDERATIONS FOR DEFINED BENEFIT AND DEFINED
                              CONTRIBUTION PLANS

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                             PAGE

Who is AXA Equitable?                                         2

Unit Values                                                   2

Custodian and independent registered public accounting firm   2

Distribution of the contracts                                 2

Financial statements                                          2

HOW TO OBTAIN A STRUCTURED CAPITAL STRATEGIES(R) PLUS GUARD/SM/ STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

----------------------------------------------------------------------------------
Please send me a Structured Capital Strategies(R) PLUS Guard/SM/
Statement of Additional Information dated May 1, 2018.
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip

                                                                        #444675

Structured Capital Strategies(R) PLUS

A variable and index-linked deferred annuity contract

PROSPECTUS DATED MAY 1, 2018

PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE PURCHASING OR TAKING ANY OTHER ACTION UNDER YOUR CONTRACT. YOU SHOULD READ THE PROSPECTUSES FOR EACH TRUST WHICH CONTAIN IMPORTANT INFORMATION ABOUT THE PORTFOLIOS.

--------------------------------------------------------------------------------

WHAT IS STRUCTURED CAPITAL STRATEGIES(R) PLUS?

Structured Capital Strategies(R) PLUS is a variable and index-linked deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. The Structured Capital Strategies(R) contract provides for the accumulation of retirement savings. The contract also offers several payout options and an optional death benefit. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, in one or more of the Segments comprising the Structured Investment Option or in our Dollar Cap Averaging Program. See "Definition of key terms" later in this Prospectus for a more detailed explanation of terms associated with the Structured Investment Option.

This Prospectus is a disclosure document and describes the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. The contract should also be read carefully.

The contract may not currently be available in all states. In addition, certain features described in this Prospectus may vary in your state. Not all Indices are available in all states. For a state-by-state description of all material variations to this contract, see "Appendix II" later in this Prospectus. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.

WE RESERVE THE RIGHT TO DISCONTINUE THE ACCEPTANCE OF, AND/OR PLACE ADDITIONAL LIMITATIONS ON, CONTRIBUTIONS INTO CERTAIN INVESTMENT OPTIONS, INCLUDING ANY OR ALL OF THE SEGMENTS COMPRISING THE STRUCTURED INVESTMENT OPTION. IF WE EXERCISE THIS RIGHT, YOUR ABILITY TO INVEST IN YOUR CONTRACT, INCREASE YOUR ACCOUNT VALUE AND, CONSEQUENTLY, INCREASE YOUR ACCOUNT VALUE DEATH BENEFIT OR RETURN OF PREMIUM DEATH BENEFIT, IF ELECTED, WILL BE LIMITED.

--------------------------------------------------------------------------------
PLEASE REFER TO PAGE 14 OF THIS PROSPECTUS FOR A DISCUSSION OF RISK FACTORS.
--------------------------------------------------------------------------------

Our variable investment options are subaccounts offered through Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of the EQ Advisors Trust (the "Trust"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. Below is a complete list of the variable investment options:

VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
.. AXA Balanced Strategy
.. EQ/Money Market
--------------------------------------------------------------------------------


We also offer our Structured Investment Option, which permits you to invest in one or more Segments, each of which provides performance tied to the performance of an Index for a set period (6 years or 1 year when available). The Structured Investment Option does not involve an investment in any underlying portfolio. Instead, it is an obligation of AXA Equitable Life Insurance Company. Unlike an index fund, the Structured Investment Option provides a return at Segment maturity designed to provide a combination of protection against certain decreases in the Index and a limitation on participation in certain increases in the Index through the use of Performance Cap Rates. Our minimum Performance Cap Rate for 6 year Standard Segments is 12% (2% for 1 year Standard Segments when available). Our minimum Performance Cap Rate for Annual Lock Segments is 2%. WE WILL NOT OPEN A SEGMENT WITH A PERFORMANCE CAP RATE BELOW THE APPLICABLE MINIMUM PERFORMANCE CAP RATE. The extent of the downside protection at Segment maturity varies by Segment, ranging from the first 10%, 20% or 30% of loss. All guarantees are subject to AXA Equitable's claims paying ability. THERE IS A RISK OF A SUBSTANTIAL LOSS OF YOUR PRINCIPAL BECAUSE YOU AGREE TO ABSORB ALL LOSSES TO THE EXTENT THEY EXCEED THE DOWNSIDE PROTECTION PROVIDED BY THE STRUCTURED INVESTMENT OPTION AT SEGMENT MATURITY. IF YOU WOULD LIKE A GUARANTEE OF PRINCIPAL, WE OFFER OTHER PRODUCTS THAT PROVIDE SUCH GUARANTEES.


The total amount earned on an investment in a Segment of the Structured Investment Option is only applied at Segment maturity. If you take a withdrawal from a Segment on any date prior to Segment maturity, we calculate the interim value of the Segment as described in "Appendix III -- Segment Interim Value." This amount may be less than the amount invested and may be less than the amount you would receive had you held the investment until Segment maturity. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, interest rate increases, and by poor market performance. All other factors being equal, the Segment Interim Value would be lower the earlier a withdrawal or surrender is made during a Segment. Also, participation in upside performance for early withdrawals is pro-rated based on the period those amounts were invested in a Segment. This means you participate to a lesser extent in upside performance the earlier you take a withdrawal.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                       SCS PLUS
                                                                        #524224

We currently offer the Structured Investment Option using the following Indices:

INDICES
--------------------------------------------------------------------------------
.. S&P 500 Price Return Index
.. Russell 2000(R) Price Return Index
.. iShares(R) MSCI EAFE ETF
--------------------------------------------------------------------------------

TYPES OF CONTRACTS. We offer the contracts for use as:

..   A nonqualified annuity ("NQ") for after-tax contributions only.

..   An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.

..   An annuity that is an investment vehicle for a qualified plan ("QP")
    (whether defined contribution or defined benefit; transfer contributions only).

A minimum contribution of $25,000 is required to purchase a contract.

The principal underwriters of the contract are AXA Advisors, LLC and AXA Distributors, LLC. The offering of the contract is intended to be continuous.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2018, is a part of the registration statement filed on Form N-4. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

Contents of this Prospectus

--------------------------------------------------------------------------------


             Who is AXA Equitable?                               5
             Definitions of key terms                            6
             Structured Capital Strategies(R) PLUS at a glance
               -- key features                                   8

             ------------------------------------------------------
             FEE TABLE                                          11
             ------------------------------------------------------

             Examples                                           12
             Condensed financial information                    13

             ------------------------------------------------------
             1. RISK FACTORS                                    14
             ------------------------------------------------------
             Cybersecurity                                      17
             Fiduciary Rule                                     17

             ------------------------------------------------------
             2. HOW TO REACH US                                 18
             ------------------------------------------------------

             ------------------------------------------------------
             3. CONTRACT FEATURES AND BENEFITS                  20
             ------------------------------------------------------
             How you can purchase and contribute to your
               contract                                         20
             Owner and annuitant requirements                   23
             How you can make your contributions                23
             Allocating your contributions                      24
             What are your investment options under the
               contract?                                        24
             Portfolios of the Trust                            25
             Structured Investment Option                       27
             Dollar Cap Averaging Program                       35
             Your right to cancel within a certain number of
               days                                             36

             ------------------------------------------------------
             4. DETERMINING YOUR CONTRACT'S VALUE               37
             ------------------------------------------------------
             Your account value and cash value                  37
             Your contract's value in the variable investment
               options, Segment Type Holding Accounts and the
               Dollar Cap Averaging Account                     37
             Your contract's value in the Structured
               Investment Option                                37

             ------------------------------------------------------
             5. TRANSFERRING YOUR MONEY AMONG INVESTMENT
               OPTIONS                                          38
             ------------------------------------------------------
             Transferring your account value                    38
             Disruptive transfer activity                       38


-------------
"We," "our," and "us" refer to AXA Equitable.
When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.


When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                          CONTENTS OF THIS PROSPECTUS

             ------------------------------------------------------
             6. ACCESSING YOUR MONEY                            40
             ------------------------------------------------------
             Withdrawing your account value                     40
             How withdrawals are taken from your account value 41 Surrendering your contract to receive its cash
               value                                            41
             Withdrawals treated as surrenders                  41
             When to expect payments                            41
             Signature Guarantee                                42
             Your annuity payout options                        42

             ------------------------------------------------------
             7. CHARGES AND EXPENSES                            44
             ------------------------------------------------------
             Charges that AXA Equitable deducts                 44
             Charges under the contracts                        44
             Charges that the Trust deducts                     46
             Group or sponsored arrangements                    46
             Other distribution arrangements                    47

             ------------------------------------------------------
             8. PAYMENT OF DEATH BENEFIT                        48
             ------------------------------------------------------
             Your beneficiary and payment of benefit            48
             Non-spousal joint owner contract continuation      50
             Spousal continuation                               50
             Beneficiary continuation option                    50

             ------------------------------------------------------
             9. TAX INFORMATION                                 53
             ------------------------------------------------------
             Overview                                           53
             Buying a contract to fund a retirement arrangement 53
             Transfers among investment options                 53
             Taxation of nonqualified annuities                 53
             Individual retirement arrangements ("IRAs")        55
             Traditional individual retirement annuities
               ("traditional IRAs")                             56
             Roth individual retirement annuities ("Roth IRAs") 60
             Tax withholding and information reporting          63
             Impact of taxes to AXA Equitable                   64

             ------------------------------------------------------
             10. MORE INFORMATION                               65
             ------------------------------------------------------
             About Separate Account No. 49                      65
             About Separate Account No. 68                      65
             About the Trust                                    65
             About the general account                          66
             About other methods of payment                     66
             Dates and prices at which contract events occur    66
             About your voting rights                           67
             Statutory compliance                               67
             About legal proceedings                            67
             Financial statements                               67
             Transfers of ownership, collateral assignments,
               loans, and borrowing                             68
             About Custodial IRAs                               68
             Distribution of the contracts                      68


             ------------------------------------------------------
             11. INCORPORATION OF CERTAIN DOCUMENTS BY
               REFERENCE                                        71
             ------------------------------------------------------


        ----------------------------------------------------------------
        APPENDICES
        ----------------------------------------------------------------
          I  --  Condensed financial information                     I-1
         II  --  State contract availability and/or variations of
                   certain features and benefits                    II-1
        III  --  Segment Interim Value                             III-1
         IV  --  Index Publishers                                   IV-1
          V  --  Segment Maturity Date and Segment Start Date
                   examples                                          V-1
         VI  --  Purchase considerations for defined benefit and
                   defined contribution plans                       VI-1

        ----------------------------------------------------------------
        STATEMENT OF ADDITIONAL INFORMATION
          Table of contents
        ----------------------------------------------------------------

                          CONTENTS OF THIS PROSPECTUS

Who is AXA Equitable?

--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable") a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable Life Insurance Company is an indirect wholly owned subsidiary of AXA Equitable Holdings, Inc., which is an indirect majority owned subsidiary of AXA S.A. ("AXA"), a French holding company for an international group of insurance and related financial services companies. As the majority shareholder of AXA Equitable, AXA exercises significant influence over the operations and capital structure of AXA Equitable. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts. AXA Equitable is solely responsible for paying all amounts owed to you under your contract.


AXA Equitable Holdings, Inc. and its consolidated subsidiaries managed approximately $669.9 billion in assets as of December 31, 2017. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

                             WHO IS AXA EQUITABLE?

Definitions of key terms


--------------------------------------------------------------------------------

ACCOUNT VALUE -- Your "account value" is the total of: (i) the values you have in the variable investment options, (ii) the values you have in the Segment Type Holding Accounts and (iii) your Segment Interim Values.

ANNUAL LOCK ANNIVERSARY -- The end of each Annual Lock Period.

ANNUAL LOCK ANNIVERSARY ENDING AMOUNT -- The amount on an Annual Lock Anniversary calculated for the first Annual Lock Period by adding the Annual Lock Yearly Return Amount to the Segment Investment, as adjusted for any withdrawals from that Segment. For subsequent Annual Lock Periods the amount is calculated by adding the Annual Lock Yearly Return Amount to the previous Annual Lock Anniversary Starting Amount, as adjusted for any withdrawals from that Segment. The Annual Lock Anniversary Ending Amount is used solely to calculate the Segment Maturity Value for Annual Lock Segments. The Annual Lock Anniversary Ending Amount is not credited to the contract, is not the Segment Interim Value and cannot be received upon surrender or withdrawal.

ANNUAL LOCK ANNIVERSARY STARTING AMOUNT -- The Annual Lock Anniversary Starting Amount for the first Annual Lock Period is equal to the Segment Investment, as adjusted for any withdrawals from that Segment. For subsequent Annual Lock Periods, it is equal to the Annual Lock Anniversary Ending Amount for the prior Annual Lock Period, as adjusted for any withdrawals from that Segment. The Annual Lock Anniversary Starting Amount is not credited to the contract, is not the Segment Interim Value and cannot be received upon surrender or withdrawal.

ANNUAL LOCK PERIOD -- Each of the one-year periods during an Annual Lock
Segment.

ANNUAL LOCK YEARLY RETURN AMOUNT -- Equals the Segment Investment multiplied by the Annual Lock Yearly Rate of Return for the first Annual Lock Period. For subsequent Annual Lock Periods, it is equal to the Annual Lock Anniversary Starting Amount multiplied by the corresponding Annual Lock Yearly Rate of Return.

ANNUAL LOCK SEGMENT -- Any multi-year duration Segment belonging to a Segment Type whose name includes "Annual Lock". Unlike other Segments, your return is cumulatively calculated based on Index performance each Annual Lock Period subject to the Performance Cap Rate and Segment Buffer.

ANNUAL LOCK YEARLY RATE OF RETURN -- The Rate of Return for an Annual Lock Segment during an Annual Lock Period as calculated on the Annual Lock Anniversary. If the Index Performance Rate is positive, then the Annual Lock Yearly Rate of Return is a rate equal to the Index Performance Rate, but not more than the Performance Cap Rate. If the Index Performance Rate is negative, but declines by a percentage less than or equal to the Segment Buffer, then the Annual Lock Yearly Rate of Return is 0%. If the Index Performance Rate is negative, and declines by more than the Segment Buffer, then the Annual Lock Yearly Rate of Return is negative, but will not reflect the amount of the Segment Buffer (i.e., the first -10% of downside performance).

ANNUITANT -- The "annuitant" is the person who is the measuring life for determining the contract's maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life for determining contract benefits, except for the Return of Premium Death Benefit.

BUSINESS DAY -- Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). If the Securities and Exchange Commission determines the existence of emergency conditions on any day, and consequently, the NYSE does not open, then that day is not a business day.

CASH VALUE -- At any time before annuity payments begin, your contract's cash value is equal to the account value less any applicable withdrawal charges.

CONTRACT DATE -- The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract.

CONTRACT DATE ANNIVERSARY -- The end of each 12 month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.

CONTRACT YEAR -- The 12 month period beginning on your contract date and each 12 month period after that date is a "contract year."

DOLLAR CAP AVERAGING PROGRAM -- Our Dollar Cap Averaging Program allows for the systematic transfer of amounts in the dollar cap averaging account into the Segment Type Holding Accounts.

INDEX -- An Index is used to determine the Segment Rate of Return for a Segment. We currently offer Segment Types based on the performance of (1) securities indices or (2) exchange-traded funds. Throughout this Prospectus, we refer to these indices and exchange-traded funds using the term "Index" or, collectively, "Indices." In the future, we may offer Segment Types based on other types of Indices.

INDEX PERFORMANCE RATE -- For a Segment, the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity Date or from the Segment Start Date to the first Annual Lock Anniversary (and thereafter from one Annual Lock Anniversary to the next) for Annual Lock Segments. The Index Performance Rate may be positive, negative or zero.

IRA -- Individual retirement annuity contract, either traditional IRA or Roth IRA (may also refer to an individual retirement account or an individual retirement arrangement).

IRS -- Internal Revenue Service.

NQ CONTRACT -- Nonqualified contract.

OWNER -- The "owner" is the person who is the named owner in the contract and, if an individual, is the measuring life for determining contract benefits, except for the Return of Premium Death Benefit.

                           DEFINITIONS OF KEY TERMS

PERFORMANCE CAP RATE -- For Standard Segments the Performance Cap Rate is the highest Segment Rate of Return that can be credited on a Segment Maturity Date. For Annual Lock Segments the Performance Cap Rate is the highest Annual Lock Yearly Rate of Return that can be applied on an Annual Lock Anniversary. The Performance Cap Rate is not an annual rate of return.

PERFORMANCE CAP THRESHOLD -- A minimum rate you may specify as a participation requirement that the Performance Cap Rate for a new Segment must equal or exceed in order for amounts to be transferred from a Segment Type Holding Account into a new Segment.

QP CONTRACT -- An annuity contract that is an investment vehicle for a qualified plan.

REFERENCE LIFE (LIVES) -- The Reference Life (or Reference Lives) is the individual or individuals on whose life we base the optional Return of Premium Death Benefit. We establish the Reference Life (or Reference Lives) at contract issue and the Reference Life (or Reference Lives) generally does not change. For contracts with a natural owner, the Reference Life (or Reference Lives) is the original owner (or original joint owners). For contracts with a non-natural owner, the Reference Life is the original annuitant. The Reference Life or Reference Lives may also be referred to as the Measuring Life or Measuring Lives in certain documents.

SAI -- Statement of Additional Information.

SEC -- Securities and Exchange Commission.

SEGMENT -- An investment option we establish with the Index, Segment Duration and Segment Buffer of a specific Segment Type, and for which we also specify a Segment Maturity Date and Performance Cap Rate. We currently offer Standard Segments and Annual Lock Segments.

SEGMENT BUFFER -- The portion of any negative Index Performance Rate that we absorb on a Segment Maturity Date or each Annual Lock Anniversary for a particular Segment. Any percentage decline in a Segment's Index Performance Rate in excess of the Segment Buffer reduces your Segment Maturity Value and any Annual Lock Anniversary Ending Amount. We currently offer Segment Buffers of -10%, -20% and -30% for 6-year Standard Segments and -10% for Annual Lock Segments. The Segment Buffer for 1-year Standard Segments is -10%.

SEGMENT BUSINESS DAY -- A business day that all Indices underlying available Segments are scheduled to be open and to publish prices. A scheduled holiday for any one Index disqualifies that day from being scheduled as a Segment Business Day for all Segments. We use Segment Business Days in this manner so that, based on published holiday schedules, we mature all Segments on the same day and start all new Segments on a subsequent day. This design, among other things, facilitates the roll over of maturing Segment Investments into new Segments.


SEGMENT DURATION -- The period from the Segment Start Date to the Segment Maturity Date.


SEGMENT INTERIM VALUE -- The value of your investment in a Segment prior to the Segment Maturity Date.

SEGMENT INVESTMENT -- The amount transferred to a Segment on its Segment Start Date, as adjusted for any withdrawals from that Segment.

SEGMENT MATURITY DATE -- The Segment Business Day on which a Segment ends.

SEGMENT MATURITY DATE REQUIREMENT -- You will not be permitted to invest in a Segment if the Segment Maturity Date is later than your contract maturity date.

SEGMENT MATURITY VALUE -- The value of your investment in a Segment on the Segment Maturity Date.

SEGMENT PARTICIPATION REQUIREMENTS -- The requirements that must be met before we transfer amounts from a Segment Type Holding Account to a new Segment on a Segment Start Date.

SEGMENT RATE OF RETURN -- The rate of return earned by a Segment as calculated on the Segment Maturity Date. The Segment Rate of Return is calculated differently for Standard Segments and Annual Lock Segments.

SEGMENT RETURN AMOUNT -- Equals the Segment Investment multiplied by the Segment Rate of Return.

SEGMENT START DATE -- The Segment Business Day on which a new Segment is established.

SEGMENT TYPE -- Comprises all Standard Segments or Annual Lock Segments having the same Index, Segment Duration and Segment Buffer. Each Segment Type has a corresponding Segment Type Holding Account.

SEGMENT TYPE HOLDING ACCOUNT -- An account that holds all contributions and transfers allocated to a Segment Type pending investment in a Segment. There is a Segment Type Holding Account for each Segment Type. The Segment Type Holding Accounts are part of the EQ/Money Market variable investment option.

STANDARD SEGMENT -- Any Segment that is not an Annual Lock Segment.

STRUCTURED INVESTMENT OPTION -- An investment option that permits you to invest in various Segments, each tied to the performance of an Index, and participate in the performance of that Index.

                           DEFINITIONS OF KEY TERMS

Structured Capital Strategies(R) PLUS at a glance -- key features

--------------------------------------------------------------------------------

VARIABLE INVESTMENT OPTIONS  The variable investment options invest in portfolios sub-advised by professional investment advisers. The
                             contract currently offers two variable investment options.
                             Depending upon the performance of the variable investment
                             options, you could lose money by investing in one or more
                             variable investment options.
-----------------------------------------------------------------------------------------
STRUCTURED INVESTMENT        See "Definition of key terms" on the prior page and
OPTION                       "Contract features and benefits" later in this Prospectus
                             for more detailed explanations of terms associated with the
                             Structured Investment Option.
                             ------------------------------------------------------------
                             .   Investments in Segments are not investments in
                                 underlying mutual funds; Segments are not "index
                                 funds." Each Segment Type offers an opportunity to
                                 invest in a Segment that is tied to the performance of
                                 a Securities Index or exchange-trade fund. Throughout
                                 this Prospectus, we refer to these indices and
                                 exchange-traded funds using the term "Index" or,
                                 collectively, "Indices." You participate in the
                                 performance of that Index by investing in the Segment.
                                 You do not participate in the investment results of any
                                 assets we hold in relation to the Segments. We hold
                                 assets in a "non-unitized" separate account we have
                                 established under the New York Insurance Law to support
                                 our obligations under the Structured Investment Option.
                                 We calculate the results of an investment in a Segment
                                 pursuant to one or more formulas described later in
                                 this Prospectus. Depending upon the performance of the
                                 Indices, you could lose money by investing in one or
                                 more Segments.
                             .   An "Index" is used to determine the Segment Rate of
                                 Return for a Segment. We currently offer Segment Types
                                 based on the performance of (1) securities Indices and
                                 (2) exchange-traded funds. In the future, we may offer
                                 Segment Types based on other types of Indices. The
                                 Indices are as follows:
                                -- S&P 500 Price Return Index;
                                -- Russell 2000(R) Price Return Index; and
                                -- iShares(R) MSCI EAFE ETF.
                             .   The Segment Return Amount will only be applied on the
                                 Segment Maturity Date.
                             .   The Segment Rate of Return could be positive, zero, or
                                 negative. THERE IS A RISK OF A SUBSTANTIAL LOSS OF YOUR
                                 PRINCIPAL BECAUSE YOU AGREE TO ABSORB ALL LOSSES TO THE
                                 EXTENT THEY EXCEED THE APPLICABLE SEGMENT BUFFER.
                             .   We will usually declare a Performance Cap Rate for each
                                 Segment. The Performance Cap Rate for the same Segment
                                 may be different for owners who elect that Segment
                                 during their first Contract Year than for owners who
                                 are in their second or later Contract Year. The
                                 Performance Cap Rate is the maximum Segment Rate of
                                 Return that can be credited on the Segment Maturity
                                 Date or used to calculate the maximum Annual Lock
                                 Yearly Rate of Return on an Annual Lock Anniversary for
                                 that Segment. The Performance Cap Rate may limit your
                                 participation in any increases in the underlying Index
                                 associated with a Segment. Our minimum Performance Cap
                                 Rates for 6 year Standard Segments is 12% (2% for 1
                                 year Standard Segments when available). Our minimum
                                 Performance Cap Rate for Annual Lock Segments is 2%. WE
                                 WILL NOT OPEN A SEGMENT WITH A PERFORMANCE CAP RATE
                                 BELOW THE APPLICABLE MINIMUM PERFORMANCE CAP RATE. In
                                 some cases, we may decide not to declare a Performance
                                 Cap Rate for a Segment, in which case there is no
                                 maximum Segment Rate of Return for that Segment.
                             .   On any date prior to Segment maturity, we calculate the
                                 Segment Interim Value for each Segment as described in
                                 "Appendix III -- Segment Interim Value". This amount
                                 may be less than the amount invested, may be less than
                                 the Annual Lock Anniversary Ending Amount on each
                                 Annual Lock Anniversary and may be less than the amount
                                 you would receive had you held the investment until
                                 Segment maturity. The Segment Interim Value will
                                 generally be negatively affected by increases in the
                                 expected volatility of index prices, interest rate
                                 increases, and by poor market performance. All other
                                 factors being equal, the Segment Interim Value would be
                                 lower the earlier a withdrawal or surrender is made
                                 during a Segment. Also, participation in upside
                                 performance for early withdrawals is pro-rated based on
                                 the period those amounts were invested in a Segment.
                                 This means you participate to a lesser extent in upside
                                 performance the earlier you take a withdrawal.
                             .   You can set a Performance Cap Threshold for any Segment
                                 Type in which you plan to invest. By doing so, amounts
                                 you allocate to a Segment Type Holding Account will
                                 only be transferred into a new Segment if the
                                 Performance Cap Rate we declare for that Segment is
                                 equal to or exceeds your Performance Cap Threshold.
                                A Performance Cap Threshold will remain in effect
                                through the first scheduled Segment Start Date that is
                                at least two months after your Performance Cap Threshold
                                election (the "PCT Expiry Date"). For example, if a
                                Performance Cap Threshold becomes effective on Tuesday,
                                August 1st, it is effective through Thurs- day, October
                                5th. If a Performance Cap Threshold becomes effective on
                                December 29th, 30th, 31st, or July 31st, then the PCT
                                Expiry Date will be the day of the first scheduled
                                Segment Start Date in March or
-----------------------------------------------------------------------------------------

       STRUCTURED CAPITAL STRATEGIES(R) PLUS AT A GLANCE -- KEY FEATURES

-------------------------------------------------------------------------------------
STRUCTURED INVESTMENT     October, respectively. This means that if the declared
OPTION (CONTINUED)        Performance Cap Rate for a Segment has not matched or
                          exceeded your Performance Cap Threshold on any of the
                          scheduled Segment Start Dates on or before the PCT
                          Expiry Date, any amounts in the applicable Segment Type
                          Holding Account (including any funds transferred to that
                          holding account after the Performance Cap Threshold
                          becomes effective) on the business day immediately
                          preceding the next scheduled Segment Start Date after
                          the PCT Expiry Date will automatically be transferred
                          into the Segment created on that Segment Start Date,
                          unless you specify a new Performance Cap Threshold prior
                          to that date.
                          If you do not specify a Performance Cap Threshold, or
                          your Performance Cap Threshold expires, you run the risk
                          that you will be automatically transferred into a
                          Segment with a Performance Cap Rate that is not
                          acceptable to you. Performance Cap Thresholds are not
                          available if you invest in the Dollar Cap Averaging
                          Program. For more information about the operation of
                          Performance Cap Thresholds, see "Segment Partic- ipation
                          Requirements" in "Contract features and benefits" later
                          in this Prospectus.

  . The following chart provides a comparison of certain differences between Segment Types.

--------------------------------------------------------------------------------
                                                                     MINIMUM
           SEGMENT                 SEGMENT            SEGMENT       PERFORMANCE
            TYPE                   DURATIONS          BUFFERS       CAP RATES
--------------------------------------------------------------------------------
Standard                       6 year, (1 year*)  -10%, -20%, -30%  12%, (2%*)
--------------------------------------------------------------------------------
Annual Lock                         6 year              -10%            2%
--------------------------------------------------------------------------------
*  1 year Standard Segments have limited availability and are only available with the -10% buffer. The iShares(R) MSCI EAFE EFT is not available with the
   1 year Standard Segments.

                      .   BOTH THE PERFORMANCE CAP RATE AND THE SEGMENT BUFFER
                          ARE RATES OF RETURN FROM THE SEGMENT START DATE TO THE
                          SEGMENT MATURITY DATE OR FROM THE SEGMENT START DATE TO
                          THE FIRST ANNUAL LOCK ANNIVERSARY (AND THEREAFTER FROM
                          EACH ANNUAL LOCK ANNIVERSARY TO THE NEXT) FOR ANNUAL
                          LOCK SEGMENTS, NOT ANNUAL RATES OF RETURN, EVEN IF THE
                          SEGMENT DURATION IS LONGER THAN ONE YEAR. YOUR
                          PERFORMANCE CAP THRESHOLD IS ALSO NOT AN ANNUAL RATE OF
                          RETURN.
                      .   THE HIGHEST LEVEL OF PROTECTION ON A SEGMENT MATURITY
                          DATE IS THE -30% SEGMENT BUFFER AND LOWEST LEVEL OF
                          PROTECTION IS THE -10% SEGMENT BUFFER.
                      .   THIS PRODUCT GENERALLY OFFERS GREATER UPSIDE POTENTIAL,
                          BUT LESS DOWNSIDE PROTECTION, ON A SEGMENT MATURITY
                          DATE THAN FIXED INDEXED ANNUITIES, WHICH PROVIDE A
                          GUARANTEED MINIMUM RETURN.
----------------------------------------------------------------------------------

TAX CONSIDERATIONS  .   On earnings inside the      No tax until you make withdrawals
                        contract                    from your contract or receive
                                                    annuity payments.
                    --------------------------------------------------------------------
                    .   On transfers inside the     No tax on transfers among
                        contract                    investment options, including on a
                                                    Segment Maturity Date.
                    --------------------------------------------------------------------
                    If you are purchasing an annuity contract as an Individual
                    Retirement Annuity (IRA) or to fund an employer retirement plan
                    (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already
                    provided by the Internal Revenue Code for individual retirement arrangements. Before purchasing this contract, you should
                    consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of this contract with any other investment that you may use in connection with your
                    individual retirement arrangement. You should also be aware that income received under the contract is taxable as ordinary income and not as capital gain. For more information, see "Tax
                    information" later in this Prospectus.
----------------------------------------------------------------------------------------

CONTRIBUTION AMOUNTS  .   NQ
                         $25,000 (initial) (minimum)
                         $500 (subsequent) (minimum)
                      .   Traditional or Roth IRA
                         $25,000 (initial) (minimum)
                         $50 (subsequent) (minimum)
                      .   QP (defined contribution or defined benefit)
                         $25,000 (initial) (minimum)
                         $500 (subsequent) (minimum)
                      .   Maximum contribution limitations apply to all contracts.
                      --------------------------------------------------------------
                      In general, contributions are limited to $1.5 million under all Structured Capital Strategies(R) contracts with the
                      same owner or annuitant and $2.5 million under all AXA
                      Equitable annuity accumulation contracts with the same
                      owner or annuitant. Higher contributions may only be made
                      with our prior approval. Upon advance notice to you, we may exercise certain rights we have under the contract
                      regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and
                      limitations, and (ii) discontinue acceptance of
                      contributions including contributions in general, or to
                      particular investment options. In addition, we may, at any time, exercise our right to limit or terminate transfers
                      into any variable investment option. For more information, see "How you can purchase and contribute to your contract"
                      in "Contract features and benefits" later in this
                      Prospectus. For contracts issued to qualified plans, see
                      "Appendix VI" later in this Prospectus.
------------------------------------------------------------------------------------

       STRUCTURED CAPITAL STRATEGIES(R) PLUS AT A GLANCE -- KEY FEATURES

-----------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY       .   Partial withdrawals
                           .   Contract surrender
                           .   You may be subject to tax on any income you receive
                               and, unless you are age 59 1/2 or another exception
                               applies, an additional 10% federal income tax penalty.
                               You may also incur a withdrawal charge for certain
                               withdrawals or if you surrender your contract.
-----------------------------------------------------------------------------------------
ADDITIONAL FEATURES        .   Dollar Cap Averaging Program
-----------------------------------------------------------------------------------------
DEATH BENEFITS             .   Return of Premium Death Benefit (for an additional
                               charge)
                              The optional Return of Premium Death Benefit is payable
                              upon the death of the Reference Life (or surviving
                              Reference Life if there are joint Reference Lives). The
                              Reference Life will not generally change even if the
                              owner or annuitant is changed. If elected, the death
                              benefit payable is the greater of the Return of Premium
                              Death Benefit amount (calculated as total contributions
                              reduced pro rata by any withdrawals) or the account
                              value. The guaranteed benefits under the contract are
                              supported by AXA Equitable's general account and are
                              subject to AXA Equitable's claims paying ability.
                              Contract owners should look to the financial strength of
                              AXA Equitable for its claims paying ability.

                           .   Account value death benefit (no additional charge)
-----------------------------------------------------------------------------------------
FEES AND CHARGES           Please see "Fee table" later in this section for complete
                           details.
-----------------------------------------------------------------------------------------
OWNER AND ANNUITANT ISSUE  0-85
AGES
-----------------------------------------------------------------------------------------
YOUR RIGHT TO CANCEL       To exercise your cancellation right you must notify us,
                           with a signed letter of instruction electing this right, to our processing office within 10 days after you receive your contract. If state law requires, this "free look" period
                           may be longer. See "Your right to cancel within a certain
                           number of days" in "Contract features and benefits" later
                           in this Prospectus for more information.
-----------------------------------------------------------------------------------------

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. ALL SEGMENT TYPES MAY NOT BE AVAILABLE IN ALL STATES. FOR A STATE-BY-STATE DESCRIPTION OF ALL MATERIAL VARIATIONS TO THIS CONTRACT, SEE "APPENDIX II" LATER IN THIS PROSPECTUS.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, and have fees and charges, that are different from those in the contracts offered by this Prospectus. Not every contract we issue is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

Some selling broker-dealers may require you to elect certain features or options, including features or options that have an additional cost. Other broker-dealers may not require you to elect those features or options. You can contact us to find out more about the availability of any of the AXA Equitable annuity contracts, features and options.

You should work with your financial professional to decide whether this contract is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

       STRUCTURED CAPITAL STRATEGIES(R) PLUS AT A GLANCE -- KEY FEATURES

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, request special services or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply./(1)/

----------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST
 CERTAIN TRANSACTIONS
----------------------------------------------------------------------
Maximum withdrawal charge as a percentage of
contributions withdrawn (deducted if you
surrender your contract or make certain
withdrawals or apply your cash value to certain
payout options).                                       6.00%/(2)/

Charge for each additional transfer in excess of   Maximum Charge: $35
12 transfers per contract year:/(3)/               Current Charge: $0

SPECIAL SERVICES CHARGES

..   Wire transfer charge       Current and Maximum Charge:  $90

..   Express mail charge        Current and Maximum Charge:  $35

..   Duplicate contract charge  Current and Maximum Charge:  $35/(5)/

..   Check preparation          Maximum Charge               $85
    charge/(4)/                Current Charge               $0

..   Charge for third-party     Maximum Charge               $125
    transfer or exchange/(4)/  Current Charge               $65/(5)/
---------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.

--------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS
 (INCLUDING THE SEGMENT TYPE HOLDING ACCOUNTS) EXPRESSED AS AN
 ANNUAL PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:
--------------------------------------------------------------------
   Variable Investment Option fee/(6)/                         1.15%
   This fee does not apply to amounts held in a Segment.
--------------------------------------------------------------------
   OPTIONAL SEPARATE ACCOUNT EXPENSES:
--------------------------------------------------------------------
     Return of Premium Death Benefit charge/(7)/               0.20%
--------------------------------------------------------------------
TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES WITH HIGHEST
OPTIONAL SEPARATE ACCOUNT ANNUAL EXPENSES                      1.35%
--------------------------------------------------------------------
--------------------------------------------------------------------
 CHARGES WE DEDUCT FROM SEGMENTS IF YOU ELECT THE OPTIONAL RETURN
 OF PREMIUM DEATH BENEFIT, EXPRESSED AS AN ANNUAL PERCENTAGE OF
 THE SEGMENT INVESTMENT
--------------------------------------------------------------------
Return of Premium Death Benefit charge/(8)/                    0.20%
--------------------------------------------------------------------

-------------------------------------------------------------------------------------
 ADJUSTMENTS FOR EARLY SURRENDER OR WITHDRAWAL FROM A SEGMENT
-------------------------------------------------------------------------------------
 WHEN CALCULATION IS MADE                    MAXIMUM AMOUNT THAT MAY BE LOST/(9)/
-------------------------------------------------------------------------------------
                                          -10% BUFFER    -20% BUFFER    -30% BUFFER
-------------------------------------------------------------------------------------
Segment Interim Value is applied on      90% of Segment 80% of Segment 70% of Segment
surrender or withdrawal from a Segment   Investment     Investment     Investment
prior to its Segment Maturity Date
-------------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust Prospectus for the portfolio.


-----------------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-----------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses (expenses that are deducted from portfolio assets  Lowest Highest
including management fees, 12b-1 fees, service fees, and/or other expenses)/(10)/            0.71%  1.04%
-----------------------------------------------------------------------------------------------------------


(1)The current tax charge that might be imposed varies by jurisdiction and currently ranges from 0% to 3.5%.

                                   FEE TABLE

(2)Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

   The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal, surrender your contract to receive its cash value, or surrender your contract to apply your cash value to a non-life contingent annuity payment option. For each contribution, we consider the contract year in which we receive that contribution to be "contract year 1".

Contract Year
-------------
     1........ 6.00%
     2........ 6.00%
     3........ 5.00%
     4........ 5.00%
     5........ 4.00%
     6........ 3.00%
     7+....... 0.00%

(3)Currently, we do not charge for transfers among variable investment options under the contract. However, we reserve the right to charge for transfers in excess of 12 transfers per contract year. We will charge no more than $35 for each variable transfer at the time each transfer is processed. See "Transfer charge" in "Charges and expenses" later in this Prospectus. We will not count transfers from Segment Type Holding Accounts into Segments on a Segment Start Date, or the allocation of Segment Maturity Value on a Segment Maturity Date in calculating the number of transfers subject to this charge.

(4)The charge will not exceed 2% of the amount disbursed or transferred.

(5)This charge is currently waived. This waiver may be discontinued at any time, with or without notice.

(6)On a non-guaranteed basis, we may waive any portion of the variable investment option fee as it applies to the EQ/Money Market variable investment option (including any amounts in the Segment Type Holding Accounts and dollar cap averaging account) to the extent that the fee exceeds the income distributed by the underlying EQ/Money Market Portfolio. This waiver is limited to the variable investment option fee, and it is not a fee waiver or performance guarantee for the underlying EQ/Money Market Portfolio. See "Variable Investment Option fee" in "Charges and expenses" later in this Prospectus.

(7)On a non-guaranteed basis, we may waive any portion of the Return of Premium Death Benefit charge as it applies to the EQ/Money Market variable investment option (including any amounts in the Segment Type Holding Accounts and dollar cap averaging account) to the extent that the charge exceeds the income distributed by the underlying EQ/Money Market Portfolio. This waiver is limited to the Return of Premium Death Benefit charge, and it is not a fee waiver or performance guarantee for the underlying EQ/Money Market Portfolio. See "Return of Premium Death Benefit charge" in "Charges and expenses" later in this Prospectus.

(8)The Return of Premium Death Benefit charge is deducted from each Segment on the Segment Maturity Date as part of the Segment Rate of Return calculation. If the contract is surrendered or annuitized, a withdrawal is taken, or a death benefit is paid, on any date other than the Segment Maturity Date, we will deduct a pro rata portion of the charge from each Segment.

(9)The actual amount of the Segment Interim Value is determined by a formula that depends on, among other things, the Segment Buffer and how the Index has performed since the Segment Start Date, as discussed in "Appendix III" later in this Prospectus. The maximum loss would occur if there is a total distribution for a Segment with a -10%, -20% or -30% buffer at a time when the Index price has declined to zero. For Annual Lock Segments, this is the maximum amount you could lose during each Annual Lock Period. The maximum loss for an Annual Lock Segment could be greater than 90%. If you surrender or cancel your contract, die or make a withdrawal from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date or Annual Lock Anniversary, any upside performance will be limited to a percentage lower than the Performance Cap Rate.

(10)"Total Annual Portfolio Operating Expenses" may be based, in part, on estimated amounts of such expenses.

EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). These examples do not reflect charges for any special service you may request. For a complete description of portfolio charges and expenses, please see the prospectuses for the Trust.

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated.

The Dollar Cap Averaging Program is not covered by the fee table and examples. While there is no fee for using the Dollar Cap Averaging Program, any applicable variable investment option fee amount and withdrawal charges do apply to amounts residing in the dollar cap averaging account.

You can find examples illustrating the Structured Investment Option under "Structured Investment Option" in "Contract Features and Benefits." Withdrawal charges, if any, also apply to the Structured Investment Option.

These examples should not be considered a representation of past or future expenses for any variable investment option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

                                   FEE TABLE

The example assumes that you invest $10,000 in the contract (and allocate the entire amount to the specified variable investment options and not to any Segments) for the time periods indicated and that your investment has a 5% return each year and you elected the Return of Premium Death Benefit. The example also assumes (i) the total annual expenses of the portfolios set forth in the previous tables; and (ii) there is no waiver of any withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


---------------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE CONTRACT AT THE END OF THE APPLICABLE
                                    END OF THE APPLICABLE TIME PERIOD               TIME PERIOD
---------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------------
AXABalanced Strategy                 $850    $1,270    $1,717    $2,806    $250     $770     $1,317    $2,806
---------------------------------------------------------------------------------------------------------------
EQ/MoneyMarket                       $816    $1,166    $1,543    $2,457    $216     $666     $1,143    $2,457
---------------------------------------------------------------------------------------------------------------


The example assumes that you invest $10,000 in the contract (and allocate the entire amount to the specified variable investment options and not to any Segments) for the time periods indicated and that your investment has a 5% return each year and you did not elect the Return of Premium Death Benefit. The example also assumes (i) the total annual expenses of the portfolios set forth in the previous tables; and (ii) there is no waiver of any withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


---------------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE CONTRACT AT THE END OF THE APPLICABLE
                                    END OF THE APPLICABLE TIME PERIOD               TIME PERIOD
---------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------------
AXABalanced Strategy                 $830    $1,209    $1,614    $2,600    $230     $709     $1,214    $2,600
---------------------------------------------------------------------------------------------------------------
EQ/MoneyMarket                       $795    $1,104    $1,438    $2,244    $195     $604     $1,038    $2,244
---------------------------------------------------------------------------------------------------------------


CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2017.

                                   FEE TABLE

1. Risk factors

--------------------------------------------------------------------------------

This section discusses risks associated with some features of the contract. See "Definition of key terms" earlier in this Prospectus and "Contract features and benefits" later in this Prospectus for more detailed explanations of terms associated with the Structured Investment Option.

..   There is a risk of a substantial loss of your principal because you agree to absorb all losses from the portion of any negative Index Performance Rate that exceeds the Segment Buffer on the Segment Maturity Date or Annual Lock Anniversary. The highest level of protection provided by a single Segment Investment Option is the -30% Segment Buffer (only available on certain Segments) and the lowest level of protection is the -10% Segment Buffer.

   FOR STANDARD SEGMENTS. For example, the -10% Segment Buffer protects your Segment Investment against the first 10% of loss. If the Index Performance Rate declines by more than the Segment Buffer, you will lose an amount equal to 1% of your Segment Investment for every 1% that the Index Performance Rate declines below the Segment Buffer. This means that you could lose up to 70% of your principal with a -30% Segment Buffer, up to 80% of your principal with a -20% Segment Buffer and up to 90% of your principal with a -10% Segment Buffer. Each time you roll over your Segment Maturity Value into a new Standard Segment you are subject to the same risk of loss as described above.

   FOR ANNUAL LOCK SEGMENTS. The -10% Segment Buffer protects against the first 10% of loss each Annual Lock Period. If the Index Performance Rate declines by more than the Segment Buffer during an Annual Lock Period, you will lose an amount equal to 1% of your Segment Investment (if the decline occurs during the first Annual Lock Period and of your Annual Lock Anniversary Starting Amount thereafter) for every 1% that the Index Performance Rate declines below the Segment Buffer. This means that during an Annual Lock Period you could lose up to 90% of your Segment Investment (if the decline occurs during the first Annual Lock Period and of your Annual Lock Anniversary Starting Amount thereafter) with the -10% Segment Buffer. The cumulative result means that you could lose more than 90% of your principal in an Annual Lock Segment. Each time you roll over your Segment Maturity Value into a new Annual Lock Segment you are subject to the same risk of loss as described above.

..   For Standard Segments, your Segment Rate of Return for any Segment is limited by its Performance Cap Rate, which could cause your Segment Rate of Return to be lower than it would otherwise be if you invested in a mutual fund or exchange-traded fund designed to track the performance of the applicable Index. For Annual Lock Segments, your Annual Lock Yearly Rate of Return for any Segment is limited by its Performance Cap Rate, which could cause your Annual Lock Yearly Rate of Return and Segment Rate of Return to be lower than it would otherwise be if you invested in a mutual fund or exchange-traded fund designed to track the performance of the applicable Index.

..   We declare a Performance Cap Rate for each Segment, which is the maximum
    Segment Rate of Return that can be credited on the Segment Maturity Date or used to calculate the maximum Annual Lock Yearly Rate of Return on each Annual Lock Anniversary for that Segment. The Performance Cap Rate may limit your participation in any increases in the underlying Index associated with a Segment. Our minimum Performance Cap Rates for 6 year Standard Segments is 12% (2% for 1 year Standard Segments when available). Our minimum Performance Cap Rate for Annual Lock Segments is 2%. WE WILL NOT OPEN A SEGMENT WITH A PERFORMANCE CAP RATE BELOW THE APPLICABLE MINIMUM PERFORMANCE CAP RATE. In some cases, we may decide not to declare a Performance Cap Rate for a Segment, in which case there is no maximum Segment Rate of Return for that Segment.

..   If the Performance Cap Rate is determined on the Segment Start Date, then you will not know the rate in advance. The Performance Cap Rate for the same Segment may be higher for owners who elect that Segment during their first Contract Year than for owners who are in their second or later Contract Year. Prior to the Segment Start Date, you may elect a Performance Cap Threshold. The threshold represents the minimum Performance Cap Rate you find acceptable for a particular Segment. If we declare a cap that is lower than the threshold you specify, you will not be invested in that Segment and your contribution will remain in that Segment Type Holding Account, for as long as the Performance Cap Threshold is in effect.

   A Performance Cap Threshold will be in effect until the PCT Expiry Date. This means that if the declared Performance Cap Rate for a Segment has not matched or exceeded your Performance Cap Threshold on any of the scheduled Segment Start Dates before the PCT Expiry Date, any amounts in the applicable Segment Type Holding Account (including any funds transferred to that holding account after your election) on the business day immediately preceding the next scheduled Segment Start Date after your PCT Expiry Date will be transferred into the Segment created on that Segment Start Date, unless you specify a new the Performance Cap Threshold prior to that date. YOU MUST SET A NEW PERFORMANCE CAP THRESHOLD PRIOR TO THE NEXT SCHEDULED SEGMENT START DATE AFTER YOUR PERFORMANCE CAP THRESHOLD EXPIRES TO AVOID HAVING AMOUNTS AUTOMATICALLY TRANSFERRED INTO THE ASSOCIATED SEGMENT, WHICH MAY HAVE A PERFORMANCE CAP RATE THAT DOES NOT MEET YOUR INVESTMENT OBJECTIVES. In addition, if your Performance Cap Threshold was satisfied on a scheduled Segment Start Date before the PCT Expiry Date and amounts in the applicable Segment Type Holding Account were transferred into a Segment, the Performance Cap Threshold will continue to apply to any amounts you subsequently transfer into that Segment Type Holding Account until the PCT Expiry Date. A "scheduled Segment Start Date" includes any date on which a Segment was scheduled to start but was not offered as of that date. A suspension of the Segment Type will not extend the PCT Expiry Date.

                                 RISK FACTORS

   If you do not specify a threshold or your Performance Cap Threshold has expired, you risk the possibility that the Performance Cap Rate established will have a lower cap than you would find acceptable. Performance Cap Thresholds are not available if you invest in the Dollar Cap Averaging Program. The Performance Cap Rate is a rate of return from the Segment Start Date to the Segment Maturity Date or from the Segment Start Date to the first Annual Lock Anniversary (and thereafter from each Annual Lock Anniversary to the next), NOT an annual rate of return, even if the Segment Duration is longer than one year.

..   The method we use in calculating your Segment Interim Value may result in an amount lower than your Segment Investment, even if the corresponding Index has experienced positive investment performance since the Segment Start Date. Also, this amount may be less than the amount you would receive had you held the investment until the Segment Maturity Date.

   -- If you take a withdrawal, including required minimum distributions, and there is insufficient value in the variable investment options, the Segment Type Holding Accounts and the dollar cap averaging account, we will withdraw amounts from any active Segments in your contract. Amounts withdrawn from active Segments will be valued using the formula for calculating the Segment Interim Value and will reduce your Segment Investment.

   -- If you die or cancel or surrender your contract before the Segment
      Maturity Date, we will pay the Segment Interim Value.

   -- Any calculation of the Segment Interim Value will generally be affected by changes in both the volatility and level of the relevant Index, as well as interest rates. The calculation of the Segment Interim Value is linked to various factors, including the value of hypothetical fixed instruments and derivatives as described in "Appendix III" of this Prospectus. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, interest rate increases, and by poor market performance. Prior to the Segment Maturity Date you will not receive the full potential of the Performance Cap since the participation in upside performance for early withdrawals is pro-rated based on the period those amounts were invested in a Segment or Annual Lock Period. Generally, you will not receive the full protection of the Segment Buffer prior to the Segment Maturity Date because the Segment Interim Value only reflects a portion of the downside protection expected to be provided on the Segment Maturity Date or Annual Lock Anniversary. As a Segment moves closer to the Segment Maturity Date or Annual Lock Anniversary, the Segment Interim Value would generally reflect higher realized gains of the Index performance or, in the case of negative performance, increased downside Segment Buffer protection. All other factors being equal, the Segment Interim Value would be lower the earlier a withdrawal or surrender is made during a Segment or Annual Lock Period. This means you participate to a lesser extent in upside performance and downside protection the earlier you take a withdrawal.

   -- The Company's decision to use investment rates, which are generally higher than swap rates, to calculate the Fair Value of Hypothetical Fixed Instruments component of the Segment Interim Value will result in a lower value for that component relative to using swap rates to calculate that component and, all other things being equal, will result in a lower recalculated Segment Investment if a partial withdrawal is taken from a Segment or a lower withdrawal amount if a full withdrawal is taken from a Segment.

..   You cannot transfer out of a Segment prior to its maturity to another investment option. You can only make withdrawals out of a Segment or surrender your contract. The amount you would receive would be calculated using the formula for the Segment Interim Value.

..   We may not offer new Segments of any or all Segment Types, so a Segment may
    not be available for you to transfer your Segment Maturity Value into after the Segment Maturity Date.


..   If a beneficiary elects the "5-year rule" under the Beneficiary continuation option (i.e., the entire account value must be fully withdrawn by the end of the calendar year which contains the fifth anniversary of the owner's death), that beneficiary is not permitted to transfer any account value that is in a variable investment option into any 6-year Segment nor are they permitted to transfer any account value from a maturing Segment into any 6-year Segment. This generally means that such a beneficiary can only transfer account value to the variable investment options, unless they are at least 91 years old and younger than 97 years old and the next Segment Start Date is more than one year from the end of the calendar year which contains the fifth anniversary of your death.

..   The 1-year Standard Segments are only available if you are at least 91 years old and younger than 97 years old. This means that you can only invest in Segments with a Segment Duration of 6 years until you are 91 years old. Once the next Segment Start Date is less than six years from your contract's maturity date you can only invest in 1-year Standard Segments (and the iShares(R) MSCI EAFE EFT is not available). Once you are 97 years old, you can no longer invest in new Segments.


..   We have the right to substitute an alternative index prior to Segment
    Maturity if the publication of one or more Indices is discontinued or at our sole discretion we determine that our use of such Indices should be discontinued or if the calculation of one or more of the Indices is substantially changed. If we substitute an index for an existing Segment, we would not change the Segment Buffer or Performance Cap Rate. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced Index.

..   If a Segment cannot be matured until after the scheduled Segment Start
    Date, we may create new Segments of Segment Types that utilize unaffected Indices on the scheduled Segment Start Date. This may occur if the Segment Maturity Date for a Segment is delayed more than once because the value for the relevant underlying Index of the Segment is not published on the designated Segment Maturity Date. If your instructions include an allocation from a Segment whose Segment Maturity Date has been delayed to a new Segment whose underlying Index is unaffected, we will not be able to transfer that portion of your Segment Maturity Value from the affected Segment to the unaffected Segment. We will use reasonable efforts to allocate your Segment Maturity Value in accordance with your instructions, which may include holding amounts in Segment Type Holding Accounts until the next Segment Start Date.

                                 RISK FACTORS

..   The amounts held in a Segment Type Holding Account may earn a return that is less than the return you might have earned if those amounts were held in another variable investment option.

..   Standard Segment Types with greater protection tend to have lower
    Performance Cap Rates than other Standard Segment Types that use the same Index and duration but provide less protection.

..   The value of your variable investment options will fluctuate and you could lose some or all of your account value.

..   The level of risk you bear and your potential investment performance will differ depending on the investments you choose.

..   If your account value falls below the applicable minimum account size as a result of a withdrawal, the contract will terminate.

..   If you surrender your contract, any applicable withdrawal charge is calculated as a percentage of contributions, not account value. It is possible that the percentage of account value withdrawn could exceed the applicable withdrawal charge percentage. For example, assume you make a onetime contribution of $1,000 at contract issue. If your account value is $800 in contract year 3 and you surrender your contract, a withdrawal charge percentage of 5% is applied. The withdrawal charge would be $50 (5% of the $1,000 contribution). This is a 6.25% reduction of your account value, which results in a cash value of $750 paid to you.

..   No company other than AXA Equitable has any legal responsibility to pay amounts that AXA Equitable owes under the contract. An owner should look to the financial strength of AXA Equitable for its claims-paying ability.

..   The Segments track the performance of an Index. By investing in the
    Structured Investment Option, you are not actually invested in an Index, an exchange-traded fund that tracks an index, or any underlying securities.

..   Your Segment Maturity Value is subject to application of the Performance
    Cap Rate and the Segment Buffer. For Standard Segments, your Segment Maturity Value is not affected by the price of the Index on any date between the Segment Start Date and the Segment Maturity Date. For Annual Lock Segments, your Annual Lock Anniversary Ending Amount is not affected by the price of the Index on any date between the Segment Start Date and the first Annual Lock Anniversary (and thereafter from each Annual Lock Anniversary to the next).

..   As an investor in the Segment, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the shares of the funds or holders of securities comprising the indices would have.

..   Values of securities can fluctuate, and sometimes wildly fluctuate, in response to changes in the financial condition of a company as well as general market, economic or political conditions.

   -- Foreign securities involve risks not associated with U.S. securities.
      Foreign markets may be less liquid, more volatile and subject to less government supervision than domestic markets. Differences between U.S. and foreign legal, political and economic systems, regulatory regimes and market practices also may impact security values. There are greater risks involved with investments linked to emerging market countries and/or their securities markets. Investments in these countries and/or markets may present market, credit, currency, liquidity, legal, political, technical and other risks different from, or greater than, the risks of investing in developed countries.

..   If you invest in a Segment that provides performance tied to the performance of the iShares(R) MSCI EAFE ETF, you should consider the following:

   -- The performance of the iShares(R) MSCI EAFE ETF may not replicate the performance of, and may underperform the MSCI EAFE Index (the "underlying Index"). The price of the iShares(R) MSCI EAFE ETF will reflect expenses and fees that will reduce its relative performance. Moreover, it is also possible that the iShares(R) MSCI EAFE ETF may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the underlying Index. Because the return on your Segment Investment (subject to the Performance Cap and downside Segment Buffer protection) is linked to the performance of the iShares(R) MSCI EAFE ETF and not the underlying Index, the return on your Segment Investment may be less than that of an alternative investment linked directly to the underlying Index or the components of the underlying Index.

   -- The investment objective and strategies of the iShares(R) MSCI EAFE ETF are potentially subject to change.

   -- The iShares(R) MSCI EAFE ETF invests in foreign securities.

..   Past performance of an Index is not an indication of its future performance.

..   You cannot terminate the Return of Premium Death Benefit once you elect it.
    This means that you cannot avoid paying the charge for the Return of Premium Death Benefit even if you no longer want or need the protection offered by the Return of Premium Death Benefit. This also means you cannot avoid paying the charge when the account value is higher than your adjusted contributions.

..   If you elect the Return of Premium Death Benefit, then you cannot make contributions to the contract once the oldest living Reference Life reaches age 76 (or the first contract date anniversary if later). This means that you will not be able to increase the Return of Premium Death Benefit amount after this date.

..   If the owner of the contract is changed, the original owner(s) will remain as the Reference Life (Reference Lives) for the Return of Premium Death Benefit. This means that if the new owner dies before the Reference Life (Reference Lives), the Return of Premium Death Benefit is not payable. Also, the Return of Premium Death Benefit is not payable if the new owner elects an annuity payout option, which terminates the benefit.

..   If you elect the Return of Premium Death Benefit and subsequently divorce:

   -- if a portion of the account value is withdrawn due to divorce, the value of your Return of Premium Death Benefit will be reduced by an amount that may be more than the amount withdrawn;

                                 RISK FACTORS

   -- the sole Reference Life for this death benefit will not change even if the ownership does which may result in the beneficiary (or beneficiaries) not receiving the Return of Premium Death Benefit; and

   -- the joint Reference Lives will not change unless one ex-spouse is awarded sole ownership of the contract and all necessary documentation is provided to change the ownership of the contract to that ex-spouse before either one of the joint Reference Lives dies which may result in the beneficiary (or beneficiaries) not receiving the Return of Premium Death Benefit.

CYBERSECURITY

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Such systems failures and cyber-attacks affecting us, any third party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your account value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account unit values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cybersecurity risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future, we take reasonable steps to mitigate these risks and secure our systems from such failures and attacks.

FIDUCIARY RULE


In 2016, the Department of Labor issued a final rule that significantly expanded the definition of "investment advice" and increased the circumstances in which companies and broker-dealers, insurance agencies and other financial institutions that sell our products could be deemed a fiduciary when providing investment advice with respect to plans under the Employee Retirement Income Security Act of 1974 ("ERISA") or individual retirement accounts ("IRAs"). The Department of Labor also introduced amendments to longstanding exemptions from the prohibited transaction provisions under ERISA that increased fiduciary requirements in connection with transactions involving ERISA plans, plan participants and IRAs, and applied more onerous disclosure and contract requirements to such transactions. The Department of Labor partially implemented the rule in June 2017. Full implementation of the rule is scheduled for July 2019 and may likely have an adverse impact on the level and type of services we provide. However, in March 2018 a federal appeals court issued a decision vacating the rule. The court's decision will not take effect until after the date of this prospectus, and there is a possibility that the Department of Labor may ask for a rehearing or appeal the decision. At this time, we do not currently plan any immediate changes to our approach to selling products and providing services to ERISA plans and IRAs.

                                 RISK FACTORS

2. How to reach us

--------------------------------------------------------------------------------

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.
--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:

..   written confirmation of financial transactions and certain non-financial transactions, including when money is transferred into a Segment from a Segment Type Holding Account; when money is not transferred from a Segment Type Holding Account into a Segment on a Segment Start Date for any reason; when a Segment matures; when you change a Performance Cap Threshold; or when you change your current instructions; and

..   at the close of each calendar quarter and statement of your contract values at the close of each calendar year.

See "Definition of key terms" earlier in this Prospectus for a more detailed explanation of terms associated with the Structured Investment Option.
--------------------------------------------------------------------------------
 ONLINE ACCOUNT ACCESS SYSTEM:

Online Account Access is designed to provide you with up-to-date information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   your Performance Cap Threshold;

..   your instructions on file for allocating the Segment Maturity Value on the
    Segment Maturity Date;

..   the number of units you have in the variable investment options and the
    Segment Type Holding Accounts;

..   the daily unit values for the variable investment options and the Segment
    Type Holding Accounts; and

..   performance information regarding the variable investment options.

You can also:

..   change your allocation percentages and/or transfer among the variable investment options (not available for transfers to Segment Type Holding Accounts);

..   change your password;

..   elect to receive certain contract statements electronically;

..   change your address;

..   elect or change your Performance Cap Threshold; and

..   access "Frequently Asked Questions" and certain service forms.

Online Account Access is normally available seven days a week, 24 hours a day. You may use Online Account Access by visiting our website at www.axa.com and clicking on Online Account Access. Of course, for reasons beyond our control, this service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated through the Internet are genuine. For example, we will require certain personal identification information before we will act on Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable

                                HOW TO REACH US
procedures to confirm the genuineness of Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to this service if we determine that you engaged in a disruptive transfer activity such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).
--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (1-877-899-3743) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days.

..   Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

..   Friday from 8:30 a.m. until 5:30 p.m., Eastern time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)authorization for transfers, including transfers of your Segment Maturity Value on a Segment Maturity Date, by your financial professional;

(2)conversion of a traditional IRA to a Roth IRA contract;

(3)tax withholding elections (see withdrawal request form);

(4)election of the beneficiary continuation option;

(5)election of a predetermined form of death benefit payout;

(6)IRA contribution recharacterizations;

(7)Section 1035 exchanges;

(8)direct transfers and specified direct rollovers;

(9)death claims;

(10)change in ownership (NQ only, if available under your contract);

(11)purchase by, or change of ownership to, a non-natural owner;

(12)requests to transfer, re-allocate, make subsequent contributions and change your future allocations (except that certain transactions may be permitted through the Online Account Access systems);

(13)establishing and changing a Performance Cap Threshold;

(14)providing instructions for allocating the Segment Maturity Value on the Segment Maturity Date;

(15)requests for withdrawals, including withdrawals of the Segment Maturity Value on the Segment Maturity Date; and

(16)requests for contract surrender.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)instructions on file for allocating the Segment Maturity Value on the Segment Maturity Date; and

(2)instructions to withdraw your Segment Maturity Value on the Segment Maturity Date.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)beneficiary changes; and

(2)dollar cap averaging.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)the date annuity payments are to begin; and

(2)dollar cap averaging.

                              -------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.

                                HOW TO REACH US

3. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We can refuse to accept any contribution from you at any time, including after you purchase the contract. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change. For a traditional IRA contract, your initial contribution must be a direct transfer from another traditional IRA or a rollover from an eligible retirement plan (including another traditional IRA). For a Roth IRA contract, your initial contribution must be a direct transfer from another Roth IRA or a rollover from an eligible retirement plan including traditional IRA or another Roth IRA. For a QP contract, your initial contribution and any subsequent contributions must be a direct transfer from other investments within an existing qualified plan trust. Both the owner and annuitant named in the contract must meet the issue age requirements shown in the table, and contributions are based on the age of the older of the original owner and annuitant. Subsequent contributions may not be permitted in your state. Please see Appendix II later in this Prospectus for any applicable state variations.

--------------------------------------------------------------------------------
WE RESERVE THE RIGHT TO CHANGE OUR CURRENT LIMITATIONS ON YOUR CONTRIBUTIONS
AND TO DISCONTINUE ACCEPTANCE OF CONTRIBUTIONS.
--------------------------------------------------------------------------------

We currently do not accept any contribution if (i) the aggregate contributions under one or more Structured Capital Strategies(R) contracts with the same owner or annuitant would then total more than $1,500,000; or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria we determine, including issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix II later in this Prospectus for more information on state variations.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to:

..   Change our contribution requirements and limitations and our transfer rules, including to:

   -- increase or decrease our minimum contribution requirements and increase or decrease our maximum contribution limitations;

   -- discontinue the acceptance of subsequent contributions to the contract;

   -- discontinue the acceptance of subsequent contributions and/or transfers into one or more of the variable investment options; and

   -- discontinue the acceptance of subsequent contributions and/or transfers into one or more of the Segment Type Holding Accounts or the Segments.

..   Further limit the number of Segment Type Holding Accounts and Segments you may invest in at any one time.

..   Limit or terminate new contributions or transfers to any variable investment option, Segment Type Holding Account or Segment ("investment options").

WE RESERVE THE RIGHT IN OUR SOLE DISCRETION TO DISCONTINUE THE ACCEPTANCE OF, AND/OR PLACE ADDITIONAL LIMITATIONS ON CONTRIBUTIONS AND TRANSFERS INTO CERTAIN INVESTMENT OPTIONS, INCLUDING ANY OR ALL OF THE SEGMENT TYPES. IF WE EXERCISE THIS RIGHT, YOUR ABILITY TO INVEST IN YOUR CONTRACT, INCREASE YOUR ACCOUNT VALUE AND, CONSEQUENTLY, INCREASE YOUR ACCOUNT VALUE DEATH BENEFIT, OR RETURN OF PREMIUM DEATH BENEFIT, IF ELECTED, WILL BE LIMITED.

                        CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------------------
                                                                                    ADDITIONAL
                 AVAILABLE FOR OWNER AND  MINIMUM              SOURCE OF            LIMITATIONS ON
 CONTRACT TYPE   ANNUITANT ISSUE AGES     CONTRIBUTIONS        CONTRIBUTIONS        CONTRIBUTIONS TO YOUR CONTRACT/(1)/
-----------------------------------------------------------------------------------------------------------------------
NQ                    0 through 85        .   $25,000          .   After-tax money.         .   You may make
                                              (initial)        .   Paid to us by                subsequent
                                          .   $500                 check or                     contributions
                                              (subsequent)         transfer of                  to the contract
                                                                   contract value               until the later
                                                                   in a tax                     of the older of
                                                                   deferred                     the original
                                                                   exchange under               annuitant's (if
                                                                   Section 1035 of              applicable) or
                                                                   the Internal                 owner's (or
                                                                   Revenue Code.                older original
                                                                                                joint owner's
                                                                                                if applicable)
                                                                                                attained age 86
                                                                                                (76 if you have
                                                                                                elected the
                                                                                                Return of
                                                                                                Premium Death
                                                                                                Benefit) or the
                                                                                                first contract
                                                                                                date
                                                                                                anniversary.
-----------------------------------------------------------------------------------------------------------------------
Traditional IRA       0 through 85        .   $25,000          .   Eligible                 .   You may make
                                              (initial)            rollover                     subsequent
                                          .   $50 (subsequent)     distributions                contributions
                                                                   from 403(b)                  to the contract
                                                                   plans,                       until the later
                                                                   qualified plans              of the older of
                                                                   and                          the original
                                                                   governmental                 annuitant's (if
                                                                   employer 457(b)              applicable) or
                                                                   plans.                       owner's (or
                                                               .   Rollovers from               older original
                                                                   another                      joint owner's
                                                                   traditional                  if applicable)
                                                                   individual                   attained age 86
                                                                   retirement                   (76 if you have
                                                                   arrangement.                 elected the
                                                               .   Direct                       Return of
                                                                   custodian-to-                Premium Death
                                                                   custodian                    Benefit) or the
                                                                   transfers from               first contract
                                                                   another                      date
                                                                   traditional                  anniversary.
                                                                   individual               .   You may make
                                                                   retirement                   rollover or
                                                                   arrangement.                 direct transfer
                                                               .   Regular IRA                  contributions
                                                                   contributions.               to the contract
                                                               .   Additional                   until the later
                                                                   catch-up                     of the older of
                                                                   contributions.               the original
                                                                                                annuitant's (if
                                                                                                applicable) or
                                                                                                owner's (or
                                                                                                older original
                                                                                                joint owner's
                                                                                                if applicable)
                                                                                                attained age 86
                                                                                                (76 if you have
                                                                                                elected the
                                                                                                Return of
                                                                                                Premium Death
                                                                                                Benefit) or the
                                                                                                first contract
                                                                                                date
                                                                                                anniversary.
                                                                                            .   Contributions
                                                                                                made after age
                                                                                                70 1/2 must be
                                                                                                net of required
                                                                                                minimum
                                                                                                distributions.
                                                                                            .   Although we
                                                                                                accept regular
                                                                                                IRA
                                                                                                contributions
                                                                                                (limited to
                                                                                                $5,500 per
                                                                                                calendar year)
                                                                                                under
                                                                                                traditional IRA
                                                                                                contracts, we
                                                                                                intend that the
                                                                                                contract be
                                                                                                used primarily
                                                                                                for rollover
                                                                                                and direct
                                                                                                transfer
                                                                                                contributions.
                                                                                            .   Subsequent
                                                                                                catch-up
                                                                                                contributions
                                                                                                of up to $1,000
                                                                                                per calendar
                                                                                                year where the
                                                                                                owner is at
                                                                                                least age 50
                                                                                                but under age
                                                                                                70 1/2 at any
                                                                                                time during the
                                                                                                calendar year
                                                                                                for which the
                                                                                                contribution is
                                                                                                made.
-----------------------------------------------------------------------------------------------------------------------

(1)Subsequent contributions may not be permitted under certain conditions in your state. Please see Appendix II later in this Prospectus for more information on contribution limitations in your state. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the contract at any time or change our contribution limits and requirements. We further reserve the right to discontinue the acceptance of, or place additional limitations on, contributions to the contract or contributions and/or transfers into any investment option at any time.

                        CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------------------
                                                                                    ADDITIONAL
                 AVAILABLE FOR OWNER AND  MINIMUM              SOURCE OF            LIMITATIONS ON
 CONTRACT TYPE   ANNUITANT ISSUE AGES     CONTRIBUTIONS        CONTRIBUTIONS        CONTRIBUTIONS TO YOUR CONTRACT/(1)/
-----------------------------------------------------------------------------------------------------------------------
Roth IRA         0 through 85             .   $25,000          .   Rollovers from   .   You may make
                                              (initial)            another Roth         subsequent
                                          .   $50 (subsequent)     IRA.                 contributions
                                                               .   Rollovers from       to the contract
                                                                   a designated         until the later
                                                                   Roth                 of the older of
                                                                   contribution         the original
                                                                   account under        annuitant's (if
                                                                   specified            applicable) or
                                                                   retirement           owner's (or
                                                                   plans.               older original
                                                               .   Conversion           joint owner's
                                                                   rollovers from       if applicable)
                                                                   a traditional        attained age 86
                                                                   IRA or other         (76 if you have
                                                                   eligible             elected the
                                                                   retirement plan.     Return of
                                                               .   Direct               Premium Death
                                                                   custodian-to-        Benefit) or the
                                                                   custodian            first contract
                                                                   transfers from       date
                                                                   another Roth         anniversary.
                                                                   individual       .   You may make
                                                                   retirement           rollover or
                                                                   arrangement.         direct transfer contributions
                                                               .   Regular Roth         to the contract
                                                                   IRA                  until the later
                                                                   contributions.       of the older of
                                                               .   Additional           the original
                                                                   catch-up             annuitant's (if
                                                                   contributions.       applicable) or
                                                                                        owner's (or
                                                                                        older original
                                                                                        joint owner's
                                                                                        if applicable)
                                                                                        attained age 86
                                                                                        (76 if you have
                                                                                        elected the
                                                                                        Return of
                                                                                        Premium Death
                                                                                        Benefit) or the
                                                                                        first contract
                                                                                        date
                                                                                        anniversary.
                                                                                    .   Conversion
                                                                                        rollovers after
                                                                                        age 70 1/2 must
                                                                                        be net of
                                                                                        required
                                                                                        minimum
                                                                                        distributions
                                                                                        for the
                                                                                        traditional IRA
                                                                                        or other
                                                                                        eligible
                                                                                        retirement plan
                                                                                        that is the
                                                                                        source of the
                                                                                        conversion
                                                                                        rollover.
                                                                                    .   Although we
                                                                                        accept Roth IRA
                                                                                        contributions
                                                                                        (limited to
                                                                                        $5,500 per
                                                                                        calendar year)
                                                                                        under Roth IRA
                                                                                        contracts, we
                                                                                        intend that the
                                                                                        contract be
                                                                                        used primarily
                                                                                        for rollover
                                                                                        and direct
                                                                                        transfer
                                                                                        contributions.
                                                                                    .   Subsequent
                                                                                        catch-up
                                                                                        contributions
                                                                                        of up to $1,000
                                                                                        per calendar
                                                                                        year where the
                                                                                        owner is at
                                                                                        least 50 at any
                                                                                        time during the
                                                                                        calendar year
                                                                                        for which the
                                                                                        contribution is
                                                                                        made.
-----------------------------------------------------------------------------------------------------------------------
QP (defined      20-75                    .   $25,000          .   Only transfer    .   For 401(k)
benefit and                                   (initial)            contributions        plans,
defined                                   .   $500                 from other           transferred
contribution)                                 (subsequent)         investments          contributions
                                                                   within an            may not include
                                                                   existing             any after-tax
                                                                   qualified plan       contributions,
                                                                   trust.               including
                                                               .   The plan must        designated Roth
                                                                   be qualified         contributions.
                                                                   under Section    .   We do not
                                                                   401(a) of the        accept
                                                                   Internal             contributions
                                                                   Revenue Code.        directly from
                                                                                        the employer.
                                                                                    .   We reserve the
                                                                                        right to limit
                                                                                        aggregate
                                                                                        contributions
                                                                                        made each
                                                                                        contract year
                                                                                        after the first
                                                                                        contract year
                                                                                        to 100% of the
                                                                                        first contract
                                                                                        year
                                                                                        contributions.
-----------------------------------------------------------------------------------------------------------------------

(1)Subsequent contributions may not be permitted under certain conditions in your state. Please see Appendix II later in this Prospectus for more information on contribution limitations in your state. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the contract at any time or change our contribution limits and requirements. We further reserve the right to discontinue the acceptance of, or place additional limitations on, contributions to the contract or contributions and/or transfers into any investment option at any time.

                        CONTRACT FEATURES AND BENEFITS

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. We reserve the right to prohibit availability of this contract to any non-natural owner.

Owners which are not individuals may be required to complete the appropriate Form W-8 describing the entity type to avoid 30% FATCA withholding from U.S.-source income.

For NQ contracts (with a single owner, joint owners, or a non-natural owner) we permit the naming of joint annuitants only when the contract is purchased through an exchange that is intended not to be taxable under Section 1035 of the Internal Revenue Code and only where the joint annuitants are spouses.

Under all IRA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.

For the Spousal continuation feature to apply, the spouses must either be joint owners, or, for single owner contracts, the surviving spouse must be the sole primary beneficiary. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules. Certain same-sex civil union and domestic partners may not be eligible for tax benefits under federal law and may be required to take post-death distributions.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.

Under QP contracts, the owner must be the qualified plan trust and the annuitant must be the plan participant/employee. See Appendix VI later in this Prospectus for more information on QP contracts.

In certain states, where QP contracts are not available, we permit defined benefit and defined contribution plan trusts to use pooled plan assets to purchase NQ contracts. See "Appendix VI: Purchase considerations for defined benefit and defined contribution plans" later in this Prospectus.

In this Prospectus, when we use the terms OWNER and JOINT OWNER, we intend these to be references to ANNUITANT and JOINT ANNUITANT, respectively, if the contract has a non-natural owner. Unless otherwise stated, if the contract is jointly owned or is issued to a non-natural owner, benefits are based on the age of the older joint owner or older joint annuitant, as applicable.

PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST

If you are purchasing the contract to fund a charitable remainder trust and allocate any account value to the Structured Investment Option, you should strongly consider "split-funding": that is the trust holds investments in addition to this Structured Capital Strategies(R) contract. Charitable remainder trusts are required to make specific distributions. The charitable remainder trust annual distribution requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Structured Capital Strategies(R) contract is the only source for such distributions, you may need to take withdrawals from Segments before their Segment Maturity Dates. See the discussion of the Structured Investment Option later in this section.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made for NQ contracts, pursuant to an intended Section 1035 tax-free exchange or for IRA contracts, pursuant to a direct transfer. For a traditional IRA contract, your initial contribution must be a direct transfer from another traditional IRA or a rollover from an eligible retirement plan (including a traditional IRA). For a Roth IRA contract, your initial contribution must be a direct transfer from another Roth IRA or a rollover from an eligible retirement plan including a traditional IRA or another Roth IRA. For QP contracts, all contributions must be transfers from another investment within an existing qualified plan trust. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form or not in accordance with our administrative procedures.

For your convenience, we will accept initial and subsequent contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. These methods of payment are discussed in detail in "More information" later in this Prospectus.

If your contract is sold by a financial professional of AXA Advisors, AXA Advisors will direct us to hold your initial contribution, whether received via check or wire, in a non-interest bearing "Special Bank Account for the Exclusive Benefit of Customers" while AXA Advisors ensures your application is complete and that suitability standards are met. AXA Advisors will either complete this process or instruct us to return your contribution to you within the time requirements set by applicable rules of the Financial Industry Regulatory Authority ("FINRA"). Upon timely and successful completion of this review, AXA Advisors will instruct us to transfer your contribution into our non-interest bearing suspense account and transmit your application to us, so that we can consider your application for processing. If the period for obtaining this information extends through a Segment Start Date, your initial investment will not be allocated to new Segments until the next Segment Start Date.

If your application is in good order when we receive it from AXA Advisors for application processing purposes, your contribution will be applied within two business days. If any information we require to issue your contract is missing or unclear, we will hold your contribution while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you, unless you or your financial professional acting on your behalf, specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information. If the period for obtaining this information extends through a Segment Start Date, your initial investment will not be allocated to new Segments until the next Segment Start Date.

If your financial professional is with a selling broker-dealer other than AXA Advisors, your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are

                        CONTRACT FEATURES AND BENEFITS
unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you or your financial professional on your behalf, specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information. If the period for obtaining this information extends through a Segment Start Date, your initial investment will not be allocated to new Segments until the next Segment Start Date.

ALLOCATING YOUR CONTRIBUTIONS

Your allocation instructions determine how your contributions are allocated, which may be among one or more of the investment options. The maximum number of Segments that may be active in your contract at any time is 136. If a transfer from a Segment Type Holding Account into a Segment will cause a contract to exceed that limit, such transfers will be defaulted to the EQ/Money Market variable investment option. If there are multiple Segments scheduled to be established on a Segment Start Date, new Segments will be established in the order of those that would have the largest initial Segment Investment first until the limit is reached. Any remaining amount that is not transferred into a Segment will then be defaulted to the EQ/Money Market variable investment option. We will notify you that your allocation instructions have exceeded the maximum number of Segments and request new instructions when the proceeds are defaulted into the EQ/Money Market Account. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. Subsequent contributions are allocated according to instructions on file unless you provide new instructions. We discuss account value in "Determining your contract's value" later in this Prospectus.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract.

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the Segments comprising the Structured Investment Option and the Dollar Cap Averaging Program. The term variable investment options includes the Segment Type Holding Accounts unless otherwise noted. The Segment Type Holding Accounts are part of the EQ/Money Market variable investment option. The Structured Investment Option and the Segment Type Holding Accounts are discussed later in this section under "Structured Investment Option." The Dollar Cap Averaging Program invests in the dollar cap averaging account, which is part of the EQ/Money Market variable investment option. See "Dollar Cap Averaging Program" later in this section for more information.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Because the variable investment options are not Segments, they are not subject to any Segment Buffer. You can lose all of your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their sub-advisers. We may, at any time, exercise our rights to limit or terminate your contributions, allocations and transfers into any of the variable investment options and to limit the number of variable investment options you may elect.

                        CONTRACT FEATURES AND BENEFITS

PORTFOLIOS OF THE TRUST

We offer an affiliated Trust, which in turn offers one or more Portfolios. AXA Equitable Funds Management Group, LLC ("AXA FMG"), a wholly owned subsidiary of AXA Equitable, serves as the investment adviser of the Portfolios of EQ Advisors Trust. For some Portfolios, AXA FMG has entered into sub-advisory agreements with one or more other investment advisers (the "sub-advisers") to carry out investment decisions for the Portfolios. As such, among other responsibilities, AXA FMG oversees the activities of the sub-advisers with respect to the Trust and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from the Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. In addition, AXA FMG receives management fees and administrative fees in connection with the services it provides to the Portfolios.


As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments, as well as the Portfolios' investment management fees and administrative expenses, will reduce the underlying Portfolios' investment returns. AXA Equitable and/or its affiliates may profit from these fees and payments. AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.

The AXA Balanced Strategy Portfolio invests in other affiliated Portfolios (the "AXA Fund of Fund Portfolio"). The AXA Fund of Fund Portfolio offers contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the AXA Fund of Fund Portfolio by AXA FMG. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolio to contract owners and/or suggest that contract owners consider whether allocating some or all of their account value to such Portfolio is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Fund of Fund Portfolio than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.


As described in more detail in the Portfolio prospectuses, the AXA Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by AXA FMG (the "AXA volatility management strategy") and, in addition, certain AXA Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The AXA volatility management strategy uses futures and options, such as exchange-traded futures and options contracts on securities indices, to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the AXA volatility management strategy, the manager of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio's exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio's participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high.

The AXA Managed Volatility Portfolios that include the AXA volatility management strategy as part of their investment objective and/or principal investment strategy, and the AXA Fund of Fund Portfolios that invest in Portfolios that use the AXA volatility management strategy, are identified below in the chart by a "(check mark)" under the column entitled "Volatility Management."

ASSET TRANSFER PROGRAM. Portfolio allocations in certain AXA variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program
(ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the AXA Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:

(a)By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio's investment performance and the ability of the sub-adviser to fully implement the Portfolio's investment strategy could be negatively affected; and

(b)By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the AXA Ultra Conservative Strategy Portfolio investment option and others may not. If the ATP causes significant transfers of total account value out

                        CONTRACT FEATURES AND BENEFITS
   of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.

------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                    INVESTMENT ADVISER
 (CLASS IB SHARES)                                                    (OR SUB-ADVISER(S),            VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                        AS APPLICABLE                  MANAGEMENT
------------------------------------------------------------------------------------------------------------------
AXA BALANCED         Seeks long-term capital appreciation and         .   AXA Equitable Funds        (check mark)
  STRATEGY           current income.                                      Management Group, LLC
------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET      Seeks to obtain a high level of current income,  .   The Dreyfus Corporation
                     preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUST CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF THE TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-877-899-3743.

                        CONTRACT FEATURES AND BENEFITS

STRUCTURED INVESTMENT OPTION

The Structured Investment Option consists of a number of Segment Types, each of which provides a rate of return tied to the performance of a specified Securities Index or exchange-traded fund. You generally have the opportunity to invest in any of the Segment Types described below, subject to the requirements, limitations and procedures disclosed in this section. You participate in the performance of an Index by investing in the corresponding Segment. Investments in Segments are not investments in underlying mutual funds; Segments are not "index funds."

SEGMENT TYPES

You can invest in Standard Segment Types and Annual Lock Segment Types. We are not obligated to offer any one particular Segment Type. Also, we are not obligated to offer any Segment Types. Each investment in a Segment Type that starts on a particular Segment Start Date is referred to as a Segment.

A Segment Type refers to all Standard Segments or Annual Lock Segments that have the same Index, Segment Duration, and Segment Buffer. Each Segment Type has a corresponding Segment Type Holding Account. Please refer to the "Definitions of key terms" section earlier in this Prospectus for a discussion of these terms.

The following chart lists the current Standard Segment Types:

------------------------------------------------------------------------------------------------------
            INDEX                    SEGMENT DURATION                     SEGMENT BUFFER
------------------------------------------------------------------------------------------------------
S&P 500 Price Return Index                6 year                         -10%; -20%; -30%
                                          1 year*                              -10%
------------------------------------------------------------------------------------------------------
Russell 2000(R) Price Return              6 year                         -10%; -20%; -30%
Index                                     1 year*                              -10%
------------------------------------------------------------------------------------------------------
iShares(R) MSCI EAFE EFT                  6 year                               -10%
------------------------------------------------------------------------------------------------------


* Standard Segments with a 1 year Segment Duration have limited availability (see "Segment Participation Requirements" later in this section for more information) and are only available with the -10% buffer.


The following chart lists the current Annual Lock Segment Types:

--------------------------------------------------------------------------------------------------------------------------
                 INDEX                              SEGMENT DURATION                           ANNUAL BUFFER
--------------------------------------------------------------------------------------------------------------------------
S&P 500 Price Return Index Annual Lock                   6 year                                    -10%
--------------------------------------------------------------------------------------------------------------------------
Russell 2000(R) Price Return Index                       6 year                                    -10%
Annual Lock
--------------------------------------------------------------------------------------------------------------------------
iShares(R) MSCI EAFE EFT Annual Lock                     6 year                                    -10%
--------------------------------------------------------------------------------------------------------------------------

ON A SEGMENT MATURITY DATE, THE HIGHEST LEVEL OF PROTECTION IS THE -30% SEGMENT BUFFER AND LOWEST LEVEL OF PROTECTION IS THE -10% SEGMENT BUFFER.

The Indices are described in more detail below, under the heading "Indices."

Each Segment has a Performance Cap Rate. See "Performance Cap Rate" below. The Performance Cap Rate for the same Segment may be higher for owners who elect that Segment during their first Contract Year than for owners who are in their second or later Contract Year.

STANDARD SEGMENT EXAMPLE: For the S&P 500 Price Return Index/6 year/-20% Segment Type, a Segment could be established as S&P 500 Price Return Index/6 year/-20% with a 45% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for six years starting from the Segment Start Date. If the Index performs positively during this period, your Segment Rate of Return could be as much as 45% for that Segment Duration. If the Index performs negatively during this period, at maturity you will be protected from the first 20% of the Index's decline. If the Index performance is between -20% and 0%, your Segment Maturity Value on the Segment Maturity Date will be equal to your Segment Investment.

ANNUAL LOCK SEGMENT EXAMPLE: For the S&P 500 Price Return Index Annual Lock/6 year annual lock/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Annual Lock/6 year annual lock/-10% with a 10% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for six one-year periods starting from the Segment Start Date. If the Index performs positively during an Annual Lock Period, your Rate of Return could be as much as 10% for that Annual Lock Period. If the Index performs negatively during an Annual Lock Period, at that Annual Lock Anniversary you will be protected from the first 10% of the Index's decline. If the Index performance is between -10% and 0% for that Annual Lock Period, your Annual Lock Anniversary Ending Amount on that Annual Lock Anniversary will be equal to the Annual Lock Anniversary Starting Amount (or Segment Investment for the first Annual Lock Period).

PLEASE NOTE THE FOLLOWING:

..   STANDARD SEGMENT TYPES WITH GREATER PROTECTION TEND TO HAVE LOWER
    PERFORMANCE CAP RATES THAN OTHER STANDARD SEGMENT TYPES THAT USE THE SAME INDEX AND DURATION BUT PROVIDE LESS PROTECTION.

BOTH THE PERFORMANCE CAP RATE AND THE SEGMENT RATE OF RETURN ARE RATES OF RETURN FROM THE SEGMENT START DATE TO THE SEGMENT MATURITY DATE (OR FROM THE SEGMENT START DATE TO THE FIRST ANNUAL LOCK ANNIVERSARY AND THEREAFTER FROM EACH ANNUAL LOCK ANNIVERSARY TO THE NEXT FOR ANNUAL LOCK SEGMENTS), NOT ANNUAL RATES OF RETURN, EVEN IF THE SEGMENT DURATION IS LONGER THAN ONE YEAR. THEREFORE THE INDEX PERFORMANCE RATE AND THE PERFORMANCE CAP THRESHOLD ARE ALSO NOT ANNUAL RATES. The performance of the Index, the Performance Cap Rate and the Segment Buffer are all measured from the Segment Start Date to the Segment Maturity Date (or from the Segment Start Date to the first Annual Lock Anniversary and thereafter from each Annual Lock Anniversary to the next for Annual Lock Segments), and the Performance Cap Rate and Segment Buffer apply if you hold the Segment until the Segment Maturity Date (or from the Segment Start Date to the first Annual Lock Anniversary and thereafter from each Annual Lock Anniversary to the next for Annual Lock Segments). If you surrender or cancel your contract, die or make a withdrawal from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date (or Annual Lock Anniversary for Annual Lock Segments), and any upside performance will be limited to a percentage lower than the Performance Cap Rate. Please see "Your contract's value in the Structured Investment Option" in "Determining your contract's value" later in this Prospectus. A partial withdrawal from a Segment does not affect the Performance Cap Rate and

                        CONTRACT FEATURES AND BENEFITS

Segment Buffer that apply to any remaining amounts that are held in the Segment through the Segment Maturity Date (or from the Segment Start Date to the first Annual Lock Anniversary and thereafter from each Annual Lock Anniversary to the next for Annual Lock Segments).

We reserve the right to offer any or all Segment Types more or less frequently or to stop offering any or all of them or to suspend offering any or all of them temporarily for some or all contracts. Please see "Suspension, termination and changes to Segment Types" later in this section. All Segment Types may not be available in all states. We may also add Segment Types in the future.

We may limit the total number of Segments that may be active on a contract at any time.

INDICES

Each Segment Type references an Index that determines the performance of its associated Segments. We currently offer Segment Types based on the performance of (1) securities indices or (2) exchange-traded funds. Throughout this Prospectus, we refer to these indices and exchange-traded funds using the term "Index" or, collectively, "Indices." Not all Indices may be available under your contract. Please see "Appendix II: State contract availability and/or variations of certain features and benefits" later in this Prospectus.

SECURITIES INDICES. The following Securities Indices are currently available:

S&P 500 PRICE RETURN INDEX. The S&P 500 Price Return Index was established by Standard & Poor's. The S&P 500 Price Return Index includes 500 leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities. The S&P 500 Price Return Index does not include dividends declared by any of the companies included in this Index.

RUSSELL 2000(R) PRICE RETURN INDEX. The Russell 2000(R) Price Return Index was established by Russell Investments. The Russell 2000(R) Price Return Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000(R) Price Return Index is a subset of the Russell 3000(R) Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000(R) Price Return Index does not include dividends declared by any of the companies included in this Index.

EXCHANGE-TRADED FUNDS. The following exchange-traded funds are currently available:

ISHARES(R) MSCI EAFE ETF. The iShares(R) MSCI EAFE ETF seeks investment results that correspond generally to the performance of the MSCI EAFE Index, which is the underlying index. The underlying index is composed of large and mid-capitalization developed market equities including Europe, Australasia and the Far East and excluding the United States and Canada. The iShares(R) MSCI EAFE ETF is an exchange traded fund. The price of the iShares(R) MSCI EAFE ETF will reflect expenses and fees that will reduce its relative performance. Moreover, it is also possible that the iShares(R) MSCI EAFE ETF may not fully replicate the performance of the underlying index, may underperform the underlying index, or may, in certain circumstances, diverge significantly from the performance of the underlying index. Because the return on your Segment Investment (subject to the Performance Cap and downside Segment Buffer protection) is linked to the performance of the iShares(R) MSCI EAFE ETF and not the underlying index, the return on your Segment Investment may be less than that of an alternative investment linked directly to the underlying index or the components of the underlying index. The investment performance of the iShares(R) MSCI EAFE ETF Segment is only based on the closing share price of the Index Fund. The iShares(R) MSCI EAFE ETF Segment does not include dividends and other distributions declared by the Index Fund.

Please see Appendix IV later in this Prospectus for important information regarding the publishers of the Indices.

SEGMENT TYPE HOLDING ACCOUNTS

Any contribution or transfer designated for a Segment Type will be allocated to the corresponding Segment Type Holding Account until the Segment Start Date. The Segment Type Holding Accounts are part of the EQ/Money Market variable investment option. The Segment Type Holding Accounts have the same rate of return as the EQ/Money Market variable investment option. You must transfer or contribute to the Segment Type Holding Account for the corresponding Segment Type if you want to invest in a Segment; you cannot transfer or contribute directly to a Segment.

You can transfer amounts from a Segment Type Holding Account into any of the variable investment options, or another Segment Type Holding Account at any time up to the close of business on the last business day before the Segment Start Date.

SEGMENT START DATE

Each Segment will have a Segment Start Date. Segments generally start on the first or third Thursday of each month. However, the Segment Start Date may sometimes be a different day under certain circumstances. Please see "Setting the Segment Maturity Date and Segment Start Date" below. Also, we may offer Segments more or less frequently and on different days for some or all contracts.

PERFORMANCE CAP RATE

The Performance Cap Rate determines the maximum Segment Rate of Return that each Segment will be credited with on the Segment Maturity Date or the maximum Annual Lock Yearly Rate of Return on each Annual Lock Anniversary. If we declare a Performance Cap Rate for a Segment, we will declare it before the Segment Start Date. The Performance Cap Rate for each Segment, including each Annual Lock Segment, will not change throughout the Segment Duration. The Performance Cap Rate for the same Segment may be higher or lower for owners who elect that Segment during their first Contract Year than for owners who are in their second or later Contract Year.

You may not transfer out of a Segment before the Segment Maturity Date. For more information regarding transfer restrictions, please see "Transferring your account value" later in this Prospectus.

The Performance Cap Rate may limit your participation in any increases in the underlying Index associated with a Segment. Our minimum Performance Cap Rates for 6 year and 1 year Standard Segments is 12% and 2%, respectively. Our minimum Performance Cap Rate for Annual Lock Segments is 2%. We guarantee that for the life of your contract we will not open a Segment with a Performance Cap Rate below the applicable minimum Performance Cap Rate. In

                        CONTRACT FEATURES AND BENEFITS
some cases, we may decide not to declare a Performance Cap Rate for a Segment, in which case there is no maximum Segment Rate of Return for that Segment and you will receive the Index Performance Rate for that Segment subject to the Segment Buffer.

PLEASE NOTE THAT THE PERFORMANCE CAP RATE AND SEGMENT RATE OF RETURN ARE CUMULATIVE RATES OF RETURN FROM THE SEGMENT START DATE TO THE SEGMENT MATURITY DATE OR FROM THE SEGMENT START DATE TO THE FIRST ANNUAL LOCK ANNIVERSARY AND THEREAFTER FROM EACH ANNUAL LOCK ANNIVERSARY TO THE NEXT FOR ANNUAL LOCK SEGMENTS, NOT ANNUAL RATES, EVEN IF THE SEGMENT DURATION IS LONGER THAN ONE YEAR. THE PERFORMANCE CAP RATE IS SET AT OUR SOLE DISCRETION.

SEGMENT PARTICIPATION REQUIREMENTS

Provided that all participation requirements are met, all amounts allocated to a Segment Type that are in the associated Segment Type Holding Account as of the close of business on the business day preceding the Segment Start Date, plus any earnings on those amounts, will be transferred into the new Segment on the Segment Start Date. However, amounts transferred into the Segment Type Holding Account on the Segment Start Date itself will not be included in any new Segment created that day. These amounts will remain in the Segment Type Holding Account until they are transferred out or the next Segment Start Date on which the participation requirements are met for the amounts to be transferred into a new Segment.

The participation requirements are as follows: (1) Segment is available;
(2) Segment Maturity Date Requirement is met; and (3) Performance Cap Threshold is met. If these requirements are met, your account value in the Segment Type Holding Account will be transferred into a new Segment. This amount is your initial Segment Investment. Once your account value has been swept from a Segment Type Holding Account into a Segment, transfers into or out of that Segment before its Segment Maturity Date are not permitted.

(1) SEGMENT IS AVAILABLE. The Segment must actually be created on the Segment Start Date as scheduled. We may suspend or terminate any Segment Type, at our sole discretion, at any time. If we terminate a Segment Type, no new Segments of that Segment Type will be created, and the amount that would have been transferred to the Segment will be transferred to the EQ/Money Market variable investment option instead. If we suspend a Segment Type, no new Segments of that Segment Type will be created until the suspension ends, and the amount that would have been transferred to the Segment will remain in the Segment Type Holding Account.

(2) SEGMENT MATURITY DATE REQUIREMENT IS MET. The Segment Maturity Date must occur on or before the contract maturity date. If the Segment Maturity Date is after the contract maturity date, your account value in the Segment Type Holding Account will be transferred to the EQ/Money Market variable investment option.


In addition, 1-year Standard Segments are only available if you are at least 91 years old and younger than 97 years old.


(3) PERFORMANCE CAP THRESHOLD IS MET. When you allocate a contribution or transfer account value to a Segment Type, you may also specify a Performance Cap Threshold. The Performance Cap Threshold represents the minimum Performance Cap Rate you find acceptable for a particular Segment. As long as it remains in effect, the Performance Cap Threshold will prevent your value in the Segment Type Holding Account from being transferred into the corresponding Segment unless the Performance Cap Threshold is equal to or exceeded by the Performance Cap Rate we declare, assuming the other participation requirements are also met. Performance Cap Thresholds are expressed as whole percentage rates.

For example, for a given Segment Type, you may specify a Performance Cap Threshold of 10%. If we set a Performance Cap Rate of 10% or higher for the next available Segment of that Segment Type, then we will transfer your account value in the applicable Segment Type Holding Account to the new Segment on the Segment Start Date, provided all other participation requirements are met. However, if we set the Performance Cap Rate at 9.9% for that Segment, your account value will not be transferred to the new Segment.

A Performance Cap Threshold applies to a single Segment Type only. If you have allocated amounts to multiple Segment Types, you may specify a different Performance Cap Threshold for each Segment Type. Performance Cap Thresholds will not apply to uncapped Segments. This means that if you allocate amounts to a Segment Type Holding Account and we subsequently open an associated Segment without specifying a Performance Cap Rate, those amounts will automatically be transferred to that Segment on the Segment Start Date.

The Performance Cap Threshold operates in the same manner for Standard Segments and Annual Lock Segments.

Performance Cap Thresholds help you manage the risk that your money will not be inadvertently invested in a Segment with a Performance Cap Rate that is lower than you find acceptable.

If you do not specify a Performance Cap Threshold or your Performance Cap Threshold has expired, we will transfer your account value from the Segment Type Holding Account into a Segment if the other participation requirements are met, regardless of the Performance Cap Rate that we set.

In order for a new Performance Cap Threshold to be effective for a forthcoming Segment, you must set it at least one day prior to the Segment Start Date. Similarly, while you can change an existing Performance Cap Threshold at any time, the revised Performance Cap Threshold will only apply to a Segment if you make the change at least one day prior to the Segment Start Date. This means that if you set a new or change an existing Performance Cap Threshold on a Segment Start Date, that new or revised Performance Cap Threshold will not affect the participation requirements for any Segment created that day. For example if you have a Performance Cap Threshold on file of 12%, but change it to 15% on a Segment Start Date, any amounts in that Segment Type Holding Account will be transferred into a new Segment of that Segment Type that we create that day with a Performance Cap Rate of 13%, if the other participation requirements are met.

PERFORMANCE CAP THRESHOLD DURATION

A Performance Cap Threshold will remain in effect until the PCT Expiry Date. This means that if the declared Performance Cap Rate for a Segment has not matched or exceeded your Performance Cap Threshold on any of the scheduled Segment Start Dates before the PCT Expiry Date, any amounts in the applicable Segment Type Holding Account (including any funds transferred to that holding account after your election) on the business day immediately preceding the next scheduled Segment Start Date after the PCT Expiry Date will automatically be transferred into the Segment created on that Segment Start Date, unless you specify a new Performance Cap Threshold

                        CONTRACT FEATURES AND BENEFITS
prior to that date. You must set a new Performance Cap Threshold prior to the next scheduled Segment Start Date after your Performance Cap Threshold expires to avoid having amounts automatically transferred into the associated Segment, which may have a Performance Cap Rate that does not meet your investment objectives.

In addition, if your Performance Cap Threshold was satisfied on a scheduled Segment Start Date before the PCT Expiry Date and amounts in the applicable Segment Type Holding Account were transferred into a Segment, the Performance Cap Threshold will continue to apply to any amounts you subsequently transfer into that Segment Type Holding Account until the PCT Expiry Date. A "scheduled Segment Start Date" includes any date on which a Segment was scheduled to start but was not offered as of that date. A suspension of the Segment Type will not extend the PCT Expiry Date.

EXAMPLE 1: Assume you purchase your contract and set a Performance Cap Threshold of 30% for the S&P 500 Price Return Index/6 year/-20% Standard Segment Type on Wednesday March 1st and allocate $25,000 to the holding account for that Segment Type. If for each of the Segment Start Dates before the PCT Expiry Date we declare Performance Cap Rates of less than 30%, your $25,000 allocation will not be transferred to any of those Segments. Your Performance Cap Threshold will then expire on Thursday May 4th and your $25,000 allocation will be transferred to that Segment on the next Segment Start Date regardless of whether the Performance Cap Rate we declare is higher, equal to or lower than 30%.

EXAMPLE 2: Assume you purchase your contract and set a Performance Cap Threshold of 30% for the S&P 500 Price Return Index/6 year/-20% Standard Segment Type on Wednesday March 1st and allocate $25,000 to the holding account for that Segment Type. If for the next Segment Start Date we declare a Performance Cap Rate of 35% for the Segment, your $25,000 allocation will be transferred to that Segment. Assume you then allocate another $10,000 to the holding account for that Segment Type on March 20th. Your existing Performance Cap Threshold of 30% remains in effect and will not expire until Thursday
May 4th. If for the next Segment Start Date after March 20th we declare a Performance Cap Rate of 28% for the Segment, your $10,000 allocation will not be transferred to that Segment.

In all cases, if you complete a new Performance Cap Threshold election, it will override any existing Performance Cap Threshold then in effect. Transferring funds from a Segment Type Holding Account to one of the variable investment options will not terminate a Performance Cap Threshold you may have set for the Segment Type associated with that Segment Type Holding Account.

You can renew a Performance Cap Threshold by completing the appropriate form or using Online Account Access. If you do not renew a Performance Cap Threshold for a Segment, your account value in the associated Segment Type Holding Account will be transferred into a Segment on the next Segment Start Date after the PCT Expiry Date if the other participation requirements are met, even if the Performance Cap Rate that we set does not meet your investment objectives.

You will receive confirmation of any Performance Cap Threshold you set that indicates the date on which the Performance Cap Threshold expires. You can also monitor your Performance Cap Thresholds, including their expiry dates, using Online Account Access. We do not provide you with specific advance notice of the expiry of a Performance Cap Threshold.

If you elect to invest in the Dollar Cap Averaging Program, you may not specify a Performance Cap Threshold and any Performance Cap Threshold previously established will no longer be valid. By making this election, you agree that your investment will be transferred into your selected Segments at any declared Performance Cap Rate, which could include Segments with Performance Cap Rates that are not acceptable to you.

SEGMENT MATURITY DATE

Your Segment Maturity Date is the Segment Business Day on which a Segment ends. You will receive advance notice of maturing Segments in which you are currently invested in your quarterly statement. You will generally also receive a second advance notice of maturing Segments in which you are currently invested. The additional notice is available by mail or electronically and is generally provided at least 30 days before a Segment Maturity Date. You can instruct us to stop delivering this second notice to you at any time. We reserve the right to discontinue this second notice at any time.

SEGMENT MATURITY INSTRUCTIONS. You may specify maturity instructions that tell us how to allocate the Segment Maturity Value among the investment options and you can change these instructions at any time. You may tell us either to follow your instructions on file for new contributions, to withdraw all or part of your Segment Maturity Value, or to transfer your Segment Maturity Value to the next available Segment of the same Segment Type, provided the participation requirements are met. While you may specify or change your maturity instructions for maturing Segments at any time until the close of business on the Segment Maturity Date, we recommend submitting new or revised instructions at least five business days prior to the Segment Maturity Date.

As stated above, you may elect to have maturing Segments invested according to your instructions on file, and those instructions may include allocations to different Segment Types, or you may elect to transfer your Segment Maturity Value to the next available Segment of the same Segment Type in which you are currently invested. If you take either of these steps, then the designated portion of your Segment Maturity Value will be transferred to the corresponding Segment Type Holding Account, as of the close of business on the Segment Maturity Date. Assuming that all participation requirements are met, the designated amounts will be treated like any other amounts in a Segment Type Holding Account. On the next Segment Start Date, the designated amounts in the Segment Type Holding Account will be transferred into the corresponding Segment. Typically, this means the designated amounts would be held in a Segment Type Holding Account for at least one business day.

If you have not provided us with maturity instructions for a maturing Segment, then by default the Segment Maturity Value will be transferred to the Segment Type Holding Account for the same Segment Type as the maturing Segment. Your Segment Maturity Value would then be transferred from that Segment Type Holding Account into the next Segment of that Segment Type on the Segment Start Date except that:

..   if the next Segment to be created in the Segment Type would not meet the
    Segment Maturity Date Requirement or that Segment Type has been terminated, we will instead transfer your Segment Maturity Value to the EQ/Money Market variable investment option; and

                        CONTRACT FEATURES AND BENEFITS

..   if you designate a Performance Cap Threshold that is not met on the next
    Segment Start Date or if the Segment Type has been suspended, your Segment Maturity Value will remain in the Segment Type Holding Account.

If you are impacted by these delays, you may transfer your Segment Maturity Value into another Segment Type Holding Account or any other variable investment option at any time before the next Segment Start Date.

SEGMENT MATURITY VALUE

We calculate your Segment Maturity Value on the Segment Maturity Date using your Segment Investment and the Segment Rate of Return.

Your Segment Maturity Value for all Segments is calculated as follows:

We multiply your Segment Investment by your Segment Rate of Return to get your Segment Return Amount. Your Segment Maturity Value is equal to your Segment Investment plus your Segment Return Amount. Your Segment Return Amount may be negative, in which case your Segment Maturity Value will be less than your Segment Investment.

For Standard Segments, the Segment Rate of Return is equal to the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity Date), subject to the Performance Cap Rate and Segment Buffer, minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected, as follows:

-------------------------------------------------------------
                               YOUR SEGMENT RATE OF
IF THE INDEX PERFORMANCE RATE: RETURN WILL BE:
-------------------------------------------------------------
exceeds the                    equal to the Performance Cap
Performance Cap Rate           Rate minus the Return of
                               Premium Death Benefit charge
                               if the Return of Premium
                               Death Benefit is elected
-------------------------------------------------------------
is positive but less than the  equal to the Index
Performance Cap Rate           Performance Rate minus the
                               Return of Premium Death
                               Benefit charge if the Return
                               of Premium Death Benefit is
                               elected
-------------------------------------------------------------
is flat or negative by a       equal to 0% minus the Return
percentage equal to or less    of Premium Death Benefit
than the Segment Buffer        charge if the Return of
                               Premium Death Benefit is
                               elected
-------------------------------------------------------------
is negative by a percentage    negative, equal to the extent
greater than the Segment       of the percentage exceeding
Buffer                         the Segment Buffer minus the
                               Return of Premium Death
                               Benefit charge if the Return
                               of Premium Death Benefit is
                               elected
-------------------------------------------------------------

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return.

For Annual Lock Segments, the Segment Rate of Return is equal to the cumulative result of each successive Annual Lock Yearly Rate of Return, minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected. The Annual Lock Yearly Rate of Return is equal to the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the first Annual Lock Anniversary and thereafter from one Annual Lock Anniversary to the next), subject to the Performance Cap Rate and Segment Buffer, as follows:

-------------------------------------------------------------
                               YOUR ANNUAL LOCK YEARLY RATE
IF THE INDEX PERFORMANCE RATE  OF RETURN FOR THAT ANNUAL
 FOR THE ANNUAL LOCK PERIOD:   LOCK PERIOD WILL BE:
-------------------------------------------------------------
exceeds the                    equal to the Performance Cap
Performance Cap Rate           Rate
-------------------------------------------------------------
is positive but less than the  equal to the Index
Performance Cap Rate           Performance Rate
-------------------------------------------------------------
is flat or negative by a       equal to 0%
percentage equal to or less
than the Segment Buffer
-------------------------------------------------------------
is negative by a percentage    negative, equal to the extent
greater than the Segment       of the percentage exceeding
Buffer                         the Segment Buffer
-------------------------------------------------------------

We first multiply your Segment Investment by your Annual Lock Yearly Rate of Return for the first year (first Annual Lock Period) to get your Annual Lock Yearly Return Amount for that year (Annual Lock Period). Your Annual Lock Anniversary Ending Amount for the first Annual Lock Period is equal to your Segment Investment plus or minus your Annual Lock Yearly Return Amount for that Annual Lock Period. Your Annual Lock Yearly Return Amount for that period may be negative, in which case your Annual Lock Anniversary Ending Amount for that period will be less than your Segment Investment. The Annual Lock Anniversary Ending Amount on the first Annual Lock Anniversary is the Annual Lock Anniversary Starting Amount for the second year (second Annual Lock Period) that we multiply by the Annual Lock Yearly Rate of Return for that Annual Lock Period and so on for the remaining Annual Lock Periods until the Segment Maturity Date (sixth Annual Lock Anniversary). These values are based on the change in the value of the relevant Index during the relevant Annual Lock Period. Any fluctuation in the value of the Index between a Segment Start Date and the first Annual Lock Anniversary (and between each successive Annual Lock Anniversary thereafter) is ignored when calculating the Annual Lock Anniversary Ending Amount.

Please note: (i) the Annual Lock Anniversary Starting Amount (and each subsequent Annual Lock Anniversary Starting and Ending Amount) is adjusted for any withdrawals (including any withdrawal charge and Return of Premium Death Benefit charge) from the Segment and (ii) the Annual Lock Anniversary Starting and Ending Amounts are used solely to calculate the Segment Maturity Value for Annual Lock Segments, are not credited to the contract, are not the Segment Interim Value, and cannot be received upon surrender or withdrawal.

STANDARD SEGMENT EXAMPLES

Assume that you invest $1,000 in an S&P 500 Price Return Index, 6-year Segment with a -20% Segment Buffer, we set the Performance Cap Rate for that Segment at 45%, you make no withdrawal from the Segment and you did not elect the Return of Premium Death Benefit.

                        CONTRACT FEATURES AND BENEFITS

If the S&P 500 Price Return Index is 50% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 45% Segment Rate of Return, and your Segment Maturity Value would be $1,450. We reach that amount as follows:

..   The Index Performance Rate (50%) is greater than the Performance Cap Rate
    (45%), so the Segment Rate of Return (45%) is equal to the Performance Cap Rate.

..   The Segment Return Amount ($450) is equal to the Segment Investment
    ($1,000) multiplied by the Segment Rate of Return (45%).

..   The Segment Maturity Value ($1,450) is equal to the Segment Investment
    ($1,000) plus the Segment Return Amount ($450).

If the S&P 500 Price Return Index is only 26% higher on the Segment Maturity Date than on the Segment Start Date, then you will receive a 26% Segment Rate of Return, and your Segment Maturity Value would be $1,260. We reach that amount as follows:

..   The Index Performance Rate (26%) is less than the Performance Cap Rate
    (45%), so the Segment Rate of Return (26%) is equal to the Index Performance Rate.

..   The Segment Return Amount ($260) is equal to the Segment Investment
    ($1,000) multiplied by the Segment Rate of Return (26%).

..   The Segment Maturity Value ($1,260) is equal to the Segment Investment
    ($1,000) plus the Segment Return Amount ($260).

If the S&P 500 Price Return Index is 10% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 0% Segment Rate of Return, and your Segment Maturity Value would be $1,000. We reach that amount as follows:

..   The Index Performance Rate is -10% and the Segment Buffer absorbs the first
    20% of negative performance, so the Segment Rate of Return is 0%.

..   The Segment Return Amount ($0) is equal to the Segment Investment ($1,000)
    multiplied by the Segment Rate of Return (0%).

..   The Segment Maturity Value ($1,000) is equal to the Segment Investment
    ($1,000) plus the Segment Return Amount ($0).

If the S&P 500 Price Return Index is 30% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -10% Segment Rate of Return, and your Segment Maturity Value would be $900. We reach that amount as follows:

..   The Index Performance Rate is -30% and the Segment Buffer absorbs the first
    20% of negative performance, so the Segment Rate of Return is -10%.

..   The Segment Return Amount (-$100) is equal to the Segment Investment
    ($1,000) multiplied by the Segment Rate of Return (-10%).

..   The Segment Maturity Value ($900) is equal to the Segment Investment
    ($1,000) plus the Segment Return Amount (-$100).

Assume that you invest $1,000 in an S&P 500 Price Return Index, 6-year Segment with a -20% Segment Buffer, we set the Performance Cap Rate for that Segment at 45%, you make no withdrawal from the Segment and you did elect the Return of Premium Death Benefit.

If the S&P 500 Price Return Index is 50% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 43.8% Segment Rate of Return, and your Segment Maturity Value would be $1,438. We reach that amount as follows:

..   The Index Performance Rate (50%) is greater than the Performance Cap Rate
    (45%), so the Segment Rate of Return (43.8%) is equal to the Performance Cap Rate (45%) minus the Return of Premium Death Benefit charge (1.20%).

..   The Segment Return Amount ($438) is equal to the Segment Investment
    ($1,000) multiplied by the Segment Rate of Return (43.8%).

..   The Segment Maturity Value ($1,438) is equal to the Segment Investment
    ($1,000) plus the Segment Return Amount ($438).

If the S&P 500 Price Return Index is 30% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -11.2% Segment Rate of Return, and your Segment Maturity Value would be $888. We reach that amount as follows:

..   The Index Performance Rate is -30% and the Segment Buffer absorbs the first
    20% of negative performance, so the Segment Rate of Return (-11.2%) is equal to -10% minus the Return of Premium Death Benefit charge (1.20%).

..   The Segment Return Amount (-$112) is equal to the Segment Investment
    ($1,000) multiplied by the Segment Rate of Return (-11.2%).

..   The Segment Maturity Value ($888) is equal to the Segment Investment
    ($1,000) plus the Segment Return Amount (-$112).

ANNUAL LOCK SEGMENT EXAMPLE

Assume that you invest $1,000 in a S&P 500 Price Return Index, 6-year Annual Lock Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 12%, you make no withdrawal from the Segment and you did not elect the Return of Premium Death Benefit.

Below is a table summarizing the various Index Performance Rates, Annual Lock Yearly Rates of Return, Annual Lock Yearly Return Amounts and Annual Lock Anniversary Starting and Ending Amounts for the Annual Lock example that is described immediately following the table.

--------------------------------------------------------------------------------
                                               ANNUAL                  ANNUAL
                                   ANNUAL       LOCK       ANNUAL       LOCK
                        INDEX    LOCK YEARLY ANNIVERSARY LOCK YEARLY ANNIVERSARY
                     PERFORMANCE   RATE OF    STARTING     RETURN      ENDING
       YEAR             RATE       RETURN      AMOUNT      AMOUNT      AMOUNT
--------------------------------------------------------------------------------
         1              13%           12%     $1,000.00*   $120.00    $1,120.00
--------------------------------------------------------------------------------
         2              -5%            0%     $1,120.00    $  0.00    $1,120.00
--------------------------------------------------------------------------------
         3              10%           10%     $1,120.00    $112.00    $1,232.00
--------------------------------------------------------------------------------
         4              -12%          -2%     $1,232.00   -$ 24.64    $1,207.36
--------------------------------------------------------------------------------
         5              11%           11%     $1,207.36    $132.81    $1,340.17
--------------------------------------------------------------------------------
         6              14%           12%     $1,340.17    $160.82    $1,500.99
--------------------------------------------------------------------------------

* This is also the Segment Investment.

                        CONTRACT FEATURES AND BENEFITS

If the S&P 500 Price Return Index is 13% higher on the first Annual Lock Anniversary than on the Segment Start Date, you will receive a 12% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount would be $1,120. We reach that amount as follows:

..   The Index Performance Rate (13%) for the first Annual Lock Period is greater than the Performance Cap Rate (12%), so the Annual Lock Yearly Rate of Return (12%) for the first Annual Lock Period is equal to the Performance Cap Rate.

..   The Annual Lock Yearly Return Amount ($120) for the first Annual Lock
    Period is equal to the Segment Investment ($1,000), which is also the first Annual Lock Anniversery Starting Amount, multiplied by the Annual Lock Yearly Rate of Return (12%) for the first Annual Lock Period.

..   The Annual Lock Anniversary Ending Amount ($1,120) on the first Annual Lock
    Anniversary is equal to the Segment Investment ($1,000) plus the Annual
    Lock Yearly Return Amount ($120) for that Annual Lock Period.

..   The first Annual Lock Anniversary Ending Amount is also the second Annual
    Lock Anniversary Starting Amount ($1,120).

If the S&P 500 Price Return Index is 5% lower during the second Annual Lock Period, then you will receive a 0% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount on the second Annual Lock Anniversary would be $1,120. We reach that amount as follows:

..   The Index Performance Rate (-5%) for the second Annual Lock Period is less than the Segment Buffer which absorbs the first 10% of negative performance, so the Annual Lock Yearly Rate of Return for that Annual Lock Period is 0%.

..   The Annual Lock Yearly Return Amount for the Annual Lock Period ($0) is
    equal to the second Annual Lock Anniversary Starting Amount ($1,120) multiplied by the Annual Lock Yearly Rate of Return for that Annual Lock Period (0%).

..   The Annual Lock Anniversary Ending Amount on the second Annual Lock
    Anniversary ($1,120) is equal to the second Annual Lock Anniversary Starting Amount ($1,120) plus the Annual Lock Yearly Return Amount for the second Annual Lock Period ($0).

If the S&P 500 Price Return Index is 10% higher during the third Annual Lock Period, then you will receive a 10% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount on the third Annual Lock Anniversary would be $1,232. We reach that amount as follows:

..   The Index Performance Rate (10%) for the third Annual Lock Period is less than the Performance Cap Rate (12%), so the Annual Lock Yearly Rate of Return (10%) for that Annual Lock Period is equal to the Index Performance Rate.

..   The Annual Lock Yearly Return Amount for that Annual Lock Period ($112) is equal to the third Annual Lock Anniversary Starting Amount ($1,120) multiplied by the Annual Lock Yearly Rate of Return for that Annual Lock Period (10%).

..   The Annual Lock Anniversary Ending Amount on the third Annual Lock
    Anniversary ($1,232) is equal to the third Annual Lock Anniversary Starting Amount ($1,120) plus the Annual Lock Yearly Return Amount for the third Annual Lock Period ($112).

If the S&P 500 Price Return Index is 12% lower during the fourth Annual Lock Period, then you will receive a -2% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount on the fourth Annual Lock Anniversary would be $1207.36. We reach that amount as follows:

..   The Index Performance Rate (-12%) for the fourth Annual Lock Period is greater than the Segment Buffer which absorbs the first 10% of negative performance, so the Annual Lock Yearly Rate of Return for that Annual Lock Period is -2%.

..   The Annual Lock Yearly Return Amount for that Annual Lock Period (-$24.64)
    is equal to the fourth Annual Lock Anniversary Starting Amount ($1,232) multiplied by the Annual Lock Yearly Rate of Return for that Annual Lock Period (-2%).

..   The Annual Lock Anniversary Ending Amount on the fourth Annual Lock
    Anniversary ($1,207.36) is equal to the fourth Annual Lock Anniversary Starting Amount ($1,232) plus the Annual Lock Yearly Return Amount for the fourth Annual Lock Period (-$24.64).

If the S&P 500 Price Return Index is 11% higher during the fifth Annual Lock Period, then you will receive a 11% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount on the fifth Annual Lock Anniversary would be $1,340.17. We reach that amount as follows:

..   The Index Performance Rate (11%) for the fifth Annual Lock Period is less than the Performance Cap Rate (12%), so the Annual Lock Yearly Rate of Return (11%) for that Annual Lock Period is equal to the Index Performance Rate.

..   The Annual Lock Yearly Return Amount for that Annual Lock Period ($132.81)
    is equal to the fifth Annual Lock Anniversary Starting Amount ($1,207.36) multiplied by the Annual Lock Yearly Rate of Return for that Annual Lock Period (11%).

..   The Annual Lock Anniversary Ending Amount on the fifth Annual Lock
    Anniversary ($1,340.17) is equal to the fifth Annual Lock Anniversary Starting Amount ($1,207.36) plus the Annual Lock Yearly Return Amount for the fifth Annual Lock Period ($132.81).

If the S&P 500 Price Return Index is 14% higher during the sixth Annual Lock Period, then you will receive a 12% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount on the sixth Annual Lock Anniversary (which is also the Segment Maturity Date) would be $1,500.99. We reach that amount as follows:

..   The Index Performance Rate (14%) for the sixth Annual Lock Period is greater than the Performance Cap Rate (12%), so the Annual Lock Yearly Rate of Return for that Annual Lock Period is 12%.

..   The Annual Lock Yearly Return Amount for that Annual Lock Period ($160.82)
    is equal to the sixth Annual Lock Anniversary Starting Amount ($1,340.17) multiplied by the Annual Lock Yearly Rate of Return for that Annual Lock Period (12%).

                        CONTRACT FEATURES AND BENEFITS

..   The Annual Lock Anniversary Ending Amount on the sixth Annual Lock
    Anniversary ($1,500.99) is equal to the sixth Annual Lock Anniversary Starting Amount ($1,340.17) plus the Annual Lock Yearly Return Amount for the sixth Annual Lock Period ($160.82).

..   The Annual Lock Anniversary Ending Amount on the sixth Annual Lock
    Anniversary is also the Segment Maturity Value ($1,500.99).

The Segment Rate of Return for the above example is 50.099%.

Now assume that you did elect the Return of Premium Death Benefit.

If the S&P 500 Price Return Index returns are as stated in the table above, then you will receive a 48.899% Segment Rate of Return, and your Segment Maturity Value would be $1,488.99. We reach that amount as follows:

..   The Segment Rate of Return (48.899%) is equal to the cumulative result of each successive Annual Lock Yearly Rate of Return (50.099%) minus the Return of Premium Death Benefit charge (1.20%). The cumulative result, also sometimes referred to as the percentage change, can also be calculated as (($1,500.99 - $1,000.00) / $1,000.00) * 100).

..   The Segment Return Amount ($488.99) is equal to the Segment Investment
    ($1,000) multiplied by the Segment Rate of Return (48.899%).

..   The Segment Maturity Value ($1,488.99) is equal to the Segment Investment
    ($1,000) plus the Segment Return Amount ($488.99).

Below is a table summarizing the various Index Performance Rates, Annual Lock Yearly Rates of Return, Annual Lock Yearly Return Amounts and Annual Lock Anniversary Starting and Ending Amounts for an Annual Lock example using different Index Performance Rate assumptions.

-------------------------------------------------------------------------
                                 ANNUAL    ANNUAL     ANNUAL    ANNUAL
                                  LOCK      LOCK       LOCK      LOCK
                        INDEX    YEARLY  ANNIVERSARY  YEARLY  ANNIVERSARY
                     PERFORMANCE RATE OF  STARTING    RETURN    ENDING
       YEAR             RATE     RETURN    AMOUNT     AMOUNT    AMOUNT
-------------------------------------------------------------------------
         1              13%        12%    $1,000.00*  $120.00  $1,120.00
-------------------------------------------------------------------------
         2              -5%          0%   $1,120.00   $  0.00  $1,120.00
-------------------------------------------------------------------------
         3               8%          8%   $1,120.00   $ 89.60  $1,209.60
-------------------------------------------------------------------------
         4              -20%       -10%   $1,209.60  -$120.96  $1,088.64
-------------------------------------------------------------------------
         5              -19%        -9%   $1,088.64  -$ 97.98  $  990.66
-------------------------------------------------------------------------
         6              -6%          0%   $  990.66   $  0.00  $  990.66
-------------------------------------------------------------------------

* This is also the Segment Investment.

SETTING THE SEGMENT MATURITY DATE AND SEGMENT START DATE

There will generally be two or more Segment Maturity Dates and Segment Start Dates each month that the contract is outstanding. The Segment Maturity Date for Segments maturing and the Segment Start Date for new corresponding Segments will generally be scheduled to occur on consecutive Business Days that are also Segment Business Days.

If a Segment Maturity Date falls on a holiday, the Segment Maturity Date will generally be the preceding Segment Business Day. If a Segment Start Date falls on a holiday, the Segment Start Date will generally be the preceding Segment Business Day unless that preceding Segment Business Day is not in the same month. In these instances, no Segment will begin until the next scheduled Segment Start Date. Please see Appendix V later in this prospectus for a demonstration of the effects that scheduled holidays can have on the Segment Maturity Date and the Segment Start Date.

EFFECT OF AN EMERGENCY CLOSE. Segments are scheduled to mature and start on Segment Business Days. The Segment Maturity Date for Segments maturing and the Segment Start Date for new corresponding Segments starting will generally occur on consecutive Business Days that are also Segment Business Days. It is possible that an Index could be affected by an emergency close on a Segment Business Day, thereby affecting the Index's ability to publish a price and our ability to mature or start Segments based on the affected Index. Emergency closes can have two consequences.

1. If the New York Stock Exchange ("NYSE") experiences an emergency close and cannot publish any prices, we will delay the maturity or start of all Segments for all Indices.

2. If any Index other than the NYSE experiences an emergency close, we will delay the maturity and start of the Segments using the affected Index and mature or start Segments for all unaffected Indices.

The emergency closure of an INDEX OTHER THAN THE NYSE can have a different effect if it occurs on a Segment Maturity Date rather than a Segment Start Date. We do not currently offer any such Index, but may in the future.

..   IF AN EMERGENCY CLOSE OCCURS ON A SCHEDULED SEGMENT MATURITY DATE, then the
    Segment Maturity Date for that Segment will be delayed until the next Segment Business Day. The next Segment Business Day would be the Segment Start Date. If the emergency close only lasted that one day, the Segment Start Date and the Segment Maturity Date for the affected Segment would occur on the same day.

..   IF AN EMERGENCY CLOSE OCCURS ON AN INDEX OTHER THAN THE NYSE ON A SCHEDULED
    SEGMENT START DATE, then we would not create Segments that utilize the affected Index. However, on that day we would create Segments that utilize unaffected Indices. Consequently, Segment Maturity Values designated for Segment Types that utilize an affected Index would not be allocated to Segments and would remain in the corresponding Segment Type Holding Account.

If the conditions that cause an emergency close persist, we will use reasonable efforts to calculate the Segment Maturity Value of any affected Segments. If the affected Index cannot be priced within eight days, we will contact a calculating agency, normally a bank we have a contractual relationship with, which will determine a price to reflect a reasonable estimate of the Index level.

SUSPENSION, TERMINATION AND CHANGES TO SEGMENT TYPES AND INDICES

We may decide at any time until the close of business on each Segment Start Date whether to offer any or all of the Segment Types described in this Prospectus on a Segment Start Date for a particular Segment. We may suspend a Segment Type for a week, month or a period of several months, or we may terminate a Segment Type entirely.

                        CONTRACT FEATURES AND BENEFITS

If a Segment Type is suspended, your account value will remain in the Segment Type Holding Account until a Segment of that Segment Type is offered or you transfer out of the Segment Type Holding Account. We will provide you with written confirmation when money is not transferred from a Segment Type Holding Account into a segment due to the suspension of a Segment Type.

If a Segment Type is terminated, your account value in the corresponding Segment Type Holding Account will be defaulted into the EQ/Money Market variable investment option on the date that would have been the Segment Start Date.

We have the right to substitute an alternative index prior to Segment maturity if the publication of one or more Indices is discontinued or at our sole discretion we determine that our use of such Indices should be discontinued or if the calculation of one or more of the Indices is substantially changed. In addition, we reserve the right to use any or all reasonable methods to end any outstanding Segments that use such Indices. We also have the right to add additional Indices under the contract at any time. We would provide notice about the use of additional or alternative Indices, as soon as practicable, in a supplement to this Prospectus. If an alternative index is used, its performance could impact the Index Performance Rate, Segment Rate of Return, Segment Maturity Value, Annual Lock Yearly Rate of Return, Annual Lock Anniversary Starting and Ending Amounts and Segment Interim Value. An alternative index would not change the Segment Buffer or Performance Cap Rate for an existing Segment. If a similar index cannot be found, we will end the affected Segments prematurely by applying the Segment Performance Cap Rate and Segment Buffer to the actual gains or losses on the original Index as of the date of termination. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced index. For example, if the Russell 2000(R) Index were not available, we might use the NASDAQ.

We reserve the right to offer any or all Segment Types more or less frequently than we have been or to stop offering any or all of them or to suspend offering any or all of them temporarily for some or all contracts. If we stop offering or suspend certain Segment Types, each existing Segment of those Segment Types will remain invested until its respective Segment Maturity Date.

DOLLAR CAP AVERAGING PROGRAM

Our Dollar Cap Averaging Program ("Program") is an administrative service designed to systematically invest in any of the available Segments over a period of either three or six months. The Program invests in the dollar cap averaging account, which is part of the EQ/Money Market variable investment option. The dollar cap averaging account has the same rate of return as the EQ/Money market variable investment option. The Program allows you to gradually allocate amounts to available Segment Type Holding Accounts by periodically transferring approximately the same dollar amount to your selected Segment Type Holding Accounts. Regular allocations to the Segment Type Holding Accounts will allow you to invest in the Segments at different Performance Cap Rates. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. We may, at any time, exercise our right to terminate transfers to any of the Segment Type Holding Accounts, limit the number of Segments which you may elect or discontinue offering the Program.

Under the Dollar Cap Averaging Program:

..   The minimum initial contribution required to establish a Program is $25,000.

..   There is no minimum contribution requirement for subsequent contributions to an existing Program. Subsequent contributions do not extend the time period of the Program. Subsequent contributions will increase the amount of each periodic transfer into the designated Segment Type Holding Account(s) for the remainder of the Program.

..   The Program can be funded from both new contributions to your contract and transfers from the investment options, including the EQ/Money Market variable investment option.

..   If you elect to invest in the Program at contract issue, 100% of your initial contribution must be allocated to the Program. In other words, your initial contribution cannot be split between your Program and any other investment option available under the contract.

..   Your allocation instructions for the Program must match your instructions on file on the day the Program is established. If you change your allocation instructions on file, the instructions for your Program will change to match your new allocation instructions.

..   You may not specify a Performance Cap Threshold if you elect to invest in the Program. This means you will invest in the Segment(s) based on the Performance Cap Rate declared, which could include Segments with Performance Cap Rates that are not acceptable to you.

..   We offer time periods of 3 and 6 months. We may also offer other time periods. You may only have one time period in effect at any time and once you select a time period, you may not change it.

..   Currently, your account value will be transferred from the Program into your designated Segment Type Holding Account(s) on a monthly basis (using the first transfer into a Segment as the starting point for the monthly transfers). For example, if the first Segment Start Date is the first Thursday in June, each subsequent Dollar Cap Averaging transfer will generally occur on the first Thursday of the month until the requested duration is met. We may offer the Program in the future with transfers on a different basis. You can learn more about the Program by contacting your financial professional or our processing office.

..   Transfers from the dollar cap averaging account into the designated Segment
    Type Holding Account(s) will occur the business day preceding the next Segment Start Date. For example, if a contract is issued on January 10th and the next Segment Start Date is January 16th and January 15th is a Business Day, the first transfer from the dollar cap averaging account into the designated Segment Type Holding Account(s) will generally occur on January 15th.

..   Any transfers or withdrawals from the dollar cap averaging account will terminate the Program. Upon termination, all funds will be transferred to the investment options according to your allocation instructions. However, any forced withdrawals from the dollar cap averaging account as a result of an RMD will not terminate the Program.

                        CONTRACT FEATURES AND BENEFITS

..   If a Segment Type is suspended, any amount in the dollar cap averaging account destined for that Segment will be transferred to the Segment Type Holding Account. It will remain there until the next Segment Start Date on which the Segment is not suspended. If one of the Segment Types is terminated or discontinued, the value in the terminated Segment Type Holding Account will be moved to the EQ/Money Market variable investment option and the Program will continue.

   If there are multiple Segments being transferred into as part of the Program and on the first Segment Start Date one of the Segment Types is suspended, the Suspended Segment Type will transfer on the next Segment Start Date and all subsequent transfers will generally occur on the same Thursday of the month established by the non-suspended transfers.

..   You may cancel your participation in the Program at any time by notifying us in writing. If you terminate your Program, we will transfer any amount remaining in the dollar cap averaging account to the investment options according to your allocation instructions.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may exercise your cancellation right under the contract to receive a refund. To exercise this cancellation right, you must notify us with a signed letter of instruction electing this right, to our processing office within 10 days after you receive your contract. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix II to find out what applies in your state.

Generally, your refund will equal your account value under the contract on the day we receive written notification of your decision to cancel the contract and will reflect any investment gain or loss in the investment options (less the daily charges we deduct) through the date we receive your contract. This includes the Segment Interim Value for amounts allocated to existing Segments. Some states, however, require that we refund the full amount of your contribution (not reflecting investment gain or loss). In addition, in some states, the amount of your refund (either your account value or the full amount of your contributions), and the length of your "free look" period, depend on whether you purchased the contract as a replacement. Please refer to your contract or supplemental materials or contact us for more information. For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. When required by applicable law to return the full amount of your contribution, we will return the greater of your contribution or your contract's cash value.

We may require that you wait six months before you may apply for a contract with us again if:

..   you cancel your contract during the free look period; or

..   you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

If you fully convert an existing traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see "Tax information," later in this Prospectus.

                        CONTRACT FEATURES AND BENEFITS

4. Determining your contract's value

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YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of: (i) the values you have in the variable investment options, (ii) the values you have in the Segment Type Holding Accounts, (iii) the values you have in the Dollar Cap Averaging Program and
(iv) your Segment Interim Values.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less any applicable withdrawal charges. Please see "Surrender of your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS, SEGMENT TYPE HOLDING ACCOUNTS AND THE DOLLAR CAP AVERAGING ACCOUNT

Each variable investment option (including the Segment Type Holding Accounts and dollar cap averaging account) invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
UNITS MEASURE YOUR VALUE IN EACH VARIABLE INVESTMENT OPTION.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for the variable investment option fee and, if the Return of Premium Death Benefit is elected, minus the Return of Premium Death Benefit charge (which is added to the variable investment option fee and the combined amount is deducted). Each Segment Type Holding Account and the dollar cap averaging account are part of the EQ/Money Market variable investment option. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless it is:

(i)increased to reflect additional contributions;

(ii)decreased to reflect a withdrawal (including applicable withdrawal charges); or

(iii)increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option.

A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE STRUCTURED INVESTMENT OPTION

Your value in each Segment on the Segment Maturity Date is calculated as described under "Segment Rate of Return" in "Contract Features and Benefits" earlier in this Prospectus.

In setting the Performance Cap Rate that we use in calculating the Segment Maturity Value or Annual Lock Anniversary Starting and Ending Amounts for Annual Lock Segments, we assume that you are going to hold a Segment until the Segment Maturity Date. However, you have the right under the contract to access amounts in the Segments before the Segment Maturity Date under certain circumstances. Therefore, we calculate a Segment Interim Value on each business day, which is also a Segment Business Day, between the Segment Start Date and the Segment Maturity Date. The method we use to calculate the Segment Interim Value is different than the method we use to calculate the value of the Segment on the Segment Maturity Date. Prior to the Segment Maturity Date, we use the Segment Interim Value to calculate (1) your account value; (2) the amount your beneficiary would receive as a death benefit; (3) the amount you would receive if you make a withdrawal from a Segment; (4) the amount you would receive if you surrender your contract; or (5) the amount you would receive if you cancel your contract and return it to us for a refund within your state's "free look" period (unless your state requires that we refund the full amount of your contribution upon cancellation).

The Segment Interim Value is calculated based on a formula that provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. Appendix III later in this Prospectus sets forth the calculation formula as well as numerous hypothetical examples. The formula is calculated by adding the fair value of three components. These components provide us with a market value estimate of the risk of loss and the possibility of gain at the end of a Segment. These components are used to calculate the Segment Interim Value. The three components are:

(1)Fair value of hypothetical fixed instruments; plus

(2)Fair value of hypothetical derivatives; plus

(3)Cap calculation factor.

We then compare the sum of the three components above with a limitation based on the Performance Cap Rate. In particular, the Segment Interim Value is never greater than the Segment Investment (or most recent Annual Lock Anniversary Starting Amount, if applicable) multiplied by the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration (or Annual Lock Period for Annual Lock Segments) that has elapsed. This limitation is imposed to discourage owners from withdrawing from a Segment before the Segment Maturity Date where there may have been significant increases in the relevant Index early in the Segment Duration. If you elect the optional Return of Premium Death Benefit, a pro rata portion of the Return of Premium Death Benefit charge is also deducted from the lesser of these two values. For more information, please see Appendix III.

EVEN IF THE CORRESPONDING INDEX HAS EXPERIENCED POSITIVE INVESTMENT PERFORMANCE SINCE THE SEGMENT START DATE, BECAUSE OF THE FACTORS WE TAKE INTO ACCOUNT IN THE CALCULATION ABOVE, YOUR SEGMENT INTERIM VALUE MAY BE LOWER THAN YOUR SEGMENT INVESTMENT.

                       DETERMINING YOUR CONTRACT'S VALUE

5. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following current limitations:

..   You may not transfer out of a Segment before its Segment Maturity Date.

..   You may not transfer out of a Segment Type Holding Account on a Segment
    Start Date.

..   A contribution or transfer into a Segment Type Holding Account on a Segment
    Start Date will not be transferred into the Segment that is created on that Segment Start Date. Your money will be transferred into a Segment on the next Segment Start Date, provided you meet the participation requirements.

..   You may not contribute or transfer money into a Segment Type Holding
    Account and designate a Segment Start Date. The account value in the Segment Type Holding Account will be transferred on the first Segment Start date on which you meet the participation requirements.

..   You may not contribute or transfer into a Segment Type Holding Account if the Segment Maturity Date of the Segment that will be created on the Segment Start Date would be after the maturity date of your contract.

..   You may not transfer to a Segment if the total number of Segments that would be active in your contract after such transfer would be greater than
    136. If a transfer from a Segment Type Holding Account into a Segment will cause a contract to exceed this limit, such transfers will be defaulted to the EQ/Money Market variable investment option. If there are multiple Segments scheduled to be established on a Segment Start Date, new Segments will be established in the order of those that would have the largest initial Segment Investment first until the limit is reached. Any remaining amount that is not transferred into a Segment will then be defaulted to the EQ/Money Market variable investment option.

..   Transfers from a Segment Type Holding Account to a Segment will not occur if you do not meet the participation requirements. See "Segment Participation Requirements" in "Contract features and benefits" earlier in this Prospectus.

Upon advance notice to you, via a client communication mailing, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. In addition, we may, at any time, exercise our right to limit or terminate transfers into any of the variable investment options and to limit the number of variable investment options which you may elect. We currently do not impose any transfer restrictions among the variable investment options. A transfer request does not change your allocation instructions on file. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

You may request a transfer in writing using the specified form or on line using Online Account Access. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1)the contract number,

(2)the dollar amounts or percentage to be transferred, and

(3)the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

We may charge a transfer charge for any transfers among the variable investment options in excess of 12 transfers in a contract year. We do not deduct a transfer charge for any transfer made in connection with our Dollar Cap Averaging Program. For more information, see "Transfer charge" in "Charges and expenses" later in this Prospectus.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of the EQ Advisors Trust (the "trust"). The trust has adopted policies and procedures regarding disruptive transfer activity. The trust discourages frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. The trust aggregates inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trust currently considers transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In most cases, the trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trust for more information.

When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

6. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have two ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this Prospectus.

METHOD OF WITHDRAWAL

---------------------------------------------------
                                         LIFETIME
                                         REQUIRED
                                         MINIMUM
 CONTRACT                      PARTIAL DISTRIBUTION
---------------------------------------------------
NQ                               Yes       No
---------------------------------------------------
Traditional IRA                  Yes       Yes
---------------------------------------------------
Roth IRA                         Yes       No
---------------------------------------------------
QP/(1)/                          Yes       No
---------------------------------------------------

/(1)/All payments are made to the plan trust, as the owner of the contract. See
     "Appendix VI: Purchase considerations for defined benefit and defined contribution plans" later in this Prospectus.

Withdrawals may be subject to income tax and, unless the taxpayer is over age 59 1/2 or another exception applies, an additional 10% federal income tax penalty, as described in "Tax information" later in this Prospectus.

--------------------------------------------------------------------------------
ALL REQUESTS FOR WITHDRAWALS MUST BE MADE ON A SPECIFIC FORM THAT WE PROVIDE. PLEASE SEE "HOW TO REACH US" EARLIER IN THIS PROSPECTUS FOR MORE INFORMATION.
--------------------------------------------------------------------------------

PARTIAL WITHDRAWALS

You may take partial withdrawals from your account value at any time before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves you with an account value of less than $500, we reserve the right to terminate the contract and pay you the cash value. See "Surrender of your contract to receive its cash value" below.

Partial withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

Partial withdrawals out of Segments are permitted, subject to certain restrictions. See "How withdrawals are taken from your account value" later in this section. If you elect the optional Return of Premium Death Benefit, a pro rata portion of the Return of Premium Death Benefit charge will be deducted as part of the Segment Interim Value calculation at the time you take a partial withdrawal out of a Segment. A partial withdrawal from a Segment will reduce your Segment Investment in that Segment and, therefore, your Segment Maturity Value for that Segment. For Annual Lock Segments, a partial withdrawal will also reduce each Annual Lock Anniversary Starting and Ending Amount. The reduction in the Segment Investment and each Annual Lock Anniversary Starting and Ending Amount may be greater than the dollar amount of your withdrawal. For more information, see Appendix III. Withdrawals reduce the Return of Premium Death Benefit amount on a pro rata basis by the same proportion that the account value is reduced on the date of the withdrawal. The Segment Investment is also adjusted on a pro rata basis for withdrawals, withdrawal charges and the portion of the Return of Premium Death Benefit charge, if applicable, that is attributable to the amount withdrawn.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(TRADITIONAL IRA CONTRACTS ONLY -- SEE "TAX INFORMATION" LATER IN THIS PROSPECTUS.)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions (we refer to them as "RMDs") yourself and request partial withdrawals. In such a case, a withdrawal charge could apply. Before electing this account-based withdrawal option, you should consider whether annuitization might be better in your situation. Please refer to "Required minimum distributions" under "Individual Retirement Arrangements ("IRAs")" in "Tax information" later in this Prospectus.

This service is not available to qualified plan trust owned contracts.

You may elect this service in the calendar year in which you reach age 70 1/2 or in any later year (other than the first calendar year that your contract is in force). The minimum amount we will pay out is $250. Currently, RMD payments will be made annually each December.

We do not impose a withdrawal charge on the RMD payment taken through our automatic RMD service even if, when added to a partial withdrawal previously taken in the same contract year, the RMD payments exceed the free withdrawal amount.

This service does not generate an automatic RMD payment during the first contract year. Therefore, if you are making a rollover or transfer contribution to the contract after age 70 1/2, you must take an RMD before the rollover or transfer. If you do not, any withdrawals that you take during the first contract year to satisfy your RMD amount may be subject to withdrawal charges, if applicable, if they exceed the free withdrawal amount.

The RMD amount is based on your entire interest in your traditional IRA contract whether your investments are allocated to one or more variable investment options and/or one or more Segments. We will withdraw your RMD amount from the variable investment options first on a pro rata basis. If there is insufficient account value in the variable investment options, then we will withdraw the balance of the RMD amount from the Segment Type Holding Accounts on a pro rata basis. If there is insufficient value in the variable investment options and the Segment Type Holding Accounts, we will withdraw amounts from the Segments on a pro rata basis.

As you approach age 70 1/2 you should consider the effect of allocations to any Segment. You should consider whether you have a sufficient amount allocated to the variable investment options under this contract and/or sufficient liquidity under other traditional IRAs that you maintain in order to satisfy your RMD for this contract without affecting amounts allocated to a Segment under this contract.

We will send to traditional IRA owners a form outlining the minimum distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).

                             ACCESSING YOUR MONEY

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

WITHDRAWALS

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options (excluding the Segment Type Holding Accounts and dollar cap averaging account). If there is insufficient value or no value in the variable investment options (excluding the Segment Type Holding Accounts and dollar cap averaging account), any additional amount of the withdrawal required or the total amount of the withdrawal will be taken on a pro rata basis from the Segment Type Holding Accounts. If there are insufficient funds in the Segment Type Holding Accounts, any additional amount of the withdrawal required will be taken from the dollar cap averaging account. If there is insufficient value in the dollar cap averaging account, we will deduct all or a portion of the withdrawal from the Segments on a pro rata basis. A partial withdrawal from the Dollar Cap Averaging Program will terminate the program.

If you specify the investment options from which you want us to deduct your withdrawal, the following restrictions apply: If the amount of your withdrawal is equal to or less than your account value in the variable investment options and Segment Type Holding Accounts, the entire withdrawal must come from the account value in the variable investment options and Segment Type Holding Accounts, and the withdrawal cannot be pro rata; you must specify the dollar amount or percentage withdrawal for the variable investment options and Segment Type Holding Accounts from which to take the withdrawal. In other words, you cannot take a withdrawal from the Segments if there is any value remaining in the variable investment options and Segment Type Holding Accounts.

After 100% of the value has been taken from the variable investment options and Segment Type Holding Accounts, you can specify the dollar amount or percentage of the withdrawal to be taken from any Segment.

If you have amounts in a Segment Type Holding Account and you make a withdrawal on a Segment Start Date, that amount will not be transferred into the Segment created on that date.

Withdrawals prior to your Segment Maturity Date reduce the Segment Investment on a pro rata basis by the same proportion that the Segment Interim Value is reduced on the date of the withdrawal. For Annual Lock Segments, each Annual Lock Anniversary Ending Amount and Annual Lock Anniversary Starting Amount is also recalculated. Below is a table summarizing the impact of a withdrawal during the second Annual Lock Period of an Annual Lock Segment on the Annual Lock Anniversary Starting Amount (which is equal to the Segment Investment) and Annual Lock Anniversary Ending Amount that is described in greater detail immediately following the table.

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                              BEFORE WITHDRAWAL              AFTER WITHDRAWAL
                           ---------------------------    -------------------------
                   ANNUAL
                   LOCK                    ANNUAL                        ANNUAL
                   YEARLY                   LOCK                          LOCK
        INDEX      RATE                  ANNIVERSARY                   ANNIVERSARY
      PERFORMANCE   OF       SEGMENT       ENDING          SEGMENT       ENDING
YEAR     RATE      RETURN   INVESTMENT*    AMOUNT         INVESTMENT*    AMOUNT
-----------------------------------------------------------------------------------
 1       13%        12%     $1,000.00    $1,120.00         $900.00     $1,008.00
-----------------------------------------------------------------------------------
1.5           $110.00 withdrawal** (Segment Interim Value at time of
                             withdrawal is $1,100.00)
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* The first Annual Lock Anniversary Starting Amount is equal to the Segment Investment.
** $110 is the total amount withdrawn (including any withdrawal charge and Return of Premium Death Benefit charge).

Assume $1,000.00 is invested in an Annual Lock Segment. The Index Performance Rate for the first Annual Lock Period is 13% which is greater than the Performance Cap Rate of 12%. Therefore, the first Annual Lock Anniversary Ending Amount is $1,120.00 ($1,000.00 + ($1,000.00 * 12%)). If a withdrawal of
$110.00 is taken during the second Annual Lock Period and the Segment Interim Value on the date of the withdrawal is $1,100.00) then the recalculated first Annual Lock Anniversary Starting Amount (which is equal to the Segment Investment) is $900.00 ($1,000.00 - ($1,000.00 * ($110.00/$1,100.00))). The
recalculated Annual Lock Anniversary Ending Amount is $1,008.00 ($900.00 + ($900.00 * 12%)).

You can request, in advance of your Segment Maturity Date, a withdrawal of your Segment Maturity Value on the Segment Maturity Date, which is not subject to the restrictions described above regarding the need to withdraw amounts in variable investment options and Segment Type Holding Accounts before withdrawing amounts from Segments. We will only accept a request to withdraw your Segment Maturity Value if you submit the request within 12 months of the Segment Maturity Date.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while an owner is living (or for contracts with non-natural owners, while the annuitant is living) and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

If applicable, a pro rata portion of the Return of Premium Death Benefit charge is imposed when calculating the Segment Interim Value of any Segments.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

When a contract is surrendered in certain states, the free withdrawal amount is not taken into account when calculating the amount of the withdrawal. See "10% free withdrawal amount" under "Charges under the contract" in "Charges and expenses" later in this Prospectus.

WITHDRAWALS TREATED AS SURRENDERS

If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

                             ACCESSING YOUR MONEY

(2)the SEC determines that an emergency exists as a result of which sales of securities or determination of fair value of an investment option's assets is not reasonably practicable, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.


SIGNATURE GUARANTEE

As a protection against fraud, we require a signature guarantee (i.e., Medallion Signature Guarantee as required by us) for the following transaction requests:

..   disbursements, including but not limited to partial withdrawals, surrenders, transfers and exchanges, over $250,000;

..   any disbursement requested within 30 days of a change to the address;

..   any disbursement when we do not have an originating or guaranteed signature on file or where we question a signature or perceive any inconsistency between the signature on file and the signature on the request;

..   any other transaction we require.

We may change the specific requirements listed above, or add signature guarantees in other circumstances, at our discretion if we deem it necessary or appropriate to help protect against fraud. For current requirements, please refer to the requirements listed on the appropriate form or call us at the number listed in this prospectus.

You can obtain a Medallion Signature Guarantee from more than 7,000 financial institutions that participate in a Medallion Signature Guarantee program. The best source of a Medallion Signature Guarantee is a bank, brokerage firm or credit union with which you do business. A NOTARY PUBLIC CANNOT PROVIDE A MEDALLION SIGNATURE GUARANTEE. NOTARIZATION WILL NOT SUBSTITUTE FOR A MEDALLION SIGNATURE GUARANTEE.


YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.

Deferred annuity contracts such as Structured Capital Strategies(R) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Structured Capital Strategies(R) contract and all its benefits will terminate and will be converted to a supplemental payout annuity contract ("payout option") that provides for periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Structured Capital Strategies(R) contract at the time of annuitization, the annuity payout option that you select, and the annuity purchase factor to which that value is applied, as described below. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Structured Capital Strategies(R) contract guarantees that upon annuitization, your account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. Any change to the annuity purchase factor will only apply to contributions made after the date of the change. (Please see your contract and SAI for more information). In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We may offer other payout options not outlined here. Your financial professional can provide details.

Annuitization terminates the Return of Premium Death Benefit including if your contract reaches the maturity date. See "Annuity maturity date" later in this section.

Structured Capital Strategies(R) currently offers you several choices of annuity payout options.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own and the annuitant's age at contract issue. We reserve the right to add, remove or change these annuity payout options at any time.

ANNUITY PAYOUT OPTIONS

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Fixed annuity payout options             .   Life annuity
                                         .   Life annuity with period certain
                                         .   Life annuity with refund certain
---------------------------------------------------------------------------------

..   LIFE ANNUITY: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

..   LIFE ANNUITY WITH PERIOD CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

..   LIFE ANNUITY WITH REFUND CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor.

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors

                             ACCESSING YOUR MONEY
in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies depending on the payout option that you choose and the timing of your purchase as it relates to any withdrawal charges that apply under your contract.

There is no withdrawal charge imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain. If we are offering non-life contingent forms of annuities, the withdrawal charge will be imposed. If applicable, a pro rata portion of the Return of Premium Death Benefit charge is applied when calculating the Segment Interim Value of any Segments.

PARTIAL ANNUITIZATION. Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the life-contingent annuity payout options described here. We no longer offer a period certain option for partial annuitization. We require you to elect partial annuitization on the form we specify. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "How withdrawals are taken from your account value" earlier in this section and also the discussion of "Partial annuitization" in "Tax information" for more information.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a maximum period certain of 10 years. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the Structured Capital Strategies(R) contract date. You can change the date your annuity payments are to begin any time. The date may not be later than your contract's maturity date. Your contract's maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 98th birthday.

We will send you a notice with your contract statement one year prior to your maturity date. Once you have selected an annuity payout option and payments have begun, no change can be made. If you do not respond to the notice within 30 days following your maturity date, your contract will be annuitized automatically.

We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts (such as monthly) because of the increased administrative expenses associated with more frequent payouts. Also, in general, the longer the period over which we expect to make payments, the lower will be your payment each year.

The amount of the annuity payments will depend on:

(1)the amount applied to purchase the annuity;

(2)the type of annuity chosen;

(3)in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4)in certain instances, the sex of the annuitant(s).

The amount applied to provide the annuity payments will be (1) the account value for any life annuity form, or (2) the cash value for any annuity certain (an annuity form that does not guarantee payments for a person's lifetime) except that if the period certain is more than five years, the amount applied will be no less than 95% of the account value.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

Please see Appendix II later in this Prospectus for state variations.

ANNUITY MATURITY DATE

Your contract has a maturity date. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed other than in conformance with applicable law, even if you name a new annuitant. The maturity date is generally the contract date anniversary that follows the annuitant's 98th birthday (or older joint annuitant's, if your contract has joint annuitants). The maturity date may not be less than thirteen months from your contract date, unless otherwise stated in your contract. We will send a notice with the contract statement one year prior to the maturity date. The notice will include the date of maturity, describe the available annuity payout options, state the availability of a lump sum payment option, and identify the default payout option if you do not provide an election by the time of your contract maturity date. The default payout option is a life annuity with a maximum period certain of 10 years.

                             ACCESSING YOUR MONEY

7. Charges and expenses

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CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option (including the Segment Type Holding Account and dollar cap averaging account). These charges are reflected in the unit values of each variable investment option:

..   a variable investment option fee; and

..   a Return of Premium Death Benefit charge (if applicable).

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

..   at the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge.

..   at the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

..   at the time you request a transfer in excess of 12 transfers in a contract year -- a transfer charge (currently, there is no transfer charge).

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

CHARGES UNDER THE CONTRACTS

VARIABLE INVESTMENT OPTION FEE

We deduct a daily charge from the net assets in each variable investment option (including the Segment Type Holding Account and dollar cap averaging account) to compensate us for administrative expenses, sales expenses and certain expense risks we assume under the contracts. The daily charge shown as an annual rate of the net assets in each variable investment option is 1.15%.

The expense risk we assume is the risk that our expenses in providing the benefits and administering the contracts will be greater than we expect. To the extent that the expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts. This charge also compensates us for administrative expenses and a portion of our sales expenses, under the contract.

On a non-guaranteed basis, we may waive this fee under certain conditions. If the return on the EQ/Money Market variable investment option on any day is positive, but lower than the amount of this fee, then we will waive the difference between the two, so that you do not receive a negative return. If the return on the EQ/Money Market variable investment option on any day is negative, we will waive this fee entirely for that day, although your account value would be reduced by the negative performance of the EQ/Money Market variable investment option itself. We reserve the right to change or cancel this provision at any time.

This fee does not apply to amounts held in a Segment.

TRANSFER CHARGE

Currently, we do not charge for transfers among variable investment options under the contract. However, we reserve the right to charge for any transfers among variable investment options in excess of 12 per contract year. We will provide you with advance notice if we decide to assess the transfer charge, which will never exceed $35 per transfer. The transfer charge is designed to compensate the company with respect to adminstering the transaction. The charge is also designed to deter disruptive transfer activity. The transfer charge (if applicable), will be assessed at the time that the transfer is processed. Each time you request a transfer from one variable investment option to another, we will assess the transfer charge (if applicable). Separate requests submitted on the same day will each be treated as a separate transfer. Any transfer charge will be deducted from the variable investment options from which the transfer is made. We will not count transfers from Segment Type Holding Accounts into Segments on a Segment Start Date, or the allocation of Segment Maturity Value on a Segment Maturity Date in calculating the number of transfers subject to this charge. We will also not charge for transfers made in connection with our Dollar Cap Averaging Program.

RETURN OF PREMIUM DEATH BENEFIT CHARGE

If you elect the Return of Premium Death Benefit, we deduct:

..   A daily charge from the net assets in each variable investment option
    (including each Segment Type Holding Account and the dollar cap averaging account). The charge is equal to an annual rate of 0.20% of the net assets in each investment option. We add the Return of Premium Death Benefit charge to the variable investment option fee and deduct the combined amount on a daily basis from the net assets in each variable investment option. On a non-guaranteed basis, we may waive this fee under certain conditions. If the return on the EQ/Money Market variable investment option on any day is positive, but lower than the sum of the Return of Premium Death Benefit charge and the variable investment option fee, then we will waive the difference between the return on the EQ/Money Market variable investment option and the sum of the variable investment option fee and the Return of Premium Death Benefit charge, so that you do not receive a negative return. If the return on the EQ/Money Market variable investment option on any day is negative, we will waive the sum of the Return of Premium Death Benefit charge and the variable investment option fee entirely for that day, although your account value would be reduced by the negative performance of the EQ/Money Market variable investment option itself. We reserve the right to change or cancel this provision at any time.

                             CHARGES AND EXPENSES
   and

..   A charge from each Segment as part of the Segment Rate of Return. The charge is equal to an annual rate of 0.20% of the Segment Investment in each Segment for the Segment Duration and is deducted when calculating the Segment Rate of Return on the Segment Maturity Date. A pro rata portion of this charge is deducted as part of the Segment Interim Value calculation if a partial withdrawal is taken from a Segment on a date other than the Segment Maturity Date or if the contract is surrendered, annuitized or a death benefit paid on a date other than the Segment Maturity Date. The Segment Investment is also reduced if a portion of the Return of Premium Death Benefit charge is deducted as part of the Segment Interim Value calculation.

The Return of Premium Death Benefit charge is designed to compensate us for providing the Return of Premium Death Benefit amount.

SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

DUPLICATE CONTRACT CHARGE. We charge $35 for providing a copy of your contract. The charge for this service can be paid (i) using a credit card acceptable to AXA Equitable, (ii) by sending a check to our processing office, or (iii) by any other means we make available to you.

CHECK PREPARATION CHARGE. The standard form of payment for all withdrawals is direct deposit. If direct deposit instructions are not provided, payment will be made by check. Currently, we do not charge for check preparation, however, we reserve the right to impose a charge, which would be deducted from the amount you request following imposition of such a charge. We reserve the right to charge a maximum of $85.

CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE. Currently, we are waiving the $65 charge for each third-party transfer or exchange; this waiver may be discontinued at any time, with or without notice. Absent this waiver, we deduct a charge from the amount you request for direct rollovers or direct transfers of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. We reserve the right to increase this charge to a maximum of $125.

WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the 10% free withdrawal amount applies, and the availability of one or more exceptions.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

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                       CONTRACT YEAR
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                                         1   2   3   4   5   6   7+
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Percentage of contribution               6%  6%  5%  5%  4%  3%  0%
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For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn that are not subject to the withdrawal charge are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information" later in this Prospectus.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage.

We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options (excluding the Segment Type Holding Accounts and dollar cap averaging account). If those amounts are insufficient, we will deduct all or a portion of the required amounts pro rata from the Segment Type Holding Accounts. If the amounts in the Segment Type Holding Accounts are still insufficient, we will deduct all or a portion of the required amounts from the dollar cap averaging account. If the amount in the dollar cap averaging account is still insufficient, we deduct all or a portion of the required amounts from the Segments on a pro rata basis. If you specify that your withdrawal be taken from specific investment options, the amount of the withdrawal charge will first be taken from the investment options you specify. If there is insufficient value in those options to pay the withdrawal charge after your withdrawal is deducted, then the remainder of the withdrawal charge is deducted as described above.

Withdrawals from a Segment or a Segment Type Holding Account are subject to the same withdrawal charge calculations as a withdrawal from any other investment option. Any withdrawal from a Segment will reduce the Segment Interim Value. A withdrawal from a Segment Type Holding Account reduces the amount that will be transferred to a Segment. For more information, see "Structured Investment Option" in "Contract features and benefits," earlier in this Prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of the contract year. When a contract is surrendered in certain states, the free withdrawal amount is not taken into account when calculating the amount of the withdrawal.


Assume you made an initial contribution of $100,000 to a 6-year Segment and a subsequent contribution of $40,000 in contract year 2

                             CHARGES AND EXPENSES
to another 6-year Segment. At the beginning of the seventh contract year, if your account value is $200,000, your withdrawal charge free amount is $120,000 ($20,000 from the 10% free withdrawal amount plus $100,000 from contributions which are no longer subject to withdrawal charges). If you withdraw the entire Segment Maturity Value of the first Segment when it matures (assume $150,000), you would pay a withdrawal charge of $900 on the $30,000 of contributions deemed to be withdrawn from the contract (3% of ($150,000 - $20,000 - $100,000)). As this example shows, for purposes of calculating withdrawal charges, all contributions (both initial and subsequent) are deemed withdrawn before any earnings, even earnings from Segments where the associated contributions are no longer subject to withdrawal charges.


DEATH. The withdrawal charge does not apply if the owner dies and a death benefit is payable to the beneficiary.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i)An owner (or older joint owner, if applicable) has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii)We receive proof satisfactory to us (including certification by a licensed physician) that an owner's (or older joint owner's, if applicable) life expectancy is six months or less; or

(iii)An owner (or older joint owner, if applicable) has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

   -- its main function is to provide skilled, intermediate, or custodial nursing care;

   -- it provides continuous room and board to three or more persons;

   -- it is supervised by a registered nurse or licensed practical nurse;

   -- it keeps daily medical records of each patient;

   -- it controls and records all medications dispensed; and

   -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity pay out option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

ADJUSTMENTS WITH RESPECT TO EARLY WITHDRAWALS FROM SEGMENTS

We calculate the Segment Interim Value when a withdrawal is taken, whether a partial withdrawal or a full contract surrender, from a Segment prior to the Segment Maturity Date. The Segment Interim Value is calculated based on a formula that provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. For more information on the calculation of the Segment Interim Value, please see Appendix III.

CHARGES THAT THE TRUST DEDUCTS

The Trust deducts charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of the Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the variable investment option fee, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of a Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales and administration generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

                             CHARGES AND EXPENSES

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

                             CHARGES AND EXPENSES

8. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary during your lifetime and while the contract is in force. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Any part of a death benefit for which there is no named or designated beneficiary living at your death will be payable in a single sum to your surviving spouse, if any; if there is no surviving spouse, then to the surviving children in equal shares; if there are no surviving children, then to your estate. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. In a QP contract, the beneficiary must be the plan trust. If the contract is owned by a qualified plan trust or other entity, the death benefit is payable to the entity owner. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor.

Subject to applicable laws and regulations, you may impose restrictions on the timing and manner of the payment of the death benefit to your beneficiary. For example, your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. However, you should be aware that (i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

DEATH BENEFIT

The base death benefit is equal to the account value as of the date we receive satisfactory proof of the owner's death, any required instructions for the method of payment, and all information and forms necessary to effect payment. If you elected the Return of Premium Death Benefit, you will receive the greater of the Return of Premium Death Benefit amount or the account value as of the date we receive satisfactory proof of the Reference Life's death, any required instructions for the method of payment, and all information and forms necessary to effect payment.

RETURN OF PREMIUM DEATH BENEFIT

At issue, you may elect the optional Return of Premium Death Benefit for an additional charge. Once elected, the Return of Premium Death Benefit may not be voluntarily terminated.

The Return of Premium Death Benefit amount is equal to your initial contribution and any subsequent contributions to the contract less a deduction that reflects any withdrawals you make from the contract (including any withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Return of Premium Death Benefit" later in this section. The amount of any withdrawal charge is described in "Charges and expenses -- Withdrawal charge". The death benefit payable if the Return of Premium Death Benefit is elected is the greater of the Return of Premium Death Benefit amount or the account value on the date we receive satisfactory proof of the Reference Life's death, any required instructions for the method of payment, and all information and forms necessary to effect payment.

The Return of Premium Death Benefit is payable prior to annuitization upon the death of the Reference Life (or surviving Reference Life if there are joint Reference Lives). While the owner of the contract can be changed, the Reference Life cannot generally be changed. After the contract is issued the Reference Life (Lives) can only change as follows:

..   if you provide the required forms to remove an original joint owner due to divorce, we also remove that joint owner as a Reference Life; or

..   if the sole beneficiary is the surviving spouse, is under age 76, and elects to continue the contract upon the death of the sole Reference Life who was also the sole owner, that surviving spouse will become the new Reference Life.

If the contract has a non-natural owner, changing the annuitant will be treated as the death of the owner (but not as the death of the Reference Life) and the Return of Premium Death Benefit will not be payable but federal income tax rules will generally require payment of amounts under the contract within five years of changing the annuitant.

The Return of Premium Death Benefit is not available for issue ages 76 and higher. If the contract has joint owners, they must be spouses to elect the Return of Premium Death Benefit and both be less than 76 years old at issue. The Return of Premium Death Benefit is not available if the contract has a non-natural owner and joint annuitants. No contributions are allowed after age 75 (or the first contract anniversary if later) if you elect the Return of Premium Death Benefit.

A pro rata portion of the Return of Premium Death Benefit charge is deducted when calculating the Segment Interim Value if you withdrawal amounts from Segments on any day other than the Segment Maturity Date or if the contract is surrendered, annuitized or a death benefit paid on a date other than the Segment Maturity Date. The Segment Investment is also reduced if a portion of the Return of Premium Death Benefit charge is deducted as part of the Segment Interim Value calculation.

HOW WITHDRAWALS AFFECT YOUR RETURN OF PREMIUM DEATH BENEFIT

Withdrawals through the date of death of the Reference Life (or surviving Reference Life if there are joint Reference Lives) reduce the Return of Premium Death Benefit amount on a pro rata basis by the same proportion that the account value is reduced on the date of the withdrawal. If

                           PAYMENT OF DEATH BENEFIT
you take a withdrawal from your contract, you will reduce the Return of Premium Death Benefit amount and the reduction may be greater than the amount withdrawn. For example, if your account value is $30,000 and you withdraw $12,000 (including any withdrawal charge and Return of Premium Death Benefit charge), you have withdrawn 40% of your account value. If your Return of Premium Death Benefit amount was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 * 40%) and your new Return of Premium Death Benefit amount after the withdrawal would be $24,000 ($40,000 - $16,000). Withdrawals after the date of death of the Reference Life (or surviving Reference Life if there are joint Reference Lives) reduce the Return of Premium Death Benefit by the dollar amount your account value is reduced.

A pro rata portion of the Return of Premium Death Benefit charge is deducted when calculating the Segment Interim Value if you withdrawal amounts from Segments on any day other than the Segment Maturity Date.

HOW DIVORCE MAY AFFECT YOUR RETURN OF PREMIUM DEATH BENEFIT

If you and your spouse become divorced after you purchase a contract with the Return of Premium Death Benefit, we will not divide the Return of Premium Death Benefit as part of the divorce settlement or judgement. If you are the sole owner (and Reference Life) of a contract with the Return of Premium Death Benefit, we will not remove you as the Reference Life even if your ex-spouse becomes the sole owner of the contract as part of the divorce settlement or judgement. If you and your spouse are joint Reference Lives and you subsequently divorce, only upon submission of the necessary documentation to change the ownership of the contract to only one of the ex-spouses will we drop the other ex-spouse as a Reference Life. IF THE OWNERSHIP IS NOT CHANGED BEFORE ONE OF THE EX-SPOUSES DIES, THE RETURN OF PREMIUM DEATH BENEFIT WILL NOT BE PAYABLE. As noted earlier, the charge for the Return of Premium Death Benefit does not end on the transfer of ownership.

As a result of the divorce, you may be required to withdraw amounts from the contract to be paid to your ex-spouse. Any such withdrawal will reduce the Return of Premium Death Benefit amount pro rata (and therefore possibly by more than the amount withdrawn), and a withdrawal charge and Return of Premium Death Benefit charge may also apply.

EFFECT OF THE OWNER'S DEATH

THE RETURN OF PREMIUM DEATH BENEFIT WAS NOT ELECTED. In general, if the owner dies while the contract is in force, but before annuitization the contract terminates and the applicable death benefit is paid. If the contract is jointly owned, the death benefit is payable upon the death of the older owner. If the contract is owned by a non-natural person, the death of the primary annuitant triggers rules regarding the death of an owner.

Once we have received notice of the owner's death, we will not make any transfers from Segment Type Holding Accounts to Segments. Amounts in the Segment Type Holding Accounts will be defaulted into the EQ/Money Market variable investment option. When Segments mature, the Segment Maturity Value will be transferred to the EQ/Money Market variable investment option.

There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option ("BCO"). For contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the "Spousal continuation" feature, or under our Beneficiary continuation option, as discussed below. For contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under "Non-spousal joint owner contract continuation." If you are the sole owner and your spouse is the sole primary beneficiary, your surviving spouse can continue the contract as a successor owner, under "Spousal continuation" or under our Beneficiary continuation option, as discussed below.

If the surviving joint owner is not the surviving spouse, or, for single owner contracts, if the beneficiary is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner's death (the "5-year rule"). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not to exceed his/her life expectancy) if payments commence within one year of the owner's death. Any such election must be made in accordance with our rules at the time of death.

THE RETURN OF PREMIUM DEATH BENEFIT WAS ELECTED. In general, if the owner, who is also the sole Reference Life, dies while the contract is in force but before annuitization, the contract terminates and the death benefit is paid. If the contract is jointly owned at issue and the Reference Lives are spouses when the first Reference Life dies, the Return of Premium Death Benefit is payable upon the death of the surviving Reference Life. If the contract is owned by a non-natural person, the annuitant will be the Reference Life and the death of the annuitant triggers the same rules that apply to the death of an owner.

If the original owner is changed to a new owner, and the new owner (who is not the Reference Life) dies before the Reference Life (or surviving Reference Life, if applicable), the Return of Premium Death Benefit is not payable and the post-death distribution rules discussed above apply. SEE "The Return of Premium Death Benefit was not elected" above. Likewise, if a joint owner is added to the contract and that new joint owner (who is not the Reference Life) dies before the Reference Life, the Return of Premium Death Benefit is not payable and the post-death distribution rules apply.

Once we have notice of the Reference Life's death (or surviving Reference Life's death, if applicable), we will not make any transfers from Segment Type Holding Accounts to Segments. Amounts in the Segment Type Holding Accounts will be defaulted into the EQ/Money Market variable investment option. When Segments mature, the Segment Maturity Value will be transferred to the EQ/Money Market variable investment option.

There are certain circumstances, however, in which the contract can be continued by a successor owner or under the Beneficiary continuation option ("BCO"). If you are the sole Reference Life and your spouse is the sole primary beneficiary, your surviving spouse may be able to continue the contract as a successor owner, under "Spousal continuation" if your surviving spouse is not yet 76 years old. If your eligible surviving spouse continues the contract and the Return of Premium Death Benefit amount is greater than the account value, the difference will be added to the EQ/Money Market variable investment option unless your surviving spouse provides different allocation instructions.

If the beneficiary is not the surviving spouse, Spousal continuation is not available, but other post-death payout options under the BCO may be available.

                           PAYMENT OF DEATH BENEFIT

NON-SPOUSAL JOINT OWNER CONTRACT CONTINUATION

Upon the death of either owner, the surviving joint owner becomes the sole owner.

Any amount payable under the contract must be fully paid to the surviving joint owner within five years, unless one of the exceptions described here applies. The surviving owner may instead elect to take an installment payout or an annuity payout option we may offer at the time under the contract, provided payments begin within one year of the deceased owner's death. If an annuity or installment payout is elected, the contract terminates and a supplemental contract is issued.

If the older owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) take an installment payout or an annuity payout option we may offer at the time under the contract within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option discussed below. If the contract continues, withdrawal charges will no longer apply if you did not elect the Return of Premium Death Benefit, and no additional contributions will be permitted.

If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) take an installment payout or annuity within one year;
(3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option discussed below. If the contract continues, withdrawal charges will continue to apply and no additional contributions will be permitted. If you did not elect the Return of Premium Death Benefit, the account value death benefit becomes payable to the beneficiary if the older owner dies within five years after the death of the younger owner.

SPOUSAL CONTINUATION

RETURN OF PREMIUM DEATH BENEFIT WAS NOT ELECTED. If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own the contract with your younger spouse, or if the contract owner is a non-natural person and you and your younger spouse are joint annuitants, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse's death to continue the contract under Spousal continuation. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

Upon your death, the younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a single owner contract) may elect to receive the death benefit, continue the contract under our Beneficiary continuation option (as discussed below in this section) or continue the contract, as follows:

..   In general, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made.

..   If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

Where a NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trust, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

..   If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

..   The withdrawal charge schedule remains in effect.

The transfer restrictions on amounts in Segments prior to election of Spousal continuation remain in place. Any amounts in Segments may not be transferred out of the Segments until their Segment Maturity Dates. The Segment Maturity Value may be reinvested in other investment options. However, if the beneficiary chooses the "5-year rule" they are not permitted to transfer any account value to any Segment but instead can only transfer account value to a variable investment option.

If you divorce, Spousal continuation does not apply.

RETURN OF PREMIUM DEATH BENEFIT WAS ELECTED. If you are the original contract owner (and Reference Life) and your spouse is the sole primary beneficiary, your spouse may elect to continue the contract, including the Return of Premium Death Benefit, as successor owner (and the new Reference Life) upon your death under certain conditions. The Return of Premium Death Benefit charge will continue to apply. Spousal beneficiaries (who were not also a Reference Life) must be 75 or younger as of the date of the deceased spouse's death to continue the contract under Spousal continuation. If you jointly own the contract with your spouse and you are joint Reference Lives, the contract continues with your spouse as the surviving Reference Life. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If you divorce, Spousal continuation does not apply.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the amount payable under the contract in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix II later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be

                           PAYMENT OF DEATH BENEFIT
elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death. If the beneficiary chooses this option, they are not permitted to transfer any account value to a 6-year Segment but instead can only transfer account value to a variable investment option, unless they are at least 91 years old and younger than 97 years old and the next Segment Start Date is more than one year from the end of the calendar year which contains the fifth anniversary of your death, in which case the 1-year Standard Segments would be available.


Under the beneficiary continuation option for IRA and Roth IRA contracts:

..   The contract continues with your name on it for the benefit of your beneficiary.

..   The beneficiary replaces the deceased owner as annuitant.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.


..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   Transfer restrictions on amounts in Segments prior to election of the beneficiary continuation option remain in place. Any amounts in Segments may not be transferred out of the Segments until their Segment Maturity Dates. The Segment Maturity Value may be reinvested in certain investment options.


..   A beneficiary who chooses to receive annual payments over his life expectancy should consult his tax adviser about selecting Segments that provide sufficient liquidity to satisfy the payout requirements under this option.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the variable investment options but no additional contributions will be permitted.

..   The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, "beneficiary" refers to the successor owner or the surviving joint owner who elects this feature. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death. If the beneficiary chooses this option, they are not permitted to transfer any account value to a 6-year Segment but instead can only transfer account value to a variable investment option, unless they are at least 91 years old and younger than 97 years old and the next Segment Start Date is more than one year from the end of the calendar year which contains the fifth anniversary of your death, in which case the 1-year Standard Segments would be available.


Under the beneficiary continuation option for NQ contracts:

..   This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

..   The beneficiary automatically replaces the existing annuitant.

..   The contract continues with your name on it for the benefit of your beneficiary.


..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

..   Transfer restrictions on amounts in Segments prior to the election of the beneficiary continuation option remain in place. Any amounts in

                           PAYMENT OF DEATH BENEFIT

   Segments may not be transferred out of the Segments until their Segment Maturity Dates. The Segment Maturity Value may be reinvested in certain investment options.


..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the variable investment options but no additional contributions will be permitted.

..   If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

..   Any partial withdrawals must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If the amount payable under the contract is a death benefit:

..   No withdrawal charges will apply to withdrawals of the death benefit by the beneficiary.

If the amount payable under the contract is the cash value:

..   The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free withdrawal amount will continue to apply to withdrawals but does not apply to surrenders.

..   We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free withdrawal amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

                              -------------------

A beneficiary should speak to his or her tax professional about which continuation option is appropriate for him or her. Factors to consider include, but are not limited to, the beneficiary's age, need for immediate income and a desire to continue the contract.

                           PAYMENT OF DEATH BENEFIT

9. Tax information

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OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Structured Capital Strategies(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA Roth IRA or QP, and the characteristics of the owner. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and IRS interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. In addition to legislation enacted in December 2017, Congress may also consider further proposals to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 (ERISA). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or an individual retirement custodial or trusteed account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code. How these arrangements work, including special rules applicable to each, are noted in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options you elect.

TRANSFERS AMONG INVESTMENT OPTIONS

If permitted under the terms of the contract, you can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

..   if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

..   if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

..   if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

..   if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a typical grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See "Partial annuitization" below.

Annuitization under a Structured Capital Strategies(R) contract occurs when your entire interest under the contract is or has been applied to one or more payout options intended to amortize amounts over your life or over a period certain generally limited by the period of your life expectancy. (We do not currently offer a period certain option without life contingencies.) Annuity payouts can also be determined on a joint life basis. After annuitization, no further contributions to the contract may be made, the annuity payout amount must be paid at least annually, and annuity payments cannot be stopped except by death or surrender (if permitted under the terms of the contract).

                                TAX INFORMATION

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this Structured Capital Strategies(R) contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to an annuity payout option we may offer at the time under the contract. If no affirmative choice is made, we will apply any remaining account value or interest in the contract to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this Structured Capital Strategies(R) contract constitutes an annuity contract under current federal tax rules.

PARTIAL ANNUITIZATION

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date. We do not currently offer a period certain option without life contingencies.

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

Collateral assignments are taxable to the extent of any earnings in the contract at the time any portion of the contract's value is assigned as collateral. Therefore, if you assign your contract as collateral for a loan with a third party after the contract is issued, you may have taxable income even though you receive no payments under the contract. AXA Equitable will report any income attributable to a collateral assignment on Form 1099-R. Also, if AXA Equitable makes payments or distributions to the assignee pursuant to directions under the collateral assignment agreement, any gains in such payments may be taxable to you and reportable on Form 1099-R even though you do not receive them.

1035 EXCHANGES

You may purchase a nonqualified deferred annuity through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

..   the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

..   the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

If you are purchasing your contract through a Section 1035 exchange, you should be aware that AXA Equitable cannot guarantee that the exchange from the source contract to the contract you are applying for will be treated as a Section 1035 exchange; the insurance company issuing the source contract controls the tax information reporting of the transaction as a Section 1035 exchange. Because information reports are not provided and filed until the calendar year after the exchange transaction, the insurance company issuing the source contract shows its agreement that the transaction is a 1035 exchange by providing to us the cost basis of the exchanged source contract when it transfers the money to us on your behalf.

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Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See "Payment of death benefit".

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

ADDITIONAL TAX ON NET INVESTMENT INCOME

Taxpayers who have modified adjusted gross income ("MAGI") over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the "Net Investment Income Tax" or "NIIT"). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxed on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Also we do not believe that these rules apply to the assets of Separate Account No. 68, because contract owners have no interest in the performance of those assets.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No 49.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   traditional IRAs, typically funded on a pre-tax basis; and

..   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement

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arrangements, you can read Internal Revenue Service Publications 590-A ("Contributions to Individual Retirement Arrangements (IRAs)") and 590-B ("Distributions from Individual Retirement Arrangements (IRAs)"). These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. We offer the Structured Capital Strategies(R) contract in both traditional IRA and Roth IRA versions.

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers
Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contracts. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have not applied for opinion letters approving the respective forms of the traditional IRA and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

You can cancel either version of the Structured Capital Strategies(R) IRA contract (traditional IRA or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA, or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES ("TRADITIONAL IRAS")

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

..   "regular" contributions out of earned income or compensation; or

..   tax-free "rollover" contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

Because the minimum initial contribution AXA Equitable requires to purchase this contract is larger than the maximum regular contribution you can make to an IRA for a taxable year, this contract must be purchased through a rollover or direct transfer contribution.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,500 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2018, after adjustment for cost-of-living changes. When your earnings are below $5,500, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the taxable year in which you reach age 70 1/2 or any taxable year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch up contributions" of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $5,500, married individuals filing jointly can contribute up to $11,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,500 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $5,500 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70 1/2 at any time during the taxable year for which the contribution is being made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590-A, ("CONTRIBUTIONS TO INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)") which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.

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NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $5,000 per person limit for the applicable taxable year ($5,500 for 2018 after adjustment). The dollar limit is $1,000 higher for people eligible to make age 50-70 1/2 "catch-up" contributions ($6,500 for 2018). You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year. Make sure you designate the year for which you are making the contribution.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

..   qualified plans;

..   governmental employer 457(b) plans;

..   403(b) plans; and

..   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

..   Do it yourself:

   You receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

..   Direct rollover:

   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

..   "required minimum distributions" after age 70 1/2 or retirement from service with the employer; or

..   substantially equal periodic payments made at least annually for your life
    (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

..   substantially equal periodic payments made for a specified period of 10 years or more; or

..   hardship withdrawals; or

..   corrective distributions that fit specified technical tax rules; or

..   loans that are treated as distributions; or

..   certain death benefit payments to a beneficiary who is not your surviving spouse; or

..   qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

Rollovers from an eligible retirement plan to a traditional IRA are not subject to the "one-per-year limit" noted later in this section.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of payments" later in this Prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this

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the "one-per-year limit." It is the IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

..   regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

..   regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

..   rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See Publications 590-A and 590-B for further details.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of certain excess contributions, as described in IRS Publications 590-A and 590-B; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and direct transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457 plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457 plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

IRA DISTRIBUTIONS DIRECTLY TRANSFERRED TO CHARITY. Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1/2 or older. We no longer permit you to direct AXA Equitable to make a distribution directly to a charitable organization you request, in accordance with an interpretation of recent non-tax regulatory changes.

REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS

Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits. This could increase

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the amount required to be distributed from the contracts if you take annual withdrawals instead of annuitizing. Currently we believe that these provisions would not apply to Structured Capital Strategies(R) contracts because of the type of benefits provided under the contracts. However, if you take annual withdrawals instead of annuitizing, please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

If you choose an account-based method, the RMD amount for your Structured Capital Strategies(R) traditional IRA contract is calculated with respect to your entire interest in the contract, including your allocations to one or more variable investment options and one or more of the Segments in the Structured Investment Option.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, if you are taking account-based withdrawals from all of your traditional IRAs, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

If you are at an age where you are required to take lifetime required minimum distributions from traditional IRAs you should consider the effect of allocations to the Structured Investment Option under a Structured Capital Strategies(R) traditional IRA contract. You should consider whether you have a sufficient amount allocated to the Variable Investment Options under this contract and/or sufficient liquidity under other traditional IRAs that you maintain in order to satisfy your RMD for this contract without affecting amounts allocated to the Structured Investment Option under this contract.

Particularly if you hold any portion of your Structured Capital Strategies(R) IRA account value in Segments, you should make sure to have money invested in the variable investment options and/or other traditional IRAs in order to have enough liquidity in the contract or elsewhere to satisfy your RMD withdrawals without dipping into a Segment.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or

                                TAX INFORMATION
after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SPOUSAL CONTINUATION

If the contract is continued under Spousal continuation, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions:

..   made on or after your death; or

..   made because you are disabled (special federal income tax definition); or

..   used to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

..   used to pay certain first-time home buyer expenses (special federal income tax definition -- there is a $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

..   used to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and document eligibility for the exception to the IRS.

ROTH INDIVIDUAL RETIREMENT ANNUITIES ("ROTH IRAS")

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Structured Capital Strategies(R) Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A(b) and 408(b) of the Internal Revenue Code.

                                TAX INFORMATION

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

..   regular after-tax contributions out of earnings; or

..   taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion" rollover contributions); or

..   tax-free rollover contributions from other Roth individual retirement arrangements (or designated Roth accounts under defined contribution plans); or

..   tax-free direct custodian-to-custodian transfers from other Roth IRAs
    ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Because the minimum initial contribution AXA Equitable requires to purchase this contract is larger than the maximum regular contribution you can make to an IRA for a taxable year, this contract must be purchased through a rollover or direct transfer contribution.

REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,500 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2018, after adjustment for cost-of-living changes. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,500, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach
70 1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590-A, ("CONTRIBUTIONS TO INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)") for the rules applicable to the current year.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

..   another Roth IRA;

..   a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

..   a "designated Roth contribution account" under a 401(k) plan, 403(b) plan or governmental employer Section 457(b) plan (direct or 60-day); or

..   from non-Roth accounts under another eligible retirement plan as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. We call this the "one-per-year limit." It is the Roth IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

                                TAX INFORMATION

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

Conversion rollover contributions to Roth IRAs are not subject to the "one-per-year limit" noted earlier in this section.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

The IRS and Treasury have issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

Conversion rollover contributions to Roth IRAs cannot be recharacterized.

To recharacterize a contribution you must use our forms.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

..   rollovers from a Roth IRA to another Roth IRA;

..   direct transfers from a Roth IRA to another Roth IRA;

..   qualified distributions from a Roth IRA; and

..   return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

..   you are age 59 1/2 or older; or

..   you die; or

..   you become disabled (special federal income tax definition); or

..   your distribution is a "qualified first-time homebuyer distribution"
    (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)Regular contributions.

                                TAX INFORMATION

(2)Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a)Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b)Nontaxable portion.

(3)Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1)All distributions made during the year from all Roth IRAs you maintain -- within any custodian or issuer -- are added together.

(2)All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS

Lifetime minimum distribution requirements do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Generally the same as traditional IRA, except that regular contributions made after age 70 1/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

TAX WITHHOLDING AND INFORMATION REPORTING

STATUS FOR INCOME TAX PURPOSES; FATCA. In order for us to comply with income tax withholding and information reporting rules which may apply to annuity contracts and tax-qualified or tax-favored plan participation, we request documentation of "status" for tax purposes. "Status" for tax purposes generally means whether a person is a "U S. person" or a foreign person with respect to the United States; whether a person is an individual or an entity, and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If we do not have appropriate certification or documentation of a person's status for tax purposes on file, it could affect the rate at which we are required to withhold income tax, and penalties could apply. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act ("FATCA"), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, we may be required to report contract values and other information for certain contractholders. For this reason we and our affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.

TAX WITHHOLDING. We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

..   we might have to withhold and/or report on amounts we pay under a free look or cancellation.

..   we are required to withhold on the gross amount of a distribution from a
    Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.

                                TAX INFORMATION

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U. S. entity recipients which are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

                                TAX INFORMATION

10. More information

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ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account
No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account No. 49 invests in shares issued by the corresponding Portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1)to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5)to deregister Separate Account No. 49 under the Investment Company Act of
   1940;

(6)to restrict or eliminate any voting rights as to Separate Account No. 49;

(7)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies;

(8)to limit or terminate contributions or transfers into any variable investment option; and

(9)to limit the number of variable investment options you may select.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.

ABOUT SEPARATE ACCOUNT NO. 68

We hold assets in a "non-unitized" separate account we have established under the New York Insurance Law to support our obligations under the Structured Investment Option. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We are obligated to pay all money we owe under the contract. If the obligation exceeds the assets of Separate Account No. 68, funds will be transferred to Separate Account No. 68 from the general account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the Structured Investment Option, regardless of whether assets supporting the Structured Investment Option are held in a separate account or our general account. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. For more information, see "About the general account" below.

Our current plans are to invest separate account assets in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues. We may also invest in interest rate swaps. Although the above generally describes our plans for investing the assets supporting our obligations under the Structured Investment Option, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

ABOUT THE TRUST

The Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. The Trust issues different shares relating to each of its portfolios.

The Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on the Trust's shares are reinvested in full. The Board of Trustees of the Trust serves for the benefit of the Trust's shareholders. The Board of Trustees may take many actions regarding the Portfolios (for example, the Board of

                               MORE INFORMATION

Trustees can establish additional Portfolios or eliminate existing Portfolios; change Portfolio investment objectives; and change Portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for each Trust, and other information about the Portfolios, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectuses for the Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or the Structured Investment Option with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and the Structured Investment Option. The general obligations and the Structured Investment Option under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests in the Structured Investment Option under the contracts in the general account are issued by AXA Equitable and are registered under the Securities Act of 1933. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC TRANSACTIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt Form. We may also require additional information. Until we receive the Acknowledgement of Receipt Form, (i.e. withdrawals and surrenders) financial transactions will not be permitted unless you request them in writing, sign the request and have it signature guaranteed. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, subsequent contributions may be transmitted by wire.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the NYSE is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). If the Securities and Exchange Commission determines the existence of emergency conditions on any day, and consequently, the NYSE does not open, then that day is not a business day. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

   -- on a non-business day;

   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

                               MORE INFORMATION

..   If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

..   When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

..   If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions and/or transfers, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.

CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS

..   Contributions allocated to the variable investment options (including the
    Segment Type Holding Accounts and dollar cap averaging account) are invested at the unit value next determined after the receipt of the contribution.

..   Transfers to or from the variable investment options (including the Segment
    Type Holding Accounts and dollar cap averaging account) will be made at the unit value next determined after the receipt of the transfer request.

..   Requests for withdrawals or surrenders from the variable investment options
    (including the Segment Type Holding Accounts and dollar cap averaging account) will be made at the unit value next determined on the business day that we receive the information that we require.

ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

..   the election of trustees;

..   the formal approval of independent auditors selected for each Trust; or

..   any other matters described in the Prospectus for the Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.

The Trust sells its shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. EQ Advisors Trust also sells its shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of the Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is part of the registration statement filed on Form N-4. The

                               MORE INFORMATION
financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin, subject to our acceptance. We will continue to treat you as the owner until we receive written notification of any change at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

We may refuse to process a change of ownership of an NQ contract without appropriate documentation of status on IRS Form W-9 (or, if IRS Form W-9 cannot be provided because the entity is not a U.S. entity, on the appropriate type of Form W-8).

Following a change of ownership, the existing beneficiary designations will remain in effect until the new owner provides new designations.

You cannot assign or transfer ownership of a traditional IRA or Roth IRA contract except by surrender to us. This rule also generally applies to QP contracts.

In certain circumstances, you may collaterally assign all or a portion of the value of your NQ contract as collateral or security for a loan with a third party lender. The terms of the assignment are subject to our approval. Loans are also not available under your contract. For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your traditional IRA or Roth IRA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge if one applies.

ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.


AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Equitable Holdings, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts may also be sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with AXA Distributors ("Selling broker-dealers").


AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.5% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.0% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock

                               MORE INFORMATION
options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contract your financial professional for information about the compensation he or she receives and any related incentives, as described immediately below.

AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.


DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals and/or managerial personnel include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA and other federal and state regulatory authorities, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you and, for certain accounts depending on applicable rules, that are in your best interest, based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.


AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributors' Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributors' Selling broker-dealers. Contribution-compensation will generally not exceed 7.0% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.0% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, AXA Distributors increases the marketing allowance as certain sales thresholds are met. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). AXA Distributors also has entered

                               MORE INFORMATION
into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain AXA Equitable contracts exclusively.

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2017) received additional payments. These additional payments ranged from $2,068.25 to $5,709,995.36. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corporation
Allstate Financial Services, LLC
American Portfolios Financial Services
Ameriprise Financial Services
BBVA Securities, Inc.
Cambridge Investment Research
Capital Investment Group
Centaurus Financial, Inc.
CETERA Financial Group
Citigroup Global Markets, Inc.
Citizens Investment Services
Commonwealth Financial Network
CUNA Brokerage Services
CUSO Financial Services, L.P.
Equity Services, Inc.
Farmer's Financial Solution
FTB Advisors, Inc.
Geneos Wealth Management
Gradient Securities, LLC
H.D. Vest Investment Securities, Inc.
Independent Financial Group, LLC
Infinex Investments Inc.
Investment Professionals, Inc.
Janney Montgomery Scott LLC
Kestra Investments, LLC
Key Investment Services LLC
Ladenburg Thalmann Advisor Network, LLC
Lincoln Financial Advisors Corp.
Lincoln Financial Securities Corp.
Lincoln Investment Planning
LPL Network
Lucia Securities, LLC
MML Investors Services, LLC
Morgan Stanley Smith Barney
Mutual of Omaha Investment Services, Inc.
National Planning Holding Corp.
PlanMember
PNC Investments
Primerica Financial Services, Inc.
Questar Capital Corporation
Raymond James
RBC Capital Markets Corporation
Robert W Baird & Company
Santander Securities Corporation
SIGMA Financial Corporation
Signator Investors, Inc.
The Advisor Group (AIG)
U.S. Bank Center
UBS Financial Services, Inc.
Valmark Securities, Inc.
Voya Financial
Wells Fargo

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11. Incorporation of certain documents by reference

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AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2017 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the Structured Investment Option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The consolidated financial statements of AXA Equitable Life Insurance Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to AXA Equitable as permitted by the applicable SEC independence rules, and as disclosed in AXA Equitable's Form 10-K. PricewaterhouseCoopers LLP's address is 300 Madison Avenue, New York, New York 10017.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: Condensed financial information

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The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.15%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2017.

-------------------------------------------------------------------------
                                         FOR THE YEAR ENDING DECEMBER 31,
                                         --------------------------------
                                                       2017
-------------------------------------------------------------------------
AXA BALANCED STRATEGY
-------------------------------------------------------------------------
   Unit value                                         $10.49
-------------------------------------------------------------------------
   Number of units outstanding (000's)                    38
-------------------------------------------------------------------------
EQ/MONEY MARKET
-------------------------------------------------------------------------
   Unit value                                         $10.25
-------------------------------------------------------------------------
   Number of units outstanding (000's)                    --
-------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.35%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2017.


-------------------------------------------------------------------------
                                         FOR THE YEAR ENDING DECEMBER 31,
                                         --------------------------------
                                                       2017
-------------------------------------------------------------------------
AXA BALANCED STRATEGY
-------------------------------------------------------------------------
   Unit value                                         $10.14
-------------------------------------------------------------------------
   Number of units outstanding (000's)                    --
-------------------------------------------------------------------------
EQ/MONEY MARKET
-------------------------------------------------------------------------
   Unit value                                         $27.18
-------------------------------------------------------------------------
   Number of units outstanding (000's)                    --
-------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

Appendix II: State contract availability and/or variations of certain features and benefits

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The following information is a summary of the states where the Structured Capital Strategies(R) contract or certain features and/or benefits are either not available as of the date of this Prospectus or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and cannot be added. Please contact your financial professional for more information about availability in your state.

STATES WHERE CERTAIN STRUCTURED CAPITAL STRATEGIES(R) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

----------------------------------------------------------------------------
 STATE      FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
----------------------------------------------------------------------------
ARIZONA     See "Your right to cancel within  If you reside in the state of
            a certain number of days" in      Arizona and you purchased
            "Contract features and benefits"  your contract as a
                                              replacement for a different
                                              variable annuity contract or
                                              you are age 65 or older at
                                              the time the contract is
                                              issued, you may return your
                                              variable annuity contract
                                              within 30 days from the date
                                              you receive it and receive a
                                              refund of account value. This
                                              is also referred to as the
                                              "free look" period.
----------------------------------------------------------------------------
CALIFORNIA  See "We require that the          You are not required to use
            following types of                our forms when making a
            communications be on specific     transaction request. If a
            forms we provide for that         written request contains all
            purpose" in "How to reach us"     the information required to
                                              process the request, we will
                                              honor it.

            See "Contract features and        If you reside in California
            benefits" -- "Your right to       and you are age 60 or older
            cancel within a certain number    at the time the contract is
            of days"                          issued, you may return your
                                              variable annuity contract
                                              within 30 days from the date
                                              that you receive it and
                                              receive a refund as described
                                              below.

                                              If you allocate your entire
                                              initial contribution to the
                                              EQ/Money Market option, the
                                              amount of your refund will be
                                              equal to your contribution,
                                              unless you make a transfer,
                                              in which case the amount of
                                              your refund will be equal to
                                              your account value on the
                                              date we receive your request
                                              to cancel at our processing
                                              office. This amount could be
                                              less than your initial
                                              contribution. If you allocate
                                              any portion of your initial
                                              contribution to the variable
                                              investment options (other
                                              than the EQ/Money Market
                                              option), your refund will be
                                              equal to your account value
                                              on the date we receive your
                                              request to cancel at our
                                              processing office.

                                              "RETURN OF CONTRIBUTION" FREE
                                              LOOK TREATMENT AVAILABLE
                                              THROUGH CERTAIN SELLING
                                              BROKER-DEALERS

                                              Certain selling
                                              broker-dealers offer an
                                              allocation method designed to
                                              preserve your right to a
                                              return of your contributions
                                              during the free look period.
                                              At the time of application,
                                              you will instruct your
                                              financial professional as to
                                              how your initial contribution
                                              and any subsequent
                                              contributions should be
                                              treated for the purpose of
                                              maintaining your free look
                                              right under the contract.
                                              Please consult your financial
                                              professional to learn more
                                              about the availability of
                                              "return of contribution" free
                                              look treatment.

                                              If you choose "return of
                                              contribution" free look
                                              treatment of your contract,
                                              we will allocate your entire
                                              contribution and any
                                              subsequent contributions made
                                              during the 30 day period
                                              following the Contract Date,
                                              to the EQ/Money Market
                                              investment option. In the
                                              event you choose to exercise
                                              your free look right under
                                              the contract, you will
                                              receive a refund equal to
                                              your contributions.
----------------------------------------------------------------------------

     APPENDIX II: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN
                             FEATURES AND BENEFITS

-----------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
-----------------------------------------------------------------------------
CALIFORNIA                                     If you choose the "return of
(CONTINUED)                                    contribution" free look
                                               treatment and your contract
                                               is still in effect on the
                                               30th day (or next business
                                               day) following the Contract
                                               Date, we will automatically
                                               reallocate your account value
                                               to the investment options
                                               chosen on your application.

                                               Any transfers made prior to
                                               the expiration of the 30 day
                                               free look will terminate your
                                               right to "return of
                                               contribution" treatment in
                                               the event you choose to
                                               exercise your free look right
                                               under the contract. Any
                                               transfer made prior to the
                                               30th day following the
                                               Contract Date will cancel the
                                               automatic reallocation on the
                                               30th day (or next business
                                               day) following the Contract
                                               Date described above. If you
                                               do not want AXA Equitable to
                                               perform this scheduled
                                               one-time reallocation, you
                                               must call one of our customer
                                               service representatives at 1
                                               (877) 899-3743 before the
                                               30th day following the
                                               Contract Date to cancel.

                                               If you purchased your
                                               contract from a financial
                                               professional whose firm
                                               submits applications to AXA
                                               Equitable electronically, the
                                               Dollar Cap Averaging Program
                                               may not be available at the
                                               time your contract is issued.
                                               If this is the case and you
                                               wish to participate in the
                                               program after your contract
                                               has been issued, you must
                                               make your election on the
                                               applicable paper form and
                                               submit it to us separately.
                                               Depending on when we receive
                                               your form, you may miss the
                                               first available date on which
                                               your account value would
                                               otherwise be transferred to
                                               your designated Segment Type
                                               Holding Accounts.

             See "Dollar Cap Averaging         If you elect to invest in the
             Program" and "Your right to       Dollar Cap Averaging Program,
             cancel within a certain number    you will not be eligible for
             of days" in "Contract features    the "return of contribution"
             and benefits"                     free look treatment. By
                                               electing the Dollar Cap
                                               Averaging Program, you would
                                               only be eligible to receive a
                                               return of account value if
                                               you free look your contract.

             See "Charges and expenses" --     Items (i)-(iii) under this
             "Disability, terminal illness,    section are deleted in their
             or confinement to a nursing home" entirety and replaced with:

                                               (i)We receive proof
                                                  satisfactory to us
                                                  (including certification
                                                  by a U.S. licensed
                                                  physician) that the Owner
                                                  has a chronic illness as
                                                  defined pursuant to either
                                                  (a) or (b) below;

                                                  (a)unable to perform two
                                                     activities of daily
                                                     living (bathing,
                                                     continence, dressing,
                                                     eating, toileting and
                                                     transferring), meaning
                                                     the Owner needs human
                                                     assistance, or needs
                                                     continual substantial
                                                     supervision; or

                                                  (b)impairment of cognitive
                                                     ability, meaning a
                                                     deterioration or loss
                                                     of intellectual
                                                     capacity due to mental
                                                     illness or disease,
                                                     including Alzheimer's
                                                     disease or related
                                                     illnesses, that
                                                     requires con- tinual
                                                     supervision to protect
                                                     oneself or others.

                                               (ii)We receive proof
                                                   satisfactory to us
                                                   (including certification
                                                   by a U.S. licensed
                                                   physician) that the
                                                   Owner's life expectancy
                                                   is twelve months or less.
-----------------------------------------------------------------------------

     APPENDIX II: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN
                             FEATURES AND BENEFITS

-----------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
-----------------------------------------------------------------------------
CALIFORNIA                                     (iii)The Owner is receiving,
(CONTINUED)                                         as prescribed by a
                                                    physician, registered
                                                    nurse, or licensed
                                                    social worker, home care
                                                    or community-based
                                                    services (including
                                                    adult day care, personal
                                                    care, homemaker
                                                    services, hospice
                                                    services or respite
                                                    care) or, is confined in
                                                    a skilled nursing
                                                    facility, convalescent
                                                    nursing home, or
                                                    extended care facility,
                                                    which shall not be
                                                    defined more
                                                    restrictively than as in
                                                    the Medicare program, or
                                                    is confined in a
                                                    residential care
                                                    facility or residential
                                                    care facility for the
                                                    elderly, as defined in
                                                    the Health and Safety
                                                    Code. Out-of-state
                                                    providers of services
                                                    shall be defined as
                                                    comparable in licensure
                                                    and staffing
                                                    requirements to
                                                    California providers.

             See "More information" --         You can transfer ownership of
             "Transfers of ownership,          an NQ contract at any time
             collateral assignments, loans,    before annuity payments
             and borrowing"                    begin. You may assign your
                                               contract, unless otherwise
                                               restricted for tax
                                               qualification purposes.
-----------------------------------------------------------------------------
CONNECTICUT  See "Charges for each additional  The charge for transfers does
             transfer in excess of 12          not apply.
             transfers per contract year" in
             "Fee table" and "Transfer
             charge" in "Charges and expenses"

             See "Special services charges"    The maximum charge for check
             in "Fee table" and under          preparation is $9 per
             "Charges and expenses"            occurrence.

                                               The charge for third-party
                                               transfers or exchanges does
                                               not apply.

             See "Charges and expenses --      Waiver (i) is not available.
             Disability, terminal illness, or
             confinement to a nursing home"
-----------------------------------------------------------------------------
FLORIDA      See "How you can purchase and     In the third paragraph of
             contribute to your contract" in   this section, item (i) now
             "Contract features and benefits"  reads: "(i) contributions under a Structured Capital
                                               Strategies(R) contract would
                                               then total more than
                                               $1,500,000;" and item (ii)
                                               regarding the $2,500,000
                                               limitation on contributions
                                               is deleted. The remainder of
                                               this section is unchanged.

             See "Your right to cancel within  If you reside in the state of
             a certain number of days" in      Florida, you may cancel your
             "Contract features and benefits"  variable annuity contract and return it to us within 21
                                               days from the date that you
                                               receive it. You will receive
                                               an unconditional refund equal
                                               to the greater of the cash
                                               surrender value provided in
                                               the annuity contract, plus
                                               any fees or charges deducted
                                               from the contributions or
                                               imposed under the contract,
                                               or a refund of all
                                               contributions paid.

             See "Selecting an annuity payout  The following sentence
             option" under "Your annuity       replaces the first sentence
             payout options" in "Accessing     of the second paragraph in
             your money"                       this section:

                                               You can choose the date
                                               annuity payments are to
                                               begin, but it may not be
                                               earlier than twelve months
                                               from the contract date.

             See "Special service charges"     We will not impose a charge
             under "Charges and expenses"      for third-party transfers or
                                               exchanges.

             See "Withdrawal charge" in        If you are age 65 or older at
             "Charges and expenses"            the time your contract is
                                               issued, the applicable
                                               withdrawal charge will not
                                               exceed 10% of the amount
                                               withdrawn.
-----------------------------------------------------------------------------
HAWAII       See "Your right to cancel within  If you live in Hawaii, you
             a certain number of days" in      will receive a refund of your
             "Contract features and benefits"  contributions.
-----------------------------------------------------------------------------
IDAHO        See "Your right to cancel within  If you reside in the state of
             a certain number of days" under   Idaho, you may return your
             "Contract features and benefits"  contract within 20 days from the date that you receive it
                                               and receive a refund of your
                                               initial contribution.
-----------------------------------------------------------------------------
ILLINOIS     See "Selecting an annuity payout  You can choose the date
             option" under "Your annuity       annuity payments are to
             payout options" in "Accessing     begin, but it may not be
             your money"                       earlier than twelve months
                                               from the contract date.
-----------------------------------------------------------------------------

     APPENDIX II: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN
                             FEATURES AND BENEFITS

-------------------------------------------------------------------------------
 STATE         FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
-------------------------------------------------------------------------------
MARYLAND       Contract exchanges                Withdrawal charges will not
                                                 apply if an eligible AXA
                                                 Equitable contract is
                                                 exchanged for a Structured
                                                 Capital Strategies(R)
                                                 contract.
-------------------------------------------------------------------------------
MASSACHUSETTS  See "Disability, terminal         This section is deleted in
               illness or confinement to         its entirety.
               nursing home" under "Withdrawal
               charge" in "Charges and expenses"
-------------------------------------------------------------------------------
NEW HAMPSHIRE  See "Disability, terminal         Waiver (iii) regarding the
               illness, or confinement to a      definition of a nursing home
               nursing home" under "Withdrawal   is deleted, and replaced with
               charge" in "Charges and expenses" the following:
                                                 You are confined to a nursing
                                                 home for more than 90 days
                                                 (or such other period, as
                                                 required in your state) as
                                                 verified by a licensed
                                                 physician. A nursing home for
                                                 this purpose means one that
                                                 is (a) approved by Medicare
                                                 as a provider of skilled
                                                 nursing care services, or
                                                 qualified to receive approval
                                                 of Medicare benefits, or (b)
                                                 operated pursuant to law as a
                                                 skilled nursing home by the
                                                 state or territory in which
                                                 it is located (it must be
                                                 within the United States,
                                                 Puerto Rico, U.S. Virgin
                                                 Islands, or Guam) and meets
                                                 all of the following:

                                                 .   its main function is to
                                                     provide skilled,
                                                     intermediate, or
                                                     custodial nursing care;
                                                 .   it provides continuous
                                                     room and board;
                                                 .   it is supervised by a
                                                     registered nurse or
                                                     licensed practical nurse;

                                                 .   it keeps daily medical
                                                     records of each patient;
                                                 .   it controls and records
                                                     all medications
                                                     dispenses; and
                                                 .   its primary service is
                                                     other than to provide
                                                     housing for residents.
-------------------------------------------------------------------------------
NEW JERSEY     See "Owner and annuitant          Joint owners or joint
               requirements" in "Contract        annuitants are not required
               features and benefits"            to be spouses.

               See "Withdrawals treated as       We will not terminate a
               surrenders" under "Accessing      contract if there have been
               your money"                       no contributions made during
                                                 the last three completed
                                                 contract years and the
                                                 account value is less than
                                                 $500.
-------------------------------------------------------------------------------
NORTH DAKOTA   See "Your right to cancel within  To exercise your cancellation
               a certain number of days" in      right, you must return the
               "Contract features and benefits"  certificate directly to our processing office within 20
                                                 days after you receive it.
-------------------------------------------------------------------------------
PENNSYLVANIA   Contributions                     Your contract refers to
                                                 contributions as premiums.
               Terminal illness                  Your contract refers to
                                                 "terminal illness" as
                                                 "6-month life expectancy".

               Required disclosure for           Any person who knowingly and
               Pennsylvania customers            with intent to defraud any
                                                 insurance company or other
                                                 person files an application
                                                 for insurance or statement of
                                                 claim containing any
                                                 materially false information
                                                 or conceals for the purpose
                                                 of misleading, information
                                                 concerning any fact material
                                                 thereto commits a fraudulent
                                                 insurance act, which is a
                                                 crime and subjects such
                                                 person to criminal and civil
                                                 penalties.
-------------------------------------------------------------------------------

     APPENDIX II: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN
                             FEATURES AND BENEFITS

------------------------------------------------------------------------------
 STATE        FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
------------------------------------------------------------------------------
RHODE ISLAND  See "Your right to cancel within  If you reside in the state of
              a certain number of days" under   Rhode Island, you may return
              "Contract features and benefits"  your contract within 20 days from the date that you
                                                receive it and receive a
                                                refund of your initial
                                                contribution.
------------------------------------------------------------------------------
SOUTH DAKOTA  See "Your right to cancel within  If you reside in the state of
              a certain number of days" under   South Dakota, you may return
              "Contract features and benefits"  your contract within 30 days from the date that you
                                                receive it and receive a
                                                refund of your initial
                                                contribution.
------------------------------------------------------------------------------
TEXAS         See "How you can purchase and     In the third paragraph of
              contribute to your contract" in   this section, item (i) now
              "Contract features and benefits"  reads: "(i) contributions under a Structured Capital
                                                Strategies(R) contract would
                                                then total more than
                                                $1,500,000." The $2,500,000
                                                limitation on the sum of all
                                                contributions under all AXA
                                                Equitable annuity
                                                accumulation contracts with
                                                the same owner or annuitant
                                                does not apply.
              See "Your right to cancel within  If you reside in the state of
              a certain number of days" under   Texas, you may return your
              "Contract features and benefits"  contract within 20 days from the date that you receive it
                                                and receive a refund of your
                                                initial contribution.
              See "Disability, terminal         There is no 12 month waiting
              illness or confinement to         period following a
              nursing home" in "Charges and     contribution for the Six
              expenses"                         Month Life Expectancy Waiver.
                                                The withdrawal charge can be
                                                waived even if the condition
                                                begins within 12 months of
                                                the remittance of the
                                                contribution.
                                                The first sentence in Waiver
                                                (iii) regarding the
                                                definition of a nursing home
                                                is deleted and replaced with
                                                the following: You are
                                                confined to a nursing home as
                                                verified by a licensed
                                                physician.
------------------------------------------------------------------------------
UTAH          See "Your right to cancel within  If you reside in the state of
              a certain number of days" under   Utah, and you purchased your
              "Contract features and benefits"  contract as a replacement, you may return your contract
                                                within 30 days from the date
                                                that you receive it.

              See "Transfers of ownership,      Unless restricted for tax
              collateral assignments, loans or  purposes, your contract may borrowing" in "More information"  be assigned.
------------------------------------------------------------------------------
VIRGINIA      See "Charges and expenses" --     The first sentence of the
              Disability, terminal illness, or  last paragraph of this
              confinement to a nursing home"    section will now read as
                                                follows: We reserve the right
                                                to impose a withdrawal
                                                charge, in accordance with
                                                your contract and applicable
                                                state law, if the conditions
                                                described in (i), (ii) or
                                                (iii) above existed at the
                                                time the contract was issued
                                                or if the condition began
                                                within 12 months of the
                                                contract issue date.
------------------------------------------------------------------------------
WASHINGTON    See "10% free withdrawal amount"  The 10% free withdrawal
              under "Withdrawal charge" in      amount applies to full
              "Charges and expenses"            surrenders.

              See "When to expect payments" in  For any payment upon
              "Accessing your money"            surrender we defer more than
                                                30 days, we will pay interest
                                                from the date we receive your
                                                surrender request to the date
                                                of payment.

              See "Disability, terminal         The owner (or older joint
              illness, or confinement to        owner, if applicable) has
              nursing home" in "Charges and     qualified to receive Social
              expenses"                         Security disability benefits
                                                as certified by the Social
                                                Security Administration or a
                                                statement from an independent
                                                U.S. licensed physician
                                                stating that the owner (or
                                                older joint owner, if
                                                applicable) meets the
                                                definition of total
                                                disability for at least 6
                                                continuous months prior to
                                                the notice of claim. Such
                                                disability must be
                                                re-certified every 12 months.
------------------------------------------------------------------------------

     APPENDIX II: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN
                             FEATURES AND BENEFITS

Appendix III: Segment Interim Value

--------------------------------------------------------------------------------

We calculate the Segment Interim Value for each Segment on each Segment Business Day that falls between the Segment Start Date and Segment Maturity Date. The calculation is a formula designed to measure the fair value of your Segment Investment on the particular interim date, and is based on the downside protection provided by the Segment Buffer, the limit on participation in investment gain provided by the Performance Cap Rate, and an adjustment for the effect of a withdrawal prior to the Segment Maturity Date. The formula we use, in part, derives the fair value of hypothetical investments in fixed instruments and derivatives. These values provide us with protection from the risk that we will have to pay out account value related to a Segment prior to the Segment Maturity Date. The hypothetical put option provides us with a market value of the potential loss at Segment Maturity, and the hypothetical call options provide us with a market value of the potential gain at Segment Maturity. This formula provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. We are not required to hold such investments in relation to Segments and may or may not choose to do so. You are not affected by the performance of any of our investments (or lack thereof) relating to Segments. The formula also includes an adjustment relating to the Cap Calculation Factor. This is a positive adjustment of the percentage of the estimated expenses corresponding to the portion of the Segment Duration that has not elapsed. Appendix III sets forth the actual calculation formula, an overview of the purposes and impacts of the calculation, and detailed descriptions of the specific inputs into the calculation. You should note that even if a corresponding Index has experienced positive growth, the calculation of your Segment Interim Value may result in an amount lower than your Segment Investment. We have included examples of calculations of Segment Interim Values under various hypothetical situations at the end of this Appendix.

CALCULATION FORMULA

Your Segment Interim Value is equal to the lesser of (A) or (B).

(A)equals the sum of the following three components:

   (1)Fair Value of hypothetical Fixed Instruments; plus

   (2)Fair Value of hypothetical Derivatives; plus

   (3)Cap Calculation Factor.

(B)equals the Segment Investment (or the most recent Annual Lock Anniversary Starting Amount for an Annual Lock Segment) multiplied by (1 + the Performance Cap Rate limiting factor).

If you elect the optional Return of Premium Death Benefit, a pro rata portion of the Return of Premium Death Benefit charge is also deducted from the lesser of these two values.

OVERVIEW OF THE PURPOSES AND IMPACTS OF THE CALCULATION

FAIR VALUE OF HYPOTHETICAL FIXED INSTRUMENTS. The Segment Interim Value formula includes an element designed to compensate us for the fact that when we have to pay out account value related to a Segment before the Segment Maturity Date, we forgo the opportunity to earn interest on the Segment Investment from the date of withdrawal or surrender until the Segment Maturity Date. We accomplish this estimate by calculating the present value of the Segment Investment using an investment rate widely used in financial markets.

FAIR VALUE OF HYPOTHETICAL DERIVATIVES. For Standard Segments we use hypothetical put and call options that are designated for each Segment to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the value of the downside protection that would be provided at maturity by the Segment Buffer as well as the upper limit that would be placed on gains at maturity due to the Performance Cap Rate. For Annual Lock Segments, we use a hypothetical derivatives contract where the final payout equals the compounded Annual Lock Yearly Rate of Return (i.e., the Index Performance Rate for each successive Annual Lock Period, subject to the Performance Cap Rate and Segment Buffer), to estimate the market value of the Segment at the time the Segment Interim Value is calculated. This hypothetical derivatives contract reflects the value of the downside protection that would be provided at each Annual Lock Anniversary by the Segment Buffer as well as the upper limit that would be placed on gains at each Annual Lock Anniversary due to the Performance Cap Rate. When valuing the hypothetical Derivatives as part of the Segment Interim Value calculation, we use inputs that are consistent with market prices that reflect the estimated cost of exiting the hypothetical Derivatives before Segment Maturity. See the "Fair Value of Hypothetical Derivatives" in "Detailed Descriptions of Specific Inputs to the Calculation" below. Our fair market value methodology, including the market standard model we use to calculate the fair value of the hypothetical Derivatives for each particular Segment, may result in a fair value that is higher or lower than the fair value other methodologies and models would produce. Our fair value may also be higher or lower than the actual market price of the identical derivatives. As a result, the Segment Interim Value you receive may be higher or lower than what other methodologies and models would produce.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Standard Segments is calculated using three different hypothetical options. These hypothetical options are designated for each Segment and are described in more detail later in this Appendix.

                                     III-1

                      APPENDIX III: SEGMENT INTERIM VALUE

AT-THE-MONEY STANDARD SEGMENT CALL OPTION (STRIKE PRICE EQUALS THE INDEX VALUE AT SEGMENT INCEPTION). For Standard Segments, the potential for gain is estimated using the value of this hypothetical option.

OUT-OF-THE-MONEY CALL OPTION (STRIKE PRICE EQUALS THE INDEX INCREASED BY THE PERFORMANCE CAP RATE). The potential for gain in excess of the Performance Cap Rate is estimated using the value of this hypothetical option.

..   For Standard Segments, the net amount of the At-the-Money Standard Segment
    Call Option less the value of the Out-of-the-Money Call Option is an estimate of the market value of the possibility of gain at the end of the Segment as limited by the Performance Cap Rate.

OUT-OF-THE-MONEY PUT OPTION (STRIKE PRICE EQUALS THE INDEX DECREASED BY THE SEGMENT BUFFER). The risk of loss is estimated using the value of this hypothetical option.

..   IT IS IMPORTANT TO NOTE THAT THIS PUT OPTION VALUE WILL ALMOST ALWAYS
    REDUCE THE PRINCIPAL YOU RECEIVE, EVEN WHERE THE INDEX IS HIGHER AT THE TIME OF THE WITHDRAWAL THAN AT THE TIME OF THE ORIGINAL INVESTMENT. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

CAP CALCULATION FACTOR. In setting the Performance Cap Rate, we take into account that we incur expenses in connection with a contract, including insurance and administrative expenses. The Segment Interim Value formula includes item (A)(3) above, the Cap Calculation Factor, which is designed to reflect the fact that we will not incur those expenses for the entire duration of the Segment if you withdraw your investment prior to the Segment Maturity Date. Therefore, the Cap Calculation Factor is always positive and declines during the course of the Segment.

PERFORMANCE CAP RATE LIMITING FACTOR. The formula provides that the Segment Interim Value is never greater than (B) above, which is the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration that has elapsed. This limitation is imposed to discourage owners from withdrawing from a Segment before the Segment Maturity Date where there may have been significant increases in the relevant Index early in the Segment Duration (or Annual Lock Period). Although the Performance Cap Rate limiting factor pro-rates the upside potential on amounts withdrawn early, there is no similar adjustment to pro-rate the downside protection. THIS MEANS, IF YOU SURRENDER OR CANCEL YOUR CONTRACT, DIE OR MAKE A WITHDRAWAL FROM A SEGMENT BEFORE THE SEGMENT MATURITY DATE, THE SEGMENT BUFFER WILL NOT NECESSARILY APPLY TO THE EXTENT IT WOULD ON THE SEGMENT MATURITY DATE (OR EACH ANNUAL LOCK ANNIVERSARY), AND ANY UPSIDE PERFORMANCE WILL BE LIMITED TO A PERCENTAGE LOWER THAN THE PERFORMANCE CAP RATE.

DETAILED DESCRIPTIONS OF SPECIFIC INPUTS TO THE CALCULATION

(A)(1) FAIR VALUE OF HYPOTHETICAL FIXED INSTRUMENTS. The Fair Value of Hypothetical Fixed Instruments in a Segment is currently based on the investment rate associated with the Segment's remaining time to maturity. Investment rates are interest rates associated with investment grade fixed income instruments which can be used to back the Segment. The investment rate will seek to approximate the bond yields which are used in the fixed instrument strategy (e.g., pricing, hedging) for this product. The investment rate will be determined based on an investment grade index selected to approximately correspond to the quality profile of bonds used in the fixed instrument strategy for this product. To apply the investment grade index values to the Fair Value of Hypothetical Fixed Instruments component of Segment Interim Value calculation, the spread over risk-free rates for selected investment grade index maturity points will be added to the risk-free rates used in other components of the Segment Interim Value calculation.

The Fair Value of Hypothetical Fixed Instruments is defined as its present value, as expressed in the following formula:

(Segment Investment)/(1 + rate)/(time to maturity)/

The Company's decision to use investment rates, which are generally higher than swap rates, to calculate the Fair Value of Hypothetical Instruments component of the Segment Interim Value will result in a lower value for that component relative to using swap rates to calculate that component and, all other things being equal, will result in a lower recalculated Segment Investment if a partial withdrawal is taken from a Segment or a lower withdrawal amount if a full withdrawal is taken from a Segment. The time to maturity is expressed as a fraction, in which the numerator is the number of days remaining in the Segment Duration and the denominator is the average number of days in each year of the Segment Duration for that Segment.

(A)(2) FAIR VALUE OF HYPOTHETICAL DERIVATIVES. We utilize a fair market value methodology to determine the Fair Value of Hypothetical Derivatives.

For each Standard Segment, we designate and value three hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Standard Segments, these are: (1) the At-the-Money Standard Segment Call Option, (2) the Out-of-the-Money Call Option and (3) the Out-of-the-Money Put Option. At Segment Maturity, the Put Option is designed to value the loss below the buffer, while the call options are designed to provide gains up to the Performance Cap Rate. These options are described in more detail below. For each Annual Lock Segment, we designate and value a hypothetical derivatives contract which is tied to the compounded performance of the Index underlying the Segment in which you are invested.

In addition to the inputs discussed above, the Fair Value of Hypothetical Derivatives is also affected by the time remaining until the Segment Maturity Date (or each remaining Annual Lock Anniversary). More information about the designated hypothetical options is set forth below:

(1)AT-THE-MONEY STANDARD SEGMENT CALL OPTION: This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the Standard Segment At-the-Money Call Option represents the market value of the potential to receive an amount in excess of the

                                     III-2

                      APPENDIX III: SEGMENT INTERIM VALUE

   Segment Investment on the Segment Maturity Date equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(2)OUT-OF-THE-MONEY CALL OPTION: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date increased by a percentage equal to the Performance Cap Rate. At any time during the Segment Duration, the fair value of the Out-of-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date in excess of the Performance Cap Rate, multiplied by the Segment Investment. The value of this option is used to offset the value of the AT-THE-MONEY STANDARD SEGMENT CALL OPTION (for Standard Segments), thus recognizing in the Interim Segment Value a ceiling on gains at Segment Maturity imposed by the Performance Cap Rate.

(3)OUT-OF-THE-MONEY PUT OPTION: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of this option reduces the Interim Segment Value, as it reflects losses that may be incurred in excess of the Segment Buffer at Segment Maturity.

For Standard Segments, the Fair Value of Derivatives is equal to (1) minus
(2) minus (3), as defined above.

We determine the fair value of each of the three designated hypothetical options for a Standard Segment using a market standard model for valuing a European option on the Index, assuming a continuous dividend yield or net convenience value, with inputs that are consistent with market prices that reflect the estimated cost of exiting the hypothetical Derivatives prior to Segment Maturity (e.g., the estimated ask price). If we did not take into account the estimated exit price, your Segment Interim Value would be greater. In addition, the estimated fair value price used in the Segment Interim Value calculation may vary higher or lower from other estimated prices and from what the actual selling price of identical derivatives would be at any time during each Segment. If our estimated fair value price is lower than the price under other fair market estimates or for actual transactions, then your Segment Interim Value will be less than if we used those other prices when calculating your Segment Interim Value. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment Type to Segment Type and may also change from day to day. Each hypothetical option has a notional value on the Segment Start Date equal to the Segment Investment on that date. The notional value is the price of the underlying Index at the inception of the contract. In the event that a number of options, or a fractional number of options, are being valued, the notional value would be the number of hypothetical options multiplied by the price of the Index at inception. For an Annual Lock Segment we determine the fair value of the hypothetical derivatives contract tied to the compounded performance of the Index underlying the Annual Lock Segment using a market standard model for valuing an extended exotic option that periodically settles and resets in strike price on the Index using the assumptions, inputs and values discussed above but applied to the hypothetical derivatives contract instead of the hypothetical options.

We use the following model inputs:

(1)Implied Volatility of the Index -- This input varies with (i) how much time remains until the Segment Maturity Date of the Segment, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the Index at the time of the calculation (including the potential for resets each Annual Lock Period).

   This relationship is referred to as the "moneyness" of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early distribution are generally not available, because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to correspond precisely to the Segment Maturity Date (or remaining Annual Lock Periods) and moneyness of the designated option that we use for purposes of the calculation.

   Accordingly, we use the following method to estimate the implied volatility of the Index. We use daily quotes of implied volatility from independent third-parties using the model described above and based on the market prices for certain options. Specifically, implied volatility quotes are obtained for options with the closest maturities above and below the actual time remaining in the Segment at the time of the calculation and, for each maturity, for those options having the closest moneyness value above and below the actual moneyness of the designated option, given the level of the Index at the time of the calculation. In calculating the Segment Interim Value, we will derive a volatility input for your Segment's time to maturity (including each remaining Annual Lock Period time to maturity) and strike price by linearly interpolating between the implied volatility quotes that are based on the actual adjacent maturities and moneyness values described above, as follows:

   (a)We first determine the implied volatility of an option that has the same moneyness as the designated option but with the closest available time to maturity shorter than your Segment's remaining time to maturity (including each remaining Annual Lock Period time to maturity). This volatility is derived by linearly interpolating between the implied volatilities of options having the times to the applicable maturity that are above and below the moneyness value of the hypothetical option.

   (b)We then determine the implied volatility of an option that has the same moneyness as the designated option but with the closest available time to maturity longer than your Segment's remaining time to the applicable maturity (including each remaining Annual Lock Period time to maturity). This volatility is derived by linearly interpolating between the implied volatilities of options having the times to maturity that are above and below the moneyness value of the designated option.

                                     III-3

                      APPENDIX III: SEGMENT INTERIM VALUE

   (c)The volatility input for your Segment's time to maturity (including each remaining Annual Lock Period time to maturity) will then be determined by linearly interpolating between the volatilities derived in steps (a) and
      (b).

(2)Swap Rate -- We use key derivative swap rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Swap rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early distribution. We use linear interpolation to derive the exact remaining duration rate needed as the input.

(3)Index Dividend Yield -- On a daily basis, we use the projected annual dividend yield across the entire Index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.

Generally, a put option has an inverse relationship with its underlying Index, while a call option has a direct relationship. In addition to the inputs discussed above, the Fair Value of Derivatives is also affected by the time to the Segment Maturity Date (including each Annual Lock Period remaining to maturity).

(A)(3) CAP CALCULATION FACTOR. In setting the Performance Cap Rate, we take into account that we incur expenses in connection with a contract, including insurance and administrative expenses. If you withdraw your investment prior to the Segment Maturity Date, we will not incur expenses for the entire duration of the Segment. Therefore, we provide a positive adjustment as part of the calculation of Segment Interim Value, which we call the Cap Calculation Factor. The Cap Calculation Factor represents a return of estimated expenses for the portion of the Segment Duration that has not elapsed. For example, if the estimated expenses for a one year Segment are calculated by us to be $10, then at the end of 146 days (with 219 days remaining in the Segment), the Cap Calculation Factor would be $6, because $10 x 219/365 = $6. A Segment is not a variable investment option with an underlying portfolio, and therefore the percentages we use in setting the performance caps do not reflect a daily charge against assets held on your behalf in a separate account.

(B) PRO RATA SHARE OF PERFORMANCE CAP RATE. In setting the Performance Cap Rate, we assume that you are going to hold the Segment for the entire Segment Duration. If you hold a Segment until its Segment Maturity Date, the Segment Return will be calculated subject to the Performance Cap Rate. For Standard Segments, prior to the Segment Maturity Date, your Segment Interim Value will be limited by the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration that has elapsed. For example, if the Performance Cap Rate for a one-year Standard Segment is 10%, then at the end of 146 days, the Pro Rata Share of the Performance Cap Rate would be 4%, because 10% x 146/365 = 4%; as a result, the Segment Interim Value at the end of the 146 days could not exceed 104% of the Segment Investment. Likewise, if the Performance Cap Rate for a 6-year Standard is 40%, then at the end of 1096 days, the Pro Rata Share of the Performance Cap Rate would be 20%, because 40% x 1096/2192 = 20%; as a result, the Segment Interim Value and the end of 1096 days could not exceed 120% of the Segment Investment. For Annual Lock Segments, prior to the Segment Maturity Date, your Segment Interim Value will be limited by the portion of the Performance Cap Rate corresponding to the portion of the current Annual Lock Period that has elapsed. For example, if the Performance Cap Rate for a 6-year Annual Lock Segment is 10%, then at the end of 73 days in the third Annual Lock Period, the Pro Rata Share of the Performance Cap Rate would be 2%, because 10% x 73/365 = 2%; as a result, the Interim Value at the end of the 73 days in the third Annual Lock Period could not exceed 102% of the third Annual Lock Anniversary Starting Amount.

EXAMPLES: SEGMENT INTERIM VALUE -- STANDARD SEGMENTS


--------------------------------------------------------------------------------------------------------------
 ITEM                                                   6-YEAR SEGMENT                 6-YEAR SEGMENT
--------------------------------------------------------------------------------------------------------------
Segment Duration (in months)                                  72                             72
Valuation Date (Months since Segment Start Date)               9                             69
Segment Investment                                          $1,000                         $1,000
Segment Buffer                                               -30%                           -30%
Performance Cap Rate                                          35%                            35%
Time to Maturity (in months)                                  63                              3
--------------------------------------------------------------------------------------------------------------
ASSUMING THE CHANGE IN THE INDEX VALUE IS -40% (FOR EXAMPLE FROM 100.00 TO 60.00)
--------------------------------------------------------------------------------------------------------------
Fair Value of Hypothetical
Fixed Instrument                                            $883.52                        $998.05
Fair Value of Hypothetical
Derivatives                                                -$165.07                       -$106.65
Cap Calculation Factor                                      $105.04                         $4.99
Sum of above                                                $823.50                        $896.39
Segment Investment multiplied
  by prorated Performance Cap
  Rate                                                     $1,043.63                      $1,335.46
Segment Interim Value                                       $823.50                        $896.39
--------------------------------------------------------------------------------------------------------------


                                     III-4

                      APPENDIX III: SEGMENT INTERIM VALUE

-----------------------------------------------------------------------------------
 ITEM                                           6-YEAR SEGMENT    6-YEAR SEGMENT
-----------------------------------------------------------------------------------
ASSUMING THE CHANGE IN THE INDEX VALUE IS -10% (FOR EXAMPLE FROM 100.00 TO 90.00)
-----------------------------------------------------------------------------------
Fair Value of Hypothetical Fixed Instrument        $883.52           $998.05
Fair Value of Hypothetical Derivatives             -$17.57            $9.09
Cap Calculation Factor                             $105.04            $4.99
Sum of above                                       $971.00          $1,012.12
Segment Investment multiplied by prorated
  Performance Cap Rate                            $1,043.63         $1,335.46
Segment Interim Value                              $971.00          $1,012.12
-----------------------------------------------------------------------------------
ASSUMING THE CHANGE IN THE INDEX VALUE IS 10% (FOR EXAMPLE FROM 100.00 TO 110.00)
-----------------------------------------------------------------------------------
Fair Value of Hypothetical Fixed Instrument        $883.52           $998.05
Fair Value of Hypothetical Derivatives             $54.99            $108.32
Cap Calculation Factor                             $105.04            $4.99
Sum of above                                      $1,043.55         $1,111.35
Segment Investment multiplied by prorated
  Performance Cap Rate                            $1,043.63         $1,335 .46
Segment Interim Value                             $1,043.55         $1,111.35
-----------------------------------------------------------------------------------
ASSUMING THE CHANGE IN THE INDEX VALUE IS 40% (FOR EXAMPLE FROM 100.00 TO 140.00)
-----------------------------------------------------------------------------------
Fair Value of Hypothetical Fixed Instrument        $883.52           $998.05
Fair Value of Hypothetical Derivatives             $136.01           $302.78
Cap Calculation Factor                             $105.04            $4.99
Sum of above                                      $1,124.58         $1,305.82
Segment Investment multiplied by prorated
  Performance Cap Rate                            $1,043.63         $1,335.46
Segment Interim Value                             $1,043.63         $1,305.82
-----------------------------------------------------------------------------------



The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:
(1)Implied volatility of 24.0% is assumed.
(2)Investment rate corresponding to remainder of Segment term is 2.39% (63 months to maturity) and 0.79% (3 months to maturity).
(3)Swap rate corresponding to remainder of Segment term is assumed 1.63% (63 months to maturity) and 0.69% (3 months to maturity).
(4)Index dividend yield is 1.95% annually.
(5)One-half estimated Bid-Ask Spread of 15 bps.


EXAMPLES: EFFECT OF WITHDRAWALS ON SEGMENT INTERIM VALUE -- STANDARD SEGMENTS


-------------------------------------------------------------
 ITEM                                 6-YEAR SEGMENT
-------------------------------------------------------------
Segment Duration (in months)                72
Valuation Date (Months since
Segment Start Date)                          9
Segment Investment                        $1,000
Segment Buffer                             -30%
Performance Cap Rate                        35%
Time to Maturity (in months)                63
Amount Withdrawn/(1)/                      $100
-------------------------------------------------------------
ASSUMING THE CHANGE IN THE INDEX VALUE IS -40% (FOR EXAMPLE
FROM 100.00 TO 60.00)
-------------------------------------------------------------
Segment Interim Value/(2)/                $823.50
Percent Withdrawn/(3)/                    12.14%
New Segment Investment/(4)/               $878.57
New Segment Interim Value/(5)/            $723.50
-------------------------------------------------------------
ASSUMING THE CHANGE IN THE INDEX VALUE IS -10% (FOR EXAMPLE
FROM 100.00 TO 90.00)
-------------------------------------------------------------
Segment Interim Value/(2)/                $971.00
Percent Withdrawn/(3)/                    10.30%
New Segment Investment/(4)/               $897.01
New Segment Interim Value/(5)/            $871.00
-------------------------------------------------------------


                                     III-5

                      APPENDIX III: SEGMENT INTERIM VALUE

-------------------------------------------------------------
 ITEM                                 6-YEAR SEGMENT
-------------------------------------------------------------
ASSUMING THE CHANGE IN THE INDEX VALUE IS 10% (FOR EXAMPLE
FROM 100.00 TO 110.00)
-------------------------------------------------------------
Segment Interim Value/(2)/               $1,043.55
Percent Withdrawn/(3)/                     9.58%
New Segment Investment/(4)/               $904.17
New Segment Interim Value/(5)/            $943.55
-------------------------------------------------------------
ASSUMING THE CHANGE IN THE INDEX VALUE IS 40% (FOR EXAMPLE
FROM 100.00 TO 140.00)
-------------------------------------------------------------
Segment Interim Value/(2)/               $1,043.63
Percent Withdrawn/(3)/                     9.58%
New Segment Investment/(4)/               $904.18
New Segment Interim Value/(5)/            $943.63
-------------------------------------------------------------



(1)Amount withdrawn is net of applicable withdrawal charge.
(2)Segment Interim Value immediately before withdrawal.
(3)Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 - Percent Withdrawn).
(5)New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 - Percent Withdrawn).


EXAMPLE: SEGMENT INTERIM VALUE -- ANNUAL LOCK SEGMENTS

--------------------------------------------------------------------------------------------
 ITEM                                 6-YEAR SEGMENT
--------------------------------------------------------------------------------------------
Segment Duration (in months)                72
Valuation Date                    Annual Lock Anniversary
Segment Investment                        $1,000
Segment Buffer                             -10%
Performance Cap Rate                        10%
Time to Maturity (in months)                60
--------------------------------------------------------------------------------------------

ASSUMING THE CHANGE IN THE INDEX VALUE DURING THE FIRST ANNUAL LOCK PERIOD THE SIV CALCULATION IS OCCURRING IS 13% (FOR EXAMPLE FROM 100.00 TO 113.00)

--------------------------------------------------------------------------------------------
Fair Value of Hypothetical
Fixed Instrument                          $891.72
Fair Value of Hypothetical
Derivatives                               $132.09
Cap Calculation Factor                    $61.50
Sum of above                             $1,085.31
Annual Lock Anniversary
  Starting Amount multiplied
  by prorated Performance Cap
  Rate                                   $1,100.00
Segment Interim Value                    $1,085.31
--------------------------------------------------------------------------------------------

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:
(1)Implied volatility surface used for calibration of pricing model.
(2)Investment rate corresponding to remainder of Segment term is 2.44%.
(3)Swap rate corresponding to remainder of Segment term is 1.68%.
(4)Index dividend yield is 1.70%.
(5)One-half estimated Bid-Ask Spread of 112.5 bps.

EXAMPLES: EFFECT OF WITHDRAWALS ON SEGMENT INTERIM VALUE, SEGMENT INVESTMENT AND ANNUAL LOCK ANNIVERSARY STARTING AMOUNT -- ANNUAL LOCK SEGMENTS

---------------------------------------------------------------------------------------------------------------------------
                                     1/ST/ ANNUAL LOCK              2/ND/ ANNUAL LOCK                 WITHDRAWAL
 ITEM                                   ANNIVERSARY                    ANNIVERSARY                      OCCURS
---------------------------------------------------------------------------------------------------------------------------
Segment Duration (in months)                72                             72                             72
Valuation Date (Months since
  Segment Start Date)                       12                             24                             30
Segment Investment                        $1,000                         $1,000                         $1,000
Segment Buffer                             -10%                           -10%                           -10%
Performance Cap Rate                        10%                            10%                            10%
Time to Maturity (in months)                60                             48                             42
Amount Withdrawn/(1)/                       $0                             $0                            $110

                                     III-6

                      APPENDIX III: SEGMENT INTERIM VALUE

---------------------------------------------------------------------------------------------------------------------------
 CHANGE IN INDEX VALUE                     +13%                            -5%                            +2%
---------------------------------------------------------------------------------------------------------------------------
Segment Interim Value                                                                               $1,100.00/(2)/
Annual Lock
  Anniversary Starting Amount            $1,100.00                      $1,100.00
Percent Withdrawn/(3)/                                                                                  10.00%
New Segment Investment/(4)/                                                                             $900.00
New Segment Interim Value/(5)/                                                                          $990.00
New Annual Lock Anniversary
  Starting Amount                         $990.00                        $990.00
---------------------------------------------------------------------------------------------------------------------------

(1)Amount withdrawn is net of applicable withdrawal charge.
(2)Value immediately before withdrawal.
(3)Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 - Percent Withdrawn).
(5)New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 - Percent Withdrawn).

                                     III-7

                      APPENDIX III: SEGMENT INTERIM VALUE

Appendix IV: Index Publishers

--------------------------------------------------------------------------------

The Structured Investment Option of the Structured Capital Strategies(R) contract tracks certain Securities Indices and Index Funds that are published by third parties. AXA Equitable uses these Securities Indices and Index Funds under license from the Indices' and Index Funds respective publishers. The following information about the Indices and Index Funds is included in this Prospectus in accordance with AXA Equitable's license agreements with the publishers of the Indices and Index Funds:

S&P Dow Jones Indices LLC requires that the following disclaimer be included in the Prospectus:

The S&P 500 Price Return Index (the "Index") is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by AXA Equitable. Standard & Poor's(R) and S&P(R) are registered trademarks of Standard & Poor's Financial Services LLC ("S&P"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by AXA Equitable. The Structured Capital Strategies(R) contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Structured Capital Strategies(R) contract or any member of the public regarding the advisability of investing in securities generally or in the Structured Capital Strategies(R) contract particularly or the ability of the Indexes to track general market performance. S&P Dow Jones Indices' only relationship to AXA Equitable with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The Indexes are determined, composed and calculated by S&P Dow Jones Indices without regard to AXA Equitable or the Structured Capital Strategies(R) contract. S&P Dow Jones Indices have no obligation to take the needs of AXA Equitable or the owners of the Structured Capital Strategies(R) contract into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the Structured Capital Strategies(R) contract or the timing of the issuance or sale of such contract or in the determination or calculation of the equation by which such contract is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of AXA Equitable's products. There is no assurance that investment products based on the Indexes will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY AXA EQUITABLE, OWNERS OF THE STRUCTURED CAPITAL STRATEGIES(R) CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND AXA EQUITABLE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The name "S&P 500 Price Return Index" is a trademark of Standard & Poor's and has been licensed for use by AXA Equitable.

Frank Russell Company requires that the following disclosure be included in this Prospectus:

The Structured Capital Strategies(R) contract is not sponsored, endorsed, sold or promoted by Frank Russell Company ("Russell"). Russell makes no representation or warranty, express or implied, to the owners of the Structured Capital Strategies(R) contract or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly or the ability of the Russell 2000(R) Price Return Index to track general stock market performance or a segment of the same. Russell's publication of the Russell 2000(R) Price Return Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000(R) Price Return Index is based. Russell's only relationship to AXA Equitable is the licensing of certain trademarks and trade names of Russell and of the Russell 2000(R) Price Return Index which is determined, composed and calculated by Russell without regard to AXA Equitable or the Structured Capital Strategies(R) contract. Russell is not responsible for and has not reviewed the Structured Capital Strategies(R) contract nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Structured Capital Strategies(R) contract. Russell has no obligation or liability in connection with the administration, marketing or trading of the Structured Capital Strategies(R) contract.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000(R) PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES

                         APPENDIX IV: INDEX PUBLISHERS

NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY AXA EQUITABLE, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000(R) PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000(R) PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

MSCI Inc. requires that the following disclosure be included in this Prospectus:

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY LICENSEE. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

S&P does not guarantee the accuracy and/or completeness of the S&P 500 or any data included therein.

S&P makes no warranty, express or implied, as to results to be obtained by the Index Compilation Agent, the Trust, owners of the product, or any other person or entity from the use of the S&P 500 or any data included therein in connection with the rights licensed under the license agreement or for any other use. S&P makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the S&P 500 or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

The shares are not sponsored or promoted by either the Index Calculation Agent or the Index Compilation Agent.

Although BofA Merrill Lynch -- as the Index Compilation Agent -- shall obtain and provide information to S&P -- as the Index Calculation Agent -- from sources which it considers reliable, the Index Compilation Agent and the Index Calculation Agent do not guarantee the accuracy and/or the completeness of any Select Sector Index or any data included therein. The Index Compilation Agent and the Index Calculation Agent make no warranty, express or implied, as to results to be obtained by the Trust as licensee, licensee's customers and counterparties, owners of the shares, or any other person or entity from the use of the Select Sector Indexes or any data included therein in connection with the rights licensed as described herein or for any other use. The Index Compilation Agent and the Index Calculation Agent make no express or implied warranties, and each hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Select Sector Indexes or any data included therein. Without limiting any of the foregoing, in no event shall the Index Compilation Agent and the Index Calculation Agent have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

                         APPENDIX IV: INDEX PUBLISHERS

Appendix V: Segment Maturity Date and Segment Start Date examples

--------------------------------------------------------------------------------

The Segment Maturity Date for Segments maturing and the Segment Start Date for new corresponding Segments will generally be scheduled to occur on consecutive business days that are also Segment Business Days. However, as described earlier in this Prospectus, the Segment Maturity Date and Segment Start Date may sometimes occur on other dates.

Set forth below are representative examples of how the Segment Maturity Date and Segment Start Date may be moved to a different date due to holidays, which are not Segment Business Days.

Assume that the scheduled Segment Maturity Date falls on a holiday, and the preceding and following days are both Segment Business Days:

--------------------------------------------------------------------------------------------
IF THE SCHEDULED SEGMENT             THEN THE SEGMENT         AND THE CORRESPONDING SEGMENT
MATURITY DATE IS A HOLIDAY:          MATURITY DATE IS:               START DATE IS:
--------------------------------------------------------------------------------------------
Wednesday the 16th                   Tuesday the 15th               Thursday the 17th
--------------------------------------------------------------------------------------------

Assume that the scheduled Segment Start Date falls on a holiday, and the preceding two days are both Segment Business Days:

--------------------------------------------------------------------------------------------
IF THE SCHEDULED SEGMENT             THEN THE SEGMENT         AND THE CORRESPONDING SEGMENT
START DATE IS A HOLIDAY:             MATURITY DATE IS:               START DATE IS:
--------------------------------------------------------------------------------------------
Thursday the 1st                    Wednesday the 31st         no Segment will start until
                                                               the next scheduled Segment
                                                                       Start Date
--------------------------------------------------------------------------------------------
Thursday the 17th                    Tuesday the 15th              Wednesday the 16th
--------------------------------------------------------------------------------------------

       APPENDIX V: SEGMENT MATURITY DATE AND SEGMENT START DATE EXAMPLES

Appendix VI: Purchase considerations for defined benefit and defined contribution plans

--------------------------------------------------------------------------------

We offer the QP contract as a funding vehicle for defined benefit and defined contribution plans. In certain states the QP contract is not offered. In those states defined benefit and defined contribution plans may purchase NQ contracts as a plan funding vehicle. The plan and trust, if properly qualified, contain the requisite provisions of the Internal Revenue Code to maintain their tax exempt status. The most significant difference between the use of the QP contract and the NQ contract as a funding vehicle is that the QP contract may be converted into an IRA contract for the benefit of a plan participant under specified circumstances; an NQ contract cannot be so converted. The advantage of the IRA conversion feature is that the participant's benefit amount remains invested: no amounts need to be withdrawn from Segments prior to maturity, the investment options remain available to the participant, and the aging of contributions for purposes of contingent withdrawal charges remains intact. If the plan's funding vehicle is an NQ contract, a withdrawal must be made from the NQ contract in order for the plan to pay the rollover distribution to the plan participant for application to an IRA, or directly to an IRA provider at the direction of the plan participant.

Trustees who are considering the purchase of a Structured Capital Strategies(R) contract as a plan funding vehicle should discuss with their tax and ERISA advisers whether such a contract is an appropriate investment vehicle for the employer's plan. Whether the contract is a QP contract or an NQ contract in certain states, there are significant issues in the purchase of Structured Capital Strategies(R) contract for a qualified plan. The QP contract (or the NQ contract in certain states) and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP or NQ contract, and the payment of death benefits in accordance with the requirements of the federal income tax rules. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by Structured Capital Strategies(R) QP or NQ contract, or any other annuity contract. Therefore, plan trusts should purchase a Structured Capital Strategies(R) QP or NQ contract to fund a plan for the contract's features and benefits and not for tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. Trustees should consider the liquidity needs of the plan (defined contribution or defined benefit) because Segments in the Structured Investment Option may not be mature at the time plan benefits or required minimum distributions must be paid. Finally, because of the method of purchasing the contract, including the large initial contribution and the requirement that contributions may only be in the form of transfers from existing funds of the qualified plan trust, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

POOLING PLAN ASSETS

We do not permit plans to pool plan assets attributable to the benefits of multiple plan participants in one Structured Capital Strategies(R) QP contract, because of the IRA conversion possibility for the QP contract noted in the first paragraph of this Appendix. Therefore we require that a separate QP contract be purchased for each covered plan participant. In states where only the NQ contract is available as a funding vehicle, defined benefit plans and defined contribution plans may invest plan assets attributable to the benefits of multiple plan participants in one Structured Capital Strategies(R) NQ contract. There is no requirement to apply for multiple Structured Capital Strategies(R) NQ contracts.

CONTRIBUTIONS

We accept only transfer contributions from the existing funds of the qualified plan trust, regardless of the type of contract used as the funding vehicle. No contributions will be accepted directly from the employer sponsoring the plan. We will not accept ongoing payroll contributions. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in either the QP contract or the NQ contract in certain states. Checks written on accounts held in the name of the employer instead of the plan or the trust will not be accepted. Except for NQ contracts, only one additional transfer contribution may be made per contract year. If amounts attributable to an excess or mistaken contribution must be withdrawn, withdrawal charges may apply.

PAYMENTS

Trustees considering the purchase of a Structured Capital Strategies(R) contract as a qualified plan funding vehicle should also consider the following:

..   There is no loan feature offered under the Structured Capital Strategies(R)
    contract (whether the funding vehicle is a QP contract or an NQ contract in certain states), so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. If the plan's other funding vehicle has insufficient assets to make any loan, amounts withdrawn from the NQ or QP contract will be subject to the Segment Interim Value calculation and may be subject to contingent withdrawal charges.

..   The plan trust must be designated as the beneficiary and payment of death benefits from the contract must be distributed in accordance with the requirements of the federal income tax rules. Under a QP contract (but not under an NQ contract in certain states) after the plan participant's death, but before the death benefit is paid, the plan may substitute the beneficiary under the plan at death as the beneficiary under the contract.

..   All payments under an NQ contract will be made to the plan trust owner. All payments under a QP contract will be made to the plan trust owner until such time as the plan trust owner changes ownership to the plan participant as part of an IRA conversion.

                                     VI-1

     APPENDIX VI: PURCHASE CONSIDERATIONS FOR DEFINED BENEFIT AND DEFINED
                              CONTRIBUTION PLANS

CONSIDERATIONS FOR DEFINED BENEFIT PLAN PURCHASES

SPLIT FUNDING REQUIREMENT. The maximum percentage of the value of the plan's total assets that should be invested in a Structured Capital Strategies(R) contract at any time is 80%. Whether the funding vehicle is a QP contract or an NQ contract in certain states, at least 20% of the plan's assets should be invested in one or more other funding vehicles to provide liquidity for the plan because Segments in the Structured Investment Option may not be mature at the time plan benefits become payable.

IF THE DEFINED BENEFIT PLAN PURCHASES A QP CONTRACT. In order to purchase the QP contract for a defined benefit plan, the plan's actuary will be required to determine a current dollar value of each plan participant's accrued benefit so that individual contracts may be established for each plan participant. We do not permit defined benefit plans to pool plan assets attributable to the accrued benefits of multiple plan participants.

The value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant. AXA Equitable does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If amounts attributable to an excess or mistaken contribution must be withdrawn, withdrawal charges may apply. If in a defined benefit plan the plan's actuary determines that an overfunding in the QP contract has occurred, then any transfers from the QP contract may also result in withdrawal charges.

The plan's fiduciaries are responsible for ensuring that the plan has enough liquidity to pay benefits when required and should discuss anticipated liquidity needs with the plan's actuary. Any withdrawal from the Structured Capital Strategies(R) QP contract to pay benefits, or to address plan overfunding, excess or mistaken contributions, any required minimum distribution requirement, or for any other plan or benefit purpose will be treated as a normal withdrawal for purposes of withdrawal charges and all other contractual provisions.

While the contract is owned by the plan trust, all payments under the contract will be made to the plan trust owner. If the plan rolls over a contract into an IRA for the benefit of a former plan participant through a contract conversion, it is the plan's responsibility to adjust the value of the contract to the actuarial equivalent of the participant's benefit, prior to the contract conversion.

IF THE DEFINED BENEFIT PLAN PURCHASES AN NQ CONTRACT. Defined benefit plans may pool plan assets attributable to the accrued benefits of multiple plan participants in one NQ contract. The Structured Capital Strategies(R) contract is merely a funding vehicle and is not "benefit sensitive" like some contracts or other funding vehicles that may be offered to qualified plan sponsors.

The plan's fiduciaries are responsible for ensuring that the plan has enough liquidity to pay benefits when required and should discuss anticipated liquidity needs with the plan's actuary. Amounts must be withdrawn from the contract or the contract must be liquidated to pay benefits; benefits payable under the plan cannot be satisfied through a transfer of ownership of the NQ contract to any person or entity. Any withdrawal from the Structured Capital Strategies(R) NQ contract to pay benefits, or to address plan overfunding, excess or mistaken contributions, any required minimum distribution requirement, or for any other plan or benefit purpose will be treated as a normal withdrawal for purposes of withdrawal charges and all other contractual provisions.

NQ CONTRACT AS A FUNDING VEHICLE IN CERTAIN STATES

If the plan's funding vehicle is an NQ contract, a withdrawal must be made from the NQ contract or the contract must be liquidated in order to roll over to an IRA or other eligible retirement plan. There may be significant tax consequences if the plan transfers ownership of the NQ contract to an employee after the employee separates from service.

FUNDING VEHICLE ONLY

AXA Equitable's only role is that of the issuer of the contract. AXA Equitable is not the plan administrator. AXA Equitable will not perform or provide any plan administrative, recordkeeping or actuarial valuation services with respect to plan assets invested in Structured Capital Strategies(R) contracts, whether QP (or NQ in certain states). The plan's administrator will be solely responsible for performing or providing for all such services.

                                     VI-2

     APPENDIX VI: PURCHASE CONSIDERATIONS FOR DEFINED BENEFIT AND DEFINED
                              CONTRIBUTION PLANS

Statement of additional information

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TABLE OF CONTENTS

                                                             PAGE

Who is AXA Equitable?                                         2

Unit Values                                                   2

Custodian and independent registered public accounting firm   2

Distribution of the contracts                                 2

Financial statements                                          2

HOW TO OBTAIN A STRUCTURED CAPITAL STRATEGIES(R) PLUS STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

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Please send me a Structured Capital Strategies(R) PLUS Statement of
Additional Information dated May 1, 2018.
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Name
----------------------------------------------------------------------------------
Address
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City                                                                   State  Zip

                                                                         468758

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                      ESTIMATED
ITEM OF EXPENSE                                                        EXPENSE
---------------                                                       ---------
Registration fees                                                     $498,000
Federal taxes                                                            N/A
State taxes and fees (based on 50 state average)                         N/A
Trustees' fees                                                           N/A
Transfer agents' fees                                                    N/A
Printing and filing fees                                              $50,000*
Legal fees                                                               N/A
Accounting fees                                                          N/A
Audit fees                                                            $20,000*
Engineering fees                                                         N/A
Directors and officers insurance premium paid by Registrant              N/A

--------
* Estimated expense.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The by-laws of AXA Equitable Life Insurance Company ("AXA Equitable") provide, in Article VII, as follows:

         7.4 Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                (iii) the related expenses of any such person in any of said categories may be advanced by the Company.

                       (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

                The directors and officers of AXA Equitable are insured under policies issued by X. L. Insurance Company, Arch Insurance Company, Endurance Insurance Company, U.S. Specialty Insurance, St. Paul Travelers, Chubb Insurance Company, AXIS Insurance Company, Zurich Insurance Company, AWAC (Allied World Assurance Company, Ltd.), Aspen Bermuda XS, and ARGO RE Ltd. The annual limit on such policies is $155 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16. EXHIBITS

         Exhibits No.

     (1) (a) Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States (now AXA Equitable Life Insurance Company) for itself and as depositor on behalf of certain Separate Accounts, and Equitable Distributors, Inc. (now AXA Distributors, LLC), incorporated herein by reference to the Registration Statement on Form N-4 (File No. 333-64749), filed on August 5, 2011.

                (i) First Amendment dated January 1, 2001 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to the Registration Statement on Form N-4 (File No. 333-64749), filed on August 5, 2011.

                (ii) Second Amendment dated January 1, 2012 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

                (iii) Third Amendment dated November 1, 2014 to Distribution Agreement dated January 1, 1998, incorporation herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 19, 2016.

         (b) Distribution and Servicing Agreement dated as of May 1, 1994, among Equico Securities (now AXA Advisors, LLC), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, incorporated herein by reference to Exhibit 3(c) to the Registration Statement on Form N-4 (File No. 2-30070), refiled electronically July 10, 1998.

                (i) Letter of Agreement dated April 20, 1998 for Distribution Agreement, among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), incorporated herein by reference to Exhibit No. 3(c) to Registration Statement (File No. 33-83750), filed on May 1, 1998.

         (c) Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 incorporated herein by reference to Exhibit 3(d) to Registration Statement (File No. 33-83750) filed April 19, 2001.

         (d) Transition Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the United States dated January 1, 2000 incorporated herein by reference to Exhibit 3(e) to Registration Statement (File No. 33-83750) filed April 19, 2001.

         (e) General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(h) to the Registration Statement on Form N-4, (File No. 2-30070), filed April 19, 2004.

                (i) First Amendment dated January 1, 2003 to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the

                       United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to the Registration Statement on Form N-4, (File No. 333-05593), filed
                       April 24, 2012.

                (ii) Second Amendment dated as of January 1, 2004 to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to the Registration Statement on Form N-4, (File No. 333-05593), filed April 24, 2012.

                (iii) Third Amendment dated as of July 19,2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

                (iv) Fourth Amendment dated as of November 1, 2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

                (v) Fifth Amendment dated as of November 1, 2006, to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593), filed on April 24, 2012.

                (vi) Sixth Amendment dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

                (vii) Seventh Amendment dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) to
                       Exhibit 3(r), filed on April 20, 2009.

                (viii) Eighth Amendment dated as of November 1, 2008, to
                       General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) to
                       Exhibit 3(s), filed on April 20, 2009.

                (ix) Ninth Amendment dated as of November 1, 2011 to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

                (x) Tenth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

                (xi) Eleventh Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

                (xii) Twelfth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

                (xiii) Thirteenth Amendment dated as of October 1, 2014 to
                       General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to the Registration Statement on Form N-4
                       (File No. 333-202147), filed on September 9, 2015.

                (xiv) Fourteenth Amendment dated as of August 1, 2015 to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to this Registration Statement on Form N-4
                       (File No. 2-30070), filed on April 19, 2016.

                (e)(xv)Sixteenth Amendment dated May 1, 2016 to the General
                       Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company, (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 18, 2017.

                (xvi) Seventeenth Amendment to General Agent Sales Agreement, dated as of August 1, 2016, by and between AXA Equitable Life Insurance Company, formerly known as The Equitable Life Assurance Society of the United States, ("AXA Equitable"), and AXA NETWORK, LLC, ("General Agent") ") incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on
                       April 17, 2018.

                (xvii) Eighteenth Amendment to General Agent Sales Agreement, dated as of March 1, 2017, by and between AXA Equitable Life Insurance Company, formerly known as The Equitable Life Assurance Society of the United States, ("AXA Equitable"), and AXA NETWORK, LLC ("General Agent") incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on
                       April 17, 2018.

         (f) Form of Brokerage General Agent Sales Agreement with Schedule and Amendment to Brokerage General Agent Sales Agreement among [Brokerage General Agent] and AXA Distributors, LLC, AXA Distributors Insurance Agency, LLC, AXA Distributors Insurance Agency of Alabama, LLC, and AXA Distributors Insurance Agency of Massachusetts, LLC, incorporated herein by reference to Exhibit No. 3.(i) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

         (g) Form of Wholesale Broker-Dealer Supervisory and Sales Agreement among [Broker-Dealer] and AXA Distributors, LLC, incorporated herein by reference to Exhibit No. 3.(j) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

         (h) Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable Life Insurance Company ("AXA Equitable"), AXA Distributors and AXA Advisors dated July 15, 2002 is incorporated herein by reference to Post-Effective Amendment No. 25 to the EQ Advisor's Trust Registration Statement on Form N-1A (File No. 333-17217 and 811-07953), filed on February 7, 2003.

                (i) Amendment No. 1, dated May 2, 2003, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 28 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 10, 2004.

                (ii) Amendment No. 2, dated July 9, 2004, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 35 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on October 15, 2004.

                (iii) Amendment No. 3, dated October 1, 2004, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 35 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on October 15, 2004.

                (iv) Amendment No. 4, dated May 1, 2005, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 37 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on April 7, 2005.

                (v) Amendment No. 5, dated September 30, 2005, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 44 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on April 5, 2006.

                (vi) Amendment No. 6, dated August 1, 2006, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 51 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 2, 2007.

                (vii) Amendment No. 7, dated May 1, 2007, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 53 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on April 27, 2007.

                (viii) Amendment No. 8, dated January 1, 2008, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 56 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on December 27, 2007.

                (ix) Amendment No. 9, dated May 1, 2008, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 61 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 13, 2009.

                (x) Amendment No. 10, dated January 1, 2009, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 64 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on March 16, 2009.

                (xi) Amendment No. 11, dated May 1, 2009, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 67 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on April 15, 2009.

                (xii) Amendment No. 12, dated September 29, 2009, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 70 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on January 21, 2010.

                (xiii) Amendment No. 13, dated August 16, 2010, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 77 To the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 3, 2011.

                (xiv) Amendment No. 14, dated December 15, 2010, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 77 To the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 3, 2011.

                (xv) Amendment No. 15, dated June 7, 2011, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to and/or previously filed with Post-Effective Amendment No. 84 to EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on
                       August 17, 2011.

                (xvi) Amendment No. 16, dated April 30, 2012, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable and AXA Distributors dated
                       July 15,2002 incorporated herein by reference to Post-Effective Amendment No. 96 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 7, 2012.

                (i)(a) Second Amended and Restated Participation Agreement
                       among the Trust, AXA Equitable, FMG LLC and AXA Distributors dated May 23, 2012, incorporated herein by reference to EQ Advisors Trust Registration Statement on Form N-1A (File No. 333-17217) filed on July 22, 2013.

                (a)(i) Amendment No. 1 dated as of June 4, 2013 to the Second
                       Amended and Restated Participation Agreement among the Trust, AXA Equitable, FMG LLC and AXA Distributors dated May 23, 2012, incorporated herein by reference to EQ Advisors Trust Registration Statement on Form N-1A (File No. 333-17217) filed on July 22, 2013.

                (a)(ii)Amendment No. 2 dated as of October 21, 2013 to the
                       Second Amended and Restated Participation Agreement among the Trust, AXA Equitable, FMG LLC and AXA Distributors dated May 23, 2012, incorporated herein by reference to EQ Advisors Trust Registration Statement on Form N-1A (File No. 333-17217) filed on July 22, 2013.

               (a)(iii)Amendment No. 3, dated as of April 4, 2014 ("Amendment
                       No. 3"), to the Second Amended and Restated
                       Participation Agreement, dated as of May 23, 2012, as amended ("Agreement"), by and among EQ Advisors Trust ("Trust"), AXA Equitable Life Insurance Company, AXA Equitable Funds Management Group, LLC and AXA Distributors, LLC (collectively, the "Parties"), incorporated herein by reference to EQ Advisors Trust Registration Statement on Form N-1A (File No. 333-17217) filed on April 30, 2014.

                (a)(iv)Amendment No. 4, dated as of June 1, 2014 ("Amendment
                       No. 4"), to the Second Amended and Restated
                       Participation Agreement, dated as of May 23, 2012, as amended ("Agreement"), by and among EQ Advisors Trust ("Trust"), AXA Equitable Life Insurance Company, AXA Equitable Funds Management Group, LLC and AXA Distributors, LLC (collectively, the "Parties"), incorporated herein by reference to EQ Advisors Trust Registration Statement on Form N-1A (File No. 333-17217) filed on April 30, 2014.

                (a)(v) Amendment No. 5, dated as of July 16, 2014 ("Amendment
                       No. 5"), to the Second Amended and Restated
                       Participation Agreement, dated as of May 23, 2012, as amended ("Agreement"), by and among EQ Advisors Trust ("Trust"), AXA Equitable Life Insurance Company, AXA Equitable Funds Management Group, LLC and AXA Distributors, LLC (collectively, the "Parties") "), incorporated herein by reference to EQ Advisors Trust Registration Statement on Form N-1A (File No. 333-17217) filed on February 5, 2015.

                (a)(vi)Amendment No.6, dated as of April 30, 2015 ("Amendment
                       No. 6"), to the Second Amended and Restated
                       Participation Agreement, dated as of May 23, 2012, as amended ("Agreement"), by and among EQ Advisors Trust ("Trust"), AXA Equitable Life Insurance Company, AXA Equitable Funds Management Group, LLC and AXA Distributors, LLC (collectively, the "Parties"), incorporated herein by reference to EQ Advisors Trust Registration Statement on Form N-1A (File No. 333-17217) filed on April 17, 2015.

               (a)(vii)Amendment No. 7 dated as of December 21, 2015
                       ("Amendment No. 7"), to the Second Amended and Restated Participation Agreement, dated as of May 23, 2012, as amended ("Agreement"), by and among EQ Advisors Trust ("Trust"), AXA Equitable Life Insurance Company, AXA Equitable Funds Management Group, LLC and AXA Distributors, LLC (collectively, the "Parties") incorporated herein by reference to EQ Advisors Trust Registration Statement on Form 485(a) (File
                       No. 333-17217) filed on February 11, 2016.

              (a)(viii)Amendment No. 8 dated as of December 9, 2016 ("Amendment
                       No. 8"), to the Second Amended and Restated
                       Participation Agreement, dated as of May 23, 2012, as amended ("Agreement"), by and among EQ Advisors Trust ("Trust"), AXA Equitable Life Insurance Company, AXA Equitable Funds Management Group, LLC and AXA Distributors, LLC (collectively, the "Parties") incorporated herein by reference to EQ Advisors Trust Registration Statement on Form 485(a) (File
                       No. 333-17217) filed on January 31, 2017.

                (a)(ix)Amendment No. 9 dated as of May 1, 2017 ("Amendment
                       No. 9") to the Second Amended and Restated Participation Agreement, dated as of May 23, 2012, as amended ("Agreement") by and among EQ Advisors Trust ("Trust"), AXA Equitable Life Insurance Company, AXA Equitable Funds Management Group, LLC and AXA Distributors, LLC (collectively, the "Parties"), incorporated herein by reference to EQ Advisors Trust Registration Statement on Form N-1A (File No. 333-17217), filed on April 28, 2017.

                (a)(x) Amendment No. 10 dated as of November 1, 2017
                       ("Amendment No. 10") to the Second Amended and Restated Participation Agreement, dated as of May 23, 2012, as amended ("Agreement") by and among EQ Advisors Trust ("Trust"), AXA Equitable Life Insurance Company, AXA Equitable Funds Management Group, LLC and AXA Distributors, LLC (collectively, the "Parties"), incorporated herein by reference to EQ Advisors Trust Registration Statement on Form N-1A (File
                       No. 333-17217), filed on October 27, 2017.

     (2)        Not applicable

     (4) (a) Form of Flexible Premium Deferred Variable and Index Linked Annuity Contract, 2017SCSBASE-I-PL-A, previously filed with this registration statement (File No. 333-216083) on February 15, 2017.

         (b) Form of Flexible Premium Deferred Variable and Index Linked Annuity Contract, 2017SCSBASE-I-PL-B, previously filed with this registration statement (File No. 333-216083) on February 15, 2017.

         (c) Form of Data Pages, 2017SCS-DP-PL, previously filed with this registration statement (File No. 333-216083) on February 15, 2017.

         (d) Form of Endorsement Applicable to Traditional IRA, 2017IRA-SCS-I, previously filed with this registration statement (File No. 333-216083) on February 15, 2017.

         (e) Form of Endorsement Applicable to Non-Qualified Contracts, 2017NQ-SCS-I, previously filed with this registration statement (File No. 333-216083) on February 15, 2017.

         (f) Form of Endorsement Applicable to Roth IRA, 2017ROTH-SCS-I, previously filed with this registration statement (File No. 333-216083) on February 15, 2017.

         (g) Form of Endorsement Applicable to Qualified Defined Contribution Plans, 2016QPDC-SCS-I, incorporated herein by reference to Registration Statement No. 333-207256 on Form N-4 filed on December 23, 2015.

         (h) Form of Endorsement Applicable to Qualified Defined Benefit Plans, 2016QPDB-SCS-I, incorporated herein by reference to Registration Statement File No. 333-207256 on Form N-4 filed on December 23, 2015.

         (i) Form of Data Pages, 2017SCS-DP-PL(8-17), previously filed with this registration statement (File No. 333-216083) on August 25, 2017.

         (j)    Form of Endorsement Applicable to Traditional IRA
                2017-IRA-SCS-I ROPDB, previously filed with this registration statement (File No. 333-216083) on August 25, 2017.

         (k) Form of Endorsement Applicable to Non-Qualified Contracts, 2017 NQ-SCS-ROPDB previously filed with this registration statement (File No. 333-216083) on August 25, 2017.

         (l)    Form of Endorsement Applicable to Roth IRA, 2017
                ROTH-SCS-I-ROPDB previously filed with this registration statement (File No. 333-216083) on August 25, 2017.

         (m) Form of Rider, 2017SCS-ROPDB, previously filed with this registration statement (File No. 333-216083) on August 25, 2017.

     (5) Opinion of Shane Daly, Vice President and Associate General Counsel, filed herewith.

     (8)        Not applicable.

     (12)       Not applicable.

     (15)       Not applicable.

     (23)       Consent of PricewaterhouseCoopers LLP, filed herewith.

     (24)       Powers of Attorney, filed herewith.

     (25)       Not applicable.

     (26)       Not applicable.

ITEM 17. UNDERTAKINGS

                (a)      The undersigned registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                   (i)  to include any prospectus required by
                                        section 10(a)(3) of the Securities Act
                                        of 1933;

                                   (ii) to reflect in the prospectus any facts
                                        or events arising after the effective
                                        date of the registration statement (or
                                        the most recent post-effective
                                        amendment thereof) which, individually
                                        or in the aggregate represent a
                                        fundamental change in the information
                                        set forth in the registration
                                        statement. Notwithstanding the
                                        foregoing, any increase or decrease in
                                        volume of securities offered (if the
                                        total dollar value of securities
                                        offered would not exceed that which was
                                        registered) and any deviation from the
                                        low or high end of the estimated
                                        maximum offering range may be reflected
                                        in the form of prospectus filed with
                                        the Commission pursuant to Rule 424(b)
                                        if, in the aggregate, the changes in
                                        volume and price represent no more than
                                        20% change in the maximum aggregate
                                        offering price set forth in the
                                        "Calculation of Registration Fee" table
                                        in the effective registration statement;

                                   (iii)to include any material information
                                        with respect to the plan of
                                        distribution not previously disclosed
                                        in the registration statement or any
                                        material change to such information in
                                        the registration statement;

                provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and
                (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

                         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                         (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                         (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
                                  The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

                (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 17th day of April, 2018.

                                   AXA EQUITABLE LIFE INSURANCE COMPANY
                                        (Depositor)

                                   By:  /s/ Shane Daly
                                        ----------------------------------------
                                        Shane Daly
                                        Vice President and Associate General
                                        Counsel
                                        AXA Equitable Life Insurance Company


   As required by the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson                  Chairman of the Board, Chief Executive Officer,
                               Director and President

PRINCIPAL FINANCIAL OFFICER:

*Anders B. Malmstrom           Senior Executive Director
                               and Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*Andrea M. Nitzan              Executive Director, Chief Accounting Officer
                               and Controller

*DIRECTORS:

Barbara Fallon-Walsh        Mark Pearson
Daniel G. Kaye              Bertram L. Scott
Kristi A. Matus             Charles G.T. Stonehill
Ramon de Oliveira           Richard C. Vaughan

*By:  /s/ Shane Daly
      --------------------------
      Shane Daly
      Attorney-in-Fact

April 17, 2018

                                 EXHIBIT INDEX


EXHIBIT NO.                                                           TAG VALUE

(5)         Opinion and Consent of Shane Daly                         EX-99.5

(23)        Consent of PricewaterhouseCoopers LLP                     EX-99.23

(24)        Powers of Attorney                                        EX-99.24